CONVERSION VALUATION APPRAISAL REPORT




                                  Prepared for

                              Montgomery Savings,
                             A Federal Association

                                      and

                        Montgomery Financial Corporation

                            Crawfordsville, Indiana




                                     As Of:
                                 March 4, 1997



                                  Prepared By:

                             Keller & Company, Inc.
                             555 Metro Place North
                               Dublin, Ohio 43017
                                 (614) 766-1426




                                KELLER & COMPANY

                     CONVERSION VALUATION APPRAISAL REPORT




                                  Prepared for

                              Montgomery Savings,
                             A Federal Association

                                      and

                        Montgomery Financial Corporation

                            Crawfordsville, Indiana




                                     As Of:
                                 March 4, 1997



                                  Prepared By:

                               Michael R. Keller
                                   President

                             KELLER & COMPANY, INC.
                             555 Metro Place North
                                   Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX



April 4, 1997



Board of Directors
Montgomery Savings,
   A Federal Association
119 East Main Street
Crawfordsville, IN  47933

Gentlemen:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of Montgomery Financial Corporation (the "Corporation"), which is the newly formed holding company of Montgomery Savings, A Federal Association, Crawfordsville, Indiana ("Montgomery Savings" or the "Association"). The Corporation will hold all of the shares of the common stock of the Association, a federally chartered stock savings association that was organized in 1995 as a subsidiary of Montgomery Mutual Holding Company (the "Mutual Holding Company"), a federally chartered mutual holding company, which currently has a majority ownership interest in the Association. Such stock is to be issued in connection with the conversion and reorganization of the Association as a subsidiary of the Corporation pursuant to a Plan of Conversion adopted by the Association and the Mutual Holding Company. As part of the conversion and reorganization, the Mutual Holding Company will convert to a federal interim stock savings institution and simultaneously merge with and into the Association, with the Association being the surviving entity. This appraisal was prepared and provided to the Association in accordance with the conversion requirements and regulations of the Office of Thrift Supervision ("OTS") of the United States Department of the Treasury.

Keller & Company, Inc. is an independent financial institution consulting firm that serves both banks and thrift institutions. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in market studies, business and strategic plans, stock valuations, conversion appraisals, and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Board of Directors
Montgomery Savings, A Federal Association
April 4, 1997

Page 2


Our appraisal is based on the assumption that the data provided to us by Montgomery Savings and the material provided by the independent auditor, Geo. S. Olive & Company, Indianapolis, Indiana, are both accurate and complete. We did not proceed to verify the financial statements provided to us, nor did we conduct independent valuations of the Association's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the completion of this appraisal, we held discussions with the management of Montgomery Savings, with the law firm of Silver, Freedman & Taff, L.L.P., Washington, D.C., the Association's conversion counsel, and with Geo. S. Olive & Co. LLC. Further, we viewed the Association's local economy and primary market area.

This valuation must not be considered as a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock in this conversion will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Association's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Association as determined by this firm, we will proceed to make necessary adjustments to the Association's appraised value in such appraisal update.

It is our opinion that as of March 4, 1997, the pro forma market value of the Corporation, inclusive of the sale in the Subscription and Community Offering of Montgomery Mutual Holding Company's 74.12 percent interest, is $12,500,000 at the midpoint, representing 1,250,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $10,625,000 or 1,062,500 shares at $10.00 per share to a maximum of $14,375,000 or 1,437,500 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $16,531,250 or 2,653,125 shares at $10.00 per share. Based on the foregoing valuation range and the 74.12 percent ownership interest being sold in the Subscription and Community Offering, the midpoint value of the Corporation's public offering was $9,264,700 or 926,470 shares, with a minimum of $7,874,995 or 787,500 shares, a maximum of $10,654,405 or 1,065,441 shares and a super-maximum of $12,252,566 or 1,225,257 shares.

Board of Directors
Montgomery Savings, A Federal Association
April 4, 1997

Page 3


Pursuant to OTS regulations, in the conversion of a mutual holding company, the minority shareholders are entitled to exchange their shares for an aggregate number of shares equal to their collective interest in the Association prior to conversion, in this case 25.88 percent. Consequently, an exchange ratio will be established at the conclusion of the Corporation's Subscription and Community Offering, based on the number of shares sold. Pursuant to the valuation range established in this appraisal, the exchange ratio will be 1.1000 shares, 1.2941 shares, 1.4882 shares and 1.7115 shares of stock in Montgomery Financial Corporation for each outstanding share of the Association prior to conversion at the minimum, midpoint, maximum and super-maximum, respectively, of the valuation range.

The appraised value of Montgomery Financial Corporation as of March 4, 1997, is $12,500,000 at the midpoint.

Very truly yours,

KELLER & COMPANY, INC.




/s/Michael R. Keller
--------------------
Michael R. Keller
President

                                TABLE OF CONTENTS


                                                                            PAGE

INTRODUCTION ..............................................................    1

  I.     Description of Montgomery Savings, A Federal Association
         General ..........................................................    4
         Performance Overview .............................................    8
         Income and Expense ...............................................   10
         Yields and Costs .................................................   16
         Interest Rate Sensitivity ........................................   18
         Lending Activities ...............................................   20
         Non-Performing Assets ............................................   24
         Investments ......................................................   26
         Deposit Activities ...............................................   27
         Borrowings .......................................................   28
         Subsidiaries .....................................................   28
         Office Properties ................................................   28
         Management .......................................................   29

II.      Description of Primary Market Area ...............................   30

III.     Comparable Group Selection
         Introduction .....................................................   36
         General Parameters
           Merger/Acquisition .............................................   37
           Mutual Holding Companies .......................................   38
           Trading Exchange ...............................................   38
           IPO Date .......................................................   39
           Geographic Location ............................................   39
           Asset Size .....................................................   40
         Balance Sheet Parameters
           Introduction ...................................................   41
           Cash and Investments to Assets .................................   41
           Mortgage-Backed Securities to Assets ...........................   42
           One- to Four-Family Loans to Assets ............................   42
           Total Net Loans to Assets ......................................   43
           Total Net Loans and Mortgage-Backed Securities to Assets .......   43
           Borrowed Funds to Assets .......................................   44
           Equity to Assets ...............................................   44
         Performance Parameters
           Introduction ...................................................   45

                                                                            PAGE

III.     Comparable Group Selection (cont.)
         Performance Parameters (cont.)
           Return on Average Assets .......................................   45
           Return on Average Equity .......................................   46
           Net Interest Margin ............................................   46
           Operating Expenses to Assets ...................................   47
           Noninterest Income to Assets ...................................   47
Asset Quality Parameters
           Introduction ...................................................   48
           Nonperforming Assets to Assets Ratio ...........................   48
           Repossessed Assets to Assets ...................................   48
           Loans Loss Reserves to Assets ..................................   49
         The Comparable Group .............................................   49
         Summary of Comparable Group Institutions .........................   50

IV.      Analysis of Financial Performance ................................   53

V.      Market Value Adjustments
         Earnings Performance .............................................   56
         Market Area ......................................................   60
         Financial Condition ..............................................   61
         Dividend Payments ................................................   62
         Subscription Interest ............................................   63
         Liquidity of Stock ...............................................   64
         Management .......................................................   64
         Marketing of the Issue ...........................................   65

VI.      Valuation Methods ................................................   66
         Price to Book Value Ratio Method .................................   67
         Price to Earnings Method .........................................   68
         Price to Net Assets Method .......................................   69
         Valuation Conclusion .............................................   71

                                LIST OF EXHIBITS



NUMERICAL                                                                   PAGE
EXHIBITS

   1      Consolidated Condensed Statement
          of Financial Condition - December 31, 1996
            and June 30, 1996 ...........................................     73
   2      Consolidated Statement of Financial
            Condition - June 30, 1992 through 1995 ......................     74
   3      Consolidated Statements of Income
            - Six Months Ended December 31, 1996,
             and Year Ended June 30, 1996 ...............................     75
   4      Consolidated Statements of Income - June 30,
             1992 through 1995 ..........................................     76
   5      Selected Consolidated Financial Data ..........................     77
   6      Income and Expense Trends .....................................     78
   7      Normalized Earnings Trend .....................................     79
   8      Performance Indicators ........................................     80
   9      Volume/Rate Analysis ..........................................     81
  10      Yield and Cost Trends .........................................     82
  11      Interest Rate Sensitivity of Net Portfolio Value ..............     83
  12      Loan Portfolio Composition ....................................     84
  13      Loan Maturity Schedule ........................................     85
  14      Loan Portfolio Originations ...................................     86
  15      Delinquent Loans ..............................................     87
  16      Nonperforming Assets ..........................................     88
  17      Classified Assets .............................................     89
  18      Allowance for Loan Losses .....................................     90
  19      Investment Portfolio Composition ..............................     91
  20      Mix of Deposits ...............................................     92
  21      Deposit Activity ..............................................     93
  22      Borrowed Funds Activity .......................................     94
  23      Offices of Montgomery Savings .................................     95
  24      List of Key Officers and Directors ............................     96
  25      Key Demographic Data and Trends ...............................     97
  26      Key Housing Data ..............................................     98
  27      Major Sources of Employment ...................................     99
  28      Unemployment Rates ............................................    100
  29      Market Share of Deposits ......................................    101
  30      National Interest Rates by Quarter ............................    102
  31      Thrift Stock Prices and Pricing Ratios ........................    103
  32      Key Financial Data and Ratios .................................    114
  33      Recently Converted Thrift Institutions ........................    126

NUMERICAL                                                                   PAGE
EXHIBITS

  34      Acquisitions and Pending Acquisitions .........................    127
  35      Thrift Stock Prices and Pricing Ratios -
            Mutual Holding Companies ....................................    128
  36      Key Financial Data and Ratios -
            Mutual Holding Companies ....................................    129
  37      Balance Sheets Parameters -
            Comparable Group Selection ..................................    130
  38      Operating Performance and Asset Quality Parameters -
            Comparable Group Selection ..................................    134
  39      Balance Sheet Ratios -
            Final Comparable Group ......................................    139
  40      Operation Performance and Asset Quality Ratios
                   Final Comparable Group ...............................    140
  41      Balance Sheet Totals - Final Comparable Group .................    141
  42      Market Area Comparison - Final Comparable Group ...............    142
  43      Balance Sheet - Asset Composition
                   Most Recent Quarter ..................................    143
  44      Balance Sheet - Liability and Equity
                   Most Recent Quarter ..................................    144
  45      Income and Expense Comparison
                   Trailing Four Quarters ...............................    145
  46      Income and Expense Comparison as a Percent of
                   Average Assets - Trailing Four Quarters ..............    146
  47      Yields, Costs & Earnings Ratios
                   Trailing Four Quarters ...............................    147
  48      Dividends, Reserves and Supplemental Data .....................    148
  49      Valuation Analysis and Calculations
  50      Market Pricings and Financial Ratios - Stock Prices
                   Comparable Group .....................................    150
  51      Pro Forma Minimum Valuation ...................................    151
  52      Pro Forma Mid-Point Valuation .................................    152
  53      Pro Forma Maximum Valuation ...................................    153
  54      Pro Forma Superrange Valuation ................................    154
  55      Summary of Valuation Premium or Discount ......................    155

ALPHABETICAL EXHIBITS
                                                                            PAGE

   A      Background and Qualifications .................................    156
   B      RB 20 Certification ...........................................    159
   C      Affidavit of Independence .....................................    160

INTRODUCTION

         Keller & Company, Inc., an independent appraisal firm for financial institutions, has prepared this Conversion Appraisal Report ("Report") which provides the pro forma market value of the to-be-issued common stock of Montgomery Financial Corporation (the "Corporation"), an Indiana corporation, a newly formed holding company which will own all of the to-be-issued shares of common stock of Montgomery Savings, A Federal Association, ("Montgomery Savings" or the "Association"). Montgomery Savings was organized in 1995 as a subsidiary of Montgomery Mutual Holding Company, which currently has a majority ownership interest in the Association. The stock is to be issued in connection with the Plan of Conversion in which Montgomery Mutual Holding Company will convert from a federally chartered mutual holding company to a federal interim stock savings institution and simultaneously merge with and into the Association, with the Association being the surviving entity. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the conversion, there will be a simultaneous issuance of all the Association's stock to the Corporation, which will be formed by the Association. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Association's management and the Association's conversion counsel, Silver, Freedman & Taff, Washington, D.C.

         This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation ss.563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

         The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Association is a going concern and that the shares issued by the Corporation in the conversion are sold in non-control blocks.

         In preparing this conversion appraisal, we have reviewed the audited financial statements for the five fiscal years ended June 30, 1992 through 1996, unaudited financials for the six months ended December 31, 1996, and discussed them with Montgomery Savings' management and with Montgomery Savings' independent auditors, Geo. S. Olive & Co., LLC, Indianapolis, Indiana. We have also discussed and reviewed with management other financial matters. We have reviewed the Corporation's preliminary Form S-1 and the Association's preliminary Form AC and discussed them with management and with the Association's conversion counsel.

         We have visited Montgomery Savings' local community and have traveled the surrounding area. We have studied the economic and demographic characteristics of the Association's primary market area of Fountain, Montgomery and Warren Counties where the Association operates four offices relative to Indiana and the United States. We have also examined the competitive financial institution environment within which Montgomery Savings operates, giving consideration to the market area's key characteristics, both positive and negative.

         We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Montgomery Savings to those selected institutions.

         Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual holding company conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.   DESCRIPTION OF MONTGOMERY SAVINGS,
     A FEDERAL ASSOCIATION

GENERAL

         Montgomery Savings, A Federal Association, Crawfordsville, Indiana, was organized in 1888 as an Indiana savings and loan association with the name The Montgomery Savings Association. The Association became a federally chartered mutual savings and loan association in 1985 with the name of Montgomery Savings Association, A Federal Association. In 1995, the Association converted to a federally chartered stock savings association changing its name to Montgomery Savings, A Federal Association operating as a subsidiary of Montgomery Mutual Holding Company formed at the same time.

         Montgomery Savings conducts its business from its home office in Crawfordsville, Indiana, and has three branches--one in Crawfordsville, one in Covington and one in Williamsport. The Association's primary market area consists of Fountain, Montgomery and Warren Counties with Crawfordsville being the largest community in the market area. Montgomery Savings' deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Association is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Montgomery Savings is a member of the Federal Home Loan Bank (the "FHLB") of Indianapolis and is regulated by the OTS, and by the FDIC. As of December 31, 1996, Montgomery Savings had assets of $94,623,000, deposits of $72,343,000 and equity of $9,082,000.

         Montgomery Savings is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public throughout its primary market area of Fountain, Montgomery and Warren Counties. Montgomery Savings has been actively and consistently involved in the origination of residential mortgage loans for the purchase of one- to four-family dwellings, with these loans responsible for 75.5 percent of its loan originations during the six months ended December 31, 1996, and 84.8 percent of its loan originations during the fiscal year ended June 30, 1996. At December 31, 1996, 87.0 percent of its net loans consisted of residential real estate loans on one- to four-family dwellings, not including residential construction loans of 1.7 percent, for a combined total of 88.7 percent, compared to a similar 89.0 percent at June 30, 1994, with the primary source of its funds being retail deposits from residents in its local communities. The Association is also an originator of multifamily loans, nonresidential real estate loans, land loans and also offers consumer loans on a less active basis. Consumer loans include loans on savings accounts, home equity loans and personal loans and represented 3.8 percent of net loans. Nonresidential real estate loans represented a 6.3 percent share of the Association's net loans at December 31, 1996, and land loans represented 2.2 percent.

         The Association had $6.8 million or 7.2 percent of its assets in cash and investments including FHLB stock. The Association had no mortgage-backed securities. Deposits and retained earnings have been the primary sources of funds for the Association's lending and investment activities with FHLB advances also having served as an additional source of funds.

         The management of Montgomery Savings is aware of the emphasis being placed on matching the maturities of assets and liabilities and monitoring the Association's interest rate sensitivity position and market value of portfolio equity. The Association understands the nature of interest rate risk and the potential earnings impact during times of rapidly changing rates, either rising or falling. Montgomery Savings also recognizes the need and importance of attaining a competitive net interest margin due to its more modest levels of fee and other income.

         The Association's gross amount of stock to be sold in the conversion will be $9,264,700 or 926,470 shares at $10 per share based on the midpoint of the appraised value of $12,500,000 less 25.88 percent of this midpoint value, representing the share of ownership of stockholders from the original offering sold in conjunction with the formation of the Mutual Holding Company. The net conversion proceeds of $8,774,700 reflect conversion expenses of $490,000. The actual cash proceeds to the Association of $4.4 million will represent fifty percent of the net conversion proceeds, including the ESOP of $1,000,000, and will be invested primarily in mortgage loans and construction loan and initially invested in short term investments. The Association can also use the proceeds to expand services, expand operations or other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its proceeds to fund the ESOP and to invest in short- and intermediate-term government or federal agency securities.

         Montgomery Savings has seen moderate overall deposit growth over the past five fiscal years with deposits increasing a moderate 14.9 percent from June 30, 1992, to June 30, 1996, or an average of 3.7 percent per year. Deposits increased 3.8 percent for the six months ended December 31, 1996. The Association anticipates consistent growth in the future. The Association has focused on maintaining its residential real estate loan portfolio during the past five years, slightly decreasing its level of cash and investments, closely reviewing nonperforming assets, monitoring its earnings and increasing its capital to assets ratio. Equity to assets increased from 8.02 percent of assets at June 30, 1992, to 10.35 percent at June 30, 1996, and then decreased to 9.60 percent at December 31, 1996.

         Montgomery Savings' primary lending strategy has been to originate and retain both adjustable-rate and fixed-rate residential mortgage loans with a higher level of fixed-rate mortgage.

         Montgomery Savings' share of one- to four-family mortgage loans, excluding construction loans has risen modestly, increasing from 87.4 percent of net loans at June 30, 1994, to 87.9 percent as of December 31, 1996. Construction loans decreased from

2.2 percent of net loans at June 30, 1994 to 1.7 percent at December 31, 1996. Nonresidential real estate loans decreased from 7.9 percent of net loans at June 30, 1994, to 6.3 percent at December 31, 1996. Land loans increased their share from 0.6 percent at June 30, 1994, to 2.2 percent at December 31, 1996. The increase in land loans was offset by the Association's decrease in nonresidential real estate loans. The Association's share of consumer loans witnessed a modest decrease from 4.0 percent at June 30, 1994, to 3.8 percent at December 31, 1996.

         Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Association's planned increase in lending. At June 30, 1994, Montgomery Savings had $158,000 in its loan loss allowance or 0.22 percent of net loans, and a similar $158,000 but represented a lower 0.19 percent of net loans at December 31, 1996.

         Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings. With a dependence on net interest margin for earnings, current management will focus on maintaining the Association's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW

         Montgomery Savings' financial position over the past five fiscal years of June 30, 1992, through June 30, 1996, and for the six months ended December 31, 1996, is highlighted through the use of selected financial data in Exhibit
5. Montgomery Savings has focused on strengthening its equity position, controlling its lower overhead ratio, increasing its savings and loan levels, and maintaining its net interest margin. Montgomery Savings has experienced a moderate rise in assets from 1992 to 1996 and a smaller but still moderate rate of increase in deposits with a greater than average increase in equity over the past five fiscal years. Due to the moderate growth, the resultant impact has been a moderate increase in the Association's equity to assets ratio from 1992 to 1996.

         Montgomery Savings witnessed a total increase in assets of $27.9 million or 41.8 percent for the period of June 30, 1992 to December 31, 1996, representing an average annual increase in assets of 9.29 percent. For the year ended June 30, 1996, assets increased $1.0 million or 1.1 percent and a larger $6.4 million or 7.3 percent for the six months ended December 31, 1996. Of the past five fiscal periods, the Association experienced its largest dollar rise in assets in fiscal year 1995 of $7.7 million due primarily to the Association's conversion to stock and the formation of its Mutual Holding Company. The second largest increase in assets was $7.1 million in 1993.

         The Association's net loan portfolio, including mortgage loans and non-mortgage loans, increased from $57.4 million at June 30, 1992, to $83.8 million at December 31, 1996, and represented a total increase of $26.4 million, or 46.0 percent. The average annual increase during that period was 10.2 percent. That increase was the result of high levels of loan originations of one- to four-family loans. For the fiscal year ended June 30, 1996, loans increased $2.1 million or 2.8 percent with the Association's largest increase in 1994 totaling $8.6 million or 13.6 percent.

         Montgomery Savings has pursued obtaining funds through deposit growth in accordance with the demand for loans and has also made use of FHLB advances in the past five fiscal years. The Association's competitive rates for savings in its local market in conjunction with its focus on services have been the sources of retail deposits. Deposits increased from 1992 to 1993, followed by a decrease in fiscal year 1994, a strong increase in 1995 and then a modest increase in 1996, with an average annual rate of increase of 4.3 percent from June 30, 1992, to December 31, 1996. The Association's strongest fiscal year deposit growth was in 1995, when deposits increased $5.9 million or 9.50 percent.

         Montgomery Savings has been able to increase its equity each fiscal year from 1992 through 1996 with a minimal decrease for the six months ended December 31, 1996, of $45,000 due to the one-time SAIF assessment of $428,000 before taxes. At June 30, 1992, the Association had equity (GAAP basis) of $5.4 million representing a 8.02 percent equity to assets ratio, increasing to $9.1 million at June 30, 1996, and representing a 10.35 percent equity to assets ratio and then remaining at $9.1 million at December 31, 1996, and representing a lower 9.60 percent equity to assets ratio. The rise in the equity to assets ratio is the result of the Association's stable earnings performance in 1992 through 1996. Equity increased 69.6 percent from June 30, 1992, to December 31, 1996, representing an average annual increase of 15.47 percent.

INCOME AND EXPENSE

         Exhibit 6 presents selected operating data for Montgomery Savings, reflecting the Association's income and expense trends. This table provides selected audited income and expense figures in dollars for the fiscal years of 1992 through 1996 and unaudited income and expense figures for the six months ended December 31, 1996.

         Montgomery Savings has witnessed an overall increase in its dollar level of interest income from June 30, 1992, through June 30, 1996, ranging from a high level of $6.8 million in 1996 to a low level of $5.6 million in 1994, and representing a five year increase of 13.5 percent, or an average increase of 3.4 percent per year. This average is based on the interest income for nine months ended June 30, 1992, annualized. This overall trend was a combination of decreases in 1993 and 1994 followed by strong increases in 1995 and 1996. In fiscal year 1996, interest income increased $599,000, or 9.7 percent to $6.8 million. For the six months ended December 31, 1996, interest income was $3,532,000 or $7.1 million annualized, and represented a 4.7 percent increase over the six months ended December 31, 1995. The overall increase in interest income was due primarily to the Association's increase in loan volume.

         The Association's interest expense experienced a declining trend from fiscal year 1992 to 1994, followed by increases in 1995 and 1996. This comparison is based on 1992 interest expense, annualized, and representing $3.8 million. Interest expense decreased $700,000, or 18.3 percent, from 1992 to 1994, compared to a decrease in interest income of $378,000, or 6.3 percent, for the same time period. Interest expense then increased $800,000 or 25.7 percent from 1994 to 1995, compared to an increase in interest income of $584,000 or
10.4 percent. Such increase in interest expense was not offset by the increase in interest income and resulted in a decrease in annual net interest income to $2,271,000 for the fiscal year ended June 30, 1995, and a decrease in net interest margin. For the year ended June 30, 1996, interest expense increased $527,000 or 13.5 percent compared to an increase in interest income of a larger $599,000 or 9.7 percent but resulting in a modest decrease in net interest margin due to strong growth.

         The Association has made provisions for loan losses or adjustments in the past five fiscal years of 1992 through 1996 with no provisions or adjustments during the six months ended December 31, 1996. The amounts of those provisions were determined in recognition of the Association's level of nonperforming assets, lending activity, charge-offs and repossessed assets. The loan loss provisions were $36,000 in 1992, $38,000 in 1993, $25,000 in 1994, and
$20,000 in 1996, with a $15,000 adjustment in 1995. The impact of these loan loss provisions has been to provide Montgomery Savings with a general valuation allowance of $158,000 at December 31, 1996, or 0.19 percent of net loans and
41.7 percent of nonperforming assets.

         Total other income or noninterest income indicated modest levels in fiscal years 1992 to 1996, and for the six months ended December 31, 1996 with higher than average levels in 1992, 1993 and 1994. The highest level of noninterest income was in fiscal year 1993 at $162,000 or 0.22 percent of assets and the lowest level at $23,000 was in 1996, representing 0.03 percent of assets. The average noninterest income level for the past five fiscal periods was $104,600 or 0.13 percent of average assets using actual noninterest income. For the six months ended December 31, 1996, noninterest income was $18,000 or
0.04 percent of assets. Noninterest income consists primarily of service charges and other fees.

         The Association's general and administrative expenses or noninterest expenses increased from $1,410,000 for the fiscal year of 1992 based on the nine months ended June 30, 1992, annualized, to $1,750,000 for the fiscal year ended June 30, 1996. The dollar increase in noninterest expenses was $340,000 from 1992 to 1996, representing an average annual increase of $85,000 or 5.4 percent. The average annual increase in other expenses was due to the Association's normal rise in overhead expenses. On a percent of average assets basis, normal operating expenses decreased from 2.13 percent of average assets for the fiscal year ended June 30, 1992, to 1.98 percent for the fiscal year ended June 30, 1996, which was below current industry averages of approximately 2.35 percent.

Noninterest expenses increased to 2.87 percent of average assets for the six months ended December 31, 1996, annualized, due to the cost of the one-time SAIF assessment of $428,000, and excluding the one-time SAIF assessment would decrease to 1.94 percent of average assets.

         The net earnings position of Montgomery Savings has indicated profitable performance in each of the past five fiscal periods ended June 30, 1992 through 1996. The annual net income figures for the past five fiscal years of 1992, 1993, 1994, 1995 and 1996 have been $395,000, $332,000, $604,000,
$385,000 and $431,000,  representing  returns on average assets of 0.80 percent,
0.46 percent, 0.79 percent, 0.46 percent, and 0.49 percent, respectively. The average return on assets for the past five fiscal years was 0.60 percent. Net income was $17,000 for the six months ended December 31, 1996, due to the one-time SAIF assessment and represented a 0.32 percent return on average assets.

         Exhibit 7 provides the Association's normalized earnings or core earnings for fiscal years 1994 to 1996 and for the twelve months ended December 31, 1996. The Association's normalized earnings eliminate any nonrecurring income and expense items. There was a downward expense adjustment of $428,000 in the twelve months ended December 31, 1996, to reflect a one-time SAIF assessment.

         The key performance indicators comprised of selected operating ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Association's return on assets decreased from 0.80 percent in fiscal year 1992 to its lowest level of 0.46 percent in fiscal year 1995, increasing to 0.49 percent in fiscal year 1996, and then down to 0.32 percent for the six months ended December 31, 1996, annualized.

         The Association's net interest rate spread strengthened from 3.12 percent in fiscal year 1992 to 3.38 percent in fiscal year 1993, then decreased in 1994 to 3.19 percent followed by a decrease in 1995 to 2.54 percent, a decrease in 1996 to 2.27 percent, and then an increase for the six months ended December 31, 1996, to 2.59 percent. The

Association's  net interest  margin  indicated a similar trend,  increasing from
3.43 percent in fiscal year 1992 to 3.61 percent in fiscal year 1993, then decreasing to 3.41 percent in fiscal 1994, decreasing to 2.82 percent in 1995, decreasing to 2.77 percent for the year ended June 30, 1996 and then increasing to 3.05 percent for the six months ended December 31, 1996. Montgomery Savings' net interest rate spread increased 26 basis points in 1993 to 3.38 percent from
3.12 percent in 1992 and then decreased 84 basis points by 1995 to 2.54 percent as the result of a decrease in yield. Net interest rate spread decreased another 27 basis points to 2.27 percent for fiscal year 1996 and then increased 32 basis points to 2.59 percent for the six months ended December 31, 1996. The Association's net interest margin followed a similar trend, increasing 19 basis points to 3.61 percent in 1993 and then decreasing 79 basis points to 2.82 percent by 1995. Net interest margin decreased another 5 basis points to 2.77 percent in fiscal 1996 and then increased 28 basis points to 3.05 percent for the six months ended December 31, 1996.


         The Association's return on average equity decreased from 1992 to 1993, increased in 1994, but decreased in 1995 and 1996. The return on average equity decreased from 10.25 percent in 1992 to 5.67 percent in fiscal year 1993, and then went up to 9.90 percent in fiscal year 1994. The return on equity then decreased to 5.78 percent in fiscal year 1995, then decreased to 4.89 percent in fiscal year 1996 and decreased to 3.19 percent for the six months ended December 31, 1996.

         The Association's ratio of noninterest expenses to average assets increased from 1992 to 1993 and then decreased modestly from 2.22 percent in fiscal year 1993 to 1.98 percent in fiscal year 1996. For the six months ended December 31, 1996, the ratio increased to 2.41 percent due to the one-time SAIF assessment but decreased to 1.94 percent excluding the one-time SAIF assessment. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to net interest income and noninterest income referred to as the "efficiency ratio." The industry norm is 60.0 percent. The Association had an efficiency ratio of 74.0 percent in fiscal 1996, reflective of lower net interest income and noninterest income with a higher ratio reflective of lower efficiency.

         Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Montgomery Savings has indicated a slightly higher nonperforming loan to total loans ratios from 1992 to 1996. Nonperforming loans consist of loans delinquent 90 days or more and nonaccruing loans. The ratio of nonperforming loans to total loans was 0.62 percent at June 30, 1992, and increased to 1.03 percent at June 30, 1993. These higher ratios are the result of delinquent one- to four-family loans. The ratio then decreased to 0.73 percent in 1994, up to 1.05 percent in 1995, then down to 0.83 percent in 1996, and down to 0.37 percent for the six months ended December 31, 1996. The Association's allowance for loan losses was 29.98 percent of nonperforming loans at June 30, 1994, and was a higher 50.32 percent at December 31, 1996. As percentage of net loans, Montgomery Savings' allowance for loan losses decreased from 0.22 percent in 1994, to 0.19 percent at December 31, 1996.

         Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past three fiscal years of 1994, 1995 and 1996 and for the six months ended December 31, 1996. In fiscal year 1994, net interest income increased $30,000, due to a decrease in interest expense of $231,000 partially offset by a $201,000 decrease in interest income. The decrease in interest income was due to a decrease due to a change in rate of $641,000 partially offset by an increase due to change in volume of $440,000. The decrease in interest expense was the result of a decrease due to rate of $354,000 reduced by an increase attributed to a change in volume of $123,000.

         In fiscal year 1995, net interest decreased $216,000, due to a $800,000 increase in interest expense partially offset by a $584,000 increase in interest income. The increase in interest expense was due to a $388,000 increase due to volume accented by a $412,000 increase due to rate. The increase in interest income was due to a $573,000 increase due to volume accented by a $11,000 increase due to rate.

         In fiscal year 1996, net interest income increased $72,000, due to a $599,000 increase in interest income primarily offset by $527,000 increase in interest expense. The increase in interest income was due to a $282,000 increase due to volume and a $317,000 increase due to rate. The increase in interest expense was the result of a $78,000 increase due to volume accented by a $449,000 increase due to rate.

         For the six months ended December 31, 1996, net interest income increased $239,000 due to a $159,000 increase in interest income accented by a $80,000 decrease in interest expense. The increase in interest income was due to a $141,000 increase due to volume accented by a $18,000 increase due to rate.
The decrease in interest expense was due to a $264,000 decrease due to rate reduced by a $184,000 increase due to volume.

YIELDS AND COSTS

         The overview of yield and cost trends for the fiscal years ended June 30, 1994 to 1996, the six months ended December 31, 1996, and at December 31, 1996 can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

         Montgomery Savings' weighted average yield on its loan portfolio increased 36 basis points from fiscal year 1994 to 1996, from 7.82 percent to
8.18 percent, then increased to 8.23 percent for the six months ended December 31, 1996. The yield on investment securities decreased 50 basis points from 7.56 percent in 1994 to 7.06 percent in 1996. The yield then increased to 7.38 percent for the six months ended December 31, 1996. The combined weighted average yield on all interest-earning assets increased 34 basis points to 8.00 percent from June 30, 1994 to June 30, 1996 and then increased to 8.11 percent for the six months ended December 31, 1996. The combined yield increased to 8.11 percent at December 31, 1996.

         Montgomery Savings' weighted average cost of interest-bearing liabilities increased 66 basis points to 5.13 percent from fiscal year 1994 to 1995, which was greater than the Association's one basis point increase in yield, resulting in the decrease in the Association's interest rate spread of 65 basis points from 3.19 percent to 2.54 percent from 1994 to 1995. The Association's average cost of interest-bearing liabilities then increased from 1995 to 1996 by 60 basis points to 5.73 percent compared to a 33 basis point increase in yield on interest-earning assets. The result was a further decrease in the Association's interest rate spread of 27 basis points to 2.27 percent for fiscal year 1996. For the six months ended December 31, 1996, the Association's cost of interest-bearing liabilities decreased 21 basis points compared to an 11 basis point increase in yield resulting in a 32 basis point increase in interest rate spread to 2.59 percent. The net interest rate spread was a higher 2.67 percent at December 31, 1996. The Association's net interest margin decreased from 3.41 percent in fiscal year 1994 to 2.82 percent in fiscal year 1995, then decreased to 2.77 percent for the year ended June 30, 1996, and then increased to 3.05 percent for the six months ended December 31, 1996. As of December 31, 1996, the Association's net interest margin was a slightly lower 3.03 percent.

INTEREST RATE SENSITIVITY

         Montgomery Savings has monitored its interest rate sensitivity position recognizing its higher level of fixed-rate mortgage loans. Due to its higher share of fixed-rate mortgage loans, the Association has maintained a higher level of longer term, highest cost certificates of deposit. Montgomery Savings is aware of the thrift industry's historically higher interest rate risk exposure in the past, which caused a negative impact on earnings and market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance.

         The Association measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Association is calculated on a quarterly basis by OTS as well as the change in the NPV for the Association under rising and falling interest rates. Such changes in NPV under changing rates is reflective of the Association's interest rate risk exposure.

         There are other factors which have a measurable influence on interest rate sensitivity. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, and deposit withdrawals.

         Exhibit 11 provides the Association's NPV as of December 31, 1996, and June 30, 1996 and the change in the Association's NPV under rising and declining interest rates. Such calculations are provided by OTS, and the focus of this exposure table is a 200 basis point change in interest rates either up or down.

         The Association's change in its NPV at December 31, 1996, based on a rise in interest rates of 200 basis points was a 30.0 percent decrease, representing a dollar decrease in equity value of $3,283,000. This compares to a similar decrease in NPV of 29.0 percent at June 30, 1996. In contrast, based on a decline in interest rates of 200 basis points, the Association's NPV was estimated to increase 10.0 percent or $1,092,000 at December 31, 1996, compared to a similar 10.0 percent increase at June 30, 1996. The Association's exposure at December 31, 1996, increases to a 47.0 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to increase 13.0 percent based on a 400 basis point decrease in rates.

         The Association is aware of its negative interest rate risk exposure under rapidly rising rates and moderately positive exposure under falling rates. Due to Montgomery Savings' recognition of the need to control its interest rate exposure, the Association has been active in the origination of adjustable-rate residential mortgage loans.

LENDING ACTIVITIES

         Montgomery Savings has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings. Exhibit 12 provides a summary of Montgomery Savings' loan portfolio, by loan type, at June 30, 1994 through 1996 and at December 31, 1996.

         Residential loans secured by one- to four-family dwellings excluding residential construction loans was the primary loan type representing a strong
87.0 percent of the Association's net loans as of December 31, 1996. This share has seen a modest increase from 86.8 percent at June 30, 1994. The second largest real estate loan type as of December 31, 1996 was nonresidential loans which comprised 6.3 percent of net loans compared to a larger 7.9 percent as of June 30, 1994. The construction loan category was the third largest real estate loan type in 1994, but the third key real estate loan type at December 31, 1996 was land loans, which represented 2.2 percent of net loans compared to a smaller
0.6 percent at June 30, 1994. Construction loans were the fourth largest real estate loan type at December 31, 1996, with 1.7 percent of net loans compared to a larger 2.2 percent in 1994 and making it the third largest loan category in 1994. Basically all of the Association's construction loans are single-family residential loans. These four real estate loan categories represented 97.2 percent of net loans at December 31, 1996, compared to a larger 97.5 percent of net loans at June 30, 1994.

         The consumer loan category was the other loan type at December 31, 1996, and represented 3.8 percent of net loans compared to 4.0 percent at June 30, 1994. Consumer loans were the third largest overall loan type at December 31, 1996, and also in 1994. The Association originates savings account loans, home equity loans and other secured and unsecured personal loans. The overall mix of loans has witnessed minimal change from fiscal year-end 1994 to December 31, 1996, with the Association having decreased its share of consumer, construction and nonresidential loans to offset its increases in one- to four-family and land loans.

         The emphasis of Montgomery Savings' lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Montgomery Savings' primary market area of Fountain, Montgomery and Warren Counties. The Association also originates interim construction loans on single-family residences primarily to individual owners and to developers and residential land loans. At December 31, 1996, 87.9 percent of Montgomery Savings' net loans consisted of loans secured by one- to four-family residential properties, including construction loans.

         The Association originates adjustable-rate mortgage loans, ("ARMs") with adjustment/maturity periods of one and five years. The interest rates on ARMs are indexed to the monthly average yield on U.S. Treasury Securities adjusted to a constant maturity of one or five years. ARMs normally have a maximum rate adjustment of 1.0 percent at each adjustment period and a 4.0 percent maximum adjustment over the life of the loan with payments based on up to a 25 year loan term. The Association's ARMs are not convertible into fixed-rate loans and do not have prepayment penalties.

         The majority of ARMs have terms of 15 to 20 years, and fixed rate loans have normal terms of up to 20 years. The Association will grant ARMs for terms of up to 25 years. The Association normally retains all of its fixed rate loans. Currently, the majority of Montgomery Savings' loans are fixed rate, which represented 48.5 percent of net loans at December 31, 1996, with adjustable-rate loans representing 13.7 percent of net loans. All of Montgomery Savings' consumer loans were fixed rate, representing 3.8 percent of net loans.

         The original loan to value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Montgomery Savings, even though the Association will grant loans with up to a 95 percent loan-to-value ratio, with private mortgage insurance required for loans in excess of 90 percent up to 95 percent loan-to-value ratio.

         Montgomery Savings has also been an originator of nonresidential estate loans, and has been much less active in multifamily loans in the past. The Association will continue to make multifamily and nonresidential real estate loans. The Association had a total of $5.3 million in nonresidential real estate loans at December 31, 1996, or 6.3 percent of net loans, compared to $5.7 million or 7.9 percent of net loans at June 30, 1994. The major portion of nonresidential real estate loans are secured by office buildings, churches, nursing homes, farms, retail stores and other nonresidential properties. The Association also originates land loans with these loans totaling $1.9 million or
2.2 percent of net loans at December 31, 1996. Multifamily loans have decreased from a modest $1.1 million at June 30, 1994, to $688,000 at December 31, 1996, and their share of loans has decreased from 1.6 percent to 0.8 percent over the same time period.

         Montgomery Savings has not been active in consumer lending in the past, but its dollar level of consumer loans has increased from $2.9 million in 1994 to $3.2 million at December 31, 1996. Consumer loans consist primarily of savings account loans, home equity loans and personal loans, which represented a combined total of 3.8 percent of net loans at December 31, 1996, down from 4.0 percent in 1994.

         Exhibit 13 provides a breakdown and summary of Montgomery Savings' loans by maturity and also shows the Association's mix of loans between adjustable and fixed rate, indicating a predominance of fixed-rate loans. At December 31, 1996, 78.0 percent of the Association's total loans, due after December 31, 1997, were fixed-rate and 22.0 percent were adjustable-rate. Even though most loans are fixed-rate, it is evident that a relatively strong 54.8 percent of one- to four-family residential mortgage loans and 55.7 percent of total loans reprice in five years or less.

         As  indicated  in  Exhibit  14,   Montgomery   Savings   experienced  a
significant decrease in its residential loan originations from 1994 to 1995 followed by a strong increase from 1995 to 1996. Total loan originations in fiscal year 1996 were $27.5 million compared to $31.8 million in fiscal year 1994, with fiscal year 1995 indicating a lower $21.5 million, reflective of a reduction in one-to four-family loan originations. The residential loan originations from 1994 to 1996 constituted a $1.9 million decrease with total loan originations decreasing $4.4 million due to the decrease in residential mortgage loans, nonresidential mortgage loans and other loans. Loan originations secured by residential mortgages, including construction loans, represented 85.5 percent of total loan originations in fiscal year 1994, compared to a similar 82.6 percent in fiscal year 1995 and
91.2 percent in fiscal year 1996. Overall, loan originations exceeded principal repayments and other deductions in fiscal year 1994 by $8.6 million, exceeded reductions in fiscal year 1995 by $5.1 million, and exceeded reductions in fiscal 1996 by $2.4 million. For the six months ended December 31, 1996, loan originations totaled $15.9 million or $31.8 million annualized. One- to four-family loans represented a smaller 75.4 percent of total loan originations with nonresidential real estate loans having increased their share. Loan originations continued to exceed principal repayments and other deductions by $3.9 million for the six months ended December 31, 1996.

NONPERFORMING ASSETS

         Montgomery Savings understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions  throughout  many  regions of the  country.  A number of  financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses and set aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Montgomery Savings has witnessed some volatility in its nonperforming assets and has made a concerted effort in late 1996 to reduce its increase in nonperforming assets over the past three years.

         Exhibit 15 provides a summary of Montgomery Savings' delinquent loans at December 31, 1996, and at June 30, 1994, 1995 and 1996, indicating a moderate level of delinquent loans. Loans delinquent 90 days or more totaled $314,000 at December 31, 1996, and represented 0.37 percent of net loans at December 31, 1996, with delinquent loans of 30 days or more totaling $2,089,000 or 2.49 percent of net loans. In 1994, delinquent loans totaled a lower $1,594,000 and represented a lower 2.20 percent of loans.

         Montgomery Savings reviews each loan when it becomes delinquent 60 days or more, to assess its collectibility and to initiate direct contact with the borrower. The Association sends the borrower a late payment notice when the loan becomes delinquent 15 days or more and assesses a 5.0 percent late charge. The Association then initiates both written and oral communication with the borrower if the loan remains delinquent 60 days or more. When the loan becomes delinquent at least 90 days, the Association will consider foreclosure proceedings. The Association does not normally accrue interest on loans past due 90 days or more. Most loans delinquent 90 days or more are placed on a non-accrual status, and at that point in time, the Association may contact an attorney to pursue foreclosure procedures. Montgomery Savings had real estate owned of $65,000 as of December 31, 1996.

         Exhibit 16 provides a summary of Montgomery Savings' nonperforming assets at June 30, 1994 through 1996 and at December 31, 1996. Nonperforming assets consist of non-accrual loans, loans delinquent 90 days or more and repossessed assets. The Association has historically carried a lower than average level of nonperforming assets when compared to its peer group and the thrift industry in general. Montgomery Savings' level of nonperforming assets ranged from a high of $941,000 or 1.08 percent of total assets at June 30, 1995, to a low of $379,000 or 0.40 percent of assets at December 31, 1996.

         Montgomery Savings' level of nonperforming assets is similar to its level of classified assets. The Association's level of classified assets was $380,000 or 0.40 percent of assets at December 31, 1996 (reference Exhibit 17). The Association's classified assets consisted of $380,000 in substandard assets with no assets classified as doubtful or loss. The Association had no assets classified as special mention as of December 31, 1996.

         Exhibit 18 shows Montgomery Savings' allowance for loan losses for fiscal years 1994 through 1996, and for the six months ended December 31, 1996, indicating the activity and the resultant balances. Montgomery Savings has witnessed moderate changes in its dollar level of allowance for loan losses over the past three fiscal years, which was $158,000 1994 and the same at December 31, 1996, with provisions of $25,000 in 1994 and $20,000 in 1996 and a reduction of $15,000 in 1995. The Association had net charge-offs of $5,000 in 1995. The Association's ratio of allowance for loan losses to net loans decreased from
0.22 percent at June 30, 1994 to 0.19 percent at December 31, 1996, due to an increase in loans. Allowance for loan losses to nonperforming loans were 29.98 percent at June 30, 1994 and a higher 50.32 percent at December 31, 1996.

INVESTMENTS

         The investment and securities portfolio of Montgomery Savings has recently been comprised of U.S. government and federal agency securities, interest-bearing deposits in other financial institutions, municipal securities, FHLB deposits, and FHLB stock. Exhibit 19 provides a summary of Montgomery Savings' investment portfolio at June 30, 1994 through 1996 and at December 31, 1996. Investments were $6.6 million at December 31, 1996, compared to $4.7 million at June 30, 1996, and $4.1 million at June 30, 1994. The primary component of investments at December 31, 1996 was interest-bearing deposits with other financial institutions, representing 87.8 percent of investments, followed by FHLB stock representing 11.4 percent of investments, for a combined total of
99.2 percent. In 1994, the primary component was also interest-bearing deposits representing 42.1 percent of investments with mortgage-backed securities representing the second largest component with a 17.1 percent share of total investments. The Association had no mortgage-backed securities at December 31, 1996. The securities portfolio had a weighted average yield of 5.58 percent for the six months ended December 31, 1996.

DEPOSIT ACTIVITIES

         The change in the mix of deposits from June 30, 1994, to December 31, 1996 is provided in Exhibit 20. There has been a higher than average change in both total deposits and in the deposit mix during this period. Certificates of deposit witnessed an increase in their share of deposits, rising from a somewhat strong 72.7 percent of deposits at June 30, 1994, to a strong 78.2 percent of deposits at June 30, 1996, and then to 78.5 percent at December 31, 1996. The major component of certificates had rates between 4.01 percent and 6.00 percent and represented 61.2 percent of certificates at December 31, 1996. The second major component of certificates was the 6.01 percent to 8.00 percent category with a strong 38.7 percent share of certificates. Passbook savings accounts decreased in dollar amount from a modest $5.1 million to $4.3 million, and their share of deposits decreased from 8.2 percent to 5.9 percent from June 30, 1994, to December 31, 1996, respectively. NOW and demand accounts indicated an increase in their share of deposits from 2.9 percent at June 30, 1994, to 4.9 percent at December 31, 1996. Money market accounts witnessed a decrease in their share from 16.2 percent at June 30, 1994, to 10.7 percent at December 31, 1996, both representing higher than average shares.

         Exhibit 21 shows the Association's deposit activity for the three years ended June 30, 1994 to 1996 and the six months ended December 31, 1996. Including interest credited, Montgomery Savings experienced net increases in deposits in fiscal years 1995, and 1996 and in the six months ended December 31, 1996, and a net decrease in fiscal year 1994. In fiscal year 1994, there was a net decrease in deposits of $2.3 million or 3.6 percent, followed by a $5.9 million increase or 9.5 percent in 1995. In fiscal year 1996, an increase in deposits of $1.4 million resulted in a 2.1 percent increase in deposits followed by a $2.6 million increase or 3.8 percent for the six months ended December 31, 1996.

BORROWINGS

         Montgomery Savings has relied on retail deposits as its primary source of funds but has also made use of FHLB advances during the past three fiscal years ended June 30, 1996, and in the six months ended December 31, 1996.
Exhibit 22 shows the Association's FHLB advances activity during the past three fiscal years and in the six months ended December 31, 1996. The Association's balance of FHLB advances was $9.0 million at June 30, 1994 and decreased to $8.0 million at June 30, 1996, and then increased to $11.9 million at December 31, 1996 The cost of advances was 4.63 percent in 1994 and increased to 5.76 percent at June 30, 1996, and a similar 5.78 percent at December 31, 1996.

SUBSIDIARIES

         Montgomery Savings has a wholly-owned subsidiary, MSA SERVICE CORPORATION ("MSA"), which is a real estate management company. MSA owns a single-family dwelling, an eight-unit apartment complex, and one nonresidential property. At December 31, 1996, MSA had assets of $465,000 and equity of $423,000. For the fiscal year ended June 30, 1996, MSA had net income of $4,000 and a net loss of $27,000 for the six months ended December 31, 1996.

OFFICE PROPERTIES

         Montgomery Savings has four offices--its home office and a branch, both located in Crawfordsville, a branch in Covington and a branch in Williamsport. Montgomery Savings owns its offices. The Association also owns two buildings adjacent to its home office for future expansion. The Association's investment in its office premises including furniture, fixtures and equipment, totaled $1.6 million or 1.7 percent of assets at December 31, 1996.

MANAGEMENT

         The president, chief financial officer, and managing officer of Montgomery Savings is J. Lee Walden. Mr. Walden served the Association as Executive Vice President since 1987 and as treasurer since 1992. Mr. Walden became a director in 1995 and became president in 1996. The chief executive officer is Earl F. Elliott, who served as president from 1983 to 1996 and served as chief executive officer since 1983. Mr. Elliott is now chairman of the board and has served as a board member since 1973. (Reference Exhibit 22).

II.  DESCRIPTION OF PRIMARY MARKET AREA

         Montgomery Savings' primary market area encompasses the cities where its offices are located and those outer communities surrounding its offices and includes all of Fountain, Montgomery and Warren Counties, Indiana ("the market area"). The Association's home office and a branch are located in Crawfordsville, Indiana and two other branches are located in Covington and Williamsport, Indiana.

         The market area is characterized by a lower growth rate in population moderately lower than average levels of household income, much lower housing values and a moderately lower unemployment level. The market area's strongest employment categories are manufacturing, services and wholesale/retail trade with a lower level of residents employed in the agriculture and mining industry category.

         Exhibit 25 provides a summary of key demographic data and trends for the market area, Indiana and the United States for the periods of 1990, 1996, and 2001. The market area showed a lower increase in population than Indiana or the United States from 1990 to 1996. Overall, the period of 1990 to 1996 was characterized by a moderate increase of 4.3 percent in the market area population, which increased from 60,420 to 63,005 residents, compared to a higher increase in population of 5.6 percent in Indiana and a rise in the national population level by 6.7 percent. During the period of 1996 through 2001, population is projected to continue to rise in the market area by a smaller 3.3 percent, increasing to 65,074 residents, while population is expected to increase in Indiana by 4.3 percent, and in the United States by 5.1 percent.

         In conformance with its rising trend in population, the market area witnessed moderate increases in households of 5.4 percent and 4.0 percent, from 1990 to 1996 and from 1996 to 2001, respectively. These increases are less than Indiana's increases in households of 6.0 percent and 4.4 percent for the same two time periods. The United States continued to have stronger increases, growing by 6.8 percent from 1990 to 1996, and 5.1 percent from 1996 to 2001. From 1990 to 1996, the market area increased its households from 10,056 to 10,598. By the year 2001, the market area is projected to have 11,017 households.

         The market area had a lower per capita income level than Indiana or the United States in 1990 as well as 1996. In 1990, the market area had an average per capita income of $11,947. Indiana had a per capita income of $13,149, while the United States also had a higher per capita income of $12,313. The market area increased its per capita income level by 22.5 percent to $14,637 in 1996, Indiana increased its per capita income by 16.2 percent to $15,275, while the United States had an increase in its per capita income of 35.9 percent to $16,738.

         Median household income figures for the market area were at lower levels than Indiana and the United States in 1990 and 1996, and are projected to remain lower than the United States but higher than Indiana through the year 2001. In 1990, the median household income for the market area was $26,774. The 1990 median household income levels for the market area, Indiana and the United States were $26,774, $28,797 and $28,525, respectively. From 1990 to 1996, the market area's median household income increased by 21.2 percent to $32,458. Indiana's median household income level grew by a smaller 14.0 percent to $32,816 and the United States had an increase in its median household income level by a larger 21.1 percent to $34,530. By the year 2001, the market area, Indiana and the United States are projected to witness declines in their median household income levels to $31,052, $30,900 and $33,189, respectively.

         Exhibit 26 provides a summary of key housing data for the market area, Indiana, and the United States. Montgomery Savings' market area had a 73.3 percent rate of owner-occupancy, higher than the 70.2 percent owner-occupancy rate for Indiana and noticeably higher than the 64.2 percent for the United States in 1990. As a result, the market area supported a lower rate of renter-occupied housing of 26.7 percent compared to 29.8 percent for Indiana and a higher 35.8 percent for the United States.

         The market area's median housing value of $43,496 in 1990 is much lower than both Indiana and the United States. Indiana's median housing value of $53,500 is 23.0 percent higher than the market area's median housing value. The United States' $79,098 median housing value is 81.9 percent greater than that of the market area. The average median rent of the market area is also surpassed by the median rent of Indiana and the United States. The market area had a median rent of $306, which was lower than Indiana's median rent of $374 and the United States' median rent of $374.

         The major business source of employment by industry group, based on number of employees for the market area was the manufacturing industry responsible for a strong 34.0 percent of jobs in 1990 which was higher than Indiana at 25.1 percent and also higher than the United States at 19.2 percent (reference Exhibit 27), even though the outlying area is dominated by agriculture. The major employer in Indiana and the United States was the services industry responsible for a 32.7 percent and a 34.0 percent share of total employment in 1990, respectively. The services industry was the second major employer in the market area at 27.1 percent. The wholesale/retail trade group was the third major employer in the market area at 17.3 percent, compared to a higher 21.4 percent in Indiana and 27.5 percent in the United States. The construction group, finance, insurance and real estate group, transportation/utilities group, and the agriculture/mining group combined to
21.6 percent of employment in the market area, compared to 20.8 percent of employment in Indiana, and 19.3 percent in the United States.

         The strong presence of the manufacturing industry in the market area is partially related to a nonresidential printing plant, R.R. Donnelley & Sons, which employs approximately 3,100 persons and is the largest employer in the market area.

The following is a list of some of the leading employers in Montgomery County:

Employer                       Product/Service                 Number of Employees
--------                       ---------------                 -------------------
R.R. Donnelley & Sons          Nonresidential Printing                3,100
Hi-Tek Lithonia Light          Lighting Manufacturers                   550
Raybestos Products             Friction Products                        802
NUCOR Steel                    Rolled Steel                             466
H-C Industries                 Plastic Closures                         417
ATAPCO (Crawfordsville)        Plastic Folders/Binders                  332
Heritage Products              Automotive Parts                         265
Mid-States                     Wire & Products                          283
Fleetwood Trevel Trailers      Trailers, 5th Wheels                     401
Pace Dairy Foods               Process & Packaged Cheese                250

         The unemployment rate is another key economic indicator. Exhibit 28 shows the average unemployment rates in the market area, Indiana, and the United States in 1994, 1995 and December 1996. The market area has historically been characterized by a similar unemployment rate to Indiana in 1994 and 1996, but much lower in 1995, and always lower than the United States. The market area had a decrease in its unemployment rate from 4.8 percent in 1994 to 2.6 percent in 1995. Indiana had only a slight decrease in its unemployment rate from 4.9 percent to 4.7 percent and the United States' unemployment rate decreased from
6.1 percent to 5.6 percent in that same time period. In December 1996, the unemployment rate increased in the market area, while decreasing in Indiana and the United States. The market area had the lowest unemployment at 3.1 percent, compared to the United States at 5.0 percent, and Indiana at 3.4 percent.

         Exhibit 29 provides deposit data for banks, thrifts and credit unions in the market area counties. Montgomery Savings' deposit base in the market area was $69.7 million at June 30, 1996, or 38.2 percent of the $182.3 million total thrift deposits but a much smaller 9.1 percent share of total deposits which totaled $762.4 million. The market area is clearly dominated by the banking industry. Total deposits were $762.4 million with 75.4 percent in bank deposits, compared to a much lower $182.3 million or 23.9 percent of deposits for thrifts, and $5.5 million or 7.3 percent held by credit unions. It is evident from the size of both thrift deposits and bank deposits that the market area counties have a moderate deposit base with the Association having a strong level of market penetration of all thrift deposits, but a moderate level of market penetration for total deposits.

         Exhibit 30 provides interest rate data for each quarter for the years 1992 through 1996. The interest rates tracked are the Prime Rate, as well as 90-Day and One-Year Treasury Bills and the Thirty-Year Treasury Bond. Interest rates experienced a declining trend in the first two quarters of 1992, but then began to rise in the second half of the year. In 1993 rates experienced slight volatility until the last two quarters, which indicated the beginning of a rising trend. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime at 9.00 percent. However, throughout the rest of 1995, interest rates saw dramatic decreases, as the prime rate fell to its 1994 year end level of 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent and then remained at 8.25 percent through the end of 1996. Rates on 90-day T-bills, decreased in 1996 as did long term treasury bonds with one-year Treasury Bills increasing modestly in 1996.

SUMMARY

         To summarize, Montgomery Savings' market area represents an area with a slightly growing population and modest upward change in the number of households during the mid-1990s. The market area has indicated lower historical per capita income and median household income compared to Indiana and the United States. The market area also has a much lower median housing value and average median rent level than Indiana and the United States. Further, the market area has a very competitive financial institution market dominated by banks with a total deposit base of approximately $762.4 million for all market area counties.

III. COMPARABLE GROUP SELECTION

Introduction

         Integral to the valuation of the Corporation is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, SAIF- insured thrifts in the United States and all publicly-traded, SAIF-insured thrifts in the Midwest and in Indiana.

         Exhibits 31 and 32 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 331 publicly-traded, SAIF-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 157 publicly-traded Midwest thrifts ("Midwest thrifts") and the 24 publicly-traded thrifts in Indiana ("Indiana thrifts"), and by trading exchange. Exhibit 33 presents prices, pricing ratios and price trends for the 28 thrifts completing their conversions between July 1, 1996, and March 4, 1997.

         The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Montgomery as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Montgomery's basic operation. Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.


GENERAL PARAMETERS

Merger/Acquisition

         The comparable group will not include any institution that had announced its involvement in merger or acquisition activity as of March 4, 1997, due to the price impact of such a pending transaction. The thrift institutions that were potential comparable group candidates but were not considered due to their announced involvement merger/acquisition activity include the following:

         Institution                                  State
         -----------                                  -----
         SJS Bancorp                                  Michigan
         FCB Financial Corporation                    Wisconsin
         OSB Financial Corporation                    Wisconsin

         No thrift institution in Montgomery's market area is currently involved in merger/acquisition activity or has been recently so involved, as indicated in
Exhibit 34.

Mutual Holding Companies

         The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 35 presents pricing ratios and Exhibit 36 presents key financial data and ratios for the 19 publicly-traded, SAIF-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

         Institution                                  State
         -----------                                  -----
         Jacksonville Savings Bank, MHC               Illinois
         Webster City Federal Savings Bank, MHC       Iowa
         Wayne Savings & Loan Co., MHC                Ohio


Trading Exchange

         It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange, the American Stock Exchange, or the over-the-counter ("OTC") and listed on the
National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 350 publicly-traded, SAIF-insured institutions, including 19 mutual holding companies, 14 are traded on the New York Stock Exchange, 18 are traded on the American Stock Exchange and 318 are listed on NASDAQ.

IPO Date

         Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of March 4, 1997, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to December 31, 1995.


Geographic Location

         The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Montgomery, including the western and southwestern states, the southeastern states and the New England states.

         The geographic location parameter consists of Indiana, its surrounding states of Ohio, Kentucky, Michigan, and Illinois, as well as the states of Iowa, Missouri and Wisconsin, for a total of eight states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

         Asset size was another key parameter used in the selection of the comparable group. The range of total assets for any potential comparable group institution was $350 million or less, due to the greater similarity of asset mix and operating strategies of institutions in this asset range compared to
Montgomery,  with  assets  of  approximately  $95  million.  Such an asset  size
parameter  was  necessary  to  obtain  a  comparable   group  of  at  least  ten
institutions.

         In  connection  with  asset  size,  we did not  consider  the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.


SUMMARY

         Exhibits 37 and 38 show the 68 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

Introduction

         The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 37. The balance sheet ratios consist of the following:

              1.       Cash and Investments/Assets
              2.       Mortgage-Backed Securities/Assets
              3.       One- to Four-Family Loans/Assets
              4.       Total Net Loans/Assets
              5.       Total Net Loans and Mortgage-Backed Securities/Assets
              6.       Borrowed Funds/Assets
              7.       Equity/Assets

         The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from Montgomery with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Montgomery. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.


Cash and Investments to Assets

         Montgomery's level of cash and investments to assets was 6.4 percent at December 31, 1996, and reflects the Association's lower level of investments compared to national and regional averages. The Association's investments consist primarily of FHLB time deposits with small balances of interest-bearing deposits in banks and municipal securities. During its last five fiscal years, Montgomery's ratio of cash and investments to assets has ranged from a high of
7.4 percent in 1993 to a low of 3.7 percent in 1994, averaging 5.5 percent.

It should be noted that Federal Home Loan Bank stock is not included in cash and investments, but rather is part of other assets in order to be consistent with reporting requirements and sources of statistical and comparative analysis.

         The parameter range for cash and investments is broad due to the volatility of this parameter and to prevent the elimination of otherwise good potential comparable group candidates. The range has been defined as 5.0 percent of assets to 25.0 percent of assets, with a midpoint of 15.0 percent.


Mortgage-Backed Securities to Assets

         At October 31, 1996, Montgomery had no mortgage-backed securities in its portfolio and did not indicate a balance of such securities at the end of its past two fiscal years. At the end of its fiscal years 1992, 1993 and 1994, the Association had nominal ratios of mortgage-backed securities to assets of
2.5 percent, 1.5 percent and 0.9 percent, respectively. As of December 31, 1996, the regional average ratio of mortgage-backed securities to assets was of 9.5 percent and the national average was 12.2 percent. Recognizing both the Association's current absence of mortgage-backed securities and the fact that many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, this parameter is moderately broad at 25.0 percent or less of assets and a midpoint of 12.5 percent.


One- to Four-Family Loans to Assets

         Montgomery's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings, which constituted 90.2 percent of the Association's gross loans at December 31, 1996, including residential construction loans.

One- to four-family loans represented 80.5 percent of the Association's total assets at December 31, 1996, which is above industry averages. The parameter for this characteristic requires any comparable group institution to have from 45.0 percent to 85.0 percent of its assets in one- to four-family loans with a midpoint of 65.0 percent.


Total Net Loans to Assets

         At December 31, 1996, Montgomery had a ratio of total net loans to assets of 88.5 percent and a five fiscal year average of 88.6 percent, which is considerably higher than the national and regional averages of 66.6 percent and
69.1 percent, respectively. The parameter for the selection of the comparable group is from 50.0 percent to 90.0 percent with a midpoint of 70.0 percent. The wider range is simply due to the fact that, as the referenced national and regional averages indicate, many institutions purchase a greater volume of investment securities and/or mortgage-backed securities as a cyclical alternative to lending, but may otherwise be similar to Montgomery.


Total Net Loans and Mortgage-Backed Securities to Assets

         As discussed previously, Montgomery was absent mortgage-backed securities at December 31, 1996, so its combined ratio of total net loans and mortgage-backed securities to assets was also 88.5 percent. Recognizing the industry and regional ratios of 12.2 percent and 9.5 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 70.0 percent to 95.0 percent, with a midpoint of 82.5 percent.

Borrowed Funds to Assets

         Montgomery had FHLB advances of $11.9 million or 12.61 percent of assets at December 31, 1996. The Association's balance of advances has indicated relatively modest fluctuation at the end of its last three fiscal years, following considerably lower balances at the end of fiscal years 1993 and 1993. Montgomery's ratio of borrowed funds to assets averaged 8.4 percent for its past five fiscal years, ranging from a low of 3.7 percent in both 1992 and 1993 to a high of 13.0 percent in 1994. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending.

         The public demand for longer term funds increased in 1995 and the first half of 1996 due to the higher cost of deposits. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

         The range of borrowed funds to total assets is 30.0 percent or less with a midpoint of 15.0 percent, similar to the national average of 14.8 percent.


Equity to Assets

         Montgomery's equity to assets ratio as of December 31, 1996, was 9.60 percent. After conversion, based on the midpoint value of $12,500,000, gross public offering proceeds of $9.3 million and net proceeds to the Association of approximately $4.4 million, Montgomery's equity is projected to stabilize in the area of 13.0 percent. Based on those historical and pro forma equity ratios, we have defined the equity ratio parameter to be 7.0 percent to 20.0 percent with a midpoint ratio of 13.5 percent.

PERFORMANCE PARAMETERS

Introduction

         Exhibit 38 presents five parameters identified as key indicators of Montgomery's earnings performance and the basis for such performance. The primary performance indicator is the Association's return on average assets ("ROAA"). The second performance indicator is the Association's return on average equity ("ROAE"). To measure the Association's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Association is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Association's ratio of operating expenses, also referred to as noninterest expenses, to assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.


Return on Average Assets

         The key performance parameter is the ROAA. As a result of the special SAIF assessment realized in the third quarter of 1996, categorized as a non-recurring expense item, Montgomery's ROAA will reflect core income, rather than net income, and will be compared to the core ROAA of candidate comparable group institutions. The Association's core ROAA was 0.56 percent for the twelve months ended December 31, 1996, based on core earnings after taxes, as detailed in Item I of this report and presented in Exhibit 7. The Association's ROAA over the past five fiscal years, based on net earnings, has ranged from a low of 0.46 percent in both 1993 and 1995 to a high of 0.80 percent in 1992 with an average ROAA of 0.60 percent.

         Considering the historical and current earnings performance of Montgomery, the range for the ROAA parameter based on core or normalized income has been defined as 0.40 percent to a high of 1.20 percent with a midpoint of
0.80 percent.


Return on Average Equity

         The ROAE, also using core income, has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Association's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

         The pro forma consolidated ROAE for the Association and the Corporation for the year following conversion be approximately 3.97 percent based on the midpoint valuation. Prior to conversion, the Association's ROAE was 5.71 percent for the twelve months ended December 31, 1996, based on core income, with a five year average net ROAE of 7.30 percent. The parameter range for the comparable group, based on net income, is from 2.0 percent to 12.0 percent with a midpoint of 7.0 percent.


Net Interest Margin

         Montgomery had a net interest margin of 2.83 percent based on the twelve month period ended December 31, 1996. The Association's range of net interest margin for its past five fiscal years has been from a low of 2.77 percent in 1996 to a high of 3.61 percent in 1993 with an average of 3.21 percent and an annually declining trend since 1993.

         The parameter range for the selection of the comparable group is from a low of 2.50 percent to a high of 3.50 percent with a midpoint of 3.00 percent.


Operating Expenses to Assets

         Net of non-recurring items, Montgomery had a lower than average 1.88 percent ratio of operating expenses to average assets ratio for the twelve months ended December 31, 1996, based on core expense adjustments, as previously discussed. For its five most recent fiscal years, the Association's operating expenses have been stable, indicating a modestly declining trend and ranging from a low of 1.99 percent in 1996 to a high of 2.26 percent in 1993 with an average of 2.13 percent, lower than the current industry average of 2.33 percent.

         The operating expense to assets parameter, net of non-recurring expenses, for the selection of the comparable group is from a low of 1.50 percent to a high of 2.75 percent with a midpoint of 2.13 percent.


Noninterest Income to Assets

         For its most recent four quarters, Montgomery experienced a considerably lower than average dependence on noninterest income as a source of additional income. The Association's noninterest income to average assets was
0.01 percent for the twelve months ended December 31, 1996, which is below the industry average of 0.44 percent for the most recent four quarters. Montgomery's ratio of noninterest income to average assets has decreased significantly since 1994.

         The range for this parameter for the selection of the comparable group is 0.40 percent or less of average assets, with a midpoint of 0.20 percent.

ASSET QUALITY PARAMETERS

Introduction

         The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 38. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of Montgomery. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.


Nonperforming Assets to Assets Ratio

         Montgomery's ratio of nonperforming assets to assets was 0.40 percent at December 31, 1996. That ratio was lower than the national average of 0.86 percent and lower than the Midwest regional average of 0.60 percent, and also lower than its ratios of 0.92 percent, 1.08 percent and 0.69 percent at June 30, 1996, 1995 and 1994, respectively, representing a three fiscal year average of
0.90 percent for the Association.

         In recognition of Montgomery's historical and current ratios, the parameter range for nonperforming assets to assets has been defined as 0.80 percent of assets or less with a midpoint of 0.40 percent.


Repossessed Assets to Assets

         Montgomery had $65,000 of repossessed assets or 0.07 percent of total assets at December 31, 1996. At June 30, 1996, the Association's ratio was a higher 0.17 percent of total assets. The Association's three year average ratio of repossessed assets to total assets was 0.10 percent for fiscal years 1994 to 1996. National and regional averages were 0.56 percent and 0.47 percent, respectively, at December 31, 1996.

         The range for the repossessed assets to total assets parameter is 0.25 percent of assets or less with a midpoint of 0.13 percent.


Loans Loss Reserves to Assets

         Montgomery had a loan loss reserve or allowance for loan losses of $158,000, representing a loan loss allowance to total assets ratio of 0.17 percent at December 31, 1996, which is similar to its ratio of 0.18 percent at June 30, 1996. For its last three fiscal years, the Association's loan loss reserve also averaged a similar 0.18 percent of assets from a low of 0.16 percent in 1995 to a high of 0.20 percent in 1994, indicating minimal fluctuation.

         The loan loss allowance to assets parameter range used for the selection of the comparable group was a minimum required ratio of 0.15 percent of assets.


THE COMPARABLE GROUP

         With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 39, 40 and 41. The comparable group institutions range in size from $79.0 million to $278.7 million with an average asset size of $165.9 million and have an average of 4.3 offices per institution compared to Montgomery with assets of $94.6 million and four offices. One of the comparable group institutions was converted in 1988, one in 1990, one in 1992, three in 1993, two in 1994, and two in 1995.

         Exhibit  42  presents  a  comparison   of   Montgomery's   market  area
demographic data with that of each of the institutions in the comparable group.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS

         FFW Corporation, Wabash, Indiana, is the holding company of First Federal Savings Bank of Wabash, and operates three offices, two of which are in Wabash County, and the third in nearby Kosciusko County. The Bank currently has assets of $158.2 million and equity of $16.1 million, and reported a core ROAA of 1.08 percent and a ROAE of 10.33 percent for its most recent four quarters.

         First Bancshares, Inc., Mountain Grove, Missouri, is a unitary savings and loan holding company for the First Home Savings Bank, with three full service branches in Marshfield, Ava and Gainesville, Missouri. The Bank has assets of $157.0 million, equity of $23.2 million and had a core ROAA of 1.03 percent for its most recent four quarters.

         First Franklin Corporation, Cincinnati, Ohio, is the holding company of Franklin Savings & Loan Company which operates seven branches in the Greater Cincinnati Metropolitan Area, all in Hamilton County. At the end of its most recent quarter, the Company had assets of $222.3 million and equity of $19.7 million, and reported a core ROAA of 0.60 percent for its most recent four quarters.

         GFS Bancorp, Grinell, Iowa, is the holding company for Grinell Federal Savings Bank, serving Poweshiek, Marshall, Mahaska, Jasper and Tama Counties, Iowa, from its single home office. The Bank has assets of $87.6 million and equity of $10.1 million and in its most recent four quarters reported a core ROAA of 1.17 percent and a core ROAE of 9.87 percent.

         Glenway Financial Corp., Cincinnati, Ohio, is the holding company for Centennial Savings Bank. The Bank serves the Hamilton County market area from its six full service offices. The Bank has total assets of $278.7 million, total equity of $26.8 million, and a core ROAA of 0.63 percent for its trailing four quarters.

         Hardin Bancorp, Hardin, Missouri, is the holding company for Hardin Federal Savings Bank, which operates three full service offices in Ray and Clay Counties, Missouri. At the end of its most recent quarter, Hardin Federal had total assets of $97.0 million and total equity of $14.3 million, and for its most recent four quarters, the Bank reported a core ROAA of 0.82 percent and a core ROAE of 4.70 percent.

         MFB Corp., Mishawaka, Indiana, is the holding company for Mishawaka Federal Savings. Mishawaka Federal operates four offices in Mishawaka and surrounding St. Joseph County. At the end of its most recent quarter, Mishawaka Federal had total assets of $223.9 million and total equity of $34.5 million, and for its most recent four quarters, the Bank reported a core ROAA of 0.82 percent.

         Midwest Bancshares, Inc., Burlington, Iowa, is the holding company for Midwest Federal Savings and Loan Association. The Association serves its customers through five offices in Des Moines, Lee and Louisa Counties, Iowa. The Bank has total assets of $136.4 million, total equity of $9.6 million, and reported a core ROAA of 0.73 percent and a core ROAE of 10.50 percent for its most recent four quarters.

         Sobieski Bancorp, South Bend, Indiana, is the holding company for Sobieski Federal Savings and Loan Association of South Bend. The Association operates three full service offices in St. Joseph County. At the end of its most recent quarter, Sobieski Federal had total assets of $79.0 million and total equity of $13.9 million, and for its most recent four quarters, the Association reported a core ROAA of 0.50 percent and a core ROAE of 2.79 percent.

         Suburban Bancorporation, Inc., Cincinnati, Ohio, is the holding company for Suburban Federal Savings Bank. The Bank's headquarters is located in northeastern Cincinnati near the border of Hamilton and Warren Counties. The Bank operates six other branches throughout the Cincinnati area. The Bank has total assets of $218.7 million and total equity of $25.8 million, and reported a core ROAA of 0.58 percent and a core ROAE of 4.62 percent for its most recent four quarters.

 IV.  ANALYSIS OF FINANCIAL PERFORMANCE

         This section reviews and compares the financial performance of Montgomery to all thrifts, Midwest thrifts, Indiana thrifts and the ten institutions constituting Montgomery's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as shown in Exhibits 43 through 48.

         As presented in Exhibits 43 and 44, at December 31, 1996, Montgomery's total equity of 9.60 percent of assets was lower than the 12.16 percent for the comparable group, the 12.95 for all thrifts, the 14.22 percent ratio for Midwest thrifts, and the 12.46 percent ratio for Indiana thrifts. The Association had a
88.53 percent share of net loans in its asset mix, considerably higher than the comparable group at 72.13 percent, and also much higher than all thrifts at
66.58 percent, Midwest thrifts at 69.13 percent and Indiana thrifts at 69.68 percent. Montgomery's share of net loans, higher than industry and regional averages, is the result of its absence of mortgage-backed securities and much lower level of cash and investments. The comparable group had an 11.56 percent share of mortgage-backed securities, and a higher 14.01 percent share of cash and investments compared to the Association, with a 6.41 percent ratio of cash and investments to assets. All thrifts had 12.19 percent of assets in mortgage-backed securities and 17.90 percent in cash and investments. Montgomery's share of deposits of 76.25 percent was modestly higher than the comparable group and the three geographic categories, reflecting the Association's somewhat lower 12.61 percent ratio of FHLB advances. The comparable group had deposits of 72.05 percent and borrowings of 14.90 percent. All thrifts averaged a 70.81 percent share of deposits and 14.83 percent of borrowed funds, while Midwest thrifts had a 69.62 percent share of deposits and a 14.93 percent share of borrowed funds. Indiana thrifts averaged a 70.43 percent share of deposits and a 16.08 percent share of borrowed funds. Montgomery was absent goodwill and other intangibles, compared to a minimal 0.03 percent for the comparable group, 0.21 percent for all thrifts, 0.18 percent for Midwest thrifts and 0.06 percent for Indiana thrifts.

         Operating performance indicators are summarized in Exhibits 45 and 46 and provide a synopsis of key sources of income and key expense items for Montgomery in comparison to the comparable group, all thrifts, and Midwest thrifts for the trailing four quarters.

         As shown in Exhibit 47, for the twelve months ended December 31, 1996, Montgomery had a yield on average interest-earning assets higher than the comparable group, similar to all thrifts and Midwest thrifts and lower than Indiana thrifts. The Association's yield on interest-earning assets was 7.73 percent compared to the comparable group at 7.64 percent, all thrifts at 7.71 percent, Midwest thrifts at 7.69 percent and Indiana thrifts at 7.82 percent.

         The Association's cost of funds for the twelve months ended December 31, 1996, was higher than the comparable group and the three geographic categories. Montgomery had an average cost of interest-bearing liabilities of
5.40 percent compared to 5.08 percent for the comparable group, 4.86 percent for all thrifts, and 4.95 percent for Midwest thrifts and 4.96 percent for Indiana thrifts. The Association's interest income and interest expense ratios resulted in an interest rate spread of 2.33 percent, which was significantly lower than the comparable group at 2.55 percent, all thrifts at 2.85 percent, Midwest thrifts at 2.75 percent and Indiana thrifts at 2.86 percent. Montgomery demonstrated a net interest margin of 2.79 percent for the twelve months ended December 31, 1996, based on average interest-earning assets, which was also considerably lower than the comparable group at 3.17 percent. All thrifts also averaged a higher 3.41 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.38 percent and Indiana thrifts at 3.39 percent.

         Montgomery's major source of earnings is interest income, as is evidenced by the operations ratios presented in Exhibit 46. The Association made a $20,000 provision for loan losses during the twelve months ended December 31, 1996, representing 0.02 percent of average assets. The comparable group indicated provisions representing a higher 0.07 percent of average assets, with all thrifts at 0.14 percent, Midwest thrifts at
0.10 percent and Indiana thrifts at 0.19 percent.

         The Association's non-interest income was $6,000 or 0.01 percent of average assets for the twelve months ended December 31, 1996. Such non-interest income was significantly lower than the comparable group at 0.23 percent, all thrifts at 0.44 percent, Midwest thrifts at 0.41 percent and Indiana thrifts at
0.48 percent. For the twelve months ended December 31, 1996, Montgomery's operating expense ratio, net of non-recurring expense, was 1.88 percent, higher than the comparable group and the three geographical categories. Non-recurring expense during the most recent four quarters consisted primarily of the 67.5 basis point SAIF special assessment realized in the third quarter of 1996, generally in the range of 0.40 percent to 0.55 percent of average assets for most institutions. Net of such non-recurring expense, the comparable group's operating expense ratio was 2.06 percent, while all thrifts, Midwest thrifts and Indiana thrifts all averaged 2.33 percent. Montgomery's SAIF assessment of $428,000 constituted 0.47 percent of average assets.

         The overall impact of Montgomery's income and expense ratios is reflected in the Association's core income and return on assets. The Association had an ROAA, based on core income, of 0.56 percent for the twelve months ended December 31, 1996. For its most recent four quarters, the comparable group had a higher ROAA of 0.80 percent based on core income. Compared to Montgomery, all thrifts also averaged a higher core ROAA of 0.79 percent, as did Midwest thrifts at 0.77 percent and Indiana thrifts at 0.78 percent.

V.   MARKET VALUE ADJUSTMENTS

         This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Montgomery with the comparable group. These adjustments will take into consideration such key items as earnings performance, market area, financial condition, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted, however, that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.


EARNINGS PERFORMANCE

         In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the level of current and historical classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level of non-interest expenses.

         As discussed earlier, the Association's historical business philosophy has focused on strengthening its net interest income and net earnings level, reducing its level of nonperforming assets, maintaining a reasonable level of interest sensitive assets relative to interest sensitive liabilities and thereby improving its sensitivity measure and its overall interest rate risk, maintaining an adequate level of loan loss reserves to reduce the impact of any unforeseen losses, and closely monitoring and striving to maintain its current and historically lower level of overhead expenses. Having significantly reduced its nonperforming and repossessed assets during the second half of 1996, the Association's current philosophy will focus on maintaining a low level of nonperforming and non-earning assets, increasing its net interest spread and net interest margin, increasing its net income and return on assets and improving its interest rate risk position and net portfolio value under conditions of interest rate fluctuation.

         Earnings are often related to an institution's ability to generate loans. The Association was an active originator of mortgage loans in fiscal years 1994, 1995 and 1996, with 1994 indicating the highest level of origination activity and 1995 indicating the lowest. During the six months ended December 31, 1996, originations of $15.9 million, or $31.8 million annualized, indicated an annualized increase of $7.7 million or 9.5 percent over the Association's fiscal year ended June 30, 1996, with approximately 86.0 percent of the annualized increase constituting one- to four-family mortgage loans, including construction loans. Annualized originations of non-residential mortgage loans and non-real estate loans were also moderately higher than in fiscal 1996. Total originations of $27.5 million during the twelve months ended June 30, 1996, were
27.8 percent higher than the $21.5 million in fiscal year 1995, but 13.7 percent lower than the $31.8 million in fiscal year 1994. The Association's $3.9 million net increase in loans outstanding for the six months ended December 31, 1996, or $7.7 million annualized, was significantly higher, on a annualized basis, than in fiscal year 1996, due to both the higher level of originations and a lower level of principal payments and other reductions.

         Notwithstanding lower principal payments and other reductions in fiscal year 1995 than in fiscal year 1994, Montgomery experienced a lower level of originations, resulting in a $5.1 million net increase in loans, $4.5 million less than in fiscal year 1994, and a 7.0 percent increase in net loans outstanding. The Association's higher levels of both originations and repayments in fiscal year 1996 relates to moderating interest rates in late 1995, producing repayments in excess of refinancings for the Association and resulting in net loans increasing by only $2.4 million or 3.0 percent from June 30, 1995, to June 30, 1996. The Association's focus in fiscal years 1994, 1995 and 1996, and for the six months ended December 31, 1996, was on the origination of one- to four-family mortgage loans, including construction loans, with that combined loan category constituting 85.5 percent, 82.6 percent, 91.2 percent and 85.9 percent of total origination in those four periods, respectively. In fiscal years 1994, 1995 and 1996 and for the six months ended December 31, 1996, the Association's second largest category of originations was nonresidential mortgage loans, including land loans, with non-mortgage loans being the third largest.

         The impact of these primary lending efforts has been to generate a yield on average interest-earning assets of 7.73 percent for Montgomery for the twelve months ended December 31, 1996, compared to 7.64 percent for the comparable group, 7.71 percent for all thrifts and 7.69 for Midwest thrifts. The Association's level of interest income to average assets was 7.63 percent for the twelve months ended December 31, 1996, which was also higher than the comparable group at 7.44 percent, all thrifts at 7.41 percent and Midwest thrifts at 7.42 percent for their most recent four quarters.

         Montgomery's cost of interest-bearing liabilities of 5.40 percent for the twelve months ended December 31, 1996, was much higher than the comparable group at 5.08 percent and also higher than all thrifts at 4.86 percent and Midwest thrifts at 4.95 percent. As a result of its cost differential, the Association's net interest margin of 2.79 percent, based on average interest-earning assets for the twelve months ended December 31, 1996, was lower than the comparable group at 3.17 percent and also much lower than all thrifts at 3.41 percent. Montgomery's net interest spread of 2.33 percent for the twelve months ended December 31, 1996, was also lower than the comparable group at 2.55 percent, all thrifts at 2.85 percent and Midwest thrifts at 2.75 percent.

         The Association's ratio of noninterest income to assets was 0.01 percent for the twelve months ended December 31, 1996, significantly lower than the comparable group at 0.23 percent, all thrifts at 0.44 percent and Midwest thrifts at 0.41 percent. While the Association has indicated recent noninterest income much lower than the comparable group, its recent operating expenses have been only slightly lower than the comparable group, although more significantly lower than all thrifts and Midwest thrifts. For the twelve months ended December 31, 1996, Montgomery had an operating expenses to assets ratio of 1.88 percent, net of non-recurring expense, compared to a higher
2.06 percent for the comparable group and 2.33 percent for both all thrifts and Midwest thrifts.

         For the twelve months ended December 31, 1996, Montgomery generated much lower levels of noninterest income, slightly lower levels of noninterest expenses, and a significantly lower net interest margin relative to its comparable group. As a result, the Association's core income level for its twelve months ended December 31, 1996, was moderately lower than its comparable group for the four most recent quarters, and also lower than all thrifts and Midwest thrifts during that time period. Based on net earnings, the Association had a return on average assets of 0.80 percent in 1992, 0.46 percent in 1993,
0.79 percent in 1994, 0.46 percent in 1995 , 0.49 percent in 1996 and 0.33 percent for the twelve months ended December 31, 1996. For its most recent four quarters, the comparable group had a core ROAA of 0.56 percent compared to the comparable group at 0.80 percent and all thrifts at 0.79 percent. The Association's core or normalized earnings, as shown in Exhibit 7, were higher than its net earnings due to the SAIF special assessment realized in the third quarter of 1996, as previously discussed.

         Montgomery's earnings stream will continue to be dependent on both the overall trends in interest rates and, to a somewhat lesser extent, on the consistency and reliability of its low level of non-interest income, the latter indicating a significant decrease since 1992. The Association's cost of interest-bearing liabilities will continue to adjust as deposits reprice. Upward pressure on savings costs is likely, based on current rates, although the rate of increase may subside somewhat during the next few years. It has also been recognized that in addition to Montgomery's current ROAA being higher than that of its comparable group for the most recent four quarters, the Association also experienced a decreasing trend in its ROAA since 1994. The Association's net interest margin and net interest spread for the twelve months ended December 31, 1996, are similar to their levels at June 30, 1996, but lower than for the preceding four fiscal years. In recognition of the foregoing earnings related factors, a moderate downward adjustment has been made to Montgomery's pro forma market value for earnings performance.

MARKET AREA

         Montgomery's  primary  market  area for  retail  deposits  consists  of
Montgomery, Fountain and Warren Counties, Indiana, including the city of Crawfordsville, the location of the Association's home office. As discussed in
Section II, this market area has evidenced a rate of population growth lower than the comparable group markets, the state of Indiana and the United States. The market area has also indicated slightly lower unemployment than both Indiana and the United States. The unemployment rate in Montgomery's market area counties averaged 3.1 percent in December, 1996, compared to 3.4 percent for Indiana and 5.0 percent for the United States. The per capita income in Montgomery's market area is lower than the state average and national averages and the comparable group average, as is the market area's median household income. The market area is also characterized by median housing values lower than the comparable group, Indiana and the United States, although median rent is very similar to the average of the comparable group markets . The market area is generally rural and agricultural, with manufacturing being the major business and employment sector, followed by the services sector and then the wholesale/retail sector. The level of financial competition in the Association's market area is moderate, but dominated by the banking industry. Montgomery had net increases in deposits in fiscal years 1994, 1995 and for the twelve months ended December 31, 1996, as deposits exceeded withdrawals. In recognition of all these factors, we believe that a minimum downward adjustment is warranted for the Association's market area.

FINANCIAL CONDITION

         The financial condition of Montgomery is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 41, 43 and 44. The Association's total equity ratio before conversion was 9.60 percent at December 31, 1996, which was lower than the comparable group at 12.16 percent, all thrifts at 12.95 percent and Midwest thrifts at 14.22 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to approximately 19.4 percent, and the Association's pro forma equity to assets ratio will increase to a range of 13.0 percent to 14.0 percent.

         The Association's mix of assets indicates some areas of significant variation from its comparable group. Montgomery had a higher share of net loans at 88.53 percent of total assets at December 31, 1996, compared to the comparable group at 72.13 percent and all thrifts at 66.58 percent. The Association was absent mortgage-backed securities compared to 11.56 percent for the comparable group and 12.19 percent for all thrifts. The Association's indicated less disparity from the comparable group. Montgomery's 76.45 percent share of deposits was modestly higher than that of the comparable group at 72.05 percent, reflecting Montgomery's 12.61 percent share of borrowed funds compared to the comparable group at 14.90 percent.

         The Association had a very low 0.07 percent level of repossessed assets at December 31, 1996, but nevertheless slightly higher than the comparable at
0.04 percent,  while all thrifts and Midwest thrifts  indicated 0.56 percent and
0.47 percent, respectively. Montgomery was absent goodwill and intangible assets at December 31, 1996, compared a minimal share of 0.03 percent for the comparable group. All thrifts indicated goodwill and other intangible assets of
0.21 percent. The financial condition of Montgomery is strengthened by its lower level of nonperforming assets at 0.40 percent of assets at December 31, 1996, compared to a slightly higher 0.48 percent for the comparable group and a considerably higher 0.86 percent for all thrifts. It should be recognized, however, that the Association's historical ratio of nonperforming assets to total assets averaged a higher 0.90 percent for fiscal years 1994, 1995 and 1996, decreased from 0.92 percent at June 30, 1996, before decreasing to its December 31, 1996, level of 0.40 percent.

         The Association had a modestly lower 8.25 percent share of high risk real estate loans compared to 10.98 percent for the comparable group and 13.58 percent for all thrifts. Montgomery had $158,000 in allowances for loan losses or 41.69 percent of nonperforming assets at December 31, 1996, compared to the comparable group's higher 210.86 percent, with Midwest thrifts at 143.49 percent and all thrifts at a lower 90.63 percent. Montgomery has also experienced moderate levels of interest rate risk, as reflected by its exposure under conditions of rising interest rates.

         Overall, we believe that a minimum downward adjustment is warranted for Montgomery's current financial condition.


DIVIDEND PAYMENTS

         During the twelve months ended December 31, 1996, the Association paid cash dividends of $0.35 per share to the minority public shareholders, representing total cash dividends of $87,500 on 250,000 public shares outstanding. It is the Association's intention to pay an annual dividend of $0.31 per share, equivalent to a quarterly dividend of $0.08 per share, following its intended second step conversion, resulting in a dividend yield of
3.10 percent based on the midpoint valuation. The actual payment of future cash dividends will, however, be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. All ten institutions in the comparable group pay cash dividends for an average dividend yield of 2.22 percent.

         Currently, many thrifts are committing to initial cash dividends, similar to the absence of such a dividend commitments in 1995 and early 1996. In our opinion, a minimum upward adjustment to the pro forma market value is warranted at this time related to dividend payments.


SUBSCRIPTION INTEREST

         The general interest in thrift conversion offerings was often difficult to gauge in 1995. Based upon recent offerings, subscription and community interest weakened significantly in early 1995, but regained some strength by the second half of the year. In the first half of 1996, interest in new issues was mixed, with the number of conversions decreasing from the same period in 1995. The second half of 1996 suggests some renewed interest in thrift conversion offerings. Overall, such interest has appears to be directly related to the financial performance and condition of the thrift institution converting and the strength of the local economy, as well as general market conditions and aftermarket price trends.

         Montgomery will focus its offering to depositors and residents of its market area. The board of directors and officers anticipate purchasing approximately $250,000 or approximately 2.7 percent of the conversion stock based on the appraised midpoint valuation. Montgomery will form ESOP, based on
8.0 percent of the total number of shares to be issued, and plans to purchase such ESOP stock in the initial offering. Additionally, the Prospectus restricts to $200,000 the amount of conversion stock that may be purchased by a single account holder, or by such persons and associates acting in concert.

         The Association has secured the services of Charles Webb & Company, a division of Keefe, Bruyette and Woods, Inc. ("KBW") to assist the Association in the marketing and sale of the conversion stock. Based on the size of the offering, current market conditions, local market interest and the terms of the offering, we believe that no adjustment is warranted for the Association's anticipated subscription interest.

LIQUIDITY OF THE STOCK

         Montgomery will offer its shares through concurrent subscription and community offerings with the assistance of KBW. If necessary, KBW will conduct a syndicated community offering upon the completion of the subscription and community offering. Montgomery will pursue at least two market makers for the stock. Subsequent to the Association's second step conversion at the midpoint of the valuation range, its total of outstanding stock will be 35.6 percent smaller than the comparable group and 70.7 percent smaller than the average of the twenty four publicly-traded Indiana thrifts. Therefore, we believe that a minimum downward adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.


MANAGEMENT

         The chairman and chief executive officer of Montgomery is Earl F. Elliott and the president, chief financial officer and managing officer is J. Lee Walden. Mr. Elliott served as president from 1983 to 1996 and has been the Association's chief executive officer since 1983. Prior to becoming a director in 1995 and president in 1996, Mr. Walden served as executive vice president from 1987 and treasurer from 1992.

         Mr. Elliott and Mr. Walden have been able to increase lending activity, as well as the Association's equity level and equity ratio, over the past few years and the Association's asset quality has improved since 1994. Earnings, however, have shown a modest downward trend during the past few years and remain lower than the comparable group and industry averages. Net interest margin and net interest spread are also currently lower than the comparable group and industry averages. The Association's level of non-interest expense is currently modestly lower than the comparable group and considerably lower than all thrifts and Midwest thrifts, while non-interest income indicates a decline since 1992 to very low current levels. It is our opinion that no adjustment to the pro forma market value is warranted for management.

MARKETING OF THE ISSUE

         The response to a newly issued thrift institution stock is more difficult to predict, due to the volatility of new thrift stocks. Further, with each conversion, there is a high level of uncertainty with regard to the stock market particularly thrift institution stocks and interest rate trends. The impact of recent increases in interest rates has made it more difficult for more thrift institutions to strengthen their earnings and resulted in downward market prices. Recent conflicts of opinion on interest rate trends and the recent rise in interest rates have resulted in some significant stock volatility. Further, the impact of the difference in a thrift's premium level on deposits compared to BIF-insured institutions is another key concern, along with the one time assessment of SAIF-insured thrifts to increase the capitalization of the SAIF insurance fund.

         The necessity to build a new issue discount into the stock price of a converting thrift has prevailed in the thrift industry in recognition of higher uncertainty among investors as a result of the thrift industry's dependence on interest rate trends. Notwithstanding Montgomery's approximately two years in the mutual holding company form with a relatively small number of public shares outstanding, we believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation in its second step conversion, and we have made a moderate downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI.  VALUATION METHODS

         Under normal stock market conditions, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm is the price to book value ratio method. The focus on the price to book value method is due to the volatility of earnings in the thrift industry. As earnings in the thrift industry improved from late 1993 through 1996, there has been more emphasis placed on the price to earnings method, but the price to book value method continues to be the primary valuation method. These two pricing methods have both been used in determining the pro forma market value of the Corporation.

         In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method has been used, the price to net assets method. The price to net assets method is used less often for valuing ongoing institutions; however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

         In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

PRICE TO BOOK VALUE METHOD

         The price to book value method focuses on a thrift institution's financial condition, and does not give as much consideration to the institution's performance as measured by net earnings. Therefore, this method is sometimes considered less meaningful for institutions that do provide a consistent earnings trend. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance.

         Consideration was given to the adjustments to the Association's pro forma market value discussed in Section V. Minimum downward adjustments were made for Montgomery's financial condition, market area and the liquidity of the stock; and moderate downward adjustments were made for earnings performance and the marketing of the issue. A minimum upward adjustment was made for dividend payments. No adjustments were made for subscription interest or the management of the Association.

         Exhibit 50 shows the average and median price to book value ratios for the comparable group which were 99.24 percent and 99.16 percent, respectively. The total comparable group indicated a moderately wide range, from a low of
82.11 percent (Sobieski Bancorp, Inc.) to a high of 110.59 percent (GFS Bancorp, Inc.). This variance cannot be attributed to any one factor such as the institution's equity ratio or earnings performance. Excluding the low and the high in this group, the price to book value range narrowed from a low of 95.90 percent to a high of 110.52 percent.

         Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 74.66 percent at the midpoint, ranging from a low of 68.36 percent at the minimum to a high of 85.53 percent at the super maximum for the Corporation.

         The Corporation's price to book value ratio of 74.66 is strongly influenced by the Association's financial condition, its local market and subscription interest in thrift stocks. Further, the Association's equity to assets after conversion will be approximately 16.00 percent compared to 12.16 percent for the comparable group. Based on this price to book value ratio and the Association's equity of $9,082,000 at December 31, 1996, the indicated pro forma market value for the Association using this approach is $12,497,904 at the midpoint (reference Exhibit 51).


PRICE TO EARNINGS METHOD

         The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Montgomery indicates after tax net earnings for the twelve months ended December 31, 1996, of $300,000.
Exhibit 7 indicates the derivation of the Association's core or normalized earnings of $512,000 for the twelve months ended December 31, 1996. To arrive at the pro forma market value of the Association by means of the price to earnings method, we deemed net earnings to be not meaningful, due primarily to the non-recurring expense related to the SAIF special assessment realized in the third quarter of 1996, and used the core earnings base of $512,000.

         In determining the price to core earnings multiple, we reviewed the range of price to core earnings multiples for the comparable group and all publicly-traded thrifts. The average price to core earnings multiple for the comparable group was 15.60, while the median was 14.47. The comparable group's price to core earnings multiple was lower than the average for all publicly-traded, SAIF-insured thrifts of 17.62, but slightly higher than their median of 14.93. The range in the price to core earnings multiple for the comparable group was from a low of 9.59 (FFW Corp.) to a high of 30.21 (Sobieski Bancorp, Inc.). The primary range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low price to core earnings multiple of 9.93 to a high of 18.68 times earnings for eight of the ten institutions in the group.

         Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined a price to core earnings multiple of 18.47 at the midpoint, based on Montgomery's core earnings of $512,000 for twelve months ended December 31, 1996. Based on the Association's core earnings base of $512,000 (reference
Exhibit 49), the pro forma market value of the Corporation using the price to earnings method is $12,501,551 at the midpoint.

PRICE TO NET ASSETS METHOD

         The final valuation method is the price to net assets method. This method is not as frequently used due to the fact that it does not focus as much on an institution's equity position or earnings performance. Exhibit 50 indicates that the average price to net assets ratio for the comparable group was 12.09 percent and the median was 12.33 percent. The range in the price to net assets ratios for the comparable group varied from a low of 6.85 percent (Midwest Bancshares, Inc.) to a high of 15.64 percent (Sobieski Bancorp, Inc.). It narrows modestly with the elimination of the two extremes in the group to a low of 8.84 percent and a high of 15.24 percent.

         Based on the adjustments made previously for Montgomery, it is our opinion that an appropriate price to net assets ratio for the Corporation is
12.22 percent at the midpoint, which is slightly higher than the comparable group at 12.09 percent and ranges from a low of 10.55 percent at the minimum to 15.84 percent at the super maximum. Based on the Association's December 31, 1996, asset base of $94,623,000, the indicated pro forma market value of the Corporation using the price to net assets method is $12,502,342 at the midpoint (reference Exhibit
49).

VALUATION CONCLUSION

         Exhibit 55 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 74.66 percent for the Corporation represents a discount of 24.77 percent relative to the comparable group and decreases to 13.81 percent at the super maximum. The price to core earnings multiple of 18.47 for the Corporation at the midpoint value indicates a premium of 18.43 percent, increasing to 44.48 percent at the super maximum. The price to assets ratio at the midpoint represents a premium of 1.12 percent, changing to a premium of 31.05 percent at the super maximum.

         It is our opinion that as of March 4, 1997, the pro forma market value of the Corporation, inclusive of the sale in the Subscription and Community Offering of Montgomery Mutual Holding Company's 74.12 percent interest, is $12,500,000 at the midpoint, representing 1,250,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $10,625,000 or 1,062,500 shares at $10.00 per share to a maximum of $14,375,000 or 1,437,500 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $16,531,250 or 2,653,125 shares at $10.00 per share (reference Exhibits 51 to 54). Based on the foregoing valuation range and the 74.12 percent ownership interest being sold in the Subscription and Community Offering, the midpoint value of the Corporation's public offering was $9,264,700 or 926,470 shares, with a minimum of $7,874,995 or 787,500 shares, a maximum of $10,654,405 or 1,065,441 shares and a super-maximum of $12,252,566 or 1,225,257 shares.

         In the conversion of a mutual holding company, the minority shareholders are entitled to exchange their shares for an aggregate number of shares equal to their collective interest in the Association prior to conversion, in this case 25.88 percent. Consequently, an exchange ratio will be established at the conclusion of the Corporation's Subscription and Community Offering, based on the number of shares sold. Pursuant to the valuation range established in this appraisal and described above, the exchange ratio will be 1.1000 shares, 1.2941 shares, 1.4882 shares and 1.7115 shares of stock in Montgomery Financial Corporation for each outstanding share of the Association prior to conversion.

          The appraised value of Montgomery Financial Corporation as of March 4, 1997, is $12,500,000 at the midpoint.

                                    EXHIBITS

                                   NUMERICAL

                                    EXHIBITS

                                                                       EXHIBIT 1


                    MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION
                             CRAWFORDSVILLE, INDIANA

             Consolidated Condensed Statement of Financial Condition
                     At June 30, 1996, and December 31, 1996



                                                                      December 31,               June 30,
                                                                          1996                     1996
                                                                ------------------      -------------------
                                                                     (Unaudited)
ASSETS
Cash                                                            $          252,320      $           129,519
Short-term interest-bearning deposits                                    5,665,534                3,506,685
                                                                ------------------      -------------------
        Total cash and cash equivalents                                  5,917,854                3,636,204
Interest-bearing deposits                                                  100,000                  100,000
Securities available for sale                                               52,239                  311,656
Loans                                                                   83,928,087               80,232,496
Allowance for loan losses                                                 (158,000)                (158,000)
                                                                ------------------      -------------------
        Net loans                                                       83,770,087               80,074,496
Real estate owned                                                        1,251,940                  908,913
Premises and equipment                                                   1,638,070                1,595,966
Federal Home Loan Bank stock, at cost                                      750,000                  750,000
Interest receivable:
    Loans                                                                  637,045                  586,174
    Investment and interest-bearing deposits                                 6,804                    8,984
Other assets                                                               498,491                  238,351
                                                                ------------------      -------------------

           Total assets                                         $       94,622,530      $        88,210,744
                                                                ==================      ===================

LIABILITIES
Deposits                                                        $       72,342,509      $        69,708,521
Borrowings                                                              11,928,373                8,000,000
Advances by borrowers for taxes and insurance                              182,500                  381,914
Interest payable                                                           542,432                  428,178
Dividends payable                                                           25,000                   25,000
Deferred tax liability                                                     364,432                  364,395
Other liabilities                                                          154,953                  175,408
                                                                ------------------      -------------------

           Total liabilities                                            85,540,199               79,083,416


 STOCKHOLDERS' EQUITY
Common stock, $.01 par value:  2,000,000 shares
  authorized; 850,000 issued                                                 8,500                    8,500
Additional paid-in capital                                               2,194,128                2,194,128
Unearned compensation                                                      (11,563)                      --
Retained earnings - substantially restricted                             6,891,266                6,924,757
Net unrealized loss on securities available                                     --                       --
  for sale, net of tax                                                          --                      (57)
                                                                ------------------      -------------------

           Total stockholders' equity                                    9,082,331                9,127,328
                                                                ------------------      -------------------

           Total liabilities and stockholders' equity           $       94,622,530      $        88,210,744
                                                                ==================      ===================


Source:  Montgomery Savings' audited and unaudited financial statements.

                                    EXHIBIT 2

                    MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION
                             CRAWFORDSVILLE, INDIANA

                  Consolidated Statement of Financial Condition
                          At June 30, 1992 through 1995



                                                                1995          1994           1993           1992
                                                        ---------------------------------------------------------
ASSETS
Cash                                                    $     263,796  $     93,978   $     92,320  $     283,761
Short-term interest-bearing deposits                        3,771,018     1,535,273      4,534,850      1,723,467
                                                        -------------  ------------   ------------  -------------
    Total cash and cash equivalents                         4,034,814     1,629,251      4,627,170      2,006,228

Interest-bearing deposits                                     100,000       200,000        200,000        400,000
Investment securities available for sale                      802,631     1,074,082        621,813      1,844,468
Mortgage-backed securities                                         --       707,162      1,139,729      1,665,387
Loans, net                                                 77,929,323    72,214,613     63,566,287     57,416,766
Real estate owned                                             858,349       962,555      1,233,538      1,099,411
Premises and equipment                                      1,704,163     1,413,644      1,212,896      1,153,566
Federal Home Loan Bank stock, at cost                         750,000       610,200        558,300        502,900
Interest receivable                                           567,239            --             --             --
Goodwill                                                           --        57,736         69,891         82,046
Other assets                                                  577,637       764,231        632,809        551,607
                                                        -------------  ------------   ------------  -------------

           Total assets                                 $  87,324,156  $ 79,633,474   $ 73,862,433  $  66,722,379
                                                        =============  ============   ============  =============

LIABILITIES
Deposits                                                $  68,285,607  $ 62,345,982   $ 64,681,199  $  60,630,815
Borrowings                                                 10,868,250    10,338,102      2,730,000        250,000
Interest payable                                              418,858            --             --             --
Deferred tax liability                                        389,933            --             --             --
Other liabilities                                             683,125       659,517        765,398        487,532
                                                        -------------  ------------   ------------  -------------
           Total liabilities                               80,645,773    73,343,601     68,176,597     61,368,347

 STOCKHOLDERS' EQUITY
Retained earnings--substantially restricted             $   6,675,130  $  6,289,873   $  5,685,836  $   5,354,032
Net unrealized gain (loss) on securities available              3,253            --             --             --
    for sale                                            -------------  ------------   ------------  -------------

           Total stockholders' equity                       6,678,383     6,289,873      5,685,836      5,354,032
                                                        -------------  ------------   ------------  -------------

           Total liabilities and stockholders' equity   $  87,324,156  $ 79,633,474   $ 73,862,433  $  66,722,379
                                                        =============  ============   ============  =============



Source:  Montgomery Savings' audited financial statements

                                    EXHIBIT 3


            MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION, AND SUBSIDIARY
                             CRAWFORDSVILLE, INDIANA

                        Consolidated Statements of Income
            For the six months ended December 31, 1995 and 1996, and
                        For the year ended June 30, 1996


                                                                            For the six months               Year ended
                                                                            ended December 31,                June 30,
                                                                           1996              1995               1996
                                                                     ---------------   ---------------   ----------------
                                                                                (Unaudited)
  Interest income:
      Loans                                                          $     3,395,258   $     3,164,009   $      6,409,666
      Securities                                                               9,469            16,333             28,678
      Interest-bearing deposits                                               97,479           160,188            281,805
      Other Interest and dividend income                                      29,598            31,981             56,472
                                                                     ---------------   ---------------   ----------------
           Total interest income                                           3,531,804         3,372,511          6,776,621

 Interest expense:
      Deposits                                                             1,897,595         1,956,185          3,866,674
      Short-term borrowings                                                      ---             8,000              8,000
      Federal Home Loan Bank advances                                        303,399           316,589            559,393
                                                                     ---------------   ---------------   ----------------
           Total interest expense                                          2,200,994         2,280,774          4,434,067
                                                                     ---------------   ---------------   ----------------

           Net interest income                                             1,330,810         1,091,737          2,342,554

Provision (adjustment) for losses on loans                                       ---           (26,250)            19,750
                                                                     ---------------   ---------------   ----------------

           Net interest income after provision for
             losses on loans                                               1,330,810         1,117,987          2,322,804

     Other income:
      Service charges on deposit accounts                                     12,309            10,969             22,184
      Appraisal income (expense)                                               3,450            20,181            (5,007)
      Other income                                                             1,989             3,743              6,043
                                                                     ---------------   ---------------   ----------------
           Total other income                                                 17,748            34,893             23,220

   Other expenses:
      Salaries and employee benefits                                         448,990           471,033            878,536
      Net occupancy expenses                                                  51,332            49,886            100,999
      Equipment expenses                                                      70,435            69,475            140,000
      Data processing expense                                                 44,995            43,090             86,684
      Deposit insurance expense                                              500,156            77,033            156,199
      Real estate operations, net                                           (40,681)            15,943            (7,364)
      Advertising expense                                                     17,788            15,820             33,408
      Other expenses                                                         219,916           183,414            361,942
                                                                     ---------------   ---------------   ----------------
           Total other expenses                                            1,312,931           925,694          1,750,404

           Income before income taxes                                         35,627           227,186            595,620

           Income tax expense                                                 19,118            79,672            164,993
                                                                     ---------------   ---------------   ----------------

           Net income                                                $        16,509   $       147,514   $        430,627
                                                                     ===============   ===============   ================


Source: Montgomery Savings and Subsidiary's audited and unaudited financial statements

                                    EXHIBIT 4

            MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION, AND SUBSIDIARY
                             CRAWFORDSVILLE, INDIANA

                        Consolidated Statements of Income
                  For the nine months ended June 30, 1992, and
                 For the years ended June 30, 1993 through 1995

                                                                                                                      Nine
                                                                        Year ended June 30,                       Months Ended
                                                      -----------------------------------------------------         June 30,
                                                               1995               1994               1993             1992
                                                      --------------    ---------------   ----------------    ----------------
Interest income:
      Loans                                           $    5,894,188    $     5,315,461   $      5,433,269    $      4,063,038
      Securities                                              77,962            146,518            209,500             244,069
      Deposits with financial institution                    156,417             99,174             97,889             125,942
      Dividend income                                         49,645             33,227             54,898              45,648
                                                      --------------    ---------------   ----------------    ----------------
           Total interest income                           6,178,212          5,594,380          5,795,556           4,478,697
                                                      --------------    ---------------   ----------------    ----------------
Interest expense:
      Deposits                                             3,188,701          2,872,410          3,264,912           2,817,543
      Short-term borrowings                                   34,525             28,962                 --                  --
      Federal Home Loan Bank advances                        684,032            205,678             56,380              19,918
      Other interest expense                                      --                 --             17,000              17,388
                                                      --------------    ---------------   ----------------    ----------------
           Total interest expense                          3,907,258          3,107,050          3,338,292           2,854,849
                                                      --------------    ---------------   ----------------    ----------------

           Net interest income                             2,270,954          2,487,330          2,457,264           1,623,848

Provision (adjustment) for losses on loans                   (15,000)            25,213             37,700              35,650
                                                      --------------    ---------------   ----------------    ----------------
           Net interest income after provision
                for losses on loans                        2,285,954          2,462,117          2,419,564           1,588,198
                                                      --------------    ---------------   ----------------    ----------------

Other income:
      Service charges on deposit accounts                      8,285              8,069              7,470               4,772
      Commissions                                                 --             67,714            102,314              83,138
      Net realized gains on sale of available-
        for-sale securities                                    9,033                 --             25,094                  --
      Net appraisal income (expense)                          39,540             62,124                 --                  --
      Other income                                            22,276              9,415             26,813              24,049
                                                      --------------    ---------------   ----------------    ----------------
           Total other income                                 79,134            147,322            161,691             111,959
                                                      --------------    ---------------   ----------------    ----------------

Other expenses:
      Salaries and employee benefits                         901,945            833,306            825,086             532,875
      Net occupancy expenses                                  91,774             92,965             99,360              65,530
      Equipment expenses                                     132,022            138,732            112,400              74,718
      Data processing expense                                 87,069             75,989             74,033              50,590
      Deposit insurance expense                              145,529            146,682            127,918              97,905
      Real estate operations, net                            (18,378)           (26,329)           (52,559)            (47,822)
      Advertising expense                                     31,250             20,177                 --                  --
      Other expenses                                         378,158            374,643            403,015             283,960
                                                      --------------    ---------------   ----------------    ----------------
           Total other expenses                            1,749,369          1,656,165          1,589,253           1,057,756
                                                      --------------    ---------------   ----------------    ----------------

           Income before income tax                          615,719            953,274            992,002             642,401

     Income tax expense                                      230,462            349,237            432,596             247,530
                                                      --------------    ---------------   ----------------    ----------------

           Net income (before change in
                  accounting method)                         385,257            604,037            559,406             394,871
Cumulative effect of change in accounting method                  --                 --            227,602                  --
                                                      --------------    ---------------   ----------------    ----------------
           Net income                                 $      385,257    $       604,037   $        331,804    $        394,871
                                                      ==============    ===============   ================    ================



Source: Montgomery Savings Association and Subsidiary's audited financial statements

                                    EXHIBIT 5






                        Selected Financial Condition Data
             At December 31, 1996, and at June 30, 1992 through 1996



                                               December 31,                                  June 30,
                                              -------------      ----------------------------------------------------------------
                                                   1996             1996          1995          1994          1993          1992
                                              -------------      ----------------------------------------------------------------
                                                                               (In thousands)
Summary of Financial Condition:
Total assets                                     $ 94,623        $ 88,211      $ 87,324      $ 79,633      $ 73,862      $ 66,722
Interest-bearing deposits in other
  financial institutions                            5,766           3,607         3,871         1,735         4,735         2,123
Investment securities (1)                              52             312           803         1,781         1,762         3,509
Loans receivable, net                              83,770          80,074        77,929        72,215        63,566        57,417
Deposits                                           72,343          69,709        68,286        62,346        64,681        60,631
Advances from FHLB of Indianapolis and
  other borrowings                                 11,928           8,000        10,868        10,338         2,730           250
Stockholders' equity                                9,082           9,127         6,678         6,290         5,686         5,354





(1) Investment securities and mortgage-backed securities are all available for sale beginning July 1, 1994, due to the adoption of Statement of Financial Accounting Standards No. 115 ("SFAS 115"). These securities are recorded at fair value, and at December 31, 1996, this resulted in no change in total equity, at June 30, 1996, this resulted in a decrease of $57,000 in total equity capital; and at June 30, 1995, this resulted in an increase in total equity capital of $3,000.

                                    EXHIBIT 6




                            Income and Expense Trends
             For the Six Months Ended December 31, 1995 and 1996 and
           For the Fiscal Years Ended June 30, 1993 through 1996, and
                     For the Nine Months Ended June 30, 1992





                                                                                                                             Nine
                                                 Six Months Ended                                                            Months
                                                   December 31,                      Year Ended June 30,                     Ended
                                           -----------------------    -------------------------------------------------     June 30,
                                              1996         1995          1996         1995         1994         1993          1992
                                           ----------   ----------    ----------   ----------   ----------   ----------    ---------
Summary of Operating Results:                                            (In thousands)
     Interest income (1) ................    $3,532      $ 3,373       $6,777      $ 6,178       $5,594        $5,796      $4,479
     Interest expense ...................     2,201        2,281        4,434        3,907        3,107         3,338       2,855
                                             ------      -------       ------      -------       ------        ------      ------
         Net interest income ............     1,331        1,092        2,343        2,271        2,487         2,458       1,624
Provisions (adjustment) for
 losses on loans ........................      --            (26)          20          (15)          25            38          36
                                             ------      -------       ------      -------       ------        ------      ------
         Net interest income
          after provision
          for losses on loans ...........     1,331        1,118        2,323        2,286        2,462         2,420       1,588
Other income ............................        18           35           23           79          147           162         112
    Other expenses:
     Salaries and employee
      benefits ..........................       449          471          879          902          833           825         533
     Other ..............................       864          455          871          847          823           764         525
                                             ------      -------       ------      -------       ------        ------      ------

         Total non-interest
          expense .......................     1,313          926        1,750        1,749        1,656         1,589       1,058
                                             ------      -------       ------      -------       ------        ------      ------
     Income before income tax
      and cumulative effect of
      change in accounting
      method ............................        36          227          596          616          953           993         642
     Income tax expense .................        19           79          165          231          349           433         247
                                             ------      -------       ------      -------       ------        ------      ------
       Income before cumulative
        effect of change in
        accounting method ...............        17          148          431          385          604           560         395
       Cumulative effect of
        change in accounting
        method ..........................      --           --           --           --           --             228        --
                                             ------      -------       ------      -------       ------        ------      ------
         Net income .....................    $   17      $   148       $  431      $   385       $  604        $  332      $  395
                                             ======      =======       ======      =======       ======        ======      ======

-------------
(1)   Loan origination fees are included in interest income on a deferral basis.



Source:  Montgomery Financial Corporation's prospectus

                                    EXHIBIT 7


                            Normalized Earnings Trend
                 For the Twelve Months Ended December 31, 1996,
               and For the Fiscal Years Ended June 30, 1994, 1995
                                    and 1996

                                     Twelve months       Fiscal years ended
                                         Ended                 June 30,
                                       December 31,     ------------------------
                                          1996          1996      1995      1994
                                          ----          ----      ----      ----
                                                    (Dollars In Thousands)

Net income after taxes ............      $ 300          $431      $385      $604

Net income before taxes
 after effect of accounting
 adjustments ......................        405           596       616       953

Income adjustments ................         --            --        --        --

Expense adjustments
 SAIF Assessment ..................       (428)           --        --        --

Normalized earnings before
 taxes ............................        833           596       616       953

Taxes .............................        321(1)        165       231       349
                                           -----         ---       ---       ---

Normalized earnings after
 taxes ............................      $ 512          $431      $385      $604
                                         =====          ====      ====      ====
------------
(1)   Based on tax rate of 39.5 percent


Source: Montgomery Financial Corporation's audited and unaudited financial statements

                                    EXHIBIT 8


                             Performance Indicators
               For The Six Months Ended December 31, 1995 and 1996
              For the Fiscal Years Ended June 30, 1993 through 1996
                     For the Nine Months Ended June 30, 1992


                                                                                                                          Nine
                                                                                                                         Months
                                                       Six Months Ended                                                  Ended
                                                        December 31, (7)                Years ended June 30,            June 30,
                                                      ------------------     --------------------------------------     --------
                                                      1996        1995       1996       1995       1994       1993        1992
                                                      ----        ----       ----       ----       ----       ----        ----
Selected Financial Ratios and Other Data:

Return on average assets (1)(2)(3) ................    0.32%      0.34%      0.49%      0.46%      0.79%      0.46%      0.80%
Return on average equity (1)(2)(4) ................    3.19%      3.48%      4.89%      5.78%      9.90%      5.67%     10.25%
Average equity to average assets ..................   10.10%      9.64%      9.99%      7.91%      7.96%      8.19%      7.76%
Equity to assets at end of period .................    9.60%     10.20%     10.35%      7.65%      7.90%      7.70%      8.02%
Interest rate spread (2)(5) .......................    2.59%      2.12%      2.27%      2.54%      3.19%      3.38%      3.12%
Net interest margin (2)(6) ........................    3.05%      2.59%      2.77%      2.82%      3.41%      3.61%      3.43%
Non-performing loans to total loans ...............    0.37%      0.93%      0.83%      1.05%      0.73%      1.03%      0.62%
Average interest-earning assets to average
interest-bearing liabilities ......................  109.26%    108.78%    109.47%    105.78%    104.96%    104.61%    104.96%
Non-interest expenses to average
  assets (1)(2) ...................................    2.41%      2.10%      1.98%      2.08%      2.16%      2.22%      2.13%
Net interest income after provision for loan
  losses to non-interest expenses (1) .............    1.21x      1.21x      1.33x      1.31x      1.49x      1.52x      1.50x

----------

(1) Information for the six months ended December 31, 1996, has been annualized with the exception of the effect of the one time SAIF special assessment of $428,000 included in other expenses, income tax adjustment of $169,000 affecting net income in the amount of $259,000 for the six month period. Information for the six months ended December 31, 1995, has been annualized with no exceptions.

(2)   Information for the nine months ended June 30, 1992 has been annualized

(3)   Net income divided by average total assets.

(4)   Net income divided by average total equity.

(5) Interest rate spread is calculated by subtracting combined weighted average interest rate cost from combined weighted average interest rate earned for the period indicated.

(6)   Net interest income divided by average interest-earning assets.

(7)   Ratios for the nine month periods have been annualized.


Source:  Montgomery Financial Corporation's Prospectus

                                    EXHIBIT 9


                              Volume/Rate Analysis
                   For the Six Months Ended December 31, 1996
             For the Fiscal Years Ended June 30, 1996, 1995 and 1994


                                                     Six Months Ended                         Year ended June 30,
                                                        December 31,         -------------------------------------------------------
                                                       1996 vs. 1995               1996 vs. 1995                1995 vs. 1994
                                             -----------------------------   --------------------------   --------------------------
                                                  Increase                      Increase                    Increase
                                                 (Decrease)                    (Decrease)                  (Decrease)
                                                   Due to         Total          Due to         Total         Due to         Total
                                             -----------------   Increase    --------------    Increase   --------------    Increase
                                             Volume       Rate  (Decrease)   Volume    Rate   (Decrease)  Volume    Rate  (Decrease)
                                             ------       ----  ----------   ------    ----   ----------  ------    ----  ----------
                                                                                 (In thousands)
Interest-Earning Assets:
 Interest-earning deposits ...............    $ (46)    $ (16)    $ (62)    $ 139     $ (13)    $ 126     $   7     $  50     $  57
 Investment securities ...................      (12)        4       (48)      (53)        4       (49)      (64)       (4)      (68)
 Loans ...................................      199        32       231       192       324       516       622       (44)      578
 Stock in FHLB of Indianapolis ...........     --          (2)       (2)        4         2         6         8         9        17
                                              -----     -----     -----     -----     -----     -----     -----     -----     -----
   Total .................................    $ 141     $  18     $ 119     $ 282     $ 317     $ 599     $ 573     $  11     $ 584
                                              =====     =====     =====     =====     =====     =====     =====     =====     =====

Interest bearing liabilities:
 Savings accounts ........................    $ (22)    $ (14)    $ (36)    $  27     $  14     $  41     $ (38)    $  28     $ (10)
 NOW and money market accounts ...........       14         2        16       (62)       13       (49)      (15)       45        30
 Certificates of deposit .................      117      (155)      (38)      326       360       686        88       209       297
 Borrowings ..............................       75       (97)      (22)     (213)       62      (151)      353       130       483
                                              -----     -----     -----     -----     -----     -----     -----     -----     -----
   Total .................................    $ 184     $(264)    $ (80)    $  78     $ 449     $ 527     $ 388     $ 412     $ 800
                                              =====     =====     =====     =====     =====     =====     =====     =====     =====

Change in net interest income ............    $ (43)    $ 282     $ 199     $ 204     $(132)    $  72     $ 185     $(401)    $(216)
                                              =====     =====     =====     =====     =====     =====     =====     =====     =====



                                                        Year ended June 30,
                                                  ------------------------------
                                                           1994 vs. 1993
                                                  ------------------------------
                                                       Increase
                                                      (Decrease)
                                                        Due to          Total
                                                  -----------------    Increase
                                                  Volume       Rate   (Decrease)
Interest-Earning Assets:
 Interest-earning deposits .................      $ (26)      $  28       $   2
 Investment securities .....................        (13)        (51)        (64)
 Loans .....................................        476        (593)       (117)
 Stock in FHLB of Indianapolis .............          3         (25)        (22)
                                                  -----       -----       -----
   Total ...................................      $ 440       $(641)      $(201)
                                                  =====       =====       =====

Interest bearing liabilities:
 Savings accounts ..........................      $  62       $ (28)      $  34
 NOW and money market accounts .............         44         (64)        (20)
 Certificates of deposit ...................        (71)       (336)       (407)
 Borrowings ................................         88          74         162
                                                  -----       -----       -----
   Total ...................................      $ 123       $(354)      $(231)
                                                  =====       =====       =====

Change in net interest income ..............      $ 317       $(287)      $  30
                                                  =====       =====       =====


Source:  Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 10


                              Yield and Cost Trends
                            At December 31, 1996 and
              For the Six Months Ended June 30, 1995 and 1996, and
              For the Fiscal Years Ended June 30, 1994 through 1996



                                                                      Six Months Ended
                                                          At             June 30,                  Year ended June 30,
                                                      December 31,  -------------------     --------------------------------
                                                         1996       1996(3)     1995(3)      1996        1995         1994
                                                      -----------   -------     -------     -------     -------      -------
                                                        Average     Average     Average     Average     Average      Average
                                                         Rate        Rate        Rate        Rate        Rate         Rate
                                                         ----        ----        ----        ----        ----         ----
Weighted average yield on:
     Loans .........................................     8.26%       8.23%       8.14%       8.18%       7.76%       7.82%
     Investments securities ........................     7.00%       7.38%       6.76%       7.06%       6.64%       7.56%
     Total Interest-earning assets .................     8.11%       8.11%       8.01%       8.00%       7.67%       7.66%
Weighted average rate on:
     Deposits ......................................     5.34%       5.46%       5.74%       5.62%       4.97%       4.49%
     Borrowings ....................................     6.04%       5.92%       7.04%       6.60%       6.00%       4.22%
      Total interest-bearing liabilities ...........     5.44%       5.52%       5.89%       5.73%       5.13%       4.47%

Interest rate spread (spread between weighted
 average yield on total interest-earning assets
 and total interest-bearing liabilities) ...........     2.67%       2.59%       2.12%       2.27%       2.54%       3.19%
Net interest margin (net interest income as a
 percentage of average interest-earnings assets ....     3.03%       3.05%       2.59%       2.77%       2.82%       3.41%




Source:  Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 11

             Interest Rate Sensitivity of Net Portfolio Value (NPV)
                    At December 31, 1996 and at June 30, 1996





                                               At December 31, 1996                At June 30, 1996
                                         --------------------------------   -------------------------------
     Assumed               Board
    Change in              Limit
  Interest Rates          % Change          $ Change         % Change          $ Change         % Change
  (Basis Points)           in NPV            in NPV           in NPV            in NPV           in NPV
-------------------   ----------------   --------------   ---------------   --------------   --------------
                                                               (Dollars in Thousands)
       +300                 -60           $ (5,247)              (47)        $ (4,823)             (45)
       +200                 -50             (3,283)              (30)          (3,042)             (29)
       +100                 -30             (1,452)              (13)          (1,351)             (13)
        0                    0                   0                 0                0                0
       -100                 -30                876                10              838                8
       -200                 -50              1,092                10            1,097               10
       -300                 -60              1,102                13            1,112               10



Source: Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 12

                           Loan Portfolio Composition
             At December 31, 1996, and at June 30, 1994 through 1996


                                              At December 31,                                        At June 30,
                                            ------------------     -----------------------------------------------------------------
                                                   1996                  1996                   1995                    1994
                                            ------------------     ----------------      ------------------      -------------------
                                            Amount     Percent     Amount   Percent      Amount     Percent      Amount     Percent
                                            ------     -------     ------   -------      ------     -------      ------     -------
                                                                                 (Dollars in thousands)
Type of Loan:
Mortgage loans:
  Residential ..........................   $ 72,891     87.01%    $ 68,961    86.12%     $ 65,890     84.55%   $ 62,672      86.79%
  Land .................................      1,852      2.21%       1,656     2.07%        1,866      2.39%        422       0.58%
  Nonresidential .......................      5,263      6.28%       5,866     7.33%        6,076      7.80%      5,694       7.88%
  Construction:
    Residential ........................      1,448      1.73%       1,261     1.57%        1,345      1.73%      1,602       2.22%
                                              -----      ----        -----     ----         -----      ----       -----       ----
      Total mortgage loans .............     81,454     97.23%      77,744    97.09%       75,177     96.47%     70,390      97.47%
                                             ------     -----       ------    -----        ------     -----      ------      -----
Other Loans:
  Home equity ..........................      2,536      3.03%       2,444     3.05%        2,653      3.40%      2,673       3.70%
  Savings account and unsecured
   consumer loans ......................        638      0.76%         574     0.72%          576      0.74%        201       0.28%
                                                ---      ----          ---     ----           ---      ----         ---       ----
      Total other loans ................      3,174      3.79%       3,018     3.77%        3,229      4.14%      2,874       3.98%
                                              -----      ----        -----     ----         -----      ----       -----       ----
Less:
  Loans in process .....................        861      1.02%         683     0.85%          456      0.58%        955       1.32%
  Deferred loan fees (cost) ............       (161)    (0.19)%       (153)   (0.19)%        (117)    (0.15)%       (64)     (0.09)%
  Loan loss reserves ...................        158      0.19%         158     0.20%          138      0.18%        158       0.22%
                                                ---      ----          ---     ----           ---      ----         ---       ----
      Total adjustments ................        858      1.02%         688     0.86%          477      0.61%      1,049       1.45%
                                                ---      ----          ---     ----           ---      ----       -----       ----
Total loans, net .......................   $ 83,770    100.00%    $ 80,074   100.00%     $ 77,929    100.00%   $ 72,215     100.00%
                                           ========    ======     ========   ======      ========    ======    ========     ======
Type of Security:
Residential:
  1-4 family ...........................   $ 73,651     87.92%    $ 69,353    86.61%     $ 66,048     84.76%   $ 63,126      87.42%
  5 or more units ......................        688      0.82%         869     1.08%        1,187      1.52%      1,148       1.59%
  Nonresidential .......................      5,263      6.28%       5,866     7.33%        6,076      7.80%      5,694       7.88%
  Land .................................      1,852      2.21%       1,656     2.07%        1,866      2.39%        422       0.58%
  Residential--second mortgage .........      2,536      3.03%       2,444     3.05%        2,653      3.40%      2,673       3.70%
  Savings accounts and unsecured
   consumer loans ......................        638      0.76%         574     0.72%          576      0.74%        201       0.28%
                                                ---      ----          ---     ----           ---      ----         ---       ----
      Total loans ......................     84,628    101.02%      80,762   100.86%       78,406    100.61%     73,264     101.45%
                                             ------    ------       ------   ------        ------    ------      ------     ------
Less:
  Loans in process .....................        861      1.02%         683     0.85%          456      0.58%        955       1.32%
  Deferred loan fees (cost) ............       (161)    (0.19)%       (153)   (0.19)%        (117)    (0.15)%       (64)     (0.09)%
  Loan loss reserves ...................        158      0.19%         158     0.20%          138      0.18%        158       0.22%
                                                ---      ----          ---     ----           ---      ----         ---       ----
Total loans, net .......................   $ 83,770    100.00%    $ 80,074   100.00%     $ 77,929    100.00%   $ 72,215     100.00%
                                           ========    ======     ========   ======      ========    ======    ========     ======




   Source:  Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 13


                             Loan Maturity Schedule
                              At December 31, 1996



                                                   Due During Years Ended December 31,
                           ----------------------------------------------------------------------------
                                                       2000     2002      2007     2012     Balance
                                                        and    through   through    and    December 31,
                             1997      1998   1999     2001     2006      2011   Following    1996
                             ----      ----   ----     ----     ----      ----   ---------    ----
                                                          (In Thousands)
Residential mortgage ...   $28,239   $  737   $343   $10,657   $5,468   $16,315   $11,132   $72,891
Commercial mortgage ....     1,832     --       14       635      361     2,163       258     5,263
Residential construction       673     --      --        118     --          80       577     1,448
Land loans .............       982       81    --        732       57      --        --       1,852
Equity loans ...........       422       71    242       732      797       272      --       2,536
Savings account loans ..       386      145     21        70       16      --        --         638
                               ---      ---     --        --       --    ------   -------   --------

       Total ...........   $32,534   $1,034   $620   $12,944   $6,699   $18,830   $11,967   $84,628
                           =======   ======   ====   =======   ======   =======   =======   =======

Fixed rate loans ......            $ 40,631
Adjustable rate loans..              11,463
                                   --------
       Total                       $ 52,094
                                   ========


Source: Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 14


                                Loan Originations
                 For The Six Months Ended December 31, 1996, and
                 For the Years Ended June 30, 1994 through 1996



                                Six Months Ended       Years ended June 30,
                                   December 31,    -----------------------------
                                      1996         1996        1995        1994
                                      ----         ----        ----        ----
                                                   (In thousands)
Loans originated:
 Residential mortgage ..........   $ 11,984     $ 23,285    $ 15,008    $ 25,232
 Nonresidential mortgage .......      1,450        1,270       1,027       2,158
 Residential construction ......      1,653        1,764       2,742       1,959
 Nonresidential construction ...        --           --          --          120
 Land loans ....................        364          618       1,158         323
 Other loans ...................        427          523       1,550       2,020
                                        ---          ---       -----       -----
   Total loans originated ......     15,878       27,460      21,485      31,812

Participation loans purchased:
 Nonresidential mortgage .......       --            --         553         768

Participation loans sold:
 Nonresidential mortgage .......       --            --        (559)       (156)

Loan principal payments ........     (6,195)    (12,668)    (10,793)    (13,424)
Other changes, net .............     (5,817)    (12,436)     (5,544)     (9,765)
                                     ======     =======      ======      ======




Source:  Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 15


                                Delinquent Loans
                 For the Six Months Ended December 31, 1996 and
                 For the Years Ended June 30, 1994 through 1996


                                                              June 30,
                                      December 31,  ---------------------------
                                         1996       1996        1995       1994
                                         ----       ----        ----       ----
                                                      (In Thousands)
Loans delinquent for:
  30 to 59 days ....................    $1,068     $  988     $  795     $  688
  60 to 89 days ....................       707        542        255        379
  90 or more days ..................       314        661        817        527
                                        ------     ------     ------     ------
     Total delinquent loans ........    $2,089     $2,191     $1,867     $1,594
                                        ======     ======     ======     ======

Ratio of total delinquent
  loans to total loans .............      2.49%      2.73%      2.39%      2.20%


Source: Montgomery Financial Corporation's prospectus

                                   EXHIBIT 16


                              Nonperforming Assets
                 For the Six Months Ended December 31, 1996 and
                 For the Years Ended June 30, 1994 through 1996



                                                                June 30,
                                          December 31,  ------------------------
                                             1996       1996      1995      1994
                                             ----       ----      ----      ----
                                                        (In Thousands)
Nonaccrual loans
 Residential mortgage loans ............     $242       $614      $503      $494
 Nonresidential mortgage loans .........       18         19        19        18
 Consumer loans ........................       --         --        --        --
                                             ----        ---      ----      ----
    Total nonaccrual loans .............      260        633       522       512

Loans past due 90 days or more
 Residential mortgage loans ............      --          --       277        --
 Nonresidential mortgage loans .........      --          --        --        --
 Consumer loans ........................      54          28        18        15
                                             ---        ----      ----      ----
    Total nonaccrual loans .............      54          28       295        15

 Real estate acquired in
  settlement of loans (net) ............       65        148       124        --
                                             ----       ----      ----      ----
    Total nonperforming assets .........     $379       $809      $941      $527


Source: Montgomery Financial Corporation's prospectus

                                   EXHIBIT 17


                                Classified Assets
                            At December 31, 1996 and
                         at June 30, 1994, 1995 and 1996



                                                               June 30,
                                          December 31,  ------------------------
                                              1996      1996      1995      1994
                                              ----      ----      ----      ----
                                                       (In Thousands)
Classified assets:
   Substandard .........................      $380      $661      $255      $379
   Doubtful ............................       --        --        --        --
   Loss ................................       --        --        --        --
                                              ----      ----      ----      ----
     Total classified assets                  $380      $661      $255      $379

Allowance for loan losses ..............      $158      $158      $138      $158



Source: Montgomery Financial Corporation's prospectus

                                   EXHIBIT 18


                            Allowance for Loan Losses
                            At December 31, 1996, and
                         at June 30, 1994, 1995 and 1996



                                           Six Months Ended       Years Ended June 30,
                                             December 31,    ----------------------------
                                                 1996        1996       1995      1994
                                                 ----        ----       ----      ----
                                                             (In Thousands)
Balance of allowance at beginning of period   $   158     $   138    $   158     $   133
Add:  Recoveries on loans previously
      charged off .........................      --          --         --          --
Less: Charge-offs--residential real estate
      loans ...............................      --          --            5        --
                                              -------     -------    -------     -------
Net charge-offs ...........................      --          --            5        --
                                              -------     -------    -------     -------
Provision (adjustment) for losses on loans       --            20        (15)         25
Balance of allowance at end of period .....   $   158     $   158    $   138     $   158
                                              =======     =======    =======     =======

Net charge-offs to total average loans
  outstanding for period ..................      --          --         0.01%       --
Allowance at end of period to net loans
  receivable at end of period .............      0.19%       0.20%      0.18%       0.22%
Nonperforming assets to total assets ......      0.40%       0.92%      1.08%       0.66%
Nonperforming loans to total loans ........      0.37%       0.83%      1.05%       0.73%
Allowance to non-performing loans .........     50.32%      24.96%     16.89%      29.98%



Source:  Montgomery Financial Corporation's prospectus

                                   EXHIBIT 19


                        Investment Portfolio Composition
                            At December 31, 1996, and
                          At June 30, 1994 through 1996


                                                                                              At June 30,
                                                                        -------------------------------------------------------
                                                At December 31, 1996         1996                1995                1994
                                                --------------------    --------------     --------------      ---------------
                                                   Book      % of       Book      % of      Book      % of      Book      % of
                                                   Value    Total       Value    Total      Value    Total      Value    Total
                                                   -----    -----       -----    -----      -----    -----      -----    -----
                                                                                 (Dollars in thousands)
Interest-bearing deposits with other
 financial institutions .......................   $5,766    100.0%     $3,607    100.0%    $3,871    100.0%    $1,735    100.00%
                                                  ======    =====      ======    =====     ======    =====     ======    ======
Investment securities:
 U.S. Treasury ................................   $   --       --%     $   --       --%    $  250    16.10%    $  250     10.46%
 Federal agencies .............................       --       --%        250    23.54%       257    16.55%       251     10.50%
 Municipals ...................................       52     6.48%         62     5.84%        71     4.57%        88      3.68%
 Corporate obligations ........................       --       --%         --       --%       225    14.49%       485     20.28%
 Mortgage-backed securities ...................       --       --%         --       --%        --       --%       707     29.57%
                                                  ------   ------      ------    -----     ------    -----     ------     ------
   Total investment securities ................       52     6.48%        312    29.38%       803    51.71%     1,781     74.49%
FHLB stock ....................................      750     93.5%        750     70.6%       750    48.29%       610     25.51%
                                                     ---     ----         ---     ----        ---    -----        ---     -----
   Total investment securities,
    mortgage-backed securities,
    and FHLB stock ............................   $6,568   100.00%     $4,669   100.00%    $5,424   100.00%    $4,126    100.00%
                                                  ======   ======      ======   ======     ======   ======     ======    ======




Source:  Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 20


                                 Mix of Deposits
             At December 31, 1996, and at June 30, 1994 through 1996



                                                     December 31,                                   June 30,
                                                 -------------------    ------------------------------------------------------------
                                                      1996                     1996                  1995                1994
                                                 -------------------    ------------------     ------------------   ----------------
                                                            Percent               Percent                Percent            Percent
                                                 Amount     of Total    Amount    of Total     Amount    of Total   Amount  of Total
                                                 ------     --------    ------    --------     ------    --------   ------  --------
                                                                                         (Dollars in thousands)
Demand accounts ............................    $   465       0.64%    $   613      0.88%    $   483      0.71%    $   215    0.34%
NOW accounts ...............................      3,091       4.27%      2,578      3.70%      2,009      2.94%      1,622    2.60%
Regular savings ............................      4,289       5.93%      4,948      7.10%      5,035      7.37%      5,083    8.15%
Money market demand accounts ...............      7,719      10.67%      7,035     10.09%      7,287     10.67%     10,085   16.18%
Certificates of deposit ....................     56,779      78.49%     54,535     78.23%     53,472     78.31%     45,341   72.73%
                                                 ------      -----      ------     -----      ------     -----      ------   -----

  Total ....................................    $72,343     100.00%    $69,709    100.00%    $68,286    100.00%    $62,346  100.00%
                                                =======     ======     =======    ======     =======    ======     =======  ======







Source:  Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 21


                                Deposit Activity
                 For the Six Months Ended December 31, 1996 and
                 For the Years Ended June 30, 1994 through 1996


                                 Six Months Ended        Year ended June 30,
                                    December 31,    ----------------------------
                                        1996         1996       1995      1994
                                        ----         ----       ----      ----
                                                  (Dollars in thousands)
Balance, beginning of period .......   $69,709     $68,286   $62,346    $64,681
                                       -------     -------   -------    -------

Net (decrease) increase before
  interest credited ................       825    ($ 2,429)    2,896   ($ 5,206)
Interest credited ..................     1,809     $ 3,852   $ 3,044    $ 2,871
                                       -------     -------   -------    -------
   Net increase in deposits ........     2,634       1,423     5,940   ($ 2,335)
                                       -------     -------   -------    -------
Balance, end of period .............   $72,343     $69,709   $68,286    $62,346
                                       =======     =======   =======    =======







Source:  Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 22

                             Borrowed Funds Activity
                 For the Six Months Ended December 31, 1996 and
                For The Years Ended June 30, 1994, 1995 and 1996


                                    Six Months Ended      Year Ended June 30,
                                      December 31,    --------------------------
                                          1996        1996      1995      1994
                                          ----        ----      ----      ----
                                                 (Dollars in thousands)
Maximum balance outstanding
  at any month end ...................   $12,000    $10,500    $13,000   $9,000

Period end balance ...................    11,928      8,000     10,500    9,000

Weighted average interest rate of FHLB
  advances at period end .............      5.78%      5.76%      6.82%    4.63%









Source:  Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 23


                          OFFICES OF MONTGOMERY SAVINGS
                             CRAWFORDSVILLE, INDIANA


                                                               Square
     Description/Address              Leased/Owned            Footage
     -------------------              ------------            -------

   Main Office:
   119 East Main Street                   Owned                16,000
   Crawfordsville, Indiana
   47933


   Branch Offices
   16 South Mill Street                   Owned                 1,700
   Crawfordsville, Indiana
   47933

   417 Liberty Street                     Owned                 1,600
   Covington, Indiana
   47932

   118 Monroe Street                      Owned                 2,300
   Williamsport, Indiana
   47933




              Source: Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 24

                       LIST OF KEY OFFICERS AND DIRECTORS
                              At December 31, 1996


                                                                                           Director         Term
     Name                        Position(s) Held with the Bank              Age(1)          Since         Expires
     ----                        ------------------------------              ------          -----         -------
  Earl F. Elliott        Chairman of the Board, Chief Executive Officer        63            1973            1997
  Mark E. Foster         Director                                              44            1990            1997
  Robert C. Wright       Director                                              52            1996            1997
  John M. Malott         Director                                              59            1978            1998
  J. Lee Walden          President and Director                                48            1995            1998
  John E. Woodward       Director                                              68            1975            1999
  Charles R. Henthorn    Director                                              59            1981            1999
  Nancy L. McCormick     First Vice President and Secretary                    41              --             --

-----------
(1)    At September 30, 1996



  Source:  Montgomery Financial Corporation's Prospectus

                                   EXHIBIT 25


                         Key Demographic Data and Trends
                   Market Area, Indiana and the United States
                               1990, 1996 and 2001


                               1990         1996     % Chg.      2001     % Chg.
                               ----         ----     ------      ----     ------
Population
----------
Market Area                    60,420        63,005   4.3%        65,074    3.3%
Indiana                     5,544,159     5,853,633   5.6%     6,103,911    4.3%
United States             248,709,873   265,294,885   6.7%   278,802,003    5.1%



Households
----------
Market Area                    10,056        10,598   5.4%        11,017    4.0%
Indiana                     2,065,355     2,188,529   6.0%     2,284,274    4.4%
United States              91,947,410    98,239,161   6.8%   103,293,062    5.1%



Per Capita Income
-----------------
Market Area                  $ 11,947      $ 14,637  22.5%         ---       ---
Indiana                        13,149        15,275  16.2%         ---       ---
United States                  12,313        16,738  35.9%         ---       ---



Median Household Income
-----------------------
Market Area                  $ 26,774      $ 32,458  21.2%      $ 31,052  (4.5)%
Indiana                        28,797        32,816  14.0%        30,900  (5.8)%
United States                  28,525        34,530  21.1%        33,189  (3.9)%




Source:   Data Users Center and CACI

                                   EXHIBIT 26

                                Key Housing Data
                   Market Area, Indiana and the United States
                                      1990



    Occupied Housing Units
    ----------------------
    Market Area                                                    10,057
    Indiana                                                     2,065,355
    United States                                              91,947,410


    Occupancy Rate
    --------------
    Market Area
             Owner-Occupied                                         73.3%
             Renter-Occupied                                        26.7%
    Indiana
             Owner-Occupied                                         70.2%
             Renter-Occupied                                        29.8%
    United States
             Owner-Occupied                                         64.2%
             Renter-Occupied                                        35.8%


    Median Housing Values
    ---------------------
    Market Area                                                  $ 43,496
    Indiana                                                        53,500
    United States                                                  79,098


    Median Rent
    -----------
    Market Area                                                     $ 306
    Indiana                                                           374
    United States                                                     374




Source: U.S. Department of Commerce and CACI Sourcebook

                                   EXHIBIT 27

                  Major Sources of Employment by Industry Group
                   Market Area, Indiana and the United States
                                      1990


                                           Market                United
Industry Group                              Area     Indiana     States
--------------                              ----     -------     ------
Agriculture/Mining ...................      6.9%       2.9%       1.3%
Construction .........................      5.3%       5.6%       4.8%
Manufacturing ........................     34.0%      25.1%      19.2%
Transportation/Utilities .............      5.6%       6.6%       5.9%
Wholesale/Retail .....................     17.3%      21.4%      27.5%
Finance, Insurance, & Real Estate ....      3.8%       5.7%       7.3%
Services .............................     27.1%      32.7%      34.0%


Source:  Bureau of the Census County Business Patterns

                                   EXHIBIT 28

                               Unemployment Rates
                   Market Area, Indiana and the United States
                              1994, 1995 and 1996 *



  Location                       1994                1995             1996*
  --------                       ----                ----             -----

Market Area                      4.8%                2.6%              3.1%

Indiana                          4.9%                4.7%              3.4%

United States                    6.1%                5.6%              5.0%

----------
*   December 1996




Source:  Indiana Department of Workforce Development

                                   EXHIBIT 29

                            Market Share of Deposits
                    Fountain, Montgomery and Warren Counties
                                  June 30, 1996



                       Market
                        Area's        Montgomery's      Mortgomery's
                       Deposits          Share              Share
                        ($000)           ($000)              (%)
                      ---------       ------------      ------------

Banks                $ 574,546              ---              ---
Thrifts                182,349         $ 69,709             38.2%
Credit Unions            5,543              ---              ---
                     ----------       ------------      ------------

                     $ 762,438         $ 69,709              9.1%






      Source:  Sheshunoff

                                   EXHIBIT 30

                       National Interest Rates by Quarter
                                    1992-1996


                                      1st Qtr.   2nd Qtr.   3rd Qtr.   4th Qtr.
                                       1992       1992       1992       1992
                                       ----       ----       ----       ----

Prime Rate .........................   6.50%      6.50%      6.00%      6.00%
    90-Day Treasury Bills ..........   4.14%      3.63%      2.73%      3.13%
    1-Year Treasury Bills ..........   4.49%      4.03%      3.04%      3.57%
    30-Year Treasury Bonds .........   7.98%      7.78%      7.67%      7.39%


                                      1st Qtr.   2nd Qtr.   3rd Qtr.   4th Qtr.
                                       1993       1993       1993       1993
                                       ----       ----       ----       ----

Prime Rate .........................   6.00%      6.00%      6.00%      6.00%
    90-Day Treasury Bills ..........   2.93%      3.07%      2.96%      3.05%
    1-Year Treasury Bills ..........   3.27%      3.43%      3.35%      3.58%
    30-Year Treasury Bonds .........   6.92%      6.67%      6.03%      6.35%


                                      1st Qtr.   2nd Qtr.   3rd Qtr.   4th Qtr.
                                       1994       1994       1994       1994
                                       ----       ----       ----       ----

Prime Rate .........................   6.25%      7.25%      7.75%      8.50%
    90-Day Treasury Bills ..........   3.54%      4.23%      5.14%      5.66%
    1-Year Treasury Bills ..........   4.40%      5.49%      6.13%      7.15%
    30-Year Treasury Bonds .........   7.11%      7.43%      7.82%      7.88%


                                      1st Qtr.   2nd Qtr.   3rd Qtr.   4th Qtr.
                                       1995       1995       1995       1995
                                       ----       ----       ----       ----

Prime Rate .........................   9.00%      9.00%      8.75%      8.50%
    90-Day Treasury Bills ..........   5.66%      5.58%      5.40%      5.06%
    1-Year Treasury Bills ..........   6.51%      5.62%      5.45%      5.14%
    30-Year Treasury Bonds .........   7.43%      6.71%      5.69%      5.97%


                                      1st Qtr.   2nd Qtr.   3rd Qtr.   4th Qtr.
                                       1996       1996       1996       1996
                                       ----       ----       ----       ----

Prime Rate .........................   8.25%      8.25%      8.25%      8.25%
    90-Day Treasury Bills ..........   5.18%      5.25%      5.16%      5.07%
    1-Year Treasury Bills ..........   5.43%      5.91%      5.38%      5.57%
    30-Year Treasury Bonds .........   6.73%      7.14%      6.47%      6.67%



       Source:  The Wall Street Journal

KELLER & COMPANY                                                      EXHIBIT 31
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                          -----------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                           Price    High      Low      Change    Change   Value  Assets    Div.
                                      State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                      -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
PLE     Pinnacle Bancshares, Inc.      AL      AMSE       22.125   22.625     4.000     8.59     26.43    17.18  219.71    0.72
SRN     Southern Banc Company, Inc     AL      AMSE       14.250   14.250    11.375     3.64      5.56    14.39   85.54    0.70
SCBS    Southern Community Bancshares  AL     NASDAQ      13.250   13.750    13.000     1.92        NA    14.04   63.44      NA
SZB     SouthFirst Bancshares, Inc.    AL      AMSE       13.750   16.000    10.625     5.77      6.80    15.81  113.04    0.50
FFBH    First Federal Bancshares of AR AR     NASDAQ      19.125   20.375    10.000    12.50     18.60    16.17   98.88      NA
FTF     Texarkana First Financial Corp AR      AMSE       17.000   17.000    10.000     3.03     21.43    14.33   89.16    3.45
AHM     Ahmanson & Company (H.F.)      CA      NYSE       41.375   44.875     2.688     8.52     31.35    19.09  488.50    0.88
AFFFZ   America First Financial Fund   CA     NASDAQ      32.625   34.500    14.500     4.40     13.48    28.00  367.53    1.60
BPLS    Bank Plus Corp.                CA     NASDAQ      13.250   14.000     5.000    10.42     13.98     8.82  182.53    0.00
BVFS    Bay View Capital Corp.         CA     NASDAQ      56.375   57.250    11.250     4.40     42.27    29.97  494.45    0.61
BYFC    Broadway Financial Corp.       CA     NASDAQ      10.375   11.000     9.000    -1.19     12.16    14.12  131.35      NA
CFHC    California Financial Holding   CA     NASDAQ      29.125   29.125     5.909     1.30      2.19    18.96  282.09    0.44
CENF    CENFED Financial Corp.         CA     NASDAQ      33.750   34.500     5.000    12.50     13.92    22.12  423.87    0.34
CSA     Coast Savings Financial        CA      NYSE       46.625   47.875     1.625    11.01     33.21    22.84  468.39    0.00
DSL     Downey Financial Corp.         CA      NYSE       23.250   23.625     1.387    13.41     24.55    15.38  204.18    0.32
FSSB    First FS&LA of San Bernardino  CA     NASDAQ       9.500   14.500     6.875     5.56      5.56    14.34  305.62    0.00
FED     FirstFed Financial Corp.       CA      NYSE       26.375   27.375     1.125    21.26     16.57    18.48  393.53    0.00
GLN     Glendale Federal Bank, FSB     CA      NYSE       26.125  589.500     5.250     3.47     26.67    15.04  303.73    0.00
GDW     Golden West Financial          CA      NYSE       68.375   74.250     3.875     0.92      6.63    40.99  657.99    0.40
GWF     Great Western Financial        CA      NYSE       44.000   46.875     3.950    38.04     46.06    17.63  310.96    0.98
HTHR    Hawthorne Financial Corp.      CA     NASDAQ      11.000   35.500     2.250    18.92     44.26    12.25  318.47    0.00
HEMT    HF Bancorp, Inc.               CA     NASDAQ      13.250   14.000     8.188     8.16     20.45    12.93  161.23    0.00
HBNK    Highland Federal Bank FSB      CA     NASDAQ      22.625   24.000    11.000     2.84     31.63    15.18  213.29    0.00
MBBC    Monterey Bay Bancorp, Inc.     CA     NASDAQ      17.750   18.250     8.750     4.41     19.33    15.19  131.27    0.05
PFFB    PFF Bancorp, Inc.              CA     NASDAQ      16.188   16.250    10.375    10.69     16.67    14.14  127.26      NA
PROV    Provident Financial Holdings   CA     NASDAQ      15.880   17.188    10.125     2.45     15.49    16.81  115.35      NA
QCBC    Quaker City Bancorp, Inc.      CA     NASDAQ      19.125   20.500     7.500     6.25     14.18    17.88  201.59    0.00
REDF    RedFed Bancorp Inc.            CA     NASDAQ      14.000   15.438     7.750     4.67      4.67     9.86  122.31    0.00
SGVB    SGV Bancorp, Inc.              CA     NASDAQ      13.875   13.875     7.750    19.35     26.14    12.34  146.64    0.00
WES     Westcorp                       CA      NYSE       17.750   23.875     3.703     2.16    -23.24    12.23  128.29    0.39
FFBA    First Colorado Bancorp, Inc.   CO     NASDAQ      17.125   17.750     3.189     1.48      0.74    11.91   83.26      NA
EGFC    Eagle Financial Corp.          CT     NASDAQ      29.500   30.750     6.198     1.72     -1.67    23.16  320.92    0.92
FFES    First Federal of East Hartford CT     NASDAQ      25.750   26.250     4.000     3.00      8.99    22.91  364.99    0.60
NTMG    Nutmeg Federal S&LA            CT     NASDAQ       7.375    8.000     4.645     5.36     -4.84     7.08  131.98    0.08

                                                                        PRICING RATIOS
                                                          ------------------------------------------
                                                           Price/      Price/    Price/   Price/Core
                                                          Earnings   Bk. Value   Assets    Earnings
                                      State  Exchange       (X)         (%)       (%)        (X)
                                      -----  --------     --------   ---------   ------   ----------
PLE     Pinnacle Bancshares, Inc.      AL      AMSE         20.11      128.78     10.07      12.94
SRN     Southern Banc Company, Inc     AL      AMSE         54.81       99.03     16.66      25.00
SCBS    Southern Community Bancshares  AL     NASDAQ           NA       94.37     20.89         NA
SZB     SouthFirst Bancshares, Inc.    AL      AMSE            NM       86.97     12.16         NM
FFBH    First Federal Bancshares of AR AR     NASDAQ           NA      118.27     19.34         NA
FTF     Texarkana First Financial Corp AR      AMSE         13.28      118.63     19.07      10.76
AHM     Ahmanson & Company (H.F.)      CA      NYSE         45.47      216.74      8.47      18.55
AFFFZ   America First Financial Fund   CA     NASDAQ         7.28      116.52      8.88       5.96
BPLS    Bank Plus Corp.                CA     NASDAQ           NM      150.23      7.26         NM
BVFS    Bay View Capital Corp.         CA     NASDAQ        35.68      188.10     11.40      19.24
BYFC    Broadway Financial Corp.       CA     NASDAQ           NA       73.48      7.90         NA
CFHC    California Financial Holding   CA     NASDAQ        20.23      153.61     10.32      14.07
CENF    CENFED Financial Corp.         CA     NASDAQ        15.55      152.58      7.96      10.45
CSA     Coast Savings Financial        CA      NYSE         83.26      204.14      9.95      22.74
DSL     Downey Financial Corp.         CA      NYSE         28.70      151.17     11.39      18.16
FSSB    First FS&LA of San Bernardino  CA     NASDAQ           NM       66.25      3.11         NM
FED     FirstFed Financial Corp.       CA      NYSE         33.81      142.72      6.70      15.61
GLN     Glendale Federal Bank, FSB     CA      NYSE        108.85      173.70      8.60      24.88
GDW     Golden West Financial          CA      NYSE         24.08      166.81     10.39       9.03
GWF     Great Western Financial        CA      NYSE         63.77      249.57     14.15      63.77
HTHR    Hawthorne Financial Corp.      CA     NASDAQ        20.00       89.80      3.45      19.30
HEMT    HF Bancorp, Inc.               CA     NASDAQ           NM      102.47      8.22      44.17
HBNK    Highland Federal Bank FSB      CA     NASDAQ        78.02      149.04     10.61      21.97
MBBC    Monterey Bay Bancorp, Inc.     CA     NASDAQ        65.74      116.85     13.52      34.13
PFFB    PFF Bancorp, Inc.              CA     NASDAQ           NA      114.48     12.72         NA
PROV    Provident Financial Holdings   CA     NASDAQ           NA       94.47     13.77         NA
QCBC    Quaker City Bancorp, Inc.      CA     NASDAQ        39.03      106.96      9.49      18.94
REDF    RedFed Bancorp Inc.            CA     NASDAQ           NM      141.99     11.45         NM
SGVB    SGV Bancorp, Inc.              CA     NASDAQ       126.14      112.44      9.46      32.27
WES     Westcorp                       CA      NYSE         14.67      145.13     13.84      53.79
FFBA    First Colorado Bancorp, Inc.   CO     NASDAQ           NA      143.79     20.57         NA
EGFC    Eagle Financial Corp.          CT     NASDAQ        10.17      127.37      9.19      16.03
FFES    First Federal of East Hartford CT     NASDAQ        17.05      112.40      7.05      11.10
NTMG    Nutmeg Federal S&LA            CT     NASDAQ        28.37      104.17      5.59      22.35

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                          ------------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Monthe
                                                           Price    High      Low      Change    Change   Value  Assets    Div.
                                      State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                      -----  --------     ------  --------  --------  -------  ---------  -----  ------  ---------
WBST    Webster Financial Corporation  CT     NASDAQ      39.375   41.000     3.864     1.94      5.88    24.79  494.24    0.68
IFSB    Independence Federal Savings   DC     NASDAQ       9.000   10.250     0.250    -2.70     18.03    13.02  193.66    0.22
BANC    BankAtlantic Bancorp, Inc.     FL     NASDAQ      16.500   17.125     0.223    14.78     26.92     9.49  147.45    0.14
BKUNA   BankUnited Financial Corp.     FL     NASDAQ      10.000   12.750     2.320     5.26      8.11     7.59  168.05    0.00
FFFG    F.F.O. Financial Group, Inc.   FL     NASDAQ       3.750   10.000     0.563    -6.25     25.00     2.23   36.90    0.00
FFLC    FFLC Bancorp, Inc.             FL     NASDAQ      26.625   27.500    12.750    25.29     32.30    22.00  142.12    0.38
FFPB    First Palm Beach Bancorp, Inc. FL     NASDAQ      29.375   29.625    14.000    25.67     16.34    21.06  298.20    0.45
OCWN    Ocwen Financial Corporation    FL     NASDAQ      34.250   34.750    20.250     5.38     15.13     7.61   92.87    0.00
CCFH    CCF Holding Company            GA     NASDAQ      16.250   16.250    10.750     3.17      8.33    14.34   96.64    0.45
EBSI    Eagle Bancshares               GA     NASDAQ      16.500   19.000     1.875     1.54     11.86    12.74  146.34    0.58
FSTC    First Citizens Corporation     GA     NASDAQ      24.750   26.750     2.955     5.32     -1.98    15.18  162.02    0.43
FGHC    First Georgia Holding, Inc.    GA     NASDAQ       7.500    7.500     0.815     7.14     40.63     3.94   49.32    0.05
FLFC    First Liberty Financial Corp.  GA     NASDAQ      22.000   22.000     2.667    17.33      5.39    11.47  170.07    0.36
FLAG    FLAG Financial Corp.           GA     NASDAQ      12.750   15.000     3.200     7.37     14.61     9.89  112.38    0.32
CASH    First Midwest Financial, Inc.  IA     NASDAQ      17.000   17.500     8.833     3.03      3.03    15.08  127.70    0.31
GFSB    GFS Bancorp, Inc.              IA     NASDAQ      22.250   22.250    11.000     4.71      7.23    20.12  175.39    0.38
HZFS    Horizon Financial Svcs Corp.   IA     NASDAQ      17.000   17.750    10.375    -0.73     13.80    19.02  174.00    0.32
MFCX    Marshalltown Financial Corp.   IA     NASDAQ      14.625   16.750     8.500    -0.85     -7.14    13.87   89.21    0.00
MIFC    Mid-Iowa Financial Corp.       IA     NASDAQ       8.500    8.500     2.474     6.25     33.33     6.59   70.70    0.08
MWBI    Midwest Bancshares, Inc.       IA     NASDAQ      26.750   28.500    11.750    -4.46     -0.93    27.48  390.48    0.56
FFFD    North Central Bancshares, Inc. IA     NASDAQ      15.500   15.625     8.071     5.08     18.10    14.36   59.22      NA
PMFI    Perpetual Midwest Financial    IA     NASDAQ      20.250   22.000    10.000     6.58      6.58    17.60  203.71    0.30
SFFC    StateFed Financial Corporation IA     NASDAQ      18.380   19.750    10.500     6.55      8.12    18.78  105.69    0.40
ABCL    Alliance Bancorp, Inc.         IL     NASDAQ      30.875   31.250     9.000     8.33     14.35    21.01  247.85    0.00
AVND    Avondale Financial Corp.       IL     NASDAQ      18.000   18.500    11.500     5.49      5.11    17.22  168.94    0.00
BFFC    Big Foot Financial Corp.       IL     NASDAQ      13.750   14.250    12.313     2.80        NA       NA      NA      NA
CBCI    Calumet Bancorp, Inc.          IL     NASDAQ      36.250   36.500    10.333     8.21     11.11    34.40  214.64    0.00
CBSB    Charter Financial, Inc.        IL     NASDAQ      15.875   16.250     6.361     5.83     27.00    13.60   89.35    0.24
CNBA    Chester Bancorp, Inc.          IL     NASDAQ      14.750   15.250    12.625     4.42      8.26       NA      NA      NA
CBK     Citizens First Financial Corp. IL      AMSE       15.500   15.500     9.500    10.71     12.73    14.31   92.86      NA
CSBF    CSB Financial Group, Inc.      IL     NASDAQ      10.375   10.625     8.810    -2.35      3.75    12.69   50.46    0.00
DFIN    Damen Financial Corp.          IL     NASDAQ      14.500   14.750    11.000    10.48     17.17    14.28   62.39    0.18
EGLB    Eagle BancGroup, Inc.          IL     NASDAQ      15.875   16.250    10.500     4.52     16.51    17.00  132.54      NA
FBCI    Fidelity Bancorp, Inc.         IL     NASDAQ      19.688   20.875     9.500    12.50     15.81    17.67  173.73    0.24

                                                                        PRICING RATIOS
                                                          ------------------------------------------
                                                           Price/      Price/    Price/   Price/Core
                                                          Earnings   Bk. Value   Assets    Earnings
                                      State  Exchange       (X)         (%)       (%)        (X)
                                      -----  --------     --------   ---------   ------   ----------
WBST    Webster Financial Corporation  CT     NASDAQ        14.11      158.83      7.97      13.62
IFSB    Independence Federal Savings   DC     NASDAQ        34.62       69.12      4.65      23.08
BANC    BankAtlantic Bancorp, Inc.     FL     NASDAQ        17.19      173.87     11.19      17.37
BKUNA   BankUnited Financial Corp.     FL     NASDAQ        66.67      131.75      5.95      22.22
FFFG    F.F.O. Financial Group, Inc.   FL     NASDAQ        46.88      168.16     10.16      17.05
FFLC    FFLC Bancorp, Inc.             FL     NASDAQ        31.32      121.02     18.73      20.96
FFPB    First Palm Beach Bancorp, Inc. FL     NASDAQ           NM      139.48      9.85     112.98
OCWN    Ocwen Financial Corporation    FL     NASDAQ        18.22      450.07     36.88      22.39
CCFH    CCF Holding Company            GA     NASDAQ        46.43      113.32     16.81      27.08
EBSI    Eagle Bancshares               GA     NASDAQ        19.19      129.51     11.28      14.35
FSTC    First Citizens Corporation     GA     NASDAQ         9.71      163.04     15.28       9.82
FGHC    First Georgia Holding, Inc.    GA     NASDAQ        30.00      190.36     15.21      18.29
FLFC    First Liberty Financial Corp.  GA     NASDAQ        18.64      191.80     12.94      16.42
FLAG    FLAG Financial Corp.           GA     NASDAQ           NM      128.92     11.35     127.50
CASH    First Midwest Financial, Inc.  IA     NASDAQ        18.09      112.73     13.31      12.32
GFSB    GFS Bancorp, Inc.              IA     NASDAQ        14.26      110.59     12.69      11.65
HZFS    Horizon Financial Svcs Corp.   IA     NASDAQ        62.96       89.38      9.77      30.91
MFCX    Marshalltown Financial Corp.   IA     NASDAQ        91.41      105.44     16.39      34.82
MIFC    Mid-Iowa Financial Corp.       IA     NASDAQ        15.18      128.98     12.02         NA
MWBI    Midwest Bancshares, Inc.       IA     NASDAQ        15.92       97.34      6.85      10.02
FFFD    North Central Bancshares, Inc. IA     NASDAQ           NA      107.94     26.17         NA
PMFI    Perpetual Midwest Financial    IA     NASDAQ       144.64      115.06      9.94      38.94
SFFC    StateFed Financial Corporation IA     NASDAQ        18.38       97.87     17.39      14.47
ABCL    Alliance Bancorp, Inc.         IL     NASDAQ        27.82      146.95     12.46      19.30
AVND    Avondale Financial Corp.       IL     NASDAQ        15.93      104.53     10.65         NM
BFFC    Big Foot Financial Corp.       IL     NASDAQ           NA          NA        NA         NA
CBCI    Calumet Bancorp, Inc.          IL     NASDAQ        17.68      105.38     16.89      14.27
CBSB    Charter Financial, Inc.        IL     NASDAQ        20.89      116.73     17.77      16.20
CNBA    Chester Bancorp, Inc.          IL     NASDAQ           NA          NA        NA         NA
CBK     Citizens First Financial Corp. IL      AMSE            NA      108.32     16.69         NA
CSBF    CSB Financial Group, Inc.      IL     NASDAQ        41.50       81.76     20.56      29.64
DFIN    Damen Financial Corp.          IL     NASDAQ        30.85      101.54     23.24      22.66
EGLB    Eagle BancGroup, Inc.          IL     NASDAQ           NA       93.38     11.98         NA
FBCI    Fidelity Bancorp, Inc.         IL     NASDAQ        25.57      111.42     11.33      17.58

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                          -----------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                           Price    High      Low      Change    Change   Value  Assets    Div.
                                      State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                      -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
FFBI    First Financial Bancorp, Inc.  IL     NASDAQ      16.500   16.500     9.000     3.13      6.45    16.60  214.77    0.00
FMBD    First Mutual Bancorp, Inc.     IL     NASDAQ      15.625   16.000    11.125    -0.79      6.84    16.51   88.03    0.30
FFDP    FirstFed Bancshares            IL     NASDAQ      17.880   18.250     8.000    -0.67      5.18    16.32  176.66    0.37
GTPS    Great American Bancorp         IL     NASDAQ      16.500   16.500    11.875     5.18     11.86    18.05   63.52    0.48
HBEI    Home Bancorp of Elgin, Inc.    IL     NASDAQ      14.750   15.250    11.813     1.72     14.56    14.25   50.84      NA
HMCI    HomeCorp, Inc.                 IL     NASDAQ      20.000   21.250     5.000     2.56      9.59    18.48  297.51    0.00
KNK     Kankakee Bancorp, Inc.         IL      AMSE       27.375   27.875    13.625    10.05     10.61    25.79  247.82    0.40
MAFB    MAF Bancorp, Inc.              IL     NASDAQ      40.500   40.750     2.727    14.89     14.89    23.89  307.94    0.34
NBSI    North Bancshares, Inc.         IL     NASDAQ      18.500   18.500    11.000     8.03     17.46    16.80  111.04    0.40
PFED    Park Bancorp, Inc.             IL     NASDAQ      15.375   16.000    10.188     7.42     28.79    15.38   65.42      NA
PSFI    PS Financial, Inc.             IL     NASDAQ      13.750   14.000    11.625     5.77     17.64       NA      NA      NA
SWBI    Southwest Bancshares           IL     NASDAQ      19.880   20.500     7.833     4.63      8.93    15.11  144.98    0.73
SPBC    St. Paul Bancorp, Inc.         IL     NASDAQ      26.750   26.750     3.066    11.46     19.96    17.04  191.31    0.35
STND    Standard Financial, Inc.       IL     NASDAQ      20.375   21.250     9.125     1.88      2.84    16.58  148.72    0.32
SFSB    SuburbFed Financial Corp.      IL     NASDAQ      22.656   22.750     6.667     2.98     11.20    20.92  322.04    0.32
WCBI    Westco Bancorp                 IL     NASDAQ      21.500   22.250     7.667     6.17      0.00    18.63  121.15    0.50
FBCV    1ST Bancorp                    IN     NASDAQ      30.250   32.653     3.990     1.68      4.14    30.66  373.19    0.38
AMFC    AMB Financial Corp.            IN     NASDAQ      13.875   13.875     9.750     4.47     11.00    14.40   74.32      NA
ASBI    Ameriana Bancorp               IN     NASDAQ      16.250   16.375     2.750     3.17      3.17    13.35  120.55    0.57
ATSB    AmTrust Capital Corp.          IN     NASDAQ      11.500   11.875     7.750     3.37      8.24    13.88  135.88    0.00
CBCO    CB Bancorp, Inc.               IN     NASDAQ      32.750   33.000     7.125    17.49     36.46    17.21  194.92    0.00
CBIN    Community Bank Shares          IN     NASDAQ      13.750   14.750    12.000    -3.51     10.55    12.84  118.26    0.33
FFWC    FFW Corp.                      IN     NASDAQ      25.375   25.375    12.500    12.78     20.83    22.96  225.34    0.57
FFED    Fidelity Federal Bancorp       IN     NASDAQ      10.000   14.773     1.534    14.29     -2.44     5.06  104.53    0.83
FISB    First Indiana Corporation      IN     NASDAQ      28.250   30.375     1.797    -5.04      8.65    16.70  180.22    0.56
HFGI    Harrington Financial Group     IN     NASDAQ      10.500   11.000     9.750     2.44      3.70     7.31  161.93    0.00
HBFW    Home Bancorp                   IN     NASDAQ      19.750   19.750    12.500     3.95      5.33    17.15  122.58    0.15
HBBI    Home Building Bancorp          IN     NASDAQ      21.000   21.250    10.000    13.51     16.67    19.07  142.99    0.30
HOMF    Home Federal Bancorp           IN     NASDAQ      27.250   28.000     2.148     2.83     19.34    16.09  194.06    0.35
HWEN    Home Financial Bancorp         IN     NASDAQ      14.875   14.875     9.875     8.18     13.33    15.53   77.15      NA
INCB    Indiana Community Bank, SB     IN     NASDAQ      17.500   17.500    11.000     2.94      7.69    12.10   98.37    3.35
IFSL    Indiana Federal Corporation    IN     NASDAQ      27.250   27.250     4.000    11.22     25.29    14.76  170.80    0.81
LOGN    Logansport Financial Corp.     IN     NASDAQ      13.500   14.750    11.125    11.34     14.89    12.28   61.82    3.40
MARN    Marion Capital Holdings        IN     NASDAQ      22.000   22.000    14.250     7.32      2.33    21.68   95.34    0.78

                                                                        PRICING RATIOS
                                                          ------------------------------------------
                                                           Price/      Price/    Price/   Price/Core
                                                          Earnings   Bk. Value   Assets    Earnings
                                      State  Exchange       (X)         (%)       (%)        (X)
                                      -----  --------     --------   ---------   ------   ----------
FFBI    First Financial Bancorp, Inc.  IL     NASDAQ        75.00       99.40      7.68      23.24
FMBD    First Mutual Bancorp, Inc.     IL     NASDAQ        55.80       94.64     17.75      33.97
FFDP    FirstFed Bancshares            IL     NASDAQ        40.64      109.56     10.12      33.74
GTPS    Great American Bancorp         IL     NASDAQ        78.57       91.41     25.98      43.42
HBEI    Home Bancorp of Elgin, Inc.    IL     NASDAQ           NA      103.51     29.01         NA
HMCI    HomeCorp, Inc.                 IL     NASDAQ        66.67      108.23      6.72      22.22
KNK     Kankakee Bancorp, Inc.         IL      AMSE         23.20      106.15     11.05      17.33
MAFB    MAF Bancorp, Inc.              IL     NASDAQ        18.16      169.53     13.15      13.37
NBSI    North Bancshares, Inc.         IL     NASDAQ        42.05      110.12     16.66      27.61
PFED    Park Bancorp, Inc.             IL     NASDAQ           NA       99.97     23.50         NA
PSFI    PS Financial, Inc.             IL     NASDAQ           NA          NA        NA         NA
SWBI    Southwest Bancshares           IL     NASDAQ        21.85      131.57     13.71      15.41
SPBC    St. Paul Bancorp, Inc.         IL     NASDAQ        24.54      156.98     13.98      16.61
STND    Standard Financial, Inc.       IL     NASDAQ        27.17      122.89     13.70      19.98
SFSB    SuburbFed Financial Corp.      IL     NASDAQ        28.32      108.30      7.04      15.84
WCBI    Westco Bancorp                 IL     NASDAQ        18.53      115.41     17.75      14.24
FBCV    1ST Bancorp                    IN     NASDAQ        48.02       98.66      8.11         NM
AMFC    AMB Financial Corp.            IN     NASDAQ           NA       96.35     18.67         NA
ASBI    Ameriana Bancorp               IN     NASDAQ        22.57      121.72     13.48      15.48
ATSB    AmTrust Capital Corp.          IN     NASDAQ        26.14       82.85      8.46      44.23
CBCO    CB Bancorp, Inc.               IN     NASDAQ        19.97      190.30     16.80      17.06
CBIN    Community Bank Shares          IN     NASDAQ        20.83      107.09     11.63      13.89
FFWC    FFW Corp.                      IN     NASDAQ        13.72      110.52     11.26      11.13
FFED    Fidelity Federal Bancorp       IN     NASDAQ        66.67      197.63      9.57      35.71
FISB    First Indiana Corporation      IN     NASDAQ        17.77      169.16     15.68      15.78
HFGI    Harrington Financial Group     IN     NASDAQ        19.09      143.64      6.48      14.58
HBFW    Home Bancorp                   IN     NASDAQ        32.38      115.16     16.11      19.36
HBBI    Home Building Bancorp          IN     NASDAQ           NM      110.12     14.69         NM
HOMF    Home Federal Bancorp           IN     NASDAQ        14.89      169.36     14.04      13.04
HWEN    Home Financial Bancorp         IN     NASDAQ           NA       95.78     19.28         NA
INCB    Indiana Community Bank, SB     IN     NASDAQ       125.00      144.63     17.79      37.23
IFSL    Indiana Federal Corporation    IN     NASDAQ        25.71      184.62     15.95      18.17
LOGN    Logansport Financial Corp.     IN     NASDAQ        19.57      109.93     21.84      15.52
MARN    Marion Capital Holdings        IN     NASDAQ        21.15      101.48     23.08      16.92

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                          -----------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                           Price    High      Low      Change    Change   Value  Assets    Div.
                                      State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                      -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
MFBC    MFB Corp.                      IN     NASDAQ      19.234   19.250    10.500     6.86     14.83    19.43  126.24    0.14
NEIB    Northeast Indiana Bancorp      IN     NASDAQ      14.250   15.250    11.250     4.59      5.56    14.29   81.92    0.30
PFDC    Peoples Bancorp                IN     NASDAQ      23.000   23.000     5.375    15.72     16.46    18.63  121.47    0.58
PERM    Permanent Bancorp, Inc.        IN     NASDAQ      22.500   22.500     9.750     4.65     16.88    19.24  198.27    0.25
RIVR    River Valley Bancorp           IN     NASDAQ      15.250   15.500    13.250     7.02        NA       NA      NA      NA
SOBI    Sobieski Bancorp, Inc.         IN     NASDAQ      14.000   16.000    10.000    -3.45     -5.08    17.05   89.52    0.00
FFSL    First Independence Corp.       KS     NASDAQ      12.250   12.250     5.438    13.95     24.83    11.33  102.96    0.20
LARK    Landmark Bancshares, Inc.      KS     NASDAQ      18.750   19.000     9.750     4.17     13.64    17.82  120.90    0.40
MCBS    Mid Continent Bancshares Inc.  KS     NASDAQ      25.000   27.000     9.750    -4.76      9.89    19.37  176.29    0.40
CKFB    CKF Bancorp, Inc.              KY     NASDAQ      18.750   20.750    11.375    -2.60     -5.06    17.02   64.75    0.42
CLAS    Classic Bancshares, Inc.       KY     NASDAQ      13.750   13.875    10.375     3.77     15.79    14.48   97.06    0.13
FFKY    First Federal Financial Corp.  KY     NASDAQ      20.000   22.000     3.063     5.26      6.67    11.95   87.77    0.48
FLKY    First Lancaster Bancshares     KY     NASDAQ      16.000   16.250    13.125     5.79      0.00    14.28   38.44      NA
FTSB    Fort Thomas Financial Corp.    KY     NASDAQ      11.750   17.750    11.250   -16.81    -18.97     9.97   57.89    4.25
FKKY    Frankfort First Bancorp, Inc.  KY     NASDAQ      10.500   15.875     9.750     3.70     -6.67     9.83   37.76    4.36
GWBC    Gateway Bancorp, Inc.          KY     NASDAQ      14.375   16.250    11.000     0.88     -0.86    15.83   61.76    0.40
GTFN    Great Financial Corporation    KY     NASDAQ      32.125   34.750    13.875    -1.15      8.44    19.87  205.23    0.46
HFFB    Harrodsburg First Fin Bancorp  KY     NASDAQ      15.750   19.000    12.375    -4.55    -14.86    15.31   52.73    0.55
KYF     Kentucky First Bancorp, Inc.   KY      AMSE       11.875   15.250    10.750     3.26      5.56    10.85   63.28    3.50
SFNB    Security First Network Bank    KY     NASDAQ       9.500   41.500     9.000   -19.15    -17.39     5.98   13.62      NA
ANA     Acadiana Bancshares, Inc.      LA      AMSE       17.500   17.625    11.690     7.69     20.69    17.03   97.05      NA
CZF     CitiSave Financial Corp        LA      AMSE       13.750   16.500    12.750    -2.65      3.77    12.61   78.61    2.30
ISBF    ISB Financial Corporation      LA     NASDAQ      25.125   25.250    12.938    21.82     40.56    17.09   97.26    0.32
MERI    Meritrust Federal SB           LA     NASDAQ      35.500   35.500    13.500     7.58     12.70    22.64  292.69    0.63
TSH     Teche Holding Co.              LA      AMSE       15.000   16.125    11.375    -6.25     11.11    15.02  113.15    0.50
AFCB    Affiliated Community Bancorp   MA     NASDAQ      25.125   26.375    16.060     2.55     11.05    20.05  200.46    0.51
BFD     BostonFed Bancorp, Inc.        MA      AMSE       16.500   16.500    10.000     3.94      9.09    14.75  131.07    0.15
FAB     FirstFed America Bancorp, Inc. MA      AMSE       14.625   15.125    13.625     0.00        NA       NA      NA      NA
ANBK    American National Bancorp      MD     NASDAQ      13.000   13.250     4.639     0.97      8.33    12.93  135.04    0.03
EQSB    Equitable Federal Savings Bank MD     NASDAQ      32.750   33.000    11.250     6.50     23.58    23.88  477.73    0.00
FCIT    First Citizens Financial Corp. MD     NASDAQ      22.000   22.750     0.375    11.22     18.92    14.17  233.91    0.00
FFWM    First Financial-W. Maryland    MD     NASDAQ      32.500   33.250     7.167    -2.26      2.36    19.44  166.45    0.48
HRBF    Harbor Federal Bancorp, Inc.   MD     NASDAQ      17.125   18.250     9.750    -1.44      9.60    16.08  124.70    0.40
MFSL    Maryland Federal Bancorp       MD     NASDAQ      37.500   38.250     4.329     8.30     13.64    29.48  360.81    0.63

                                                                        PRICING RATIOS
                                                          ------------------------------------------
                                                           Price/      Price/    Price/   Price/Core
                                                          Earnings   Bk. Value   Assets    Earnings
                                      State  Exchange       (X)         (%)       (%)        (X)
                                      -----  --------     --------   ---------   ------   ----------
MFBC    MFB Corp.                      IN     NASDAQ        33.16       98.99     15.24      21.61
NEIB    Northeast Indiana Bancorp      IN     NASDAQ        19.26       99.72     17.40      15.83
PFDC    Peoples Bancorp                IN     NASDAQ        17.16      123.46     18.93      12.64
PERM    Permanent Bancorp, Inc.        IN     NASDAQ        51.14      116.94     11.35      23.44
RIVR    River Valley Bancorp           IN     NASDAQ           NA          NA        NA         NA
SOBI    Sobieski Bancorp, Inc.         IN     NASDAQ        70.00       82.11     15.64      29.17
FFSL    First Independence Corp.       KS     NASDAQ        23.11      108.12     11.90      15.51
LARK    Landmark Bancshares, Inc.      KS     NASDAQ        21.80      105.22     15.51      17.05
MCBS    Mid Continent Bancshares Inc.  KS     NASDAQ        14.97      129.07     14.18      12.44
CKFB    CKF Bancorp, Inc.              KY     NASDAQ        22.59      110.16     28.96      22.87
CLAS    Classic Bancshares, Inc.       KY     NASDAQ        42.97       94.96     14.17      25.94
FFKY    First Federal Financial Corp.  KY     NASDAQ        19.42      167.36     22.79      16.53
FLKY    First Lancaster Bancshares     KY     NASDAQ           NA      112.04     41.62         NA
FTSB    Fort Thomas Financial Corp.    KY     NASDAQ        39.17      117.85     20.30      24.48
FKKY    Frankfort First Bancorp, Inc.  KY     NASDAQ        37.50      106.82     27.81      26.92
GWBC    Gateway Bancorp, Inc.          KY     NASDAQ        29.95       90.81     23.28      21.14
GTFN    Great Financial Corporation    KY     NASDAQ        23.62      161.68     15.65      24.15
HFFB    Harrodsburg First Fin Bancorp  KY     NASDAQ        28.64      102.87     29.87      22.18
KYF     Kentucky First Bancorp, Inc.   KY      AMSE         20.83      109.45     18.77      16.49
SFNB    Security First Network Bank    KY     NASDAQ           NM      158.86     69.75         NM
ANA     Acadiana Bancshares, Inc.      LA      AMSE            NA      102.76     18.03         NA
CZF     CitiSave Financial Corp        LA      AMSE         20.22      109.04     17.49      15.63
ISBF    ISB Financial Corporation      LA     NASDAQ        33.50      147.02     25.83      24.39
MERI    Meritrust Federal SB           LA     NASDAQ        22.76      156.80     12.13      13.98
TSH     Teche Holding Co.              LA      AMSE         21.74       99.87     13.26      14.15
AFCB    Affiliated Community Bancorp   MA     NASDAQ        15.32      125.31     12.53      13.22
BFD     BostonFed Bancorp, Inc.        MA      AMSE         34.38      111.86     12.59      23.91
FAB     FirstFed America Bancorp, Inc. MA      AMSE            NA          NA        NA         NA
ANBK    American National Bancorp      MD     NASDAQ        76.47      100.54      9.63      19.70
EQSB    Equitable Federal Savings Bank MD     NASDAQ        18.50      137.14      6.86      10.81
FCIT    First Citizens Financial Corp. MD     NASDAQ        22.22      155.26      9.41      15.83
FFWM    First Financial-W. Maryland    MD     NASDAQ        21.96      167.18     19.53      16.33
HRBF    Harbor Federal Bancorp, Inc.   MD     NASDAQ        42.81      106.50     13.73      23.46
MFSL    Maryland Federal Bancorp       MD     NASDAQ        20.49      127.20     10.39      13.49

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                          -----------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                           Price    High      Low      Change    Change   Value  Assets    Div.
                                      State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                      -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
WSB     Washington Savings Bank, FSB   MD      AMSE        5.125    6.917     0.281    -4.65      3.79     4.98   60.44    0.15
WHGB    WHG Bancshares Corp.           MD     NASDAQ      13.625   14.250    10.875    -1.80      3.31    13.90   59.17      NA
MCBN    Mid-Coast Bancorp, Inc.        ME     NASDAQ      19.000   20.250     8.095     0.00      1.33    21.61  251.28    0.51
BWFC    Bank West Financial Corp.      MI     NASDAQ      11.750   12.250     8.500     4.44      4.44    12.47   78.70    0.28
CFSB    CFSB Bancorp, Inc.             MI     NASDAQ      20.380   21.818     3.169    -0.59      7.26    13.27  176.33    0.45
DNFC    D & N Financial Corp.          MI     NASDAQ      18.125   18.875     2.500     2.11     18.85    10.20  176.45    0.00
MSBF    MSB Financial, Inc.            MI     NASDAQ      21.000   21.750    10.750     0.00     13.51    19.60  102.69    0.48
MSBK    Mutual Savings Bank, FSB       MI     NASDAQ       7.000   25.500     3.000    16.67     16.67     9.47  155.51    0.00
OFCP    Ottawa Financial Corp.         MI     NASDAQ      19.750   19.750    10.250    17.04     19.70    14.55  159.73    0.33
SJSB    SJS Bancorp                    MI     NASDAQ      25.500   25.875    10.810     2.51      0.99    17.56  164.96    0.42
SFB     Standard Federal Bancorp       MI      NYSE       57.625   58.000     4.750     0.44      2.44    29.91  489.24    0.78
THR     Three Rivers Financial Corp.   MI      AMSE       15.125   15.250    11.375     7.08      8.04    15.04  104.87    0.32
BDJI    First Federal Bancorporation   MN     NASDAQ      18.500   19.250    10.625     2.78      2.78    17.80  156.63    0.00
FFHH    FSF Financial Corp.            MN     NASDAQ      17.125   17.250     7.750     5.38     20.18    15.81  112.18    0.50
HMNF    HMN Financial, Inc.            MN     NASDAQ      23.500   23.750     9.313    26.17     29.66    18.52  125.10    0.00
MIVI    Mississippi View Holding Co.   MN     NASDAQ      14.875   14.875     8.500     9.17     16.67    15.25   82.28    0.24
QCFB    QCF Bancorp, Inc.              MN     NASDAQ      18.750   19.500    11.000     4.17     10.29    18.34  104.00    0.00
TCB     TCF Financial Corp.            MN      NYSE       44.625   47.125     2.813     3.48      3.48    15.81  204.01    0.72
WEFC    Wells Financial Corp.          MN     NASDAQ      15.000   16.000     9.000     7.14     16.50    13.57   96.88    0.00
CMRN    Cameron Financial Corp         MO     NASDAQ      16.500   16.625    10.688     6.45      6.45    16.65   67.34    0.28
CAPS    Capital Savings Bancorp, Inc.  MO     NASDAQ      14.000   14.750     6.125     0.00      6.67    10.54  124.58    0.20
CBES    CBES Bancorp, Inc.             MO     NASDAQ      17.250   17.500    12.625    11.29     23.21    16.90   89.44      NA
CNSB    CNS Bancorp, Inc.              MO     NASDAQ      17.500   17.500    11.000    12.90     22.81    14.60   59.82      NA
FBSI    First Bancshares, Inc.         MO     NASDAQ      19.250   20.750    10.250     0.00     16.67    19.38  131.38    0.20
FTNB    Fulton Bancorp, Inc.           MO     NASDAQ      18.375   18.500    12.500    14.84     26.72    14.36   57.85      NA
GSBC    Great Southern Bancorp, Inc.   MO     NASDAQ      17.250   18.000     1.146     0.73      2.22     7.36   81.88    0.38
HFSA    Hardin Bancorp, Inc.           MO     NASDAQ      14.375   14.375    11.000     3.60     15.00    14.99  101.60    0.40
JSBA    Jefferson Savings Bancorp      MO     NASDAQ      28.375   30.750    13.250     1.34     24.73    21.59  269.82    0.24
JOAC    Joachim Bancorp, Inc.          MO     NASDAQ      14.000   15.250    11.500    -4.27     -3.45    14.07   46.17    0.50
LXMO    Lexington B&L Financial Corp.  MO     NASDAQ      14.375   14.750     9.500     0.88     12.75    15.03   48.74      NA
MBLF    MBLA Financial Corp.           MO     NASDAQ      20.125   26.000    12.750     0.63      0.63    21.23  156.03    0.40
NASB    North American Savings Bank    MO     NASDAQ      38.690   39.500     2.500    -1.43     24.81    22.60  314.15    0.59
NSLB    NS&L Bancorp, Inc.             MO     NASDAQ      16.188   16.500    11.750     5.29     15.63    16.16   76.93    0.50
PCBC    Perry County Financial Corp.   MO     NASDAQ      19.000   21.500    12.375     9.35     10.14    18.33   97.21    0.30

                                                                        PRICING RATIOS
                                                          ------------------------------------------
                                                           Price/      Price/    Price/   Price/Core
                                                          Earnings   Bk. Value   Assets    Earnings
                                      State  Exchange       (X)         (%)       (%)        (X)
                                      -----  --------     --------   ---------   ------   ----------
WSB     Washington Savings Bank, FSB   MD      AMSE         18.98      102.91      8.48      10.68
WHGB    WHG Bancshares Corp.           MD     NASDAQ           NA       98.02     23.03         NA
MCBN    Mid-Coast Bancorp, Inc.        ME     NASDAQ        20.43       87.92      7.56      12.67
BWFC    Bank West Financial Corp.      MI     NASDAQ        21.36       94.23     14.93      23.50
CFSB    CFSB Bancorp, Inc.             MI     NASDAQ        18.70      153.58     11.56      13.59
DNFC    D & N Financial Corp.          MI     NASDAQ        16.63      177.70     10.27      12.76
MSBF    MSB Financial, Inc.            MI     NASDAQ        16.94      107.14     20.45      13.38
MSBK    Mutual Savings Bank, FSB       MI     NASDAQ           NM       73.92      4.50         NM
OFCP    Ottawa Financial Corp.         MI     NASDAQ        42.02      135.74     12.36      20.57
SJSB    SJS Bancorp                    MI     NASDAQ       102.00      145.22     15.46      33.55
SFB     Standard Federal Bancorp       MI      NYSE         34.10      192.66     11.78      14.55
THR     Three Rivers Financial Corp.   MI      AMSE         27.01      100.57     14.42      17.59
BDJI    First Federal Bancorporation   MN     NASDAQ        39.36      103.93     11.81      18.50
FFHH    FSF Financial Corp.            MN     NASDAQ        28.07      108.32     15.27      21.41
HMNF    HMN Financial, Inc.            MN     NASDAQ        24.48      126.89     18.78      20.61
MIVI    Mississippi View Holding Co.   MN     NASDAQ        26.56       97.54     18.08      17.92
QCFB    QCF Bancorp, Inc.              MN     NASDAQ        15.89      102.24     18.03      12.42
TCB     TCF Financial Corp.            MN      NYSE         18.59      282.26     21.87      15.99
WEFC    Wells Financial Corp.          MN     NASDAQ        25.00      110.54     15.48      15.63
CMRN    Cameron Financial Corp         MO     NASDAQ        21.43       99.10     24.50      17.01
CAPS    Capital Savings Bancorp, Inc.  MO     NASDAQ        20.00      132.83     11.24      13.33
CBES    CBES Bancorp, Inc.             MO     NASDAQ           NA      102.07     19.29         NA
CNSB    CNS Bancorp, Inc.              MO     NASDAQ           NA      119.86     29.25         NA
FBSI    First Bancshares, Inc.         MO     NASDAQ        18.69       99.33     14.65      14.69
FTNB    Fulton Bancorp, Inc.           MO     NASDAQ           NA      127.96     31.76         NA
GSBC    Great Southern Bancorp, Inc.   MO     NASDAQ        16.43      234.38     21.07      14.50
HFSA    Hardin Bancorp, Inc.           MO     NASDAQ        31.94       95.90     14.15      18.91
JSBA    Jefferson Savings Bancorp      MO     NASDAQ        43.65      131.43     10.52      16.50
JOAC    Joachim Bancorp, Inc.          MO     NASDAQ        56.00       99.50     30.32      35.90
LXMO    Lexington B&L Financial Corp.  MO     NASDAQ           NA       95.64     29.49         NA
MBLF    MBLA Financial Corp.           MO     NASDAQ        20.75       94.80     12.90      16.23
NASB    North American Savings Bank    MO     NASDAQ        11.41      171.19     12.32      11.02
NSLB    NS&L Bancorp, Inc.             MO     NASDAQ        41.51      100.17     21.04      31.13
PCBC    Perry County Financial Corp.   MO     NASDAQ        26.76      103.66     19.55      15.70

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                          -----------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                           Price    High      Low      Change    Change   Value  Assets    Div.
                                      State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                      -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
RFED    Roosevelt Financial Group      MO     NASDAQ      22.750   23.250     2.167     5.20     22.97    10.15  176.46    0.62
SMFC    Sho-Me Financial Corp.         MO     NASDAQ      29.500   29.500     9.375     7.27     35.63    20.66  204.99    0.00
SMBC    Southern Missouri Bancorp, Inc MO     NASDAQ      16.000   17.500     8.875     3.23     14.29    15.76   97.48    0.50
CFTP    Community Federal Bancorp      MS     NASDAQ      20.000   20.000    12.250    14.29     17.65    16.09   48.11      NA
FFBS    FFBS BanCorp, Inc.             MS     NASDAQ      22.000   24.250    12.000    -4.86     -4.35    16.68   81.20    0.50
MGNL    Magna Bancorp, Inc.            MS     NASDAQ      18.500   22.500     0.844     0.00      0.00     9.48   97.66    0.45
EFBC    Empire Federal Bancorp, Inc.   MT     NASDAQ      13.750   14.438    13.000     2.80        NA       NA      NA      NA
GBCI    Glacier Bancorp, Inc.          MT     NASDAQ      24.500   25.250     1.495     0.00      4.26    11.54  122.11    0.61
UBMT    United Financial Corp.         MT     NASDAQ      19.500   22.500     5.625    -1.27      1.96    19.89   88.24    0.87
WSTR    WesterFed Financial Corp.      MT     NASDAQ      20.875   21.750    11.375    14.38     13.61    18.08  128.18    0.40
CFNC    Carolina Fincorp, Inc.         NC     NASDAQ      15.125   15.250    13.000    13.08     16.35    14.06   57.88      NA
CENB    Century Bancorp, Inc.          NC     NASDAQ      71.000   71.000    62.000    10.08        NA    72.50  240.87      NA
COOP    Cooperative Bankshares, Inc.   NC     NASDAQ      20.500   22.500     3.467     2.50     -1.80    17.07  228.80    0.00
SOPN    First Savings Bancorp, Inc.    NC     NASDAQ      20.000   21.000    13.500     3.23      8.11    18.03   72.08    0.74
GSFC    Green Street Financial Corp.   NC     NASDAQ      17.875   18.875    12.125     5.15     10.85    14.54   40.99      NA
HFNC    HFNC Financial Corp.           NC     NASDAQ      21.625   21.750    13.125    16.89     25.36    14.62   52.44    0.12
KSAV    KS Bancorp, Inc.               NC     NASDAQ      21.500   22.000    11.625     8.86      2.99    20.69  152.04    1.20
MBSP    Mitchell Bancorp, Inc.         NC     NASDAQ      15.375   15.375    10.190     6.03     16.04    15.20   34.90      NA
PDB     Piedmont Bancorp, Inc.         NC      AMSE       10.625   19.125     9.250    -2.30    -40.97     7.14   45.47    7.44
SSB     Scotland Bancorp, Inc          NC      AMSE       16.500   16.500    11.625    11.86     16.81    13.64   36.99      NA
SSFC    South Street Financial Corp.   NC     NASDAQ      16.500   17.000    12.125    16.81     17.86    13.53   50.82      NA
SSM     Stone Street Bancorp, Inc.     NC      AMSE       27.130   27.250    16.250    20.58     35.65    20.49   58.28      NA
UFRM    United Federal Savings Bank    NC     NASDAQ       8.250    8.750     1.750    -5.71     -1.49     6.44   86.00    0.19
CFB     Commercial Federal Corporation NE      NYSE       36.125   37.750     1.083     5.86     18.77    18.37  319.59    0.27
EBCP    Eastern Bancorp                NH     NASDAQ      25.000   26.000     3.000    -1.96     12.36    17.64  235.89    0.52
NHTB    New Hampshire Thrift Bncshrs   NH     NASDAQ      12.125   13.375     1.750     3.19     -3.00    11.31  155.47    0.50
FBER    1st Bergen Bancorp             NJ     NASDAQ      14.500   14.625     9.000     9.43     19.59    13.68   81.94      NA
COFD    Collective Bancorp, Inc.       NJ     NASDAQ      41.375   42.000     1.351    18.21     20.80    18.45  271.88    0.95
FSPG    First Home Bancorp, Inc.       NJ     NASDAQ      18.875   18.875     1.898    13.11     32.46    12.05  184.02    0.37
FMCO    FMS Financial Corporation      NJ     NASDAQ      19.750   20.500     1.500    -1.25     15.33    14.14  226.40    0.20
IBSF    IBS Financial Corp.            NJ     NASDAQ      17.500   17.875     8.409     6.06     14.75    13.23   75.77    0.51
LVSB    Lakeview Financial             NJ     NASDAQ      33.250   33.250     7.335     2.31     37.11    19.77  195.07    0.23
LFBI    Little Falls Bancorp, Inc.     NJ     NASDAQ      13.750   14.000     9.500     0.00      6.80    14.45   97.11      NA
OCFC    Ocean Financial Corp.          NJ     NASDAQ      30.250   30.875    19.625     3.42     14.69    27.90  143.93      NA

                                                                        PRICING RATIOS
                                                          ------------------------------------------
                                                           Price/      Price/    Price/   Price/Core
                                                          Earnings   Bk. Value   Assets    Earnings
                                      State  Exchange       (X)         (%)       (%)        (X)
                                      -----  --------     --------   ---------   ------   ----------
RFED    Roosevelt Financial Group      MO     NASDAQ       175.00      224.14     12.89      13.15
SMFC    Sho-Me Financial Corp.         MO     NASDAQ        21.85      142.79     14.39      17.77
SMBC    Southern Missouri Bancorp, Inc MO     NASDAQ        21.33      101.52     16.41      15.69
CFTP    Community Federal Bancorp      MS     NASDAQ           NA      124.30     41.57         NA
FFBS    FFBS BanCorp, Inc.             MS     NASDAQ        24.18      131.89     27.09      18.80
MGNL    Magna Bancorp, Inc.            MS     NASDAQ        14.68      195.15     18.94      11.94
EFBC    Empire Federal Bancorp, Inc.   MT     NASDAQ           NA          NA        NA         NA
GBCI    Glacier Bancorp, Inc.          MT     NASDAQ        15.12      212.31     20.06      13.46
UBMT    United Financial Corp.         MT     NASDAQ        18.40       98.04     22.10      15.23
WSTR    WesterFed Financial Corp.      MT     NASDAQ        25.77      115.46     16.29      18.81
CFNC    Carolina Fincorp, Inc.         NC     NASDAQ           NA      107.57     26.13         NA
CENB    Century Bancorp, Inc.          NC     NASDAQ           NA       97.93     29.48         NA
COOP    Cooperative Bankshares, Inc.   NC     NASDAQ           NM      120.09      8.96         NM
SOPN    First Savings Bancorp, Inc.    NC     NASDAQ        22.47      110.93     27.75      18.35
GSFC    Green Street Financial Corp.   NC     NASDAQ           NA      122.94     43.61         NA
HFNC    HFNC Financial Corp.           NC     NASDAQ        37.28      147.91     41.24      30.46
KSAV    KS Bancorp, Inc.               NC     NASDAQ        18.07      103.91     14.14      13.52
MBSP    Mitchell Bancorp, Inc.         NC     NASDAQ           NA      101.15     44.05         NA
PDB     Piedmont Bancorp, Inc.         NC      AMSE            NM      148.81     23.37      23.61
SSB     Scotland Bancorp, Inc          NC      AMSE            NA      120.97     44.61         NA
SSFC    South Street Financial Corp.   NC     NASDAQ           NA      121.95     32.47         NA
SSM     Stone Street Bancorp, Inc.     NC      AMSE            NA      132.41     46.55         NA
UFRM    United Federal Savings Bank    NC     NASDAQ        37.50      128.11      9.59      20.12
CFB     Commercial Federal Corporation NE      NYSE         18.82      196.65     11.30      13.23
EBCP    Eastern Bancorp                NH     NASDAQ        30.12      141.72     10.60      20.66
NHTB    New Hampshire Thrift Bncshrs   NH     NASDAQ        20.21      107.21      7.80      13.62
FBER    1st Bergen Bancorp             NJ     NASDAQ           NA      105.99     17.70         NA
COFD    Collective Bancorp, Inc.       NJ     NASDAQ        17.76      224.25     15.22      14.47
FSPG    First Home Bancorp, Inc.       NJ     NASDAQ        11.95      156.64     10.26      10.79
FMCO    FMS Financial Corporation      NJ     NASDAQ        16.46      139.67      8.72      10.45
IBSF    IBS Financial Corp.            NJ     NASDAQ        41.67      132.28     23.10      25.00
LVSB    Lakeview Financial             NJ     NASDAQ        12.89      168.18     17.05      20.52
LFBI    Little Falls Bancorp, Inc.     NJ     NASDAQ           NA       95.16     14.16         NA
OCFC    Ocean Financial Corp.          NJ     NASDAQ           NA      108.42     21.02         NA

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                          -----------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                           Price    High      Low      Change    Change   Value  Assets    Div.
                                      State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                      -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
PBCI    Pamrapo Bancorp, Inc.          NJ     NASDAQ      20.125   26.125     2.563     1.26      2.55    16.95  114.99    0.90
PFSB    PennFed Financial Services,Inc NJ     NASDAQ      25.000   25.250     9.063    10.50     21.95    20.69  251.76    0.07
PULS    Pulse Bancorp                  NJ     NASDAQ      18.000   18.750     4.000     5.88     14.29    12.99  167.11    0.70
SFIN    Statewide Financial Corp.      NJ     NASDAQ      16.875   17.500    11.250     8.43     23.85    13.09  132.56      NA
WYNE    Wayne Bancorp, Inc.            NJ     NASDAQ      17.125   18.000    10.750    -1.44     20.18    16.10  107.38      NA
WWFC    Westwood Financial Corporation NJ     NASDAQ      19.500   19.500    10.250    20.00     27.87    15.06  162.52      NA
AABC    Access Anytime Bancorp, Inc.   NM     NASDAQ       5.250   10.417     1.750     0.00    -12.50     6.82  148.75    0.00
GUPB    GFSB Bancorp, Inc.             NM     NASDAQ      16.250   16.250    12.875     3.17      6.56    16.14   90.73    0.75
AFED    AFSALA Bancorp, Inc.           NY     NASDAQ      13.250   13.500    11.313     3.92     12.77    15.53  103.00      NA
ALBK    ALBANK Financial Corporation   NY     NASDAQ      36.375   37.000     9.167    16.40     13.23    24.72  271.57    0.51
ALBC    Albion Banc Corp.              NY     NASDAQ      16.750   18.750    10.500     0.00     -3.60    23.06  239.39    0.31
ASFC    Astoria Financial Corporation  NY     NASDAQ      42.000   43.125    12.688     6.67     14.68    27.42  338.70    0.43
BFSI    BFS Bankorp, Inc.              NY     NASDAQ      51.000   55.000     2.500     0.00      0.00    31.49  392.29    0.00
CARV    Carver Bancorp, Inc.           NY     NASDAQ       9.875   10.750     6.250    -3.66     25.40    15.08  160.80    0.00
FIBC    Financial Bancorp, Inc.        NY     NASDAQ      17.940   18.500     8.500     0.36     23.72    14.74  148.26    0.30
HAVN    Haven Bancorp, Inc.            NY     NASDAQ      33.000   34.250    10.000    12.34     17.33    22.98  366.10    0.55
LISB    Long Island Bancorp, Inc.      NY     NASDAQ      37.250   39.250    12.090    -4.49     18.73    21.49  235.48    0.45
NYB     New York Bancorp Inc.          NY      NYSE       32.125   33.500     1.617    25.37     40.70     9.60  188.42    0.55
PEEK    Peekskill Financial Corp.      NY     NASDAQ      14.875   15.250    11.125    10.19      8.18    14.48   55.51    0.27
PKPS    Poughkeepsie Savings Bank, FSB NY     NASDAQ       6.063   26.750     0.875     5.44     15.49     5.69   68.19    0.10
RELY    Reliance Bancorp, Inc.         NY     NASDAQ      21.875   22.375     8.875     3.55     17.45    17.62  212.83    0.52
SFED    SFS Bancorp, Inc.              NY     NASDAQ      17.125   17.375    11.000     5.38     12.30    16.56  129.87    0.06
TPNZ    Tappan Zee Financial, Inc.     NY     NASDAQ      14.500   15.125    11.250    -1.69      5.45    13.81   75.84    0.20
YFCB    Yonkers Financial Corporation  NY     NASDAQ      13.250   14.125     9.310    -6.19      7.07    13.74   82.63      NA
ASBP    ASB Financial Corp.            OH     NASDAQ      11.500   18.250    11.375    -5.15    -36.99    10.84   64.96    5.38
CAFI    Camco Financial Corp.          OH     NASDAQ      16.000   19.286    12.245     0.00     -3.03    14.70  153.27    0.45
COFI    Charter One Financial          OH     NASDAQ      46.625   49.500     3.281    -1.32     10.03    20.00  299.39    0.86
CTZN    CitFed Bancorp, Inc.           OH     NASDAQ      34.250   37.250     6.167     2.24     18.10    21.54  339.94    0.23
CIBI    Community Investors Bancorp    OH     NASDAQ      17.500   18.250    10.750     5.26      1.45    17.24  151.34    0.28
DCBI    Delphos Citizens Bancorp, Inc. OH     NASDAQ      13.750   14.250    11.750     1.85     12.24    14.68   52.29      NA
EFBI    Enterprise Federal Bancorp     OH     NASDAQ      15.125   18.000    11.250     2.54     -0.82    15.41  121.63    1.00
FFDF    FFD Financial Corp.            OH     NASDAQ      13.500   14.000    10.000     2.86      0.00    14.71   59.23      NA
FFYF    FFY Financial Corp.            OH     NASDAQ      25.125   25.875    12.250    -0.50     -1.95    19.30  134.83    0.63
FFOH    Fidelity Financial of Ohio     OH     NASDAQ      12.250   13.000     3.112    -1.01     10.11    11.93   89.37      NA

                                                                        PRICING RATIOS
                                                          ------------------------------------------
                                                           Price/      Price/    Price/   Price/Core
                                                          Earnings   Bk. Value   Assets    Earnings
                                      State  Exchange       (X)         (%)       (%)        (X)
                                      -----  --------     --------   ---------   ------   ----------
PBCI    Pamrapo Bancorp, Inc.          NJ     NASDAQ        22.36      118.73     17.50      14.91
PFSB    PennFed Financial Services,Inc NJ     NASDAQ        20.66      120.83      9.93      13.23
PULS    Pulse Bancorp                  NJ     NASDAQ        18.95      138.57     10.77      11.92
SFIN    Statewide Financial Corp.      NJ     NASDAQ           NA      128.92     12.73         NA
WYNE    Wayne Bancorp, Inc.            NJ     NASDAQ           NA      106.37     15.95         NA
WWFC    Westwood Financial Corporation NJ     NASDAQ           NA      129.48     12.00         NA
AABC    Access Anytime Bancorp, Inc.   NM     NASDAQ           NM       76.98      3.53         NM
GUPB    GFSB Bancorp, Inc.             NM     NASDAQ        25.39      100.68     17.91      20.06
AFED    AFSALA Bancorp, Inc.           NY     NASDAQ           NA       85.32     12.86         NA
ALBK    ALBANK Financial Corporation   NY     NASDAQ        19.88      147.15     13.39      15.82
ALBC    Albion Banc Corp.              NY     NASDAQ           NM       72.64      7.00      38.07
ASFC    Astoria Financial Corporation  NY     NASDAQ        24.56      153.17     12.40      17.80
BFSI    BFS Bankorp, Inc.              NY     NASDAQ        10.04      161.96     13.00       8.11
CARV    Carver Bancorp, Inc.           NY     NASDAQ           NM       65.48      6.14      24.09
FIBC    Financial Bancorp, Inc.        NY     NASDAQ        24.92      121.71     12.10      14.24
HAVN    Haven Bancorp, Inc.            NY     NASDAQ        15.64      143.60      9.01      10.93
LISB    Long Island Bancorp, Inc.      NY     NASDAQ        27.59      173.34     15.82      23.28
NYB     New York Bancorp Inc.          NY      NYSE         16.47      334.64     17.05      15.01
PEEK    Peekskill Financial Corp.      NY     NASDAQ        25.65      102.73     26.80      19.83
PKPS    Poughkeepsie Savings Bank, FSB NY     NASDAQ        55.12      106.56      8.89      21.65
RELY    Reliance Bancorp, Inc.         NY     NASDAQ        21.45      124.15     10.28      13.76
SFED    SFS Bancorp, Inc.              NY     NASDAQ        31.71      103.41     13.19      16.96
TPNZ    Tappan Zee Financial, Inc.     NY     NASDAQ        25.89      105.00     19.12      19.08
YFCB    Yonkers Financial Corporation  NY     NASDAQ           NA       96.43     16.04         NA
ASBP    ASB Financial Corp.            OH     NASDAQ        28.05      106.09     17.70      19.49
CAFI    Camco Financial Corp.          OH     NASDAQ        12.31      108.84     10.44      11.03
COFI    Charter One Financial          OH     NASDAQ        17.46      233.13     15.57      13.67
CTZN    CitFed Bancorp, Inc.           OH     NASDAQ        22.24      159.01     10.08      14.89
CIBI    Community Investors Bancorp    OH     NASDAQ        19.66      101.51     11.56      12.59
DCBI    Delphos Citizens Bancorp, Inc. OH     NASDAQ           NA       93.66     26.30         NA
EFBI    Enterprise Federal Bancorp     OH     NASDAQ        19.39       98.15     12.44      17.39
FFDF    FFD Financial Corp.            OH     NASDAQ           NA       91.77     22.79         NA
FFYF    FFY Financial Corp.            OH     NASDAQ        25.13      130.18     18.63      16.86
FFOH    Fidelity Financial of Ohio     OH     NASDAQ           NA      102.68     13.71         NA

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                          -----------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                           Price    High      Low      Change    Change   Value  Assets    Div.
                                      State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                      -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
FDEF    First Defiance Financial       OH     NASDAQ      13.125   13.130     5.790    11.11      5.52    12.31   57.38    0.29
FFBZ    First Federal Bancorp, Inc.    OH     NASDAQ      17.500   17.500     3.125     9.38     20.69     8.37  120.29    0.22
FFHS    First Franklin Corporation     OH     NASDAQ      17.000   17.500     3.500     3.42      3.03    17.06  192.23    0.31
FFSW    FirstFederal Financial Svcs    OH     NASDAQ      37.750   39.750     2.232    -1.95     -2.58    15.07  307.48    0.46
GFCO    Glenway Financial Corp.        OH     NASDAQ      22.500   23.333    15.419    -1.10     11.11    22.60  234.74    0.66
HHFC    Harvest Home Financial Corp.   OH     NASDAQ      11.000   13.750     8.750    11.39     18.92    11.12   89.49    3.40
HVFD    Haverfield Corporation         OH     NASDAQ      22.500   22.500     5.165    26.76     21.62    14.87  181.95    0.54
HCFC    Home City Financial Corp.      OH     NASDAQ      14.000   14.000    12.000     1.82        NA    15.96   77.78      NA
INBI    Industrial Bancorp             OH     NASDAQ      12.875   16.000     9.875     0.98      5.10    11.28   59.34    3.75
LONF    London Financial Corporation   OH     NASDAQ      15.250   15.250     9.750     1.67     13.48    15.11   70.53      NA
METF    Metropolitan Financial Corp.   OH     NASDAQ      11.250   11.500    10.500     4.65      4.65     8.17  230.34      NA
MFFC    Milton Federal Financial Corp. OH     NASDAQ      13.750   17.125    10.000    -4.35     -5.98    12.29   79.69    2.99
OHSL    OHSL Financial Corp.           OH     NASDAQ      22.000   22.500    11.500     1.15      8.64    20.58  177.96    0.74
PFFC    Peoples Financial Corp.        OH     NASDAQ      15.125   15.500    10.875     4.31     14.15    16.17   59.85      NA
PTRS    Potters Financial Corp.        OH     NASDAQ      20.000   20.250     9.000     1.27      5.79    20.35  247.93    0.29
PVFC    PVF Capital Corp.              OH     NASDAQ      16.750   17.250     4.316     0.75     15.52    10.24  149.60    0.00
SFSL    Security First Corp.           OH     NASDAQ      17.750   19.250     1.625    -4.05      5.97    11.59  125.52    0.43
SSBK    Strongsville Savings Bank      OH     NASDAQ      22.750   24.000    15.500    -3.19      2.25    17.05  224.23    0.47
SBCN    Suburban Bancorporation, Inc.  OH     NASDAQ      17.750   18.500    10.500    14.52     16.39    18.04  148.30    0.60
WOFC    Western Ohio Financial Corp.   OH     NASDAQ      22.000   24.375    14.750     1.15      7.98    24.34  159.01    1.00
WEHO    Westwood Homestead Fin. Corp.  OH     NASDAQ      13.875   14.500    10.375     5.71     18.09    14.06   42.19      NA
WFCO    Winton Financial Corp.         OH     NASDAQ      13.000   15.000     3.750    -2.80      2.97    10.76  147.15    0.42
FFWD    Wood Bancorp, Inc.             OH     NASDAQ      15.750   17.250     8.000    -4.55     -4.55    13.68  106.99    0.27
KFBI    Klamath First Bancorp          OR     NASDAQ      16.125   16.250    12.500     6.17      9.32    15.25   67.29    0.27
CVAL    Chester Valley Bancorp Inc.    PA     NASDAQ      21.500   21.500     3.879    14.67     10.26    15.72  177.60    0.40
CMSB    Commonwealth Bancorp, Inc.     PA     NASDAQ      16.000   16.000     5.790     6.22     14.29    12.92  118.08      NA
FSBI    Fidelity Bancorp, Inc.         PA     NASDAQ      23.875   23.875     3.756    24.03     24.03    16.75  231.96    0.31
FBBC    First Bell Bancorp, Inc.       PA     NASDAQ      15.875   17.375    11.875    19.81     -7.97    11.14   84.58    3.30
FKFS    First Keystone Financial       PA     NASDAQ      22.250   22.250    10.250    13.38     15.58    18.03  240.38    0.05
SHEN    First Shenango Bancorp, Inc.   PA     NASDAQ      24.750   25.750    12.750     8.79      4.21    20.90  196.99    0.46
GAF     GA Financial, Inc.             PA      AMSE       16.000   17.250    10.250     3.23      6.67    15.70   74.99      NA
HARL    Harleysville Savings Bank      PA     NASDAQ      21.250   21.600     2.828     2.16     45.55    12.52  199.09    0.33
LARL    Laurel Capital Group, Inc.     PA     NASDAQ      21.500   21.750     3.627    14.67     34.38    14.31  133.61    0.38
MLBC    ML Bancorp, Inc.               PA     NASDAQ      17.375   17.500     6.219    17.30     17.80    13.07  160.77    0.37

                                                                        PRICING RATIOS
                                                          ------------------------------------------
                                                           Price/      Price/    Price/   Price/Core
                                                          Earnings   Bk. Value   Assets    Earnings
                                      State  Exchange       (X)         (%)       (%)        (X)
                                      -----  --------     --------   ---------   ------   ----------
FDEF    First Defiance Financial       OH     NASDAQ        31.25      106.62     22.87      23.03
FFBZ    First Federal Bancorp, Inc.    OH     NASDAQ        21.34      209.08     14.55      15.91
FFHS    First Franklin Corporation     OH     NASDAQ        77.27       99.65      8.84      16.35
FFSW    FirstFederal Financial Svcs    OH     NASDAQ        22.60      250.50     12.28      17.40
GFCO    Glenway Financial Corp.        OH     NASDAQ        28.48       99.56      9.59      14.33
HHFC    Harvest Home Financial Corp.   OH     NASDAQ        57.89       98.92     12.29      23.91
HVFD    Haverfield Corporation         OH     NASDAQ        28.48      151.31     12.37      14.71
HCFC    Home City Financial Corp.      OH     NASDAQ           NA       87.72     18.00         NA
INBI    Industrial Bancorp             OH     NASDAQ        27.39      114.14     21.70      15.90
LONF    London Financial Corporation   OH     NASDAQ           NA      100.93     21.62         NA
METF    Metropolitan Financial Corp.   OH     NASDAQ           NA      137.70      4.88         NA
MFFC    Milton Federal Financial Corp. OH     NASDAQ        28.65      111.88     17.25      23.31
OHSL    OHSL Financial Corp.           OH     NASDAQ        23.66      106.90     12.36      15.94
PFFC    Peoples Financial Corp.        OH     NASDAQ           NA       93.54     25.27         NA
PTRS    Potters Financial Corp.        OH     NASDAQ           NM       98.28      8.07      22.73
PVFC    PVF Capital Corp.              OH     NASDAQ        12.59      163.57     11.20       7.19
SFSL    Security First Corp.           OH     NASDAQ        17.40      153.15     14.14      12.41
SSBK    Strongsville Savings Bank      OH     NASDAQ        16.25      133.43     10.15      12.93
SBCN    Suburban Bancorporation, Inc.  OH     NASDAQ        65.74       98.39     11.97      21.39
WOFC    Western Ohio Financial Corp.   OH     NASDAQ        34.92       90.39     13.84      36.67
WEHO    Westwood Homestead Fin. Corp.  OH     NASDAQ           NA       98.68     32.89         NA
WFCO    Winton Financial Corp.         OH     NASDAQ        13.98      120.82      8.83      12.04
FFWD    Wood Bancorp, Inc.             OH     NASDAQ        18.10      115.13     14.72      13.58
KFBI    Klamath First Bancorp          OR     NASDAQ        31.01      105.74     23.96      20.41
CVAL    Chester Valley Bancorp Inc.    PA     NASDAQ        20.87      136.77     12.11      14.24
CMSB    Commonwealth Bancorp, Inc.     PA     NASDAQ           NA      123.84     13.55         NA
FSBI    Fidelity Bancorp, Inc.         PA     NASDAQ        22.11      142.54     10.29      13.41
FBBC    First Bell Bancorp, Inc.       PA     NASDAQ        15.88      142.50     18.77      13.57
FKFS    First Keystone Financial       PA     NASDAQ        19.35      123.41      9.26      12.23
SHEN    First Shenango Bancorp, Inc.   PA     NASDAQ        18.61      118.42     12.56      14.22
GAF     GA Financial, Inc.             PA      AMSE            NA      101.91     21.34         NA
HARL    Harleysville Savings Bank      PA     NASDAQ        19.32      169.73     10.67      12.72
LARL    Laurel Capital Group, Inc.     PA     NASDAQ        15.25      150.24     16.09      12.15
MLBC    ML Bancorp, Inc.               PA     NASDAQ        15.51      132.94     10.81      17.20

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                          -----------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                           Price    High      Low      Change    Change   Value  Assets    Div.
                                      State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                      -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
PVSA    Parkvale Financial Corporation PA     NASDAQ      26.500   26.500     2.150     2.91      2.91    17.56  233.64    0.47
PBIX    Patriot Bank Corp.             PA     NASDAQ      15.750   16.250    10.258    11.50     17.76    12.94  109.83      NA
PWBC    PennFirst Bancorp, Inc.        PA     NASDAQ      13.500   15.915     4.019    -3.57     -5.26    13.21  179.08    0.86
PWBK    Pennwood Bancorp, Inc.         PA     NASDAQ      14.375   14.500     9.000     6.48     15.00    15.37   76.55      NA
PHFC    Pittsburgh Home Financial Corp PA     NASDAQ      14.750   14.750     9.500     7.27     13.46    13.71  105.49      NA
PRBC    Prestige Bancorp, Inc.         PA     NASDAQ      15.000   15.250     9.750     3.45     11.11    16.02  119.04      NA
PSAB    Prime Bancorp, Inc.            PA     NASDAQ      20.750   20.750     3.194     2.47      1.22    13.33  175.02    0.68
PFNC    Progress Financial Corporation PA     NASDAQ       8.630   18.750     0.750     3.04     -1.37     5.33  102.55    0.04
SVRN    Sovereign Bancorp, Inc.        PA     NASDAQ      12.688   12.708     0.837    10.73     18.26     6.64  158.16    0.07
THRD    TF Financial Corporation       PA     NASDAQ      18.750   19.000     9.750    11.11     17.19    18.31  151.32    0.31
THBC    Troy Hill Bancorp, Inc.        PA     NASDAQ      20.250   21.000    10.250     1.25      1.25    17.29   96.10    0.40
WVFC    WVS Financial Corporation      PA     NASDAQ      25.500   26.500    13.000     4.62     10.87    20.21  158.85    2.20
YFED    York Financial Corp.           PA     NASDAQ      18.125   19.750     4.301    -5.23      9.85    13.92  170.78    0.55
AMFB    American Federal Bank, FSB     SC     NASDAQ      28.875   29.250     0.625    32.76     49.51     9.90  127.32    0.44
CFCP    Coastal Financial Corp.        SC     NASDAQ      25.500   25.500     1.918    24.39     15.91     8.38  131.50    0.43
FFCH    First Financial Holdings Inc.  SC     NASDAQ      27.000   28.000     4.000    12.50     13.68    15.28  251.11    0.66
FSFC    First Southeast Financial Corp SC     NASDAQ      10.750   20.250     9.125    11.69      7.50     7.69   74.29   10.33
PALM    Palfed, Inc.                   SC     NASDAQ      14.250   18.500     3.500    -0.87     -3.39     9.91  127.26    0.08
SCCB    S. Carolina Community Bancshrs SC     NASDAQ      19.250   20.500    12.625    14.93     26.23    16.85   65.10    0.60
HFFC    HF Financial Corp.             SD     NASDAQ      19.500   20.250     5.500    11.43     13.87    16.96  189.94    0.35
TWIN    Twin City Bancorp              TN     NASDAQ      18.500   19.000    10.500     0.00      5.71    15.68  123.33    0.63
BNKU    Bank United Corp.              TX     NASDAQ      31.500   32.750    22.500    11.50     16.67    17.25  350.04      NA
CBSA    Coastal Bancorp, Inc.          TX     NASDAQ      26.500   27.125     9.875     3.41     10.42    18.70  579.01    0.40
ETFS    East Texas Financial Services  TX     NASDAQ      18.250   18.750    11.000    -2.67     17.74    19.54  105.10    0.20
FBHC    Fort Bend Holding Corp.        TX     NASDAQ      23.250   25.750    10.375     0.00     -7.00    21.83  339.52    0.28
LOAN    Horizon Bancorp                TX     NASDAQ      24.000   25.500     7.250    12.94     39.13     8.09  107.37    0.16
JXVL    Jacksonville Bancorp, Inc.     TX     NASDAQ      14.500   15.750     7.141     0.00      0.00    13.16   82.74      NA
BFSB    Bedford Bancshares, Inc.       VA     NASDAQ      19.250   19.375    10.250     4.05     10.00    17.08  113.32    0.42
CNIT    CENIT Bancorp, Inc.            VA     NASDAQ      44.500   46.000    10.875    -1.11     14.10    29.55  419.95    0.60
CFFC    Community Financial Corp.      VA     NASDAQ      22.250   22.500     4.250     1.14      4.71    18.04  130.99    0.50
ESX     Essex Bancorp, Inc.            VA      AMSE        1.938   19.250     0.750    93.80     -3.10    -0.16  162.92    0.00
FFFC    FFVA Financial Corp.           VA     NASDAQ      24.250   25.000     8.250    12.14     14.12    17.04  113.76    0.40
VABF    First Coastal Bank             VA     NASDAQ      11.000   11.313     1.625    12.82     15.79     8.21  121.95    0.16
GSLC    Guaranty Financial Corp.       VA     NASDAQ       9.750    9.875     6.313    -1.27     14.71     7.19  125.73    0.10

                                                                        PRICING RATIOS
                                                          ------------------------------------------
                                                           Price/      Price/    Price/   Price/Core
                                                          Earnings   Bk. Value   Assets    Earnings
                                      State  Exchange       (X)         (%)       (%)        (X)
                                      -----  --------     --------   ---------   ------   ----------
PVSA    Parkvale Financial Corporation PA     NASDAQ        15.77      150.91     11.34      11.42
PBIX    Patriot Bank Corp.             PA     NASDAQ           NA      121.72     14.34         NA
PWBC    PennFirst Bancorp, Inc.        PA     NASDAQ        19.01      102.20      7.54      13.11
PWBK    Pennwood Bancorp, Inc.         PA     NASDAQ           NA       93.53     18.78         NA
PHFC    Pittsburgh Home Financial Corp PA     NASDAQ           NA      107.59     13.98         NA
PRBC    Prestige Bancorp, Inc.         PA     NASDAQ           NA       93.63     12.60         NA
PSAB    Prime Bancorp, Inc.            PA     NASDAQ        28.04      155.66     11.86      16.09
PFNC    Progress Financial Corporation PA     NASDAQ        26.97      161.91      8.42      21.05
SVRN    Sovereign Bancorp, Inc.        PA     NASDAQ        17.62      191.08      8.02      13.36
THRD    TF Financial Corporation       PA     NASDAQ        22.59      102.40     12.39      16.89
THBC    Troy Hill Bancorp, Inc.        PA     NASDAQ        22.01      117.12     21.07      19.10
WVFC    WVS Financial Corporation      PA     NASDAQ        16.24      126.18     16.05      13.08
YFED    York Financial Corp.           PA     NASDAQ        20.60      130.21     10.61      16.04
AMFB    American Federal Bank, FSB     SC     NASDAQ        23.29      291.67     22.68      18.51
CFCP    Coastal Financial Corp.        SC     NASDAQ        23.39      304.30     19.39      21.79
FFCH    First Financial Holdings Inc.  SC     NASDAQ        21.77      176.70     10.75      14.06
FSFC    First Southeast Financial Corp SC     NASDAQ           NM      139.79     14.47      15.14
PALM    Palfed, Inc.                   SC     NASDAQ           NM      143.79     11.20      25.00
SCCB    S. Carolina Community Bancshrs SC     NASDAQ        33.77      114.24     29.57      26.37
HFFC    HF Financial Corp.             SD     NASDAQ        17.73      114.98     10.27      13.83
TWIN    Twin City Bancorp              TN     NASDAQ        24.03      117.98     15.00      17.29
BNKU    Bank United Corp.              TX     NASDAQ        57.27      182.61      9.00         NA
CBSA    Coastal Bancorp, Inc.          TX     NASDAQ        19.20      141.71      4.58      12.10
ETFS    East Texas Financial Services  TX     NASDAQ        46.79       93.40     17.36      26.45
FBHC    Fort Bend Holding Corp.        TX     NASDAQ        46.50      106.50      6.85      16.03
LOAN    Horizon Bancorp                TX     NASDAQ        26.67      296.66     22.35      28.92
JXVL    Jacksonville Bancorp, Inc.     TX     NASDAQ           NA      110.18     17.52         NA
BFSB    Bedford Bancshares, Inc.       VA     NASDAQ        16.31      112.70     16.99      12.58
CNIT    CENIT Bancorp, Inc.            VA     NASDAQ        28.34      150.59     10.60      18.39
CFFC    Community Financial Corp.      VA     NASDAQ        16.86      123.34     16.99      13.17
ESX     Essex Bancorp, Inc.            VA      AMSE            NM          NM      1.19         NM
FFFC    FFVA Financial Corp.           VA     NASDAQ        22.88      142.31     21.32      18.51
VABF    First Coastal Bank             VA     NASDAQ       100.00      133.98      9.02      28.95
GSLC    Guaranty Financial Corp.       VA     NASDAQ        18.06      135.61      7.75      18.40

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                          -----------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                           Price    High      Low      Change    Change   Value  Assets    Div.
                                      State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                      -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
LIFB    Life Bancorp, Inc.             VA     NASDAQ      19.625   21.000     8.313    11.35      9.40    15.33  144.18    0.44
VFFC    Virginia First Financial Corp. VA     NASDAQ      15.625   16.250     1.250    23.76     14.15    10.99  140.01    0.09
CASB    Cascade Financial Corp.        WA     NASDAQ      16.375   17.500     2.662    -6.43      9.17    10.34  169.54    0.00
FWWB    First SB of Washington Bancorp WA     NASDAQ      19.750   22.125    12.375     2.60      6.04    15.11   92.45    0.20
IWBK    InterWest Bancorp, Inc.        WA     NASDAQ      35.063   36.250     8.478     8.30      7.89    14.51  212.89    0.52
STSA    Sterling Financial Corp.       WA     NASDAQ      17.000   17.375     1.878    22.52     21.43    11.41  277.36    0.00
WFSL    Washington Federal, Inc.       WA     NASDAQ      26.000   27.500     1.566     7.86      8.95    13.99  123.69    0.84
AADV    Advantage Bancorp, Inc.        WI     NASDAQ      35.500   36.000    10.600     8.40     11.81    27.54  314.86    0.30
ABCW    Anchor BanCorp Wisconsin       WI     NASDAQ      46.750   46.750     9.800    16.88     33.57    24.94  404.51    0.43
FCBF    FCB Financial Corp.            WI     NASDAQ      22.750   23.500    10.000     8.33     18.18    19.11  109.17    0.69
FFEC    First Fed Bncshrs Eau Claire   WI     NASDAQ      18.625   18.656     8.375     1.36      2.40    14.57  105.62    0.26
FTFC    First Federal Capital Corp.    WI     NASDAQ      28.750   29.500     1.449    11.65     21.05    15.10  238.20    0.60
FFHC    First Financial Corp.          WI     NASDAQ      26.375   28.250     1.114     3.43     16.19    11.15  154.89    0.51
FNGB    First Northern Capital Corp.   WI     NASDAQ      19.000   19.000     3.063    10.14      8.57    16.01  140.29    0.60
HALL    Hallmark Capital Corp.         WI     NASDAQ      19.125   19.130     9.875     7.75      9.29    19.46  275.00    0.00
MWFD    Midwest Federal Financial      WI     NASDAQ      18.000   24.500     4.167    -1.37    -17.24    10.19  121.39    0.22
NWEQ    Northwest Equity Corp.         WI     NASDAQ      13.500   14.188     6.875     3.85     14.89    13.82  103.86    0.28
OSBF    OSB Financial Corp.            WI     NASDAQ      32.000   33.250    14.500     6.56     20.75    28.57  219.89    0.62
RELI    Reliance Bancshares, Inc.      WI     NASDAQ       7.125   10.125     6.500     1.79      0.00     8.83   17.64      NA
SECP    Security Capital Corporation   WI     NASDAQ      83.500   86.750    25.000    13.61     17.61    58.17  397.49    0.68
STFR    St. Francis Capital Corp.      WI     NASDAQ      30.500   31.500    12.625    12.96     12.96    23.73  263.13    0.42
AFBC    Advance Financial Bancorp      WV     NASDAQ      14.063   14.500    12.750     0.45        NA       NA      NA      NA
FOBC    Fed One Bancorp                WV     NASDAQ      19.125   19.125     5.358    15.91     23.39    16.88  139.06    0.56
CRZY    Crazy Woman Creek Bancorp      WY     NASDAQ      13.625   13.625    10.000     3.81     19.78    14.79   49.71      NA
TRIC    Tri-County Bancorp, Inc.       WY     NASDAQ      18.500   19.000    11.375    -1.33      1.37    21.59  141.09    0.50

                                                                        PRICING RATIOS
                                                          ------------------------------------------
                                                           Price/      Price/    Price/   Price/Core
                                                          Earnings   Bk. Value   Assets    Earnings
                                      State  Exchange       (X)         (%)       (%)        (X)
                                      -----  --------     --------   ---------   ------   ----------
LIFB    Life Bancorp, Inc.             VA     NASDAQ        22.05      128.02     13.61      16.63
VFFC    Virginia First Financial Corp. VA     NASDAQ         8.68      142.17     11.16      16.98
CASB    Cascade Financial Corp.        WA     NASDAQ        22.74      158.37      9.66      20.47
FWWB    First SB of Washington Bancorp WA     NASDAQ        22.97      130.71     21.36      20.36
IWBK    InterWest Bancorp, Inc.        WA     NASDAQ        19.92      241.65     16.47      15.79
STSA    Sterling Financial Corp.       WA     NASDAQ       170.00      148.99      6.13      23.29
WFSL    Washington Federal, Inc.       WA     NASDAQ        14.36      185.85     21.02      12.87
AADV    Advantage Bancorp, Inc.        WI     NASDAQ        40.34      128.90     11.27      15.57
ABCW    Anchor BanCorp Wisconsin       WI     NASDAQ        18.05      187.45     11.56      14.75
FCBF    FCB Financial Corp.            WI     NASDAQ        23.21      119.05     20.84      19.28
FFEC    First Fed Bncshrs Eau Claire   WI     NASDAQ        26.61      127.83     17.63      20.93
FTFC    First Federal Capital Corp.    WI     NASDAQ        19.83      190.40     12.07      17.42
FFHC    First Financial Corp.          WI     NASDAQ        20.29      236.55     17.03      14.49
FNGB    First Northern Capital Corp.   WI     NASDAQ        26.39      118.68     13.54      17.43
HALL    Hallmark Capital Corp.         WI     NASDAQ        17.39       98.28      6.95      13.01
MWFD    Midwest Federal Financial      WI     NASDAQ        16.51      176.64     14.83      16.82
NWEQ    Northwest Equity Corp.         WI     NASDAQ        17.31       97.68     13.00      14.52
OSBF    OSB Financial Corp.            WI     NASDAQ        27.35      112.01     14.55      19.63
RELI    Reliance Bancshares, Inc.      WI     NASDAQ           NA       80.69     40.39         NA
SECP    Security Capital Corporation   WI     NASDAQ        23.00      143.54     21.01      17.80
STFR    St. Francis Capital Corp.      WI     NASDAQ        18.05      128.53     11.59      17.13
AFBC    Advance Financial Bancorp      WV     NASDAQ           NA          NA        NA         NA
FOBC    Fed One Bancorp                WV     NASDAQ        21.02      113.30     13.75      14.71
CRZY    Crazy Woman Creek Bancorp      WY     NASDAQ           NA       92.12     27.41         NA
TRIC    Tri-County Bancorp, Inc.       WY     NASDAQ        20.56       85.69     13.11      15.42

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                          -----------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                           Price    High      Low      Change    Change   Value  Assets    Div.
                                      State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                      -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
ALL THRIFTS
        AVERAGE                                           20.598   23.736     8.358     5.93     11.84    16.18  161.09    0.58
        MEDIAN                                            18.000   19.000     9.500     4.41     12.16    15.32  131.74    0.40
        HIGH                                              83.500  589.500    62.000    93.80     49.51    72.50  657.99   10.33
        LOW                                                1.938    6.917     0.223   -19.15    -40.97    -0.16   13.62    0.00

AVERAGE FOR STATE
        IN                                                19.327   20.039     8.499     6.16     11.21    16.16  142.16    0.65

AVERAGE BY REGION
        MIDWEST                                           20.114   21.473     8.857     4.55     10.06    16.51  146.76    0.60
        NEW ENGLAND                                       21.438   22.363     7.124     1.97      4.35    18.14  254.03    0.50
        MID ATLANTIC                                      20.818   22.071     7.265     5.87     14.19    16.12  170.12    0.45
        SOUTHEAST                                         19.380   20.972     8.823    10.24     12.92    14.58  121.34    0.87
        SOUTHWEST                                         20.250   21.503    10.586     4.14     11.47    15.56  183.23    0.55
        WEST                                              23.990   41.714     6.865     7.59     16.06    16.89  232.94    0.33

AVERAGE BY EXCHANGE
        NYSE                                              38.698   87.885     2.822    11.16     18.93    19.61  346.40    0.44
        AMEX                                              15.352   17.469     9.952     9.34      8.93    13.83  104.18    1.55
        OTC/NASDAQ                                        20.206   21.567     8.478     5.50     11.73    16.18  157.02    0.53

                                                                        PRICING RATIOS
                                                          ------------------------------------------
                                                           Price/      Price/    Price/   Price/Core
                                                          Earnings   Bk. Value   Assets    Earnings
                                      State  Exchange       (X)         (%)       (%)        (X)
                                      -----  --------     --------   ---------   ------   ----------
ALL THRIFTS
        AVERAGE                                             30.70      130.29     15.62      19.51
        MEDIAN                                              22.52      117.98     13.76      16.89
        HIGH                                               175.00      450.07     69.75     127.50
        LOW                                                  7.28       65.48      1.19       5.96

AVERAGE FOR STATE
        IN                                                 34.210     124.792    14.847     20.568

AVERAGE BY REGION
        MIDWEST                                             31.84      123.66     16.45      19.06
        NEW ENGLAND                                         21.13      119.64      8.99      16.35
        MID ATLANTIC                                        23.41      129.53     13.34      16.24
        SOUTHEAST                                           28.09      144.68     19.58      23.91
        SOUTHWEST                                           32.00      133.43     14.74      19.08
        WEST                                                43.38      141.55     12.30      22.26

AVERAGE BY EXCHANGE
        NYSE                                                40.88      204.68     12.12      23.78
        AMEX                                                25.46      111.08     18.10      17.10
        OTC/NASDAQ                                          30.40      128.37     15.61      19.41

KELLER & COMPANY                                                      EXHIBIT 32
Columbus, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
PLE      Pinnacle Bancshares, Inc.          AL        195,502       15,285        14,775          0.51     0.80      6.55     10.19
SRN      Southern Banc Company, Inc         AL        105,245       17,710        17,513          0.21     0.57      1.11      2.98
SCBS     Southern Community Bancshares      AL         72,151       15,973        15,973            NA       NA        NA        NA
SZB      SouthFirst Bancshares, Inc.        AL         93,110       13,021        13,021         -0.06     0.05     -0.43      0.34
FFBH     First Federal Bancshares of AR     AR        509,605       83,339        83,339            NA       NA        NA        NA
FTF      Texarkana First Financial Corp     AR        163,571       26,289        26,289          1.39     1.72      7.41      9.17
AHM      Ahmanson & Company (H.F.)          CA     49,902,044    2,433,049     2,124,966          0.29     0.58      5.26     10.48
AFFFZ    America First Financial Fund       CA      2,209,051      177,447       174,596          1.37     1.67     19.46     23.75
BPLS     Bank Plus Corp.                    CA      3,330,290      161,657       161,320         -0.47    -0.15     -9.13     -2.82
BVFS     Bay View Capital Corp.             CA      3,300,262      200,062       189,865          0.34     0.64      5.39      9.98
BYFC     Broadway Financial Corp.           CA        117,253       13,515        13,515         -0.16     0.21     -1.73      2.22
CFHC     California Financial Holding       CA      1,337,379       89,877        89,452          0.53     0.76      7.89     11.36
CENF     CENFED Financial Corp.             CA      2,184,858      114,029       113,824          0.53     0.79     10.54     15.68
CSA      Coast Savings Financial            CA      8,704,952      424,531       418,293          0.13     0.47      2.56      9.37
DSL      Downey Financial Corp.             CA      5,198,157      391,571       385,397          0.42     0.67      5.34      8.46
FSSB     First FS&LA of San Bernardino      CA        100,334        4,709         4,498         -1.07    -1.24    -19.94    -23.18
FED      FirstFed Financial Corp.           CA      4,143,852      194,550       191,846          0.20     0.44      4.22      9.16
GLN      Glendale Federal Bank, FSB         CA     15,128,192      963,278       906,636          0.29     0.54      4.45      8.37
GDW      Golden West Financial              CA     37,730,598    2,350,477     2,350,477          0.46     1.23      7.46     20.04
GWF      Great Western Financial            CA     42,874,572    2,595,200     2,309,209          0.27     0.65      4.23     10.36
HTHR     Hawthorne Financial Corp.          CA        827,784       43,442        43,442          0.89     0.63     17.24     12.17
HEMT     HF Bancorp, Inc.                   CA      1,012,799       81,201            NA         -0.05     0.20     -0.54      2.08
HBNK     Highland Federal Bank FSB          CA        489,701       34,863        34,863          0.15     0.52      1.92      6.82
MBBC     Monterey Bay Bancorp, Inc.         CA        425,762       45,759        41,780          0.26     0.49      1.83      3.54
PFFB     PFF Bancorp, Inc.                  CA      2,524,612      280,601       277,515          0.05     0.41      0.46      3.64
PROV     Provident Financial Holdings       CA        591,193       86,158        86,158          0.27     0.08      2.35      0.66
QCBC     Quaker City Bancorp, Inc.          CA        764,466       67,785        67,636          0.27     0.54      2.87      5.66
REDF     RedFed Bancorp Inc.                CA        866,269       69,868        69,868         -0.77    -0.47    -12.78     -7.86
SGVB     SGV Bancorp, Inc.                  CA        369,823       31,117        31,117          0.07     0.30      0.76      3.19
WES      Westcorp                           CA      3,335,045      317,930       317,001          0.97     0.27     10.33      2.84
FFBA     First Colorado Bancorp, Inc.       CO      1,514,086      216,622       213,865          0.88     1.20      5.72      7.78

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
PLE      Pinnacle Bancshares, Inc.          AL    12/17/86      AMSE          889,824       15.46
SRN      Southern Banc Company, Inc         AL    10/05/95      AMSE        1,230,313       16.15
SCBS     Southern Community Bancshares      AL    12/23/96     NASDAQ       1,137,350       15.07
SZB      SouthFirst Bancshares, Inc.        AL    02/14/95      AMSE          823,700       10.91
FFBH     First Federal Bancshares of AR     AR    05/03/96     NASDAQ       5,153,751       77.31
FTF      Texarkana First Financial Corp     AR    07/07/95      AMSE        1,834,563       28.67
AHM      Ahmanson & Company (H.F.)          CA    10/25/72      NYSE      102,153,052     3319.97
AFFFZ    America First Financial Fund       CA       NA        NASDAQ       6,010,589      181.82
BPLS     Bank Plus Corp.                    CA       NA        NASDAQ      18,245,265      209.82
BVFS     Bay View Capital Corp.             CA    05/09/86     NASDAQ       6,674,635      282.84
BYFC     Broadway Financial Corp.           CA    01/09/96     NASDAQ         892,688        8.82
CFHC     California Financial Holding       CA    04/01/83     NASDAQ       4,740,914      136.89
CENF     CENFED Financial Corp.             CA    10/25/91     NASDAQ       5,154,533      150.77
CSA      Coast Savings Financial            CA    12/23/85      NYSE       18,584,717      680.67
DSL      Downey Financial Corp.             CA    01/01/71      NYSE       25,459,079      499.63
FSSB     First FS&LA of San Bernardino      CA    02/02/93     NASDAQ         328,296        3.20
FED      FirstFed Financial Corp.           CA    12/16/83      NYSE       10,529,849      231.66
GLN      Glendale Federal Bank, FSB         CA    10/01/83      NYSE       49,808,780     1158.05
GDW      Golden West Financial              CA    05/29/59      NYSE       57,342,389     3619.74
GWF      Great Western Financial            CA       NA         NYSE      137,875,955     3998.40
HTHR     Hawthorne Financial Corp.          CA       NA        NASDAQ       2,599,275       18.84
HEMT     HF Bancorp, Inc.                   CA    06/30/95     NASDAQ       6,281,875       69.89
HBNK     Highland Federal Bank FSB          CA       NA        NASDAQ       2,295,983       39.03
MBBC     Monterey Bay Bancorp, Inc.         CA    02/15/95     NASDAQ       3,243,360       47.84
PFFB     PFF Bancorp, Inc.                  CA    03/29/96     NASDAQ      19,837,500      295.08
PROV     Provident Financial Holdings       CA    06/28/96     NASDAQ       5,125,215       71.75
QCBC     Quaker City Bancorp, Inc.          CA    12/30/93     NASDAQ       3,792,125       72.05
REDF     RedFed Bancorp Inc.                CA    04/08/94     NASDAQ       7,082,781       85.88
SGVB     SGV Bancorp, Inc.                  CA    06/29/95     NASDAQ       2,521,976       28.37
WES      Westcorp                           CA    05/01/86      NYSE       25,996,618      568.68
FFBA     First Colorado Bancorp, Inc.       CO    01/02/96     NASDAQ      18,184,108      309.13

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
EGFC     Eagle Financial Corp.              CT      1,458,050      105,209        78,854          0.97     0.62     13.49      8.67
FFES     First Federal of East Hartford     CT        958,550       60,173        60,173          0.43     0.67      6.91     10.62
NTMG     Nutmeg Federal S&LA                CT         93,924        5,488         5,488          0.32     0.38      5.13      6.05
WBST     Webster Financial Corporation      CT      3,917,600      206,296       161,981          0.67     0.70     11.99     12.42
IFSB     Independence Federal Savings       DC        247,888       16,672        14,440          0.13     0.19      1.98      2.94
BANC     BankAtlantic Bancorp, Inc.         FL      2,170,480      139,727       129,822          0.85     0.86     11.95     12.04
BKUNA    BankUnited Financial Corp.         FL      1,329,044       98,155        86,221          0.40     0.61      4.79      7.28
FFFG     F.F.O. Financial Group, Inc.       FL        311,028       18,805        18,805          0.21     0.64      3.28      9.97
FFLC     FFLC Bancorp, Inc.                 FL        346,442       53,626        53,626          0.65     0.98      3.94      5.88
FFPB     First Palm Beach Bancorp, Inc.     FL      1,502,978      106,159       103,383          0.02     0.09      0.27      1.21
OCWN     Ocwen Financial Corporation        FL      2,483,685      203,596       203,596          2.49     2.02     31.08     25.22
CCFH     CCF Holding Company                GA         88,509       13,137        13,137          0.47     0.75      2.39      3.82
EBSI     Eagle Bancshares                   GA        666,166       57,999        57,999          0.59     0.80      6.63      8.97
FSTC     First Citizens Corporation         GA        257,288       24,109        18,962          2.04     2.03     19.36     19.20
FGHC     First Georgia Holding, Inc.        GA        150,551       12,057        10,813          0.56     0.89      6.79     10.80
FLFC     First Liberty Financial Corp.      GA      1,212,681       89,333        79,400          0.80     0.86     10.80     11.56
FLAG     FLAG Financial Corp.               GA        228,914       20,149        20,149         -0.07     0.10     -0.75      1.11
CASH     First Midwest Financial, Inc.      IA        369,885       43,669        38,669          0.75     0.98      6.38      8.33
GFSB     GFS Bancorp, Inc.                  IA         87,625       10,052        10,052          0.96     1.17      8.10      9.87
HZFS     Horizon Financial Svcs Corp.       IA         74,043        8,092         8,092          0.14     0.31      1.27      2.73
MFCX     Marshalltown Financial Corp.       IA        125,923       19,581        19,581          0.19     0.49      1.24      3.15
MIFC     Mid-Iowa Financial Corp.           IA        117,066       10,905        10,891          0.84     1.12      9.07     12.15
MWBI     Midwest Bancshares, Inc.           IA        136,425        9,600         9,600          0.46     0.73      6.61     10.50
FFFD     North Central Bancshares, Inc.     IA        203,093       49,235            NA          1.64     1.91      7.92      9.24
PMFI     Perpetual Midwest Financial        IA        388,529       33,574        33,574          0.09     0.27      0.94      2.95
SFFC     StateFed Financial Corporation     IA         82,809       14,718        14,718          1.01     1.27      5.29      6.67
ABCL     Alliance Bancorp, Inc.             IL        667,964       56,626        55,052          0.47     0.69      5.72      8.32
AVND     Avondale Financial Corp.           IL        595,571       60,708        60,708          0.71     0.02      6.88      0.15
BFFC     Big Foot Financial Corp.           IL        193,103       13,686        13,686            NA       NA        NA        NA
CBCI     Calumet Bancorp, Inc.              IL        510,217       81,764        81,764          1.08     1.34      6.56      8.14
CBSB     Charter Financial, Inc.            IL        380,051       57,861        53,623          0.98     1.25      5.72      7.31

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
EGFC     Eagle Financial Corp.              CT    02/03/87     NASDAQ       4,543,398      138.57
FFES     First Federal of East Hartford     CT    06/23/87     NASDAQ       2,626,263       60.40
NTMG     Nutmeg Federal S&LA                CT       NA        NASDAQ         711,634        5.07
WBST     Webster Financial Corporation      CT    12/12/86     NASDAQ       7,926,472      291.30
IFSB     Independence Federal Savings       DC    06/06/85     NASDAQ       1,280,030        9.60
BANC     BankAtlantic Bancorp, Inc.         FL    11/29/83     NASDAQ      18,400,416      198.72
BKUNA    BankUnited Financial Corp.         FL    12/11/85     NASDAQ       7,908,468       79.08
FFFG     F.F.O. Financial Group, Inc.       FL    10/13/88     NASDAQ       8,430,000       22.66
FFLC     FFLC Bancorp, Inc.                 FL    01/04/94     NASDAQ       2,437,737       52.41
FFPB     First Palm Beach Bancorp, Inc.     FL    09/29/93     NASDAQ       5,040,097      119.07
OCWN     Ocwen Financial Corporation        FL       NA        NASDAQ      26,744,170      715.41
CCFH     CCF Holding Company                GA    07/12/95     NASDAQ         915,900       13.51
EBSI     Eagle Bancshares                   GA    04/01/86     NASDAQ       4,552,200       70.56
FSTC     First Citizens Corporation         GA    03/01/86     NASDAQ       1,588,012       40.10
FGHC     First Georgia Holding, Inc.        GA    02/11/87     NASDAQ       3,052,443       17.30
FLFC     First Liberty Financial Corp.      GA    12/06/83     NASDAQ       7,130,461      131.02
FLAG     FLAG Financial Corp.               GA    12/11/86     NASDAQ       2,036,990       21.90
CASH     First Midwest Financial, Inc.      IA    09/20/93     NASDAQ       2,896,536       44.41
GFSB     GFS Bancorp, Inc.                  IA    01/06/94     NASDAQ         499,600       10.62
HZFS     Horizon Financial Svcs Corp.       IA    06/30/94     NASDAQ         425,540        6.44
MFCX     Marshalltown Financial Corp.       IA    03/31/94     NASDAQ       1,411,475       21.00
MIFC     Mid-Iowa Financial Corp.           IA    10/14/92     NASDAQ       1,655,880       10.56
MWBI     Midwest Bancshares, Inc.           IA    11/12/92     NASDAQ         349,379        9.26
FFFD     North Central Bancshares, Inc.     IA    03/21/96     NASDAQ       3,429,455       46.51
PMFI     Perpetual Midwest Financial        IA    03/31/94     NASDAQ       1,907,278       36.72
SFFC     StateFed Financial Corporation     IA    01/05/94     NASDAQ         783,485       12.93
ABCL     Alliance Bancorp, Inc.             IL    07/07/92     NASDAQ       2,695,085       67.38
AVND     Avondale Financial Corp.           IL    04/07/95     NASDAQ       3,525,288       60.37
BFFC     Big Foot Financial Corp.           IL    12/20/96     NASDAQ              NA          NA
CBCI     Calumet Bancorp, Inc.              IL    02/20/92     NASDAQ       2,377,028       79.04
CBSB     Charter Financial, Inc.            IL    12/29/95     NASDAQ       4,253,459       53.17

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
CNBA     Chester Bancorp, Inc.              IL        154,771       12,055        12,055            NA       NA        NA        NA
CBK      Citizens First Financial Corp.     IL        261,637       40,312        40,312          0.25     0.55      2.19      4.79
CSBF     CSB Financial Group, Inc.          IL         47,527       11,955        11,249          0.51     0.73      1.78      2.54
DFIN     Damen Financial Corp.              IL        235,264       53,830        53,830          0.72     0.94      3.09      4.01
EGLB     Eagle BancGroup, Inc.              IL        172,666       22,141        22,141         -0.31     0.02     -2.85      0.15
FBCI     Fidelity Bancorp, Inc.             IL        484,106       49,236        49,092          0.50     0.73      4.37      6.41
FFBI     First Financial Bancorp, Inc.      IL         94,533        7,325         7,325         -0.17     0.37     -2.04      4.29
FMBD     First Mutual Bancorp, Inc.         IL        331,776       62,217        62,217          0.38     0.63      1.71      2.80
FFDP     FirstFed Bancshares                IL        541,169       49,944        47,578          0.26     0.32      2.94      3.57
GTPS     Great American Bancorp             IL        123,866       31,731        31,731          0.37     0.67      1.31      2.39
HBEI     Home Bancorp of Elgin, Inc.        IL        356,335       99,881        99,881          0.20     0.73      1.11      4.02
HMCI     HomeCorp, Inc.                     IL        335,824       20,858        20,858          0.11     0.32      1.72      5.19
KNK      Kankakee Bancorp, Inc.             IL        350,643       36,494        34,101          0.50     0.67      4.95      6.64
MAFB     MAF Bancorp, Inc.                  IL      3,230,341      250,625       216,306          0.68     1.02      9.57     14.33
NBSI     North Bancshares, Inc.             IL        117,473       17,770        17,770          0.42     0.63      2.59      3.95
PFED     Park Bancorp, Inc.                 IL        176,732       41,544        41,544            NA       NA        NA        NA
PSFI     PS Financial, Inc.                 IL         53,520       11,724        11,724          2.01     2.17      9.49     10.26
SWBI     Southwest Bancshares               IL        382,375       39,859        39,859          0.72     1.02      6.30      8.94
SPBC     St. Paul Bancorp, Inc.             IL      4,357,170      388,110       386,862          0.62     0.92      6.85     10.14
STND     Standard Financial, Inc.           IL      2,405,221      268,078       267,646          0.53     0.72      4.45      6.05
SFSB     SuburbFed Financial Corp.          IL        404,092       26,254        26,128          0.28     0.50      4.04      7.21
WCBI     Westco Bancorp                     IL        310,992       47,833        47,833          1.06     1.38      6.83      8.87
FBCV     1ST Bancorp                        IN        260,211       21,379        21,379          0.17    -0.06      2.04     -0.73
AMFC     AMB Financial Corp.                IN         83,542       16,184        16,184          0.49     0.76      3.00      4.66
ASBI     Ameriana Bancorp                   IN        396,755       43,945        43,897          0.62     0.89      5.40      7.84
ATSB     AmTrust Capital Corp.              IN         72,219        7,376         7,298          0.30     0.19      3.00      1.87
CBCO     CB Bancorp, Inc.                   IN        226,553       20,008        20,008          1.02     1.19     10.70     12.47
FFWC     FFW Corp.                          IN        158,200       16,117        16,117          0.87     1.08      8.36     10.33
FFED     Fidelity Federal Bancorp           IN        260,171       12,605        12,605          0.17     0.31      3.18      5.78
FISB     First Indiana Corporation          IN      1,496,421      138,658       136,829          0.90     1.02     10.23     11.52
HFGI     Harrington Financial Group         IN        527,369       23,820        23,820          0.32     0.48      7.42     10.91

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
CNBA     Chester Bancorp, Inc.              IL    10/08/96     NASDAQ              NA          NA
CBK      Citizens First Financial Corp.     IL    05/01/96      AMSE        2,817,500       40.50
CSBF     CSB Financial Group, Inc.          IL    10/09/95     NASDAQ         941,850        9.54
DFIN     Damen Financial Corp.              IL    10/02/95     NASDAQ       3,770,778       48.55
EGLB     Eagle BancGroup, Inc.              IL    07/01/96     NASDAQ       1,302,705       19.38
FBCI     Fidelity Bancorp, Inc.             IL    12/15/93     NASDAQ       2,786,578       47.37
FFBI     First Financial Bancorp, Inc.      IL    10/04/93     NASDAQ         424,876        6.74
FMBD     First Mutual Bancorp, Inc.         IL    07/05/95     NASDAQ       3,769,000       56.54
FFDP     FirstFed Bancshares                IL    07/01/92     NASDAQ       3,063,316       52.84
GTPS     Great American Bancorp             IL    06/30/95     NASDAQ       1,950,112       26.81
HBEI     Home Bancorp of Elgin, Inc.        IL    09/27/96     NASDAQ       7,009,250       94.62
HMCI     HomeCorp, Inc.                     IL    06/22/90     NASDAQ       1,128,779       21.59
KNK      Kankakee Bancorp, Inc.             IL    01/06/93      AMSE        1,414,918       35.02
MAFB     MAF Bancorp, Inc.                  IL    01/12/90     NASDAQ      10,490,113      364.53
NBSI     North Bancshares, Inc.             IL    12/21/93     NASDAQ       1,057,950       17.46
PFED     Park Bancorp, Inc.                 IL    08/12/96     NASDAQ       2,701,441       30.56
PSFI     PS Financial, Inc.                 IL    11/27/96     NASDAQ              NA          NA
SWBI     Southwest Bancshares               IL    06/24/92     NASDAQ       2,637,461       48.13
SPBC     St. Paul Bancorp, Inc.             IL    05/18/87     NASDAQ      22,775,991      535.24
STND     Standard Financial, Inc.           IL    08/01/94     NASDAQ      16,173,235      317.40
SFSB     SuburbFed Financial Corp.          IL    03/04/92     NASDAQ       1,254,769       23.84
WCBI     Westco Bancorp                     IL    06/26/92     NASDAQ       2,567,053       55.19
FBCV     1ST Bancorp                        IN    04/07/87     NASDAQ         697,261       19.87
AMFC     AMB Financial Corp.                IN    04/01/96     NASDAQ       1,124,125       12.37
ASBI     Ameriana Bancorp                   IN    03/02/87     NASDAQ       3,291,319       52.66
ATSB     AmTrust Capital Corp.              IN    03/28/95     NASDAQ         531,479        5.31
CBCO     CB Bancorp, Inc.                   IN    12/28/92     NASDAQ       1,162,279       27.60
FFWC     FFW Corp.                          IN    04/05/93     NASDAQ         702,060       15.36
FFED     Fidelity Federal Bancorp           IN    08/31/87     NASDAQ       2,489,072       24.27
FISB     First Indiana Corporation          IN    08/02/83     NASDAQ       8,303,414      222.12
HFGI     Harrington Financial Group         IN       NA        NASDAQ       3,256,738       35.01

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
HBFW     Home Bancorp                       IN        325,168       45,481        45,481          0.52     0.86      3.36      5.54
HBBI     Home Building Bancorp              IN         44,564        5,566         5,566         -0.36    -0.04     -2.60     -0.33
HOMF     Home Federal Bancorp               IN        650,433       53,926        52,078          1.01     1.14     12.18     13.83
HWEN     Home Financial Bancorp             IN         39,030        7,859         7,859          0.57     0.85      4.22      6.25
INCB     Indiana Community Bank, SB         IN         89,215       11,316        11,316          0.15     0.49      1.13      3.62
IFSL     Indiana Federal Corporation        IN        809,123       69,957        65,277          0.69     0.98      7.20     10.25
LOGN     Logansport Financial Corp.         IN         77,668       15,427        15,427          1.20     1.51      5.09      6.41
MARN     Marion Capital Holdings            IN        175,806       39,971        39,971          1.15     1.41      4.90      6.04
MFBC     MFB Corp.                          IN        223,945       34,472        34,472          0.52     0.82      2.93      4.58
NEIB     Northeast Indiana Bancorp          IN        160,032       27,916        27,916          1.02     1.22      4.97      5.97
PFDC     Peoples Bancorp                    IN        280,339       43,009        43,009          1.12     1.46      7.26      9.52
PERM     Permanent Bancorp, Inc.            IN        412,967       40,064        39,667          0.24     0.51      2.37      5.11
RIVR     River Valley Bancorp               IN         86,604        6,574         6,426          0.30     0.30      4.01      4.01
SOBI     Sobieski Bancorp, Inc.             IN         78,978       13,942        13,942          0.21     0.50      1.18      2.79
FFSL     First Independence Corp.           KS        108,914       11,980        11,980          0.58     0.85      4.84      7.05
LARK     Landmark Bancshares, Inc.          KS        221,978       32,709        32,709          0.80     0.98      4.91      6.05
MCBS     Mid Continent Bancshares Inc.      KS        355,525       37,843        37,833          1.05     1.27      8.88     10.74
CKFB     CKF Bancorp, Inc.                  KY         60,038       15,099        15,099          1.30     1.30      4.87      4.84
CLAS     Classic Bancshares, Inc.           KY        128,361       19,151        16,094          0.43     0.71      2.05      3.40
FFKY     First Federal Financial Corp.      KY        367,067       49,987        46,842          1.23     1.44      8.76     10.24
FLKY     First Lancaster Bancshares         KY         36,858       13,689        13,689          0.98     1.25      3.58      4.55
FTSB     Fort Thomas Financial Corp.        KY         91,109       15,685        15,685          0.51     0.78      2.32      3.57
FKKY     Frankfort First Bancorp, Inc.      KY        129,911       33,803        33,803          0.66     0.94      2.20      3.12
GWBC     Gateway Bancorp, Inc.              KY         66,439       17,029        17,029          0.76     1.07      2.99      4.21
GTFN     Great Financial Corporation        KY      2,897,162      280,454       269,208          0.73     0.71      7.00      6.82
HFFB     Harrodsburg First Fin Bancorp      KY        107,051       28,636        28,636          0.99     1.31      3.52      4.66
KYF      Kentucky First Bancorp, Inc.       KY         87,874       15,067        15,067          0.87     1.14      3.88      5.08
SFNB     Security First Network Bank        KY        110,432       50,521        49,939        -18.24   -14.37    -56.67    -44.64
ANA      Acadiana Bancshares, Inc.          LA        265,079       46,521        46,521            NA       NA        NA        NA
CZF      CitiSave Financial Corp            LA         75,635       12,101        12,097          0.78     1.03      4.30      5.69
ISBF     ISB Financial Corporation          LA        929,264      114,006        96,199          0.74     0.99      4.49      6.01

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
HBFW     Home Bancorp                       IN    03/30/95     NASDAQ       2,652,613       50.40
HBBI     Home Building Bancorp              IN    02/08/95     NASDAQ         311,660        6.16
HOMF     Home Federal Bancorp               IN    01/23/88     NASDAQ       3,351,683       86.31
HWEN     Home Financial Bancorp             IN    07/02/96     NASDAQ         505,926        6.45
INCB     Indiana Community Bank, SB         IN    12/15/94     NASDAQ         922,039       14.98
IFSL     Indiana Federal Corporation        IN    02/04/87     NASDAQ       4,737,130       95.93
LOGN     Logansport Financial Corp.         IN    06/14/95     NASDAQ       1,256,375       14.13
MARN     Marion Capital Holdings            IN    03/18/93     NASDAQ       1,843,942       35.50
MFBC     MFB Corp.                          IN    03/25/94     NASDAQ       1,774,017       29.49
NEIB     Northeast Indiana Bancorp          IN    06/28/95     NASDAQ       1,953,586       25.15
PFDC     Peoples Bancorp                    IN    07/07/87     NASDAQ       2,307,973       46.74
PERM     Permanent Bancorp, Inc.            IN    04/04/94     NASDAQ       2,082,858       42.18
RIVR     River Valley Bancorp               IN    12/20/96     NASDAQ              NA          NA
SOBI     Sobieski Bancorp, Inc.             IN    03/31/95     NASDAQ         882,232       12.79
FFSL     First Independence Corp.           KS    10/08/93     NASDAQ       1,057,794       10.97
LARK     Landmark Bancshares, Inc.          KS    03/28/94     NASDAQ       1,835,996       33.05
MCBS     Mid Continent Bancshares Inc.      KS    06/27/94     NASDAQ       2,016,750       47.14
CKFB     CKF Bancorp, Inc.                  KY    01/04/95     NASDAQ         927,275       18.78
CLAS     Classic Bancshares, Inc.           KY    12/29/95     NASDAQ       1,322,500       15.37
FFKY     First Federal Financial Corp.      KY    07/15/87     NASDAQ       4,182,018       84.69
FLKY     First Lancaster Bancshares         KY    07/01/96     NASDAQ         958,812       14.02
FTSB     Fort Thomas Financial Corp.        KY    06/28/95     NASDAQ       1,573,775       23.02
FKKY     Frankfort First Bancorp, Inc.      KY    07/10/95     NASDAQ       3,440,000       39.13
GWBC     Gateway Bancorp, Inc.              KY    01/18/95     NASDAQ       1,075,754       15.33
GTFN     Great Financial Corporation        KY    03/31/94     NASDAQ      14,116,732      411.15
HFFB     Harrodsburg First Fin Bancorp      KY    10/04/95     NASDAQ       2,030,186       38.32
KYF      Kentucky First Bancorp, Inc.       KY    08/29/95      AMSE        1,388,625       15.10
SFNB     Security First Network Bank        KY       NA        NASDAQ       8,110,007      188.56
ANA      Acadiana Bancshares, Inc.          LA    07/16/96      AMSE        2,731,250       37.55
CZF      CitiSave Financial Corp            LA    07/14/95      AMSE          962,207       13.47
ISBF     ISB Financial Corporation          LA    04/07/95     NASDAQ       7,051,260      126.92

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
MERI     Meritrust Federal SB               LA        226,591       17,525        17,525          0.55     0.90      7.36     11.97
TSH      Teche Holding Co.                  LA        388,910       51,607        51,607          0.69     1.01      4.42      6.49
AFCB     Affiliated Community Bancorp       MA      1,032,213      101,402       100,738          0.88     1.02      8.70     10.09
BFD      BostonFed Bancorp, Inc.            MA        820,567       86,355            NA          0.40     0.58      3.32      4.79
FAB      FirstFed America Bancorp, Inc.     MA        971,497       47,731        47,731            NA       NA        NA        NA
ANBK     American National Bancorp          MD        492,506       44,356        44,356          0.22     0.59      2.16      5.90
EQSB     Equitable Federal Savings Bank     MD        286,637       14,325        14,325          0.41     0.71      8.08     13.73
FCIT     First Citizens Financial Corp.     MD        687,196       41,617        41,617          0.49     0.69      7.95     11.17
FFWM     First Financial-W. Maryland        MD        360,849       42,142        42,142          0.96     1.28      7.84     10.49
HRBF     Harbor Federal Bancorp, Inc.       MD        218,777       28,206        28,206          0.33     0.59      2.35      4.21
MFSL     Maryland Federal Bancorp           MD      1,129,756       92,318        90,966          0.53     0.79      6.48      9.60
WSB      Washington Savings Bank, FSB       MD        255,049       21,007        21,007          0.48     0.83      5.82     10.09
WHGB     WHG Bancshares Corp.               MD         95,862       22,518        22,518          0.49     0.83      2.29      3.84
MCBN     Mid-Coast Bancorp, Inc.            ME         57,838        4,975         4,975          0.40     0.64      4.50      7.17
BWFC     Bank West Financial Corp.          MI        143,186       22,693        22,693          0.77     0.65      4.12      3.50
CFSB     CFSB Bancorp, Inc.                 MI        829,800       62,470        62,470          0.69     0.95      8.54     11.77
DNFC     D & N Financial Corp.              MI      1,473,054       86,121        85,110          0.67     0.87     11.58     15.14
MSBF     MSB Financial, Inc.                MI         66,541       12,701        12,701          1.29     1.60      6.07      7.54
MSBK     Mutual Savings Bank, FSB           MI        664,675       40,495        40,495         -0.02    -0.05     -0.28     -0.90
OFCP     Ottawa Financial Corp.             MI        827,275       75,351        59,565          0.40     0.81      3.11      6.28
SJSB     SJS Bancorp                        MI        151,369       16,111        16,111          0.16     0.46      1.41      4.15
SFB      Standard Federal Bancorp           MI     15,650,791      956,773       794,775          0.37     0.87      5.96     13.99
THR      Three Rivers Financial Corp.       MI         89,271       12,800        12,748          0.53     0.80      3.59      5.35
BDJI     First Federal Bancorporation       MN        109,729       12,467        12,467          0.32     0.67      2.45      5.16
FFHH     FSF Financial Corp.                MN        362,373       44,926        44,926          0.58     0.77      4.02      5.34
HMNF     HMN Financial, Inc.                MN        554,732       82,099        82,099          0.78     0.92      4.82      5.73
MIVI     Mississippi View Holding Co.       MN         70,329       13,035        13,035          0.68     1.00      3.63      5.35
QCFB     QCF Bancorp, Inc.                  MN        148,321       26,161        26,161          1.24     1.53      6.18      7.65
TCB      TCF Financial Corp.                MN      7,090,862      549,506       528,766          1.24     1.44     16.13     18.75
WEFC     Wells Financial Corp.              MN        201,326       28,202        28,202          0.61     0.96      4.21      6.70
CMRN     Cameron Financial Corp             MO        191,879       47,445        47,445          1.15     1.42      4.39      5.42

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
MERI     Meritrust Federal SB               LA       NA        NASDAQ         774,176       24.48
TSH      Teche Holding Co.                  LA    04/19/95      AMSE        3,437,000       49.41
AFCB     Affiliated Community Bancorp       MA    10/19/95     NASDAQ       5,149,166      110.06
BFD      BostonFed Bancorp, Inc.            MA    10/24/95      AMSE        6,260,317       92.34
FAB      FirstFed America Bancorp, Inc.     MA    01/15/97      AMSE               NA          NA
ANBK     American National Bancorp          MD    10/31/95     NASDAQ       3,603,646       46.85
EQSB     Equitable Federal Savings Bank     MD    09/10/93     NASDAQ         600,000       16.95
FCIT     First Citizens Financial Corp.     MD    12/17/86     NASDAQ       2,937,860       53.62
FFWM     First Financial-W. Maryland        MD    02/11/92     NASDAQ       2,167,896       69.37
HRBF     Harbor Federal Bancorp, Inc.       MD    08/12/94     NASDAQ       1,754,420       27.63
MFSL     Maryland Federal Bancorp           MD    06/02/87     NASDAQ       3,131,206      104.50
WSB      Washington Savings Bank, FSB       MD       NA         AMSE        4,220,206       20.57
WHGB     WHG Bancshares Corp.               MD    04/01/96     NASDAQ       1,620,062       21.26
MCBN     Mid-Coast Bancorp, Inc.            ME    11/02/89     NASDAQ         230,171        4.37
BWFC     Bank West Financial Corp.          MI    03/30/95     NASDAQ       1,819,475       19.33
CFSB     CFSB Bancorp, Inc.                 MI    06/22/90     NASDAQ       4,706,041       91.77
DNFC     D & N Financial Corp.              MI    02/13/85     NASDAQ       8,348,155      139.83
MSBF     MSB Financial, Inc.                MI    02/06/95     NASDAQ         647,953       12.31
MSBK     Mutual Savings Bank, FSB           MI    07/17/92     NASDAQ       4,274,154       23.51
OFCP     Ottawa Financial Corp.             MI    08/19/94     NASDAQ       5,179,279       84.81
SJSB     SJS Bancorp                        MI    02/16/95     NASDAQ         917,622       23.17
SFB      Standard Federal Bancorp           MI    01/21/87      NYSE       31,990,098     1819.44
THR      Three Rivers Financial Corp.       MI    08/24/95      AMSE          851,240       11.92
BDJI     First Federal Bancorporation       MN    04/04/95     NASDAQ         700,566       12.96
FFHH     FSF Financial Corp.                MN    10/07/94     NASDAQ       3,230,310       48.86
HMNF     HMN Financial, Inc.                MN    06/30/94     NASDAQ       4,434,160       80.37
MIVI     Mississippi View Holding Co.       MN    03/24/95     NASDAQ         854,714       10.26
QCFB     QCF Bancorp, Inc.                  MN    04/03/95     NASDAQ       1,426,200       21.39
TCB      TCF Financial Corp.                MN    06/17/86      NYSE       34,757,105     1511.93
WEFC     Wells Financial Corp.              MN    04/11/95     NASDAQ       2,078,125       27.28
CMRN     Cameron Financial Corp             MO    04/03/95     NASDAQ       2,849,280       45.59

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
CAPS     Capital Savings Bancorp, Inc.      MO        235,687       19,949        19,949          0.63     0.91      6.65      9.71
CBES     CBES Bancorp, Inc.                 MO         91,672       17,317        17,317            NA       NA        NA        NA
CNSB     CNS Bancorp, Inc.                  MO         98,898       24,129        24,129            NA       NA        NA        NA
FBSI     First Bancshares, Inc.             MO        157,014       23,160        23,125          0.83     1.03      5.19      6.46
FTNB     Fulton Bancorp, Inc.               MO         99,462       24,685        24,685            NA       NA        NA        NA
GSBC     Great Southern Bancorp, Inc.       MO        669,483       60,170        60,170          1.42     1.60     14.24     16.04
HFSA     Hardin Bancorp, Inc.               MO         97,015       14,316        14,316          0.49     0.82      2.82      4.70
JSBA     Jefferson Savings Bancorp          MO      1,128,339       81,681        67,311          0.23     0.60      3.21      8.43
JOAC     Joachim Bancorp, Inc.              MO         35,110       10,701        10,701          0.49     0.77      1.66      2.60
LXMO     Lexington B&L Financial Corp.      MO         61,650       19,012        19,012            NA       NA        NA        NA
MBLF     MBLA Financial Corp.               MO        208,898       28,424        28,424          0.66     0.84      4.86      6.13
NASB     North American Savings Bank        MO        738,692       52,836        51,007          1.15     1.18     16.09     16.57
NSLB     NS&L Bancorp, Inc.                 MO         58,394       12,263        12,263          0.51     0.73      2.29      3.27
PCBC     Perry County Financial Corp.       MO         80,408       15,162        15,162          0.71     0.96      3.69      4.96
RFED     Roosevelt Financial Group          MO      7,796,412      497,427       471,486          0.11     0.86      1.87     15.27
SMFC     Sho-Me Financial Corp.             MO        298,037       30,032        30,032          0.79     0.97      7.14      8.77
SMBC     Southern Missouri Bancorp, Inc     MO        159,653       25,813        25,813          0.74     1.02      4.56      6.26
CFTP     Community Federal Bancorp          MS        206,023       68,884        68,884          1.27     1.53      4.26      5.15
FFBS     FFBS BanCorp, Inc.                 MS        127,125       24,645        24,645          1.13     1.44      5.72      7.31
MGNL     Magna Bancorp, Inc.                MS      1,341,985      130,267       125,061          1.37     1.68     13.90     17.01
EFBC     Empire Federal Bancorp, Inc.       MT         86,810       15,876        15,876          0.72     0.72      3.99      3.99
GBCI     Glacier Bancorp, Inc.              MT        412,042       38,926        38,889          1.36     1.53     14.25     16.00
UBMT     United Financial Corp.             MT        107,945       24,320        24,320          1.20     1.45      5.24      6.34
WSTR     WesterFed Financial Corp.          MT        563,617       79,506        79,506          0.61     0.85      4.47      6.16
CFNC     Carolina Fincorp, Inc.             NC        107,170       26,031        26,031            NA       NA        NA        NA
CENB     Century Bancorp, Inc.              NC         98,115       29,531        29,531            NA       NA        NA        NA
COOP     Cooperative Bankshares, Inc.       NC        341,300       25,470        25,470         -0.98     0.02    -12.66      0.23
SOPN     First Savings Bancorp, Inc.        NC        265,888       66,498        66,498          1.34     1.63      5.18      6.31
GSFC     Green Street Financial Corp.       NC        176,179       62,514        62,514          1.31     1.61      4.79      5.87
HFNC     HFNC Financial Corp.               NC        901,613      251,380       251,380          1.21     1.46      3.87      4.67
KSAV     KS Bancorp, Inc.                   NC        100,840       13,721        13,711          0.88     1.18      5.94      7.92

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
CAPS     Capital Savings Bancorp, Inc.      MO    12/29/93     NASDAQ       1,891,800       24.59
CBES     CBES Bancorp, Inc.                 MO    09/30/96     NASDAQ       1,024,958       14.61
CNSB     CNS Bancorp, Inc.                  MO    06/12/96     NASDAQ       1,653,125       21.49
FBSI     First Bancshares, Inc.             MO    12/22/93     NASDAQ       1,195,076       19.87
FTNB     Fulton Bancorp, Inc.               MO    10/18/96     NASDAQ       1,719,250       26.43
GSBC     Great Southern Bancorp, Inc.       MO    12/14/89     NASDAQ       8,176,703      145.65
HFSA     Hardin Bancorp, Inc.               MO    09/29/95     NASDAQ         954,845       11.94
JSBA     Jefferson Savings Bancorp          MO    04/08/93     NASDAQ       4,181,795       94.09
JOAC     Joachim Bancorp, Inc.              MO    12/28/95     NASDAQ         760,437       11.03
LXMO     Lexington B&L Financial Corp.      MO    06/06/96     NASDAQ       1,265,000       17.08
MBLF     MBLA Financial Corp.               MO    06/24/93     NASDAQ       1,338,861       25.44
NASB     North American Savings Bank        MO    09/27/85     NASDAQ       2,255,956       77.27
NSLB     NS&L Bancorp, Inc.                 MO    06/08/95     NASDAQ         759,082       10.34
PCBC     Perry County Financial Corp.       MO    02/13/95     NASDAQ         827,166       14.06
RFED     Roosevelt Financial Group          MO    01/23/87     NASDAQ      44,182,925      927.84
SMFC     Sho-Me Financial Corp.             MO    07/01/94     NASDAQ       1,453,939       31.62
SMBC     Southern Missouri Bancorp, Inc     MO    04/13/94     NASDAQ       1,637,813       24.57
CFTP     Community Federal Bancorp          MS    03/26/96     NASDAQ       4,282,339       72.80
FFBS     FFBS BanCorp, Inc.                 MS    07/01/93     NASDAQ       1,565,595       36.01
MGNL     Magna Bancorp, Inc.                MS    03/13/91     NASDAQ      13,741,018      240.47
EFBC     Empire Federal Bancorp, Inc.       MT    01/27/97     NASDAQ              NA          NA
GBCI     Glacier Bancorp, Inc.              MT    03/30/84     NASDAQ       3,374,282       80.98
UBMT     United Financial Corp.             MT    09/23/86     NASDAQ       1,223,312       22.63
WSTR     WesterFed Financial Corp.          MT    01/10/94     NASDAQ       4,397,156       80.25
CFNC     Carolina Fincorp, Inc.             NC    11/25/96     NASDAQ       1,851,500       24.76
CENB     Century Bancorp, Inc.              NC    12/23/96     NASDAQ         407,330       26.48
COOP     Cooperative Bankshares, Inc.       NC    08/21/91     NASDAQ       1,491,698       30.21
SOPN     First Savings Bancorp, Inc.        NC    01/06/94     NASDAQ       3,689,000       69.17
GSFC     Green Street Financial Corp.       NC    04/04/96     NASDAQ       4,298,125       66.62
HFNC     HFNC Financial Corp.               NC    12/29/95     NASDAQ      17,192,500      307.32
KSAV     KS Bancorp, Inc.                   NC    12/30/93     NASDAQ         663,263       13.18

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
MBSP     Mitchell Bancorp, Inc.             NC         34,203       14,898        14,898            NA       NA        NA        NA
PDB      Piedmont Bancorp, Inc.             NC        125,086       19,631        19,631         -0.21     0.86     -0.77      3.17
SSB      Scotland Bancorp, Inc              NC         68,067       25,096        25,096          1.31     1.62      3.86      4.75
SSFC     South Street Financial Corp.       NC        228,523       60,848        60,848            NA       NA        NA        NA
SSM      Stone Street Bancorp, Inc.         NC        105,807       37,368        37,368          1.43     1.71      4.47      5.37
UFRM     United Federal Savings Bank        NC        263,582       19,736        19,736          0.27     0.49      3.38      6.13
CFB      Commercial Federal Corporation     NE      6,868,213      394,722       346,989          0.65     0.92     10.90     15.48
EBCP     Eastern Bancorp                    NH        866,018       64,778        61,345          0.39     0.57      5.04      7.45
NHTB     New Hampshire Thrift Bncshrs       NH        264,385       19,194        19,194          0.24     0.42      3.15      5.56
FBER     1st Bergen Bancorp                 NJ        247,072       41,235        41,235          0.30     0.63      1.91      3.96
COFD     Collective Bancorp, Inc.           NJ      5,543,924      376,262       337,968          0.91     1.12     13.07     16.04
FSPG     First Home Bancorp, Inc.           NJ        498,399       32,645        32,014          0.90     0.99     13.77     15.16
FMCO     FMS Financial Corporation          NJ        541,710       33,826        33,013          0.58     0.91      9.05     14.22
IBSF     IBS Financial Corp.                NJ        752,798      131,447       131,447          0.58     0.93      2.94      4.73
LVSB     Lakeview Financial                 NJ        471,799       47,828        38,312          1.43     0.90     13.98      8.81
LFBI     Little Falls Bancorp, Inc.         NJ        280,601       41,767        38,460          0.15     0.42      1.36      3.71
OCFC     Ocean Financial Corp.              NJ      1,303,865      252,789       252,789         -0.15     0.90     -1.03      6.24
PBCI     Pamrapo Bancorp, Inc.              NJ        362,910       53,509        53,085          0.81     1.21      5.25      7.87
PFSB     PennFed Financial Services,Inc     NJ      1,213,679       91,749        74,585          0.55     0.83      6.39      9.71
PULS     Pulse Bancorp                      NJ        509,690       39,605        39,605          0.72     1.09      7.60     11.41
SFIN     Statewide Financial Corp.          NJ        662,067       65,357        65,198          0.38     0.87      3.41      7.88
WYNE     Wayne Bancorp, Inc.                NJ        244,081       36,911        36,911          0.31     0.85      2.33      6.45
WWFC     Westwood Financial Corporation     NJ        105,095        9,740         8,585            NA       NA        NA        NA
AABC     Access Anytime Bancorp, Inc.       NM        108,912        4,991         4,991         -0.57    -0.22    -12.00     -4.61
GUPB     GFSB Bancorp, Inc.                 NM         81,775       14,545        14,545          0.76     0.97      3.68      4.67
AFED     AFSALA Bancorp, Inc.               NY        149,846       20,917        20,861            NA       NA        NA        NA
ALBK     ALBANK Financial Corporation       NY      3,506,136      319,125       275,643          0.77     0.97      8.20     10.30
ALBC     Albion Banc Corp.                  NY         59,860        5,767         5,767         -0.10     0.20     -1.00      1.91
ASFC     Astoria Financial Corporation      NY      7,272,763      588,829       488,562          0.53     0.73      6.38      8.82
BFSI     BFS Bankorp, Inc.                  NY        650,514       52,211        52,211          1.47     1.81     18.45     22.84
CARV     Carver Bancorp, Inc.               NY        372,147       34,902        33,393         -0.03     0.24     -0.28      2.56

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
MBSP     Mitchell Bancorp, Inc.             NC    07/12/96     NASDAQ         979,897       13.96
PDB      Piedmont Bancorp, Inc.             NC    12/08/95      AMSE        2,750,800       28.88
SSB      Scotland Bancorp, Inc              NC    04/01/96      AMSE        1,840,000       25.99
SSFC     South Street Financial Corp.       NC    10/03/96     NASDAQ       4,496,500       62.95
SSM      Stone Street Bancorp, Inc.         NC    04/01/96      AMSE        1,825,050       37.41
UFRM     United Federal Savings Bank        NC    07/01/80     NASDAQ       3,065,064       23.75
CFB      Commercial Federal Corporation     NE    12/31/84      NYSE       21,490,460      687.69
EBCP     Eastern Bancorp                    NH    11/17/83     NASDAQ       3,671,234       86.27
NHTB     New Hampshire Thrift Bncshrs       NH    05/22/86     NASDAQ       1,704,982       21.53
FBER     1st Bergen Bancorp                 NJ    04/01/96     NASDAQ       3,015,300       34.68
COFD     Collective Bancorp, Inc.           NJ    02/07/84     NASDAQ      20,391,308      716.24
FSPG     First Home Bancorp, Inc.           NJ    04/20/87     NASDAQ       2,708,426       37.58
FMCO     FMS Financial Corporation          NJ    12/14/88     NASDAQ       2,392,707       43.67
IBSF     IBS Financial Corp.                NJ    10/13/94     NASDAQ       9,935,905      155.25
LVSB     Lakeview Financial                 NJ    12/22/93     NASDAQ       2,418,643       74.37
LFBI     Little Falls Bancorp, Inc.         NJ    01/05/96     NASDAQ       2,889,663       33.23
OCFC     Ocean Financial Corp.              NJ    07/03/96     NASDAQ       9,059,124      231.01
PBCI     Pamrapo Bancorp, Inc.              NJ    11/14/89     NASDAQ       3,155,964       63.12
PFSB     PennFed Financial Services,Inc     NJ    07/15/94     NASDAQ       4,820,720       97.62
PULS     Pulse Bancorp                      NJ    09/18/86     NASDAQ       3,050,048       48.04
SFIN     Statewide Financial Corp.          NJ    10/02/95     NASDAQ       4,994,545       65.55
WYNE     Wayne Bancorp, Inc.                NJ    06/27/96     NASDAQ       2,231,383       34.03
WWFC     Westwood Financial Corporation     NJ    06/07/96     NASDAQ         646,672       10.67
AABC     Access Anytime Bancorp, Inc.       NM    08/08/86     NASDAQ         732,198        4.39
GUPB     GFSB Bancorp, Inc.                 NM    06/30/95     NASDAQ         901,313       14.31
AFED     AFSALA Bancorp, Inc.               NY    10/01/96     NASDAQ       1,454,750       17.46
ALBK     ALBANK Financial Corporation       NY    04/01/92     NASDAQ      12,910,763      405.08
ALBC     Albion Banc Corp.                  NY    07/26/93     NASDAQ         250,051        4.13
ASFC     Astoria Financial Corporation      NY    11/18/93     NASDAQ      21,472,886      791.81
BFSI     BFS Bankorp, Inc.                  NY    05/12/88     NASDAQ       1,658,237       81.67
CARV     Carver Bancorp, Inc.               NY    10/25/94     NASDAQ       2,314,375       19.09

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
FIBC     Financial Bancorp, Inc.            NY        259,104       25,758        25,619          0.50     0.87      4.78      8.34
HAVN     Haven Bancorp, Inc.                NY      1,583,545       99,384        98,943          0.62     0.89      9.83     14.08
LISB     Long Island Bancorp, Inc.          NY      5,759,340      525,687       520,531          0.63     0.74      6.22      7.35
NYB      New York Bancorp Inc.              NY      3,122,017      159,050       159,050          1.22     1.33     21.81     23.89
PEEK     Peekskill Financial Corp.          NY        187,534       48,919        48,919          1.13     1.44      3.78      4.79
PKPS     Poughkeepsie Savings Bank, FSB     NY        858,690       71,668        71,668          0.17     0.43      2.02      5.07
RELY     Reliance Bancorp, Inc.             NY      1,878,184      155,460       108,305          0.52     0.78      6.00      9.07
SFED     SFS Bancorp, Inc.                  NY        166,030       21,174        21,174          0.45     0.80      3.22      5.79
TPNZ     Tappan Zee Financial, Inc.         NY        116,726       21,257        21,257          0.71     0.96      3.82      5.13
YFCB     Yonkers Financial Corporation      NY        262,118       43,592        43,592          0.74     1.05      4.48      6.37
ASBP     ASB Financial Corp.                OH        111,824       17,563        17,563          0.60     0.86      2.72      3.89
CAFI     Camco Financial Corp.              OH        469,449       45,013        41,312          0.79     0.88      9.19     10.26
COFI     Charter One Financial              OH     13,904,563      928,693       860,872          0.94     1.21     13.89     17.74
CTZN     CitFed Bancorp, Inc.               OH      2,918,160      184,944       163,900          0.51     0.77      7.68     11.51
CIBI     Community Investors Bancorp        OH         95,787       10,913        10,913          0.64     0.97      4.99      7.58
DCBI     Delphos Citizens Bancorp, Inc.     OH        106,608       29,923        29,923            NA       NA        NA        NA
EMLD     Emerald Financial Corp.            OH        567,490       43,159        42,373          0.68     0.85      8.38     10.51
EFBI     Enterprise Federal Bancorp         OH        246,397       31,215        31,172          0.68     0.75      4.71      5.14
FFDF     FFD Financial Corp.                OH         86,159       21,403        21,403          0.76     0.99      3.61      4.73
FFYF     FFY Financial Corp.                OH        582,331       83,342        83,342          0.84     1.25      4.74      7.06
FFOH     Fidelity Financial of Ohio         OH        499,918       66,712        58,390          0.53     0.98      3.16      5.86
FDEF     First Defiance Financial           OH        543,411      116,565       116,565          0.78     1.07      3.26      4.43
FFBZ     First Federal Bancorp, Inc.        OH        189,065       14,337        14,319          0.77     1.04     10.08     13.62
FFHS     First Franklin Corporation         OH        222,302       19,730        19,576          0.13     0.60      1.35      6.41
FFSW     FirstFederal Financial Svcs        OH      1,080,383       85,287        74,715          0.95     0.89     12.20     11.45
GFCO     Glenway Financial Corp.            OH        278,721       26,837        26,365          0.31     0.63      3.28      6.62
HHFC     Harvest Home Financial Corp.       OH         83,659       10,399        10,399          0.21     0.51      1.36      3.27
HVFD     Haverfield Corporation             OH        346,856       28,352        28,331          0.44     0.86      5.21     10.12
HCFC     Home City Financial Corp.          OH         68,140       13,983        13,983            NA       NA        NA        NA
INBI     Industrial Bancorp                 OH        326,613       62,104        62,104          0.75     1.29      3.62      6.27
LONF     London Financial Corporation       OH         37,313        7,992         7,992          0.75     1.09      3.77      5.47

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
FIBC     Financial Bancorp, Inc.            NY    08/17/94     NASDAQ       1,747,686       26.22
HAVN     Haven Bancorp, Inc.                NY    09/23/93     NASDAQ       4,325,407      123.81
LISB     Long Island Bancorp, Inc.          NY    04/18/94     NASDAQ      24,458,346      856.04
NYB      New York Bancorp Inc.              NY    01/28/88      NYSE       16,569,681      428.04
PEEK     Peekskill Financial Corp.          NY    12/29/95     NASDAQ       3,378,134       48.14
PKPS     Poughkeepsie Savings Bank, FSB     NY    11/19/85     NASDAQ      12,591,825       66.11
RELY     Reliance Bancorp, Inc.             NY    03/31/94     NASDAQ       8,824,739      172.08
SFED     SFS Bancorp, Inc.                  NY    06/30/95     NASDAQ       1,278,472       17.74
TPNZ     Tappan Zee Financial, Inc.         NY    10/05/95     NASDAQ       1,539,062       20.97
YFCB     Yonkers Financial Corporation      NY    04/18/96     NASDAQ       3,172,250       40.84
ASBP     ASB Financial Corp.                OH    05/11/95     NASDAQ       1,721,412       22.38
CAFI     Camco Financial Corp.              OH       NA        NASDAQ       3,062,893       48.62
COFI     Charter One Financial              OH    01/22/88     NASDAQ      46,442,723     1950.59
CTZN     CitFed Bancorp, Inc.               OH    01/23/92     NASDAQ       8,584,392      283.28
CIBI     Community Investors Bancorp        OH    02/07/95     NASDAQ         632,946       10.76
DCBI     Delphos Citizens Bancorp, Inc.     OH    11/21/96     NASDAQ       2,038,719       24.46
EMLD     Emerald Financial Corp.            OH       NA        NASDAQ       2,530,800       56.94
EFBI     Enterprise Federal Bancorp         OH    10/17/94     NASDAQ       2,025,828       29.37
FFDF     FFD Financial Corp.                OH    04/03/96     NASDAQ       1,454,750       19.28
FFYF     FFY Financial Corp.                OH    06/28/93     NASDAQ       4,318,859      109.32
FFOH     Fidelity Financial of Ohio         OH    03/04/96     NASDAQ       5,593,969       64.33
FDEF     First Defiance Financial           OH    10/02/95     NASDAQ       9,470,877      117.20
FFBZ     First Federal Bancorp, Inc.        OH    07/13/92     NASDAQ       1,571,716       25.15
FFHS     First Franklin Corporation         OH    01/26/88     NASDAQ       1,156,434       19.08
FFSW     FirstFederal Financial Svcs        OH    03/31/87     NASDAQ       3,627,100      141.00
GFCO     Glenway Financial Corp.            OH    11/30/90     NASDAQ       1,187,369       24.34
HHFC     Harvest Home Financial Corp.       OH    10/10/94     NASDAQ         934,857        9.11
HVFD     Haverfield Corporation             OH    03/19/85     NASDAQ       1,906,349       36.46
HCFC     Home City Financial Corp.          OH    12/30/96     NASDAQ         876,024       11.61
INBI     Industrial Bancorp                 OH    08/01/95     NASDAQ       5,504,500       70.18
LONF     London Financial Corporation       OH    04/01/96     NASDAQ         529,000        7.47

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
METF     Metropolitan Financial Corp.       OH        719,968       25,536        22,507            NA       NA        NA        NA
MFFC     Milton Federal Financial Corp.     OH        175,707       27,092        27,092          0.61     0.78      3.24      4.11
OHSL     OHSL Financial Corp.               OH        217,627       25,167        25,167          0.57     0.85      4.60      6.85
PFFC     Peoples Financial Corp.            OH         89,242       24,105        24,105          0.29     0.62      1.55      3.38
PTRS     Potters Financial Corp.            OH        125,497       10,301        10,301          0.03     0.40      0.27      4.19
PVFC     PVF Capital Corp.                  OH        347,577       23,797        23,797          0.99     1.31     14.87     19.59
SFSL     Security First Corp.               OH        624,296       57,671        56,617          0.94     1.28      9.99     13.66
SBCN     Suburban Bancorporation, Inc.      OH        218,734       25,831        25,831          0.19     0.58      1.50      4.62
WOFC     Western Ohio Financial Corp.       OH        347,704       53,223        49,994          0.52     0.49      2.63      2.47
WEHO     Westwood Homestead Fin. Corp.      OH        119,951       39,982        39,982          0.34     0.67      1.71      3.35
WFCO     Winton Financial Corp.             OH        292,264       21,379        20,870          0.67     0.83      8.96     11.14
FFWD     Wood Bancorp, Inc.                 OH        159,693       20,412        20,412          0.92     1.16      6.68      8.45
KFBI     Klamath First Bancorp              OR        673,094      152,559       152,559          0.91     1.31      3.55      5.15
WFSG     Wilshire Financial Services        OR        341,454        7,039            NA          0.24     0.07      8.65      2.43
CVAL     Chester Valley Bancorp Inc.        PA        290,173       25,680        25,680          0.61     0.90      6.72      9.91
CMSB     Commonwealth Bancorp, Inc.         PA      2,119,961      231,924       180,704          0.51     0.71      4.97      6.99
FSBI     Fidelity Bancorp, Inc.             PA        320,336       23,135        23,135          0.50     0.81      6.98     11.40
FBBC     First Bell Bancorp, Inc.           PA        656,183       86,433        86,433          1.30     1.52      6.75      7.89
FKFS     First Keystone Financial           PA        310,695       23,298        23,298          0.48     0.75      5.93      9.28
SHEN     First Shenango Bancorp, Inc.       PA        405,785       43,054        43,054          0.82     1.07      6.43      8.44
GAF      GA Financial, Inc.                 PA        634,048      122,404       122,404          1.00     1.12      5.21      5.84
HARL     Harleysville Savings Bank          PA        324,230       20,392        20,392          0.62     0.94      9.33     14.14
LARL     Laurel Capital Group, Inc.         PA        202,474       21,685        21,685          1.11     1.42     10.45     13.41
MLBC     ML Bancorp, Inc.                   PA      1,875,091      141,163       137,662          0.71     0.65      9.21      8.38
PVSA     Parkvale Financial Corporation     PA        945,302       71,065        70,410          0.77     1.06     10.67     14.64
PBIX     Patriot Bank Corp.                 PA        489,558       51,401        51,401          0.40     0.67      3.05      5.10
PWBC     PennFirst Bancorp, Inc.            PA        698,735       51,543        47,068          0.41     0.59      5.47      7.92
PWBK     Pennwood Bancorp, Inc.             PA         46,707        9,378         9,378          0.53     0.88      3.54      5.94
PHFC     Pittsburgh Home Financial Corp     PA        218,693       28,422        28,095          0.52     0.77      4.34      6.43
PRBC     Prestige Bancorp, Inc.             PA        114,640       15,430        15,430          0.15     0.47      1.23      3.96
PSAB     Prime Bancorp, Inc.                PA        926,071       70,516            NA          0.46     0.80      5.75     10.01

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
METF     Metropolitan Financial Corp.       OH       NA        NASDAQ       3,125,635          NA
MFFC     Milton Federal Financial Corp.     OH    10/07/94     NASDAQ       2,204,851       31.97
OHSL     OHSL Financial Corp.               OH    02/10/93     NASDAQ       1,222,879       23.85
PFFC     Peoples Financial Corp.            OH    09/13/96     NASDAQ       1,491,012       20.13
PTRS     Potters Financial Corp.            OH    12/31/93     NASDAQ         506,169        7.97
PVFC     PVF Capital Corp.                  OH    12/30/92     NASDAQ       2,323,338       36.59
SFSL     Security First Corp.               OH    01/22/88     NASDAQ       4,973,820       90.15
SBCN     Suburban Bancorporation, Inc.      OH    09/30/93     NASDAQ       1,474,932       22.49
WOFC     Western Ohio Financial Corp.       OH    07/29/94     NASDAQ       2,186,669       43.19
WEHO     Westwood Homestead Fin. Corp.      OH    09/30/96     NASDAQ       2,843,375       34.48
WFCO     Winton Financial Corp.             OH    08/04/88     NASDAQ       1,986,152       22.84
FFWD     Wood Bancorp, Inc.                 OH    08/31/93     NASDAQ       1,492,636       25.37
KFBI     Klamath First Bancorp              OR    10/05/95     NASDAQ      10,002,360      157.54
WFSG     Wilshire Financial Services        OR       NA        NASDAQ              NA          NA
CVAL     Chester Valley Bancorp Inc.        PA    03/27/87     NASDAQ       1,633,885       30.23
CMSB     Commonwealth Bancorp, Inc.         PA    06/17/96     NASDAQ      17,953,613      269.30
FSBI     Fidelity Bancorp, Inc.             PA    06/24/88     NASDAQ       1,380,977       27.62
FBBC     First Bell Bancorp, Inc.           PA    06/29/95     NASDAQ       7,758,150      102.80
FKFS     First Keystone Financial           PA    01/26/95     NASDAQ       1,292,500       24.88
SHEN     First Shenango Bancorp, Inc.       PA    04/06/93     NASDAQ       2,059,910       46.35
GAF      GA Financial, Inc.                 PA    03/26/96      AMSE        8,455,000      127.88
HARL     Harleysville Savings Bank          PA    08/04/87     NASDAQ       1,628,529       25.73
LARL     Laurel Capital Group, Inc.         PA    02/20/87     NASDAQ       1,515,385       25.00
MLBC     ML Bancorp, Inc.                   PA    08/11/94     NASDAQ      11,663,510      164.75
PVSA     Parkvale Financial Corporation     PA    07/16/87     NASDAQ       4,046,017      105.20
PBIX     Patriot Bank Corp.                 PA    12/04/95     NASDAQ       4,457,447       53.86
PWBC     PennFirst Bancorp, Inc.            PA    06/13/90     NASDAQ       3,901,780       53.16
PWBK     Pennwood Bancorp, Inc.             PA    07/15/96     NASDAQ         610,128        8.39
PHFC     Pittsburgh Home Financial Corp     PA    04/01/96     NASDAQ       2,073,019       27.73
PRBC     Prestige Bancorp, Inc.             PA    06/27/96     NASDAQ         963,023       13.00
PSAB     Prime Bancorp, Inc.                PA    11/21/88     NASDAQ       5,291,157      108.47

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
PFNC     Progress Financial Corporation     PA        383,981       19,954        17,294          0.35     0.44      6.58      8.41
SVRN     Sovereign Bancorp, Inc.            PA      9,433,154      475,815       364,358          0.58     0.74     11.34     14.48
THRD     TF Financial Corporation           PA        647,853       72,575        63,343          0.61     0.82      4.74      6.35
THBC     Troy Hill Bancorp, Inc.            PA        102,628       18,466        18,466          1.03     1.19      5.10      5.93
WVFC     WVS Financial Corporation          PA        275,920       35,105        35,105          1.06     1.33      7.78      9.75
YFED     York Financial Corp.               PA      1,160,035       94,529        94,529          0.55     0.73      6.57      8.72
AMFB     American Federal Bank, FSB         SC      1,318,400      115,592       107,561          1.07     1.33     13.10     16.23
CFCP     Coastal Financial Corp.            SC        453,955       28,928        28,928          0.88     0.95     14.38     15.47
FFCH     First Financial Holdings Inc.      SC      1,582,274       96,305        96,305          0.52     0.82      8.24     12.83
FSFC     First Southeast Financial Corp     SC        326,013       33,761        33,761         -0.01     0.86     -0.08      5.83
PALM     Palfed, Inc.                       SC        665,257       51,823        51,823          0.02     0.50      0.21      6.04
SCCB     S. Carolina Community Bancshrs     SC         45,919       11,889        11,889          0.90     1.19      3.21      4.22
HFFC     HF Financial Corp.                 SD        552,735       51,182        51,045          0.61     0.78      6.67      8.55
TWIN     Twin City Bancorp                  TN        105,263       13,384        13,384          0.62     0.86      4.69      6.49
BNKU     Bank United Corp.                  TX     11,059,646      545,148       529,541          1.13     1.10     17.47     17.04
%CAL     California Federal Bank, a FSB     TX     16,809,461    1,461,581     1,316,799            NA       NA        NA        NA
CBSA     Coastal Bancorp, Inc.              TX      2,875,907       94,148        78,552          0.25     0.39      7.48     11.89
ETFS     East Texas Financial Services      TX        113,435       21,089        21,089          0.35     0.66      1.83      3.46
FBHC     Fort Bend Holding Corp.            TX        278,532       17,906        16,565          0.23     0.53      3.47      7.85
JXVL     Jacksonville Bancorp, Inc.         TX        218,277       34,717        34,717          0.78     1.11      5.14      7.28
BFSB     Bedford Bancshares, Inc.           VA        129,601       18,478        18,478          1.06     1.36      7.02      8.95
CNIT     CENIT Bancorp, Inc.                VA        685,962       48,274        43,971          0.40     0.62      5.61      8.57
CFFC     Community Financial Corp.          VA        166,664       22,958        22,958          1.04     1.31      7.50      9.44
ESX      Essex Bancorp, Inc.                VA        171,498       14,834        14,597         -2.57    -1.56    -38.94    -23.61
FFFC     FFVA Financial Corp.               VA        533,826       74,481        72,873          1.05     1.29      6.68      8.26
GSLC     Guaranty Financial Corp.           VA        116,177        6,639         6,639          0.46     0.43      7.77      7.27
LIFB     Life Bancorp, Inc.                 VA      1,419,762      150,938       146,135          0.68     0.91      5.52      7.31
VABF     Virginia Beach Fed. Financial      VA        606,138       40,827        40,827          0.09     0.30      1.39      4.76
VFFC     Virginia First Financial Corp.     VA        808,545       63,469        61,117          1.42     0.75     17.69      9.36
CASB     Cascade Financial Corp.            WA        348,050       21,223        21,223          0.51     0.53      8.16      8.52
FWWB     First SB of Washington Bancorp     WA        977,075      147,866       135,853          1.05     1.19      5.71      6.48

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
PFNC     Progress Financial Corporation     PA    07/18/83     NASDAQ       3,744,317       31.36
SVRN     Sovereign Bancorp, Inc.            PA    08/12/86     NASDAQ      59,641,313      652.36
THRD     TF Financial Corporation           PA    07/13/94     NASDAQ       4,281,386       69.57
THBC     Troy Hill Bancorp, Inc.            PA    06/27/94     NASDAQ       1,067,917       21.36
WVFC     WVS Financial Corporation          PA    11/29/93     NASDAQ       1,736,960       42.77
YFED     York Financial Corp.               PA    02/01/84     NASDAQ       6,792,435      110.38
AMFB     American Federal Bank, FSB         SC    01/19/89     NASDAQ      10,975,535      207.16
CFCP     Coastal Financial Corp.            SC    09/26/90     NASDAQ       3,452,112       72.49
FFCH     First Financial Holdings Inc.      SC    11/10/83     NASDAQ       6,301,141      141.78
FSFC     First Southeast Financial Corp     SC    10/08/93     NASDAQ       4,388,231       41.14
PALM     Palfed, Inc.                       SC    12/15/85     NASDAQ       5,231,317       73.24
SCCB     S. Carolina Community Bancshrs     SC    07/07/94     NASDAQ         705,410       10.58
HFFC     HF Financial Corp.                 SD    04/08/92     NASDAQ       2,910,116       50.38
TWIN     Twin City Bancorp                  TN    01/04/95     NASDAQ         853,484       14.72
BNKU     Bank United Corp.                  TX       NA        NASDAQ      31,595,596      845.18
%CAL     California Federal Bank, a FSB     TX       NA         NYSE               NA          NA
CBSA     Coastal Bancorp, Inc.              TX       NA        NASDAQ       4,966,941      113.62
ETFS     East Texas Financial Services      TX    01/10/95     NASDAQ       1,079,285       17.67
FBHC     Fort Bend Holding Corp.            TX    06/30/93     NASDAQ         820,376       20.92
JXVL     Jacksonville Bancorp, Inc.         TX    04/01/96     NASDAQ       2,638,265       38.58
BFSB     Bedford Bancshares, Inc.           VA    08/22/94     NASDAQ       1,143,669       20.16
CNIT     CENIT Bancorp, Inc.                VA    08/06/92     NASDAQ       1,633,438       64.52
CFFC     Community Financial Corp.          VA    03/30/88     NASDAQ       1,272,348       26.40
ESX      Essex Bancorp, Inc.                VA       NA         AMSE        1,052,637        2.37
FFFC     FFVA Financial Corp.               VA    10/12/94     NASDAQ       4,692,552       96.20
GSLC     Guaranty Financial Corp.           VA       NA        NASDAQ         924,008        8.09
LIFB     Life Bancorp, Inc.                 VA    10/11/94     NASDAQ       9,846,840      177.24
VABF     Virginia Beach Fed. Financial      VA    11/01/80     NASDAQ       4,970,307       46.91
VFFC     Virginia First Financial Corp.     VA    01/01/78     NASDAQ       5,774,855       73.63
CASB     Cascade Financial Corp.            WA    09/16/92     NASDAQ       2,052,931       33.10
FWWB     First SB of Washington Bancorp     WA    11/01/95     NASDAQ      10,569,082      194.21

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
IWBK     InterWest Bancorp, Inc.            WA      1,703,244      116,072       113,268          0.81     1.09     11.92     15.98
STSA     Sterling Financial Corp.           WA      1,536,344       89,220        79,192          0.16     0.41      2.74      6.90
WFSL     Washington Federal, Inc.           WA      5,869,259      663,959       594,870          1.64     1.82     13.93     15.45
AADV     Advantage Bancorp, Inc.            WI      1,031,221       90,160        83,524          0.32     0.83      3.42      8.78
ABCW     Anchor BanCorp Wisconsin           WI      1,869,211      115,238       112,408          0.72     0.96     11.06     14.66
FCBF     FCB Financial Corp.                WI        268,528       47,008        47,008          0.91     1.09      5.09      6.09
FFEC     First Fed Bncshrs Eau Claire       WI        724,074       99,874        96,223          0.66     0.84      4.72      5.99
FTFC     First Federal Capital Corp.        WI      1,469,422       93,175        87,850          0.71     0.78     10.18     11.21
FFHC     First Financial Corp.              WI      5,700,431      410,511       397,772          0.90     1.26     12.31     17.23
FNGB     First Northern Capital Corp.       WI        615,503       70,224        70,224          0.56     0.85      4.61      6.97
HALL     Hallmark Capital Corp.             WI        396,808       28,074        28,074          0.43     0.58      5.81      7.75
MWFD     Midwest Federal Financial          WI        194,707       16,340        15,621          1.04     1.02     11.26     10.99
NWEQ     Northwest Equity Corp.             WI         96,518       11,827        11,827          0.76     0.97      5.88      7.47
OSBF     OSB Financial Corp.                WI        255,105       31,756        31,756          0.52     0.72      4.14      5.78
RELI     Reliance Bancshares, Inc.          WI         44,605       22,336            NA            NA       NA        NA        NA
SECP     Security Capital Corporation       WI      3,657,959      568,213       568,213          0.99     1.28      6.02      7.76
STFR     St. Francis Capital Corp.          WI      1,409,316      125,910       119,585          0.72     0.74      7.31      7.60
AFBC     Advance Financial Bancorp          WV        100,209       15,740        15,740            NA       NA        NA        NA
FOBC     Fed One Bancorp                    WV        341,897       39,974        38,003          0.69     0.98      5.70      8.11
CRZY     Crazy Woman Creek Bancorp          WY         52,593       15,652        15,652          0.83     1.09      2.86      3.72
TRIC     Tri-County Bancorp, Inc.           WY         85,888       13,146        13,146          0.71     0.95      4.87      6.50

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
IWBK     InterWest Bancorp, Inc.            WA       NA        NASDAQ       8,000,756      258.02
STSA     Sterling Financial Corp.           WA       NA        NASDAQ       5,539,178       78.24
WFSL     Washington Federal, Inc.           WA    11/17/82     NASDAQ      47,450,146     1143.12
AADV     Advantage Bancorp, Inc.            WI    03/23/92     NASDAQ       3,275,135      105.62
ABCW     Anchor BanCorp Wisconsin           WI    07/16/92     NASDAQ       4,620,962      165.20
FCBF     FCB Financial Corp.                WI    09/24/93     NASDAQ       2,459,614       45.50
FFEC     First Fed Bncshrs Eau Claire       WI    10/12/94     NASDAQ       6,855,379      125.11
FTFC     First Federal Capital Corp.        WI    11/02/89     NASDAQ       6,168,777      138.80
FFHC     First Financial Corp.              WI    12/24/80     NASDAQ      36,802,484      901.66
FNGB     First Northern Capital Corp.       WI    12/29/83     NASDAQ       4,387,429       71.30
HALL     Hallmark Capital Corp.             WI    01/03/94     NASDAQ       1,442,950       25.61
MWFD     Midwest Federal Financial          WI    07/08/92     NASDAQ       1,603,980       30.07
NWEQ     Northwest Equity Corp.             WI    10/11/94     NASDAQ         929,267       11.27
OSBF     OSB Financial Corp.                WI    07/01/92     NASDAQ       1,160,134       31.61
RELI     Reliance Bancshares, Inc.          WI    04/19/96     NASDAQ       2,528,499       17.07
SECP     Security Capital Corporation       WI    01/03/94     NASDAQ       9,202,665      678.70
STFR     St. Francis Capital Corp.          WI    06/21/93     NASDAQ       5,356,064      139.26
AFBC     Advance Financial Bancorp          WV    01/02/97     NASDAQ              NA          NA
FOBC     Fed One Bancorp                    WV    01/19/95     NASDAQ       2,458,699       38.72
CRZY     Crazy Woman Creek Bancorp          WY    03/29/96     NASDAQ       1,058,000       12.70
TRIC     Tri-County Bancorp, Inc.           WY    09/30/93     NASDAQ         608,749       10.96

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
ALL THRIFTS
         AVERAGE                                    1,336,835      101,352        96,643          0.54     0.79      5.09      7.39
         MEDIAN                                       325,168       37,843        37,368          0.60     0.85      4.87      6.82
         HIGH                                      49,902,044    2,595,200     2,350,477          2.49     2.17     31.08     25.22
         LOW                                           34,203        4,709         4,498        -18.24   -14.37    -56.67    -44.64

AVERAGE FOR STATE
         IN                                           298,808       30,870        30,491          0.57     0.78      4.85      6.49

AVERAGE BY REGION
         MIDWEST                                      955,376       83,653        78,339          0.49     0.77      4.89      7.06
         NEW ENGLAND                                1,139,236      107,453       103,564          0.53     0.67      5.83      7.57
         MID ATLANTIC                                 545,248       57,231        54,490          0.57     0.86      4.79      7.16
         SOUTHEAST                                    957,404       76,615        72,732          0.73     0.93      6.80      8.64
         SOUTHWEST                                  1,256,642       81,279        69,987          0.32     0.58      3.24      6.13
         WEST                                       5,444,835      329,677       315,434          0.35     0.58      3.50      6.65

AVERAGE BY EXCHANGE
         NYSE                                      16,658,366    1,014,786       934,631          0.54     0.78      8.22     12.60
         AMEX                                         275,163       34,823        31,771          0.44     0.79      1.23      3.95
         OTC/NASDAQ                                   794,794       70,701        67,498          0.55     0.79      5.19      7.32

                                                                   CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                          Number of    Mkt. Value
                                                   IPO                      Shares      of Shares
                                           State   Date      Exchange       Outstg.        ($M)
                                           -----   ----      --------      ---------    ----------
ALL THRIFTS
         AVERAGE                                                            6,025,426      147.53
         MEDIAN                                                             2,548,927       39.13
         HIGH                                                             137,875,955    3,998.40
         LOW                                                                  230,171        2.37

AVERAGE FOR STATE
         IN                                                                 2,092,326       39.30

AVERAGE BY REGION
         MIDWEST                                                            5,123,820      133.83
         NEW ENGLAND                                                        7,193,118      155.54
         MID ATLANTIC                                                       3,688,336       69.98
         SOUTHEAST                                                          4,316,009       80.65
         SOUTHWEST                                                          8,438,677      102.30
         WEST                                                              16,014,596      469.59

AVERAGE BY EXCHANGE
         NYSE                                                              44,379,815    1,543.66
         AMEX                                                               2,488,064       33.87
         OTC/NASDAQ                                                         4,709,640       98.12

KELLER & COMPANY                                                      EXHIBIT 33
Columbus, Ohio
614-766-1426

                     RECENTLY CONVERTED THRIFT INSTITUTIONS
                            PRICES AND PRICING RATIOS

                                                                PRO FORMA RATIOS                          CURRENT RATIOS
                                                     --------------------------------------   --------------------------------------
                                                                Price/    Price/                         Price/    Price/
                                                      Price/     Book    Tang. Bk.   Price/    Price/     Book    Tang. Bk.   Price/
                                             IPO     Earnings   Value      Value     Assets   Earnings   Value      Value     Assets
                                             Date      (X)       (%)        (%)       (%)       (X)       (%)        (%)       (%)
                                             ----    --------   ------   ---------   ------   --------   ------   ---------   ------
FLKY   First Lancaster Bancshares     KY   07/01/96    18.50     74.70     74.67      21.30     23.44    105.04     105.04     39.02
EGLB   Eagle BancGroup, Inc.          IL   07/01/96   100.10     58.40     58.45       7.90     33.33     94.12      94.12     12.07
HWEN   Home Financial Bancorp         IN   07/02/96    11.40     68.00     68.04      13.10     20.39     99.81      99.81     20.09
OCFC   Ocean Financial Corp.          NJ   07/03/96    13.40     71.20     71.18      13.90     20.31    110.66     110.66     21.45
MBSP   Mitchell Bancorp, Inc.         NC   07/12/96       NA     70.00     70.04      25.80     26.25    103.62     103.62     45.13
PWBK   Pennwood Bancorp, Inc.         PA   07/15/96    14.50     67.50     67.54      12.80     15.22     91.09      91.09     18.29
ANA    Acadiana Bancshares, Inc.      LA   07/16/96       NA     71.90     71.93      12.70        NA    105.70     105.70     18.55
PFED   Park Bancorp, Inc.             IL   08/12/96    26.20     66.70     66.66      14.50        NA    102.41     102.41     24.08
PFFC   Peoples Financial Corp.        OH   09/13/96    28.60     64.30     64.30      16.00     22.79     95.86      95.86     25.90
HBEI   Home Bancorp of Elgin, Inc.    IL   09/27/96    24.90     72.60     72.64      18.70     34.38    106.14     106.14     29.75
CBES   CBES Bancorp, Inc.             MO   09/30/96    13.20     61.10     61.06      10.60     12.99     98.37      98.37     18.59
WEHO   Westwood Homestead Fin. Corp.  OH   09/30/96       NA     73.80     73.83      22.70     21.29     96.91      96.91     32.29
AFED   AFSALA Bancorp, Inc.           NY   10/01/96    13.70     71.70     71.73       9.90        NA     90.95      91.19     13.71
SSFC   South Street Financial Corp.   NC   10/03/96    26.10     76.30     76.32      21.20        NA    122.88     122.88     32.71
CNBA   Chester Bancorp, Inc.          IL   10/08/96    18.80     72.10     72.10      13.90        NA        NA         NA        NA
FTNB   Fulton Bancorp, Inc.           MO   10/18/96    14.60     72.50     72.53      16.70        NA    127.96     127.96     31.76
DCBI   Delphos Citizens Bancorp, Inc. OH   11/21/96    14.60     72.20     72.23      18.80        NA     93.66      93.66     26.30
CFNC   Carolina Fincorp, Inc.         NC   11/25/96    17.20     77.00     76.98      16.40        NA    104.02     104.02     25.27
PSFI   PS Financial, Inc.             IL   11/27/96    17.20     71.90     71.93      29.00        NA        NA         NA        NA
BFFC   Big Foot Financial Corp.       IL   12/20/96    33.10     72.70     72.67      11.40        NA        NA         NA        NA
RIVR   River Valley Bancorp           IN   12/20/96    15.20     73.00     72.96      12.10        NA        NA         NA        NA
SCBS   Southern Community Bancshares  AL   12/23/96    14.50     74.40     74.39      15.00        NA     95.26      95.26     21.08
CENB   Century Bancorp, Inc.          NC   12/23/96    18.90     72.10     72.11      20.00        NA     91.03      91.03     27.40
HCFC   Home City Financial Corp.      OH   12/30/96    13.70     71.20     71.20      14.60        NA     85.37      85.37     17.52
AFBC   Advance Financial Bancorp      WV   01/02/97    16.80     71.10     71.09      10.60        NA        NA         NA        NA
RSLN   Roslyn Bancorp, Inc.           NY   01/13/97     9.30     72.00     71.98      21.00        NA        NA         NA        NA
FAB    FirstFed America Bancorp, Inc. MA   01/15/97    13.60     72.00     72.02      10.70        NA        NA         NA        NA
EFBC   Empire Federal Bancorp, Inc.   MT   01/27/97    21.50     68.10     68.09      23.00        NA        NA         NA        NA

                                                                   PRICES AND TREND FROM IPO DATE
                                                      ---------------------------------------------------------
                                                              1 Day            1 Week            1 Mo.
                                                       IPO    After            After             After
                                             IPO      Price    IPO      %       IPO       %       IPO      %
                                             Date      ($)     ($)    Change    ($)     Change    ($)    Change
                                             ----     -----   -----   ------   ------   ------   -----   ------
FLKY   First Lancaster Bancshares     KY   07/01/96   10.00   13.50   35.00     13.38   33.75    13.75   37.50
EGLB   Eagle BancGroup, Inc.          IL   07/01/96   10.00   11.25   12.50     11.25   12.50    11.13   11.25
HWEN   Home Financial Bancorp         IN   07/02/96   10.00   10.25    2.50      9.88   (1.25)   10.50    5.00
OCFC   Ocean Financial Corp.          NJ   07/03/96   20.00   21.25    6.25     20.13    0.63    21.00    5.00
MBSP   Mitchell Bancorp, Inc.         NC   07/12/96   10.00      NA      NA     10.63    6.25    11.00   10.00
PWBK   Pennwood Bancorp, Inc.         PA   07/15/96   10.00    9.50   (5.00)     9.13   (8.75)    9.63   (3.75)
ANA    Acadiana Bancshares, Inc.      LA   07/16/96   12.00   12.00    0.00     11.75   (2.08)   12.38    3.13
PFED   Park Bancorp, Inc.             IL   08/12/96   10.00   10.25    2.50     10.44    4.38    10.50    5.00
PFFC   Peoples Financial Corp.        OH   09/13/96   10.00   10.88    8.75     11.50   15.00    12.75   27.50
HBEI   Home Bancorp of Elgin, Inc.    IL   09/27/96   10.00   11.81   18.13     12.50   25.00    12.63   26.25
CBES   CBES Bancorp, Inc.             MO   09/30/96   10.00   12.63   26.25     13.44   34.38    13.25   32.50
WEHO   Westwood Homestead Fin. Corp.  OH   09/30/96   10.00   10.75    7.50     10.63    6.25    10.50    5.00
AFED   AFSALA Bancorp, Inc.           NY   10/01/96   10.00   11.38   13.75     11.31   13.13    11.56   15.63
SSFC   South Street Financial Corp.   NC   10/03/96   10.00      NA      NA     12.50   25.00    12.38   23.75
CNBA   Chester Bancorp, Inc.          IL   10/08/96   10.00   12.94   29.38     12.63   26.25    12.63   26.25
FTNB   Fulton Bancorp, Inc.           MO   10/18/96   10.00   12.50   25.00     12.88   28.75    14.75   47.50
DCBI   Delphos Citizens Bancorp, Inc. OH   11/21/96   10.00   12.13   21.25     12.13   21.25    12.06   20.63
CFNC   Carolina Fincorp, Inc.         NC   11/25/96   10.00   13.00   30.00     13.00   30.00    13.63   36.25
PSFI   PS Financial, Inc.             IL   11/27/96   10.00   11.64   16.41     11.69   16.88    12.50   25.00
BFFC   Big Foot Financial Corp.       IL   12/20/96   10.00   12.31   23.13     12.50   25.00    13.88   38.75
RIVR   River Valley Bancorp           IN   12/20/96   10.00   13.69   36.88     13.88   38.75    15.00   50.00
SCBS   Southern Community Bancshares  AL   12/23/96   10.00   13.00   30.00     13.75   37.50    13.50   35.00
CENB   Century Bancorp, Inc.          NC   12/23/96   50.00   62.63   25.25     66.00   32.00    65.13   30.25
HCFC   Home City Financial Corp.      OH   12/30/96   10.00      NA      NA     12.50   25.00    13.50   35.00
AFBC   Advance Financial Bancorp      WV   01/02/97   10.00   12.88   28.75     12.94   29.38    14.00   40.00
RSLN   Roslyn Bancorp, Inc.           NY   01/13/97   10.00   15.00   50.00     15.94   59.38    16.00   60.00
FAB    FirstFed America Bancorp, Inc. MA   01/15/97   10.00   13.63   36.25     14.13   41.25    14.88   48.75
EFBC   Empire Federal Bancorp, Inc.   MT   01/27/97   10.00   13.25   32.50     13.50   35.00    13.75   37.50

                                                                      EXHIBIT 34



KELLER & COMPANY
Columbus, Ohio
614-766-1426



                      ACQUISITIONS AND PENDING ACQUISITIONS
                COUNTY, CITY OR MARKET AREA OF MONTGOMERY SAVINGS




                                      NONE

KELLER & COMPANY                                                      EXHIBIT 35
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                               AS OF MARCH 4, 1997


                                                                                          PER SHARE
                                                           ------------------------------------------------------------------------
                                                           Latest  All Time  All Time  Monthly  Quarterly   Book           12 Month
                                                            Price    High      Low      Change    Change   Value   Assets    Div.
                                       State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)      ($)     ($)
                                       -----  --------     ------  --------  --------  -------  ---------  -----   ------  --------
PFSL    Pocahontas FS&LA, MHC           AR     NASDAQ      20.000   20.000     9.500     1.27     15.94    14.32   229.15    0.81
CMSV    Community Savings, MHC          FL     NASDAQ      19.500   20.500    10.000     2.63      6.85    15.50   133.45    0.78
FFFL    Fidelity Bankshares Inc., MHC   FL     NASDAQ      19.500   19.750     9.091     2.63     13.04    12.12   129.88    0.70
HARB    Harbor Federal Savings Bk, MHC  FL     NASDAQ      37.000   38.500    11.875     4.23     15.63    17.75   214.69    1.20
FFSX    First Fed SB of Siouxland, MHC  IA     NASDAQ      30.750   31.500     8.239    -2.38      1.65    19.86   242.82    0.63
WCFB    Webster City Federal SB, MHC    IA     NASDAQ      14.500   14.625     8.813     5.45     11.00    10.30    45.00    0.70
JXSB    Jacksonville Savings Bank, MHC  IL     NASDAQ      16.500   17.250    10.000     1.54     32.00    13.01   112.95    0.40
LFED    Leeds Federal Savings Bk, MHC   MD     NASDAQ      18.563   19.000     9.875    -1.00     16.02    13.02    80.56    0.66
GFED    Guaranty Federal SB, MHC        MO     NASDAQ      12.000   12.750     8.000     2.13      5.49     8.53    61.09    0.34
PULB    Pulaski Bank, Savings Bk, MHC   MO     NASDAQ      17.000   17.000    10.500     1.49     20.35    10.91    84.26    0.90
FSLA    First Savings Bank, MHC         NJ     NASDAQ      21.500   23.500     5.072    -2.27     19.44    12.92   137.38    0.36
FSNJ    First Savings Bk of NJ, MHC     NJ     NASDAQ      24.125   24.500    10.750     2.12     39.86    16.18   188.82    0.50
SBFL    SB of the Finger Lakes, MHC     NY     NASDAQ      15.125   17.000     8.125    10.00     12.04    11.22   110.61    0.40
WAYN    Wayne Savings & Loan Co. MHC    OH     NASDAQ      27.250   27.250    11.255     4.81     18.48    15.22   166.84    0.89
GDVS    Greater Delaware Valley SB,MHC  PA     NASDAQ      13.250   14.000     9.250    15.22     32.50     8.49    72.20    0.36
HARS    Harris Savings Bank, MHC        PA     NASDAQ      20.375   22.625    12.750    -6.32     12.41    13.62   157.64    0.58
NWSB    Northwest Savings Bank, MHC     PA     NASDAQ      15.500   15.750     7.375     3.33     16.98     8.17    81.79    0.31
PERT    Perpetual Bank, MHC             SC     NASDAQ      26.000   26.500    20.250     5.05     18.18    19.69   148.21    1.20
RVSB    Riverview Savings Bank, MHC     WA     NASDAQ      17.750   18.750     9.711     2.90      5.97    11.11   102.23    0.22


ALL MUTUAL HOLDING COMPANIES
      AVERAGE                                              20.326   21.092    10.023     2.78     16.52    13.26   131.56    0.63
      MEDIAN                                               19.500   19.750     9.711     2.63     15.94    13.01   129.88    0.63
      HIGH                                                 37.000   38.500    20.250    15.22     39.86    19.86   242.82    1.20
      LOW                                                  12.000   12.750     5.072    -6.32      1.65     8.17    45.00    0.22


                                                                         PRICING RATIOS
                                                           ------------------------------------------
                                                            Price/      Price/    Price/   Price/Core
                                                           Earnings   Bk. Value   Assets    Earnings
                                       State  Exchange       (X)         (%)       (%)        (X)
                                       -----  --------     --------   ---------   ------   ----------
PFSL    Pocahontas FS&LA, MHC           AR     NASDAQ        16.67      139.66      8.73      14.18
CMSV    Community Savings, MHC          FL     NASDAQ        24.07      125.81     14.61      15.98
FFFL    Fidelity Bankshares Inc., MHC   FL     NASDAQ        36.79      160.89     15.01      25.32
HARB    Harbor Federal Savings Bk, MHC  FL     NASDAQ        20.33      208.45     17.23      15.29
FFSX    First Fed SB of Siouxland, MHC  IA     NASDAQ        32.37      154.83     12.66      17.67
WCFB    Webster City Federal SB, MHC    IA     NASDAQ        36.25      140.78     32.22         NA
JXSB    Jacksonville Savings Bank, MHC  IL     NASDAQ        78.57      126.83     14.61      31.13
LFED    Leeds Federal Savings Bk, MHC   MD     NASDAQ        29.94      142.57     23.04      21.34
GFED    Guaranty Federal SB, MHC        MO     NASDAQ        26.09      140.68     19.64      30.77
PULB    Pulaski Bank, Savings Bk, MHC   MO     NASDAQ        35.42      155.82     20.18      24.64
FSLA    First Savings Bank, MHC         NJ     NASDAQ        33.08      166.41     15.65      18.53
FSNJ    First Savings Bk of NJ, MHC     NJ     NASDAQ           NM      149.10     12.78      53.61
SBFL    SB of the Finger Lakes, MHC     NY     NASDAQ           NM      134.80     13.67     126.04
WAYN    Wayne Savings & Loan Co. MHC    OH     NASDAQ        57.98      179.04     16.33      25.23
GDVS    Greater Delaware Valley SB,MHC  PA     NASDAQ           NM      156.07     18.35      88.33
HARS    Harris Savings Bank, MHC        PA     NASDAQ       226.39      149.60     12.93      29.11
NWSB    Northwest Savings Bank, MHC     PA     NASDAQ        27.19      189.72     18.95      18.24
PERT    Perpetual Bank, MHC             SC     NASDAQ        25.74      132.05     17.54      19.12
RVSB    Riverview Savings Bank, MHC     WA     NASDAQ        18.49      159.77     17.36      15.99


ALL MUTUAL HOLDING COMPANIES
      AVERAGE                                                45.34      153.31     16.92      32.81
      MEDIAN                                                 31.16      149.60     16.33      22.99
      HIGH                                                  226.39      208.45     32.22     126.04
      LOW                                                    16.67      125.81      8.73      14.18

KELLER & COMPANY                                                      EXHIBIT 36
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                               AS OF MARCH 4, 1997

                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
PFSL     Pocahontas FS&LA, MHC              AR        373,084      23,319         23,319         0.55     0.64      9.15     10.76
CMSV     Community Savings, MHC             FL        655,209      76,119         76,119         0.64     0.95      5.37      8.01
FFFL     Fidelity Bankshares Inc., MHC      FL        875,998      81,723         80,968         0.43     0.62      4.36      6.32
HARB     Harbor Federal Savings Bk, MHC     FL      1,060,339      87,683         84,157         0.91     1.20     10.74     14.23
FFSX     First Fed SB of Siouxland, MHC     IA        457,311      37,395         37,054         0.41     0.72      4.90      8.58
WCFB     Webster City Federal SB, MHC       IA         94,492      21,628         21,628         0.87     1.19      3.88      5.30
JXSB     Jacksonville Savings Bank, MHC     IL        143,710      16,554         16,512         0.19     0.46      1.57      3.87
LFED     Leeds Federal Savings Bk, MHC      MD        278,311      44,982         44,982         0.77     1.11      4.75      6.79
GFED     Guaranty Federal SB, MHC           MO        190,919      26,668         26,668         0.76     0.65      5.29      4.50
PULB     Pulaski Bank, Savings Bk, MHC      MO        176,436      22,843         22,843         0.57     0.83      4.46      6.51
FSLA     First Savings Bank, MHC            NJ        987,115      92,863         81,913         0.49     0.87      5.15      9.22
FSNJ     First Savings Bk of NJ, MHC        NJ        578,574      49,585         49,585        -0.33     0.21     -4.33      2.78
SBFL     SB of the Finger Lakes, MHC        NY        197,437      20,020         20,020        -0.06     0.11     -0.51      1.00
WAYN     Wayne Savings & Loan Co. MHC       OH        250,057      22,811         22,811         0.28     0.65      2.97      6.91
GDVS     Greater Delaware Valley SB,MHC     PA        236,259      27,779         27,779        -0.09     0.22     -0.74      1.84
HARS     Harris Savings Bank, MHC           PA      1,768,112     152,752        131,057         0.07     0.52      0.68      5.28
NWSB     Northwest Savings Bank, MHC        PA      1,911,978     191,081        182,173         0.72     1.04      6.95     10.02
PERT     Perpetual Bank, MHC                SC        223,000      29,629         29,629         0.76     1.06      6.85      9.54
RVSB     Riverview Savings Bank, MHC        WA        224,473      24,391         21,980         0.97     1.15      8.87     10.53


ALL MUTUAL HOLDING COMPANIES
      AVERAGE                                         562,253      55,254         52,695         0.47     0.75      4.23      6.95
      MEDIAN                                          278,311      29,629         29,629         0.55     0.72      4.75      6.79
      HIGH                                          1,911,978     191,081        182,173         0.97     1.20     10.74     14.23
      LOW                                              94,492      16,554         16,512        -0.33     0.11     -4.33      1.00



                                                                    CAPITAL ISSUES
                                                   ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                           State    Date      Exchange       Outstg.        ($M)
                                           -----    ----      --------      ---------    ----------
PFSL     Pocahontas FS&LA, MHC              AR    04/05/94     NASDAQ       1,628,153       28.49
CMSV     Community Savings, MHC             FL    10/24/94     NASDAQ       4,909,676      100.65
FFFL     Fidelity Bankshares Inc., MHC      FL    01/07/94     NASDAQ       6,744,689      119.72
HARB     Harbor Federal Savings Bk, MHC     FL    01/06/94     NASDAQ       4,938,897      176.57
FFSX     First Fed SB of Siouxland, MHC     IA    07/13/92     NASDAQ       1,883,303       55.09
WCFB     Webster City Federal SB, MHC       IA    08/15/94     NASDAQ       2,100,000       27.83
JXSB     Jacksonville Savings Bank, MHC     IL    04/21/95     NASDAQ       1,272,300       15.35
LFED     Leeds Federal Savings Bk, MHC      MD    05/02/94     NASDAQ       3,454,736       55.28
GFED     Guaranty Federal SB, MHC           MO    04/10/95     NASDAQ       3,125,000       37.70
PULB     Pulaski Bank, Savings Bk, MHC      MO    05/11/94     NASDAQ       2,094,000       30.36
FSLA     First Savings Bank, MHC            NJ    07/10/92     NASDAQ       7,185,199      132.93
FSNJ     First Savings Bk of NJ, MHC        NJ    01/09/95     NASDAQ       3,064,131       70.48
SBFL     SB of the Finger Lakes, MHC        NY    11/11/94     NASDAQ       1,785,000       25.88
WAYN     Wayne Savings & Loan Co. MHC       OH    06/25/93     NASDAQ       1,498,775       36.72
GDVS     Greater Delaware Valley SB,MHC     PA    03/03/95     NASDAQ       3,272,500       33.95
HARS     Harris Savings Bank, MHC           PA    01/25/94     NASDAQ      11,216,400      204.70
NWSB     Northwest Savings Bank, MHC        PA    11/07/94     NASDAQ      23,376,000      312.65
PERT     Perpetual Bank, MHC                SC    10/26/93     NASDAQ       1,504,601       36.49
RVSB     Riverview Savings Bank, MHC        WA    10/26/93     NASDAQ       2,195,781       38.43


ALL MUTUAL HOLDING COMPANIES
      AVERAGE                                                               4,592,060       81.01
      MEDIAN                                                                3,064,131       38.43
      HIGH                                                                 23,376,000      312.65
      LOW                                                                   1,272,300       15.35

                                   Exhibit 37
KELLER & COMPANY
Columbus, Ohio
614-766-1426


                    MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
           States: IA IL IN KY MI MO OH WI
           IPO Date: <= 12/31/95
           Asset size: <= $350,000



                                                                                                       Total
                                                                 Cash &           1-4 Fam. Total Net  Net Loans  Borrowed
                                                        Total   Invest./   MBS/    Loans/   Loans/     & MBS/     Funds/    Equity/
                                                        Assets   Assets   Assets   Assets   Assets     Assets     Assets    Assets
                                            IPO Date    ($000)    (%)       (%)      (%)      (%)        (%)        (%)       (%)
                                            --------    ------    ---       ---      ---      ---        ---        ---       ---
      MONTGOMERY SAVINGS,
       A FEDERAL ASSOCIATION                   --        94,622     6.41     0.00    80.52   88.53      88.53     12.61      9.60

      DEFINED PARAMETERS FOR                Prior to               5.00-            45.00-  50.00-     70.00-               7.00-
       INCLUSION IN COMPARABLE GROUP        12/31/95  <$350,000    25.00   <25.00    85.00   90.00      95.00    <30.00     20.00

JOAC  Joachim Bancorp, Inc.            MO   12/28/95     35,110    29.10     0.28    59.43   68.43      68.71      0.00     30.48
HBBI  Home Building Bancorp            IN   02/08/95     44,564    19.89    13.79    48.43   63.65      77.44      8.93     12.49
CSBF  CSB Financial Group, Inc.        IL   10/09/95     47,527       NA       NA    39.25   58.28         NA      0.00     25.15
NSLB  NS&L Bancorp, Inc.               MO   06/08/95     58,394    34.01     9.29    48.49   54.12      63.41      5.14     21.00
CKFB  CKF Bancorp, Inc.                KY   01/04/95     60,038     9.42     0.01    69.38   88.64      88.65      2.09     25.15
GWBC  Gateway Bancorp, Inc.            KY   01/18/95     66,439    28.41    41.64    25.72   28.71      70.35      0.00     25.63
MSBF  MSB Financial, Inc.              MI   02/06/95     66,541     4.27     0.02    64.33   93.76      93.78     18.03     19.09
ATSB  AmTrust Capital Corp.            IN   03/28/95     72,219       NA       NA    37.80   70.33         NA     20.30     10.21
HZFS  Horizon Financial Svcs Corp.     IA   06/30/94     74,043    27.80     0.00    44.91   69.18      69.18     13.68     10.93
LOGN  Logansport Financial Corp.       IN   06/14/95     77,668    15.63     8.25    51.61   73.13      81.39      4.38     19.86
SOBI  Sobieski Bancorp, Inc.           IN   03/31/95     78,978     7.93    18.71    58.39   70.08      88.79      7.22     17.65
PCBC  Perry County Financial Corp.     MO   02/13/95     80,408    46.66       NA    13.01   15.10         NA      3.11     18.86
SFFC  StateFed Financial Corporation   IA   01/05/94     82,809    12.88     0.00    53.11   82.12      82.12     22.94     17.77
HHFC  Harvest Home Financial Corp.     OH   10/10/94     83,659       NA       NA    45.01   51.07         NA     17.93     12.43
GFSB  GFS Bancorp, Inc.                IA   01/06/94     87,625     8.37     3.70    58.27   86.59      90.29     20.87     11.47
KYF   Kentucky First Bancorp, Inc.     KY   08/29/95     87,874    18.00    25.21    28.42   54.22      79.43     19.83     17.15
THR   Three Rivers Financial Corp.     MI   08/24/95     89,271       NA       NA    44.26   66.14         NA     16.63     14.34
INCB  Indiana Community Bank, SB       IN   12/15/94     90,697    11.77     3.35    41.92   81.20      84.56      0.00     12.30
FTSB  Fort Thomas Financial Corp.      KY   06/28/95     91,109     6.99     0.87    68.72   89.15      90.03     10.32     17.22


                                                                                                       Total
                                                                 Cash &           1-4 Fam. Total Net  Net Loans  Borrowed
                                                        Total   Invest./   MBS/    Loans/   Loans/     & MBS/     Funds/    Equity/
                                                        Assets   Assets   Assets   Assets   Assets     Assets     Assets    Assets
                                            IPO Date    ($000)    (%)       (%)      (%)      (%)        (%)        (%)       (%)
                                            --------    ------    ---       ---      ---      ---        ---        ---       ---
      MONTGOMERY SAVINGS,
       A FEDERAL ASSOCIATION                   --        94,622     6.41     0.00    80.52   88.53      88.53     12.61      9.60

      DEFINED PARAMETERS FOR                Prior to               5.00-            45.00-  50.00-     70.00-               7.00-
       INCLUSION IN COMPARABLE GROUP        12/31/95  <$350,000    25.00   <25.00    85.00   90.00      95.00    <30.00     20.00

CIBI  Community Investors Bancorp      OH   02/07/95     95,787    21.55     1.97    61.93   75.36      77.33     14.61     11.39
NWEQ  Northwest Equity Corp.           WI   10/11/94     96,518     7.55     7.84    56.53   81.06      88.90     22.54     12.25
HFSA  Hardin Bancorp, Inc.             MO   09/29/95     97,015    23.72    20.66    45.35   53.92      74.58     14.43     14.76
FFBI  First Financial Bancorp, Inc.    IL   10/04/93     97,143    15.02     7.29    60.68   75.18      82.47     23.21      7.73
HFFB  Harrodsburg First Fin Bancorp    KY   10/04/95    107,051    25.09     0.09    62.23   73.60      73.69      0.00     26.75
ASBP  ASB Financial Corp.              OH   05/11/95    111,824    26.91     8.72    43.34   61.73      70.44      4.83     15.71
MIFC  Mid-Iowa Financial Corp.         IA   10/14/92    117,066    29.86    14.85    39.28   53.62      68.47     21.78      9.32
NBSI  North Bancshares, Inc.           IL   12/21/93    117,473    29.15     6.35    56.20   62.46      68.82     20.52     15.13
GTPS  Great American Bancorp           IL   06/30/95    123,866       NA       NA    40.54   73.52         NA      0.00     25.62
PTRS  Potters Financial Corp.          OH   12/31/93    125,497    31.55    20.89    36.48   44.68      65.57     12.67      8.21
MFCX  Marshalltown Financial Corp.     IA   03/31/94    125,923    12.96    36.58    43.17   48.61      85.18      0.00     15.55
CLAS  Classic Bancshares, Inc.         KY   12/29/95    128,361       NA       NA    45.68   62.17         NA      7.40     14.92
FKKY  Frankfort First Bancorp, Inc.    KY   07/10/95    129,911     9.52     0.00    81.74   88.85      88.85      5.64     26.02
MWBI  Midwest Bancshares, Inc.         IA   11/12/92    136,425    17.01    20.78    46.19   59.54      80.32     17.59      7.04
BWFC  Bank West Financial Corp.        MI   03/30/95    143,186    24.70     1.44    62.53   71.00      72.44     15.40     15.85
FBSI  First Bancshares, Inc.           MO   12/22/93    157,014    16.66     0.57    61.63   80.12      80.69     13.09     14.75
FFWC  FFW Corp.                        IN   04/05/93    158,200    17.98    11.84    45.26   67.90      79.73     27.37     10.19
SMBC  Southern Missouri Bancorp, Inc   MO   04/13/94    159,653       NA       NA    44.82   63.97         NA      8.48     16.17
FFWD  Wood Bancorp, Inc.               OH   08/31/93    159,693    16.10     2.94    60.35   79.51      82.45     13.51     12.78


                                                                                                       Total
                                                                 Cash &           1-4 Fam. Total Net  Net Loans  Borrowed
                                                        Total   Invest./   MBS/    Loans/   Loans/     & MBS/     Funds/    Equity/
                                                        Assets   Assets   Assets   Assets   Assets     Assets     Assets    Assets
                                            IPO Date    ($000)    (%)       (%)      (%)      (%)        (%)        (%)       (%)
                                            --------    ------    ---       ---      ---      ---        ---        ---       ---
      MONTGOMERY SAVINGS,
       A FEDERAL ASSOCIATION                   --        94,622     6.41     0.00    80.52   88.53      88.53     12.61      9.60

      DEFINED PARAMETERS FOR                Prior to               5.00-            45.00-  50.00-     70.00-               7.00-
       INCLUSION IN COMPARABLE GROUP        12/31/95  <$350,000    25.00   <25.00    85.00   90.00      95.00    <30.00     20.00

NEIB  Northeast Indiana Bancorp        IN   06/28/95    160,032    10.95     0.00    62.96   86.98      86.98     33.12     17.44
MFFC  Milton Federal Financial Corp.   OH   10/07/94    175,707    25.00     9.67    59.46   62.73      72.40      8.95     15.42
MARN  Marion Capital Holdings          IN   03/18/93    175,806     9.20     0.02    51.09   83.50      83.53      4.68     22.74
FFBZ  First Federal Bancorp, Inc.      OH   07/13/92    189,065     8.45     0.84    54.62   86.29      87.13     24.68      7.58
CMRN  Cameron Financial Corp           MO   04/03/95    191,879    13.52     0.01    57.76   83.00      83.00      9.51     24.73
MWFD  Midwest Federal Financial        WI   07/08/92    194,707    14.76     8.89    31.34   72.43      81.32     11.35      8.39
MBLF  MBLA Financial Corp.             MO   06/24/93    208,898    36.08     9.43    49.39   53.67      63.10     41.64     13.61
OHSL  OHSL Financial Corp.             OH   02/10/93    217,627    19.82     6.55    46.79   71.52      78.06      9.33     11.56
SBCN  Suburban Bancorporation, Inc.    OH   09/30/93    218,734     6.39    12.26    58.49   79.53      91.79     27.51     11.81
FFHS  First Franklin Corporation       OH   01/26/88    222,302    13.10    17.60    53.75   67.54      85.14      2.89      8.88
MFBC  MFB Corp.                        IN   03/25/94    223,945    22.39     2.20    65.78   74.03      76.23     11.16     15.39
CBCO  CB Bancorp, Inc.                 IN   12/28/92    226,553       NA       NA    32.77   39.83         NA     23.39      8.83
CBIN  Community Bank Shares            IN   04/10/95    234,600    37.91     1.73    40.10   57.76      59.49      9.13     10.85
DFIN  Damen Financial Corp.            IL   10/02/95    235,264    38.87    20.37    34.15   38.42      58.78     24.65     22.88
CAPS  Capital Savings Bancorp, Inc.    MO   12/29/93    235,687     8.74    11.11    65.45   78.43      89.54     22.06      8.46
EFBI  Enterprise Federal Bancorp       OH   10/17/94    246,397       NA       NA    43.25   65.62         NA     28.41     12.67
FFED  Fidelity Federal Bancorp         IN   08/31/87    260,171     8.72     4.49    43.43   80.72      85.22     21.16      4.84
FBCV  1ST Bancorp                      IN   04/07/87    260,211    25.76     1.00    59.59   69.66      70.66     39.37      8.22
GFCO  Glenway Financial Corp.          OH   11/30/90    278,721     6.54     7.29    67.03   82.05      89.33      6.91      9.63
PFDC  Peoples Bancorp                  IN   07/07/87    280,339    19.21     0.21    72.44   79.37      79.58      0.82     15.34


                                                                                                       Total
                                                                 Cash &           1-4 Fam. Total Net  Net Loans  Borrowed
                                                        Total   Invest./   MBS/    Loans/   Loans/     & MBS/     Funds/    Equity/
                                                        Assets   Assets   Assets   Assets   Assets     Assets     Assets    Assets
                                            IPO Date    ($000)    (%)       (%)      (%)      (%)        (%)        (%)       (%)
                                            --------    ------    ---       ---      ---      ---        ---        ---       ---
      MONTGOMERY SAVINGS,
       A FEDERAL ASSOCIATION                   --        94,622     6.41     0.00    80.52   88.53      88.53     12.61      9.60

      DEFINED PARAMETERS FOR                Prior to               5.00-            45.00-  50.00-     70.00-               7.00-
       INCLUSION IN COMPARABLE GROUP        12/31/95  <$350,000    25.00   <25.00    85.00   90.00      95.00    <30.00     20.00

WFCO  Winton Financial Corp.           OH   08/04/88    292,264       NA       NA    48.22   85.63         NA     15.86      7.31
SMFC  Sho-Me Financial Corp.           MO   07/01/94    298,037     9.48     2.17    65.47   85.72      87.89     28.20     10.08
WCBI  Westco Bancorp                   IL   06/26/92    310,992    26.63     0.00    56.93   71.99      71.99      0.00     15.38
HBFW  Home Bancorp                     IN   03/30/95    325,168    19.50     0.00    73.22   78.89      78.89      0.00     13.99
INBI  Industrial Bancorp               OH   08/01/95    326,613     8.33     0.17    77.77   87.51      87.68      0.61     19.01
FMBD  First Mutual Bancorp, Inc.       IL   07/05/95    331,776    11.24     0.00    61.23   85.35      85.35     18.93     18.75
HMCI  HomeCorp, Inc.                   IL   06/22/90    335,824     9.72     6.08    41.35   77.72      83.81      0.00      6.21
HVFD  Haverfield Corporation           OH   03/19/85    346,856    12.22     0.58    67.26   84.70      85.28      8.65      8.17
PVFC  PVF Capital Corp.                OH   12/30/92    347,577     6.35     0.16    31.93   92.30      92.46     10.78      6.85
WOFC  Western Ohio Financial Corp.     OH   07/29/94    347,704    16.74     5.83    64.73   74.64      80.47     28.70     15.31

                                   Exhibit 38
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                    MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION
                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters
General Parameters:
   States: IA IL IN KY MI MO OH WI
   IPO Date: <= 12/31/95
   Asset size: <= $350,000


                                                                          OPERATING PERFORMANCE                 ASSET QUALITY(1)
                                                                 ------------------------------------------  -----------------------
                                                                                                     Non-
                                                                                Net     Operating  Interest
                                                        Total    Core   Core  Interest  Expenses/  Income/   NPA/    REO/  Reserves/
                                                        Assets   ROAA   ROAE  Margin(2)  Assets(3)  Assets   Assets  Assets  Assets
                                            IPO Date    ($000)   (%)    (%)     (%)        (%)      (%)       (%)     (%)     (%)
                                            --------    ------   ---    ---     ---        ---      ---       ---     ---     ---
      MONTGOMERY SAVINGS,
         A FEDERAL ASSOCIATION                 --       94,623   0.56   5.71    2.83      1.88      0.01     0.40    0.07     0.17

      DEFINED PARAMETERS FOR                Prior to            0.40-  2.00-   2.50-     1.50-
      INCLUSION IN COMPARABLE GROUP         12/31/95  <350,000   1.20  12.00    3.50      2.75     <0.40    <0.80   <0.25    >0.15

JOAC  Joachim Bancorp, Inc.            MO   12/28/95    35,110   0.77   2.60    4.13      3.02      0.16     0.74    0.29     0.22
HBBI  Home Building Bancorp            IN   02/08/95    44,564  -0.04  -0.33    3.48      2.46      0.24     1.14    0.00     0.18
CSBF  CSB Financial Group, Inc.        IL   10/09/95    47,527   0.73   2.54    3.79      2.38      0.15     0.78    0.00     0.28
NSLB  NS&L Bancorp, Inc.               MO   06/08/95    58,394   0.73   3.27    3.15      2.31      0.33     0.10    0.00     0.07
CKFB  CKF Bancorp, Inc.                KY   01/04/95    60,038   1.30   4.84    3.81      1.82      0.09     1.12    0.38     0.18
GWBC  Gateway Bancorp, Inc.            KY   01/18/95    66,439   1.07   4.21    2.97      1.38      0.02     0.32    0.00     0.12
MSBF  MSB Financial, Inc.              MI   02/06/95    66,541   1.60   7.54    5.40      3.25      0.47     1.18    0.00     0.55
ATSB  AmTrust Capital Corp.            IN   03/28/95    72,219   0.19   1.87    2.83      2.88      0.59     2.59    0.11     0.66
HZFS  Horizon Financial Svcs Corp.     IA   06/30/94    74,043   0.31   2.73    3.41      2.64      0.45     1.35    0.46     0.40
LOGN  Logansport Financial Corp.       IN   06/14/95    77,668   1.51   6.41    4.02      1.64      0.14     0.52    0.00     0.30
SOBI  Sobieski Bancorp, Inc.           IN   03/31/95    78,978   0.50   2.79    3.28      2.63      0.23     0.24    0.00     0.25
PCBC  Perry County Financial Corp.     MO   02/13/95    80,408   0.96   4.96    2.81      1.26      0.04     0.00    0.00     0.03
SFFC  StateFed Financial Corporation   IA   01/05/94    82,809   1.27   6.67    3.70      1.62      0.08     1.86    0.00     0.30
HHFC  Harvest Home Financial Corp.     OH   10/10/94    83,659   0.51   3.27    3.02      2.29      0.07     0.26    0.00     0.13
GFSB  GFS Bancorp, Inc.                IA   01/06/94    87,625   1.17   9.87    3.47      1.77      0.13     0.65    0.00     0.81
KYF   Kentucky First Bancorp, Inc.     KY   08/29/95    87,874   1.14   5.08    3.74      2.12      0.14     0.05    0.00     0.43
THR   Three Rivers Financial Corp.     MI   08/24/95    89,271   0.80   5.35    3.94      3.00      0.46     1.23    0.44     0.53
INCB  Indiana Community Bank, SB       IN   12/15/94    90,697   0.48   3.38    4.34      3.92      0.97      NA      NA       NA
FTSB  Fort Thomas Financial Corp.      KY   06/28/95    91,109   0.78   3.57    4.37      3.14      0.21     1.68    0.00     0.41
CIBI  Community Investors Bancorp      OH   02/07/95    95,787   0.97   7.58    3.68      2.08      0.11     0.69    0.09     0.48
NWEQ  Northwest Equity Corp.           WI   10/11/94    96,518   0.97   7.47    3.92      2.48      0.42     1.53    0.08     0.50
HFSA  Hardin Bancorp, Inc.             MO   09/29/95    97,015   0.82   4.70    3.19      2.11      0.29     0.18    0.00     0.16
FFBI  First Financial Bancorp, Inc.    IL   10/04/93    97,143   0.36   3.97    3.06      2.85      0.43     0.43    0.00     0.46
HFFB  Harrodsburg First Fin Bancorp    KY   10/04/95   107,051   1.31   4.66    3.56      1.58      0.09     0.65    0.00     0.28
ASBP  ASB Financial Corp.              OH   05/11/95   111,824   0.86   3.89    3.52      2.30      0.19     1.64    0.59     0.79
MIFC  Mid-Iowa Financial Corp.         IA   10/14/92   117,066   1.12  12.15    3.03      2.24      0.99     0.08    0.00     0.24
NBSI  North Bancshares, Inc.           IL   12/21/93   117,473   0.63   3.95    3.36      2.52      0.18     0.00    0.00     0.18
GTPS  Great American Bancorp           IL   06/30/95   123,866   0.67   2.39    4.88      3.62      0.40     0.13    0.00     0.26
PTRS  Potters Financial Corp.          OH   12/31/93   125,497   0.40   4.19    3.28      2.62      0.20     2.20    0.00     1.67
MFCX  Marshalltown Financial Corp.     IA   03/31/94   125,923   0.49   3.15    2.62      1.91      0.07     0.00    0.00     0.09
CLAS  Classic Bancshares, Inc.         KY   12/29/95   128,361   0.71   3.40    3.14      2.07      0.11     0.91    0.30     0.62
FKKY  Frankfort First Bancorp, Inc.    KY   07/10/95   129,911   0.94   3.12    3.63      2.15      0.04     0.16    0.00     0.08
MWBI  Midwest Bancshares, Inc.         IA   11/12/92   136,425   0.73  10.50    2.95      1.85      0.18     0.73    0.01     0.50
BWFC  Bank West Financial Corp.        MI   03/30/95   143,186   0.65   3.50    3.16      2.63      0.62     0.05    0.00     0.14

                                                                          OPERATING PERFORMANCE                 ASSET QUALITY(1)
                                                                 ------------------------------------------  -----------------------
                                                                                                     Non-
                                                                                Net     Operating  Interest
                                                        Total    Core   Core  Interest  Expenses/  Income/   NPA/    REO/  Reserves/
                                                        Assets   ROAA   ROAE  Margin(2)  Assets(3)  Assets   Assets  Assets  Assets
                                            IPO Date    ($000)   (%)    (%)     (%)        (%)      (%)       (%)     (%)     (%)
                                            --------    ------   ---    ---     ---        ---      ---       ---     ---     ---
      MONTGOMERY SAVINGS,
         A FEDERAL ASSOCIATION                 --       94,623   0.56   5.71    2.83      1.88      0.01     0.40    0.07     0.17

      DEFINED PARAMETERS FOR                Prior to            0.40-  2.00-   2.50-     1.50-
      INCLUSION IN COMPARABLE GROUP         12/31/95  <350,000   1.20  12.00    3.50      2.75     <0.40    <0.80   <0.25    >0.15

FBSI  First Bancshares, Inc.           MO   12/22/93   157,014   1.03   6.46    3.50      1.94      0.26     0.49    0.00     0.28
FFWC  FFW Corp.                        IN   04/05/93   158,200   1.08  10.33    3.16      1.80      0.33     0.11    0.03     0.34
SMBC  Southern Missouri Bancorp, Inc   MO   04/13/94   159,653   1.02   6.26    3.23      1.99      0.36     0.61    0.10     0.41
FFWD  Wood Bancorp, Inc.               OH   08/31/93   159,693   1.16   8.45    4.35      2.49      0.21     0.35    0.02     0.31
NEIB  Northeast Indiana Bancorp        IN   06/28/95   160,032   1.22   5.97    3.88      1.92      0.22     0.20    0.00     0.64
MFFC  Milton Federal Financial Corp.   OH   10/07/94   175,707   0.78   4.11    3.39      2.16      0.13     0.33    0.00     0.29
MARN  Marion Capital Holdings          IN   03/18/93   175,806   1.41   6.04    4.19      2.26      0.18     1.04    0.01     1.15
FFBZ  First Federal Bancorp, Inc.      OH   07/13/92   189,065   1.04  13.62    4.01      2.43      0.44     0.72    0.01     0.91
CMRN  Cameron Financial Corp           MO   04/03/95   191,879   1.42   5.42    4.27      1.72      0.09     0.71    0.01     0.80
MWFD  Midwest Federal Financial        WI   07/08/92   194,707   1.02  10.99    4.13      2.98      0.87     0.24    0.00     0.76
MBLF  MBLA Financial Corp.             MO   06/24/93   208,898   0.84   6.13    2.14      0.76      0.01     0.26    0.01     0.27
OHSL  OHSL Financial Corp.             OH   02/10/93   217,627   0.85   6.85    3.33      2.10      0.13     0.22    0.00     0.24
SBCN  Suburban Bancorporation, Inc.    OH   09/30/93   218,734   0.58   4.62    3.00      2.33      0.22     0.26    0.09     1.43
FFHS  First Franklin Corporation       OH   01/26/88   222,302   0.60   6.41    2.83      1.98      0.18     0.54    0.08     0.42
MFBC  MFB Corp.                        IN   03/25/94   223,945   0.82   4.58    3.17      1.95      0.17     0.02    0.00     0.16
CBCO  CB Bancorp, Inc.                 IN   12/28/92   226,553   1.18  12.49    4.26      2.16      0.62      NA      NA       NA
CBIN  Community Bank Shares            IN   04/10/95   234,600   0.89   7.63    3.02      2.06      0.59     0.22    0.03     0.26
DFIN  Damen Financial Corp.            IL   10/02/95   235,264   0.94   4.01    3.09      1.94      0.08     0.15    0.00     0.15
CAPS  Capital Savings Bancorp, Inc.    MO   12/29/93   235,687   0.91   9.71    3.28      2.14      0.40     0.25    0.03     0.29
EFBI  Enterprise Federal Bancorp       OH   10/17/94   246,397   0.75   5.14    3.08      1.89      0.04     0.01    0.00     0.18
FFED  Fidelity Federal Bancorp         IN   08/31/87   260,171   0.31   5.78    2.51      3.32      1.82     0.22    0.02     0.71
FBCV  1ST Bancorp                      IN   04/07/87   260,211  -0.06  -0.73    2.41      2.71      0.33     0.82    0.19     0.36
GFCO  Glenway Financial Corp.          OH   11/30/90   278,721   0.63   6.62    3.15      2.21      0.23     0.47    0.15     0.25
PFDC  Peoples Bancorp                  IN   07/07/87   280,339   1.46   9.52    3.78      1.60      0.23     0.41    0.03     0.32
WFCO  Winton Financial Corp.           OH   08/04/88   292,264   0.83  11.14    3.24      2.06      0.12     0.39    0.26     0.29
SMFC  Sho-Me Financial Corp.           MO   07/01/94   298,037   0.97   8.77    3.32      2.05      0.40     0.09    0.00     0.61
WCBI  Westco Bancorp                   IL   06/26/92   310,992   1.38   8.87    3.65      1.71      0.25     0.50    0.00     0.28
HBFW  Home Bancorp                     IN   03/30/95   325,168   0.86   5.54    2.96      1.54      0.07     0.06    0.00     0.43
INBI  Industrial Bancorp               OH   08/01/95   326,613   1.29   6.27    4.32      2.10      0.14     0.38    0.00     0.48
FMBD  First Mutual Bancorp, Inc.       IL   07/05/95   331,776   0.63   2.80    3.54      2.68      0.27     0.17    0.02     0.37
HMCI  HomeCorp, Inc.                   IL   06/22/90   335,824   0.32   5.19    3.04      2.69      0.56     3.94    2.87     0.47
HVFD  Haverfield Corporation           OH   03/19/85   346,856   0.86  10.12    3.76      2.87      0.58     0.78    0.00     0.84
PVFC  PVF Capital Corp.                OH   12/30/92   347,577   1.31  19.59    4.14      2.51      0.37     0.76    0.00     0.73
WOFC  Western Ohio Financial Corp.     OH   07/29/94   347,704   0.49   2.47    3.31      2.36      0.08     0.73    0.02     0.41

--------------
(1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
(2)  Based on average interest-earning assets.
(3)  Net of non-recurring expense.

                                   Exhibit 39
KELLER & COMPANY
Columbus, Ohio
614-766-1426


                    MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION
                             FINAL COMPARABLE GROUP

                              BALANCE SHEET RATIOS




                                                                                                   Total
                                                             Cash &          1-4 Fam. Total Net  Net Loans  Borrowed
                                                   Total    Invest./   MBS/   Loans/   Loans/     & MBS/     Funds/    Equity/
                                                   Assets    Assets   Assets  Assets   Assets     Assets     Assets    Assets
                                        IPO Date   ($000)     (%)       (%)     (%)      (%)        (%)        (%)       (%)
                                        --------   ------     ---       ---     ---      ---        ---        ---       ---
     MONTGOMERY SAVINGS,
        A FEDERAL ASSOCIATION              --        94,622   6.41      0.00   80.52    88.53      88.53     12.61      9.60

     DEFINED PARAMETERS FOR             Prior to             5.00-            45.00-   50.00-     70.00-               7.00-
     INCLUSION IN COMPARABLE GROUP      12/31/95  <$350,000  25.00    <25.00   85.00    90.00      95.00    <30.00     20.00

SOBI Sobieski Bancorp, Inc.         IN  03/31/95     78,978   7.93     18.71   58.39    70.08      88.79      7.22     17.65
GFSB GFS Bancorp, Inc.              IA  01/06/94     87,625   8.37      3.70   58.27    86.59      90.29     20.87     11.47
HFSA Hardin Bancorp, Inc.           MO  09/29/95     97,015  23.72     20.66   45.35    53.92      74.58     14.43     14.76
MWBI Midwest Bancshares, Inc.       IA  11/12/92    136,425  17.01     20.78   46.19    59.54      80.32     17.59      7.04
FBSI First Bancshares, Inc.         MO  12/22/93    157,014  16.66      0.57   61.63    80.12      80.69     13.09     14.75
FFWC FFW Corp.                      IN  04/05/93    158,200  17.98     11.84   45.26    67.90      79.73     27.37     10.19
SBCN Suburban Bancorporation, Inc.  OH  09/30/93    218,734   6.39     12.26   58.49    79.53      91.79     27.51     11.81
FFHS First Franklin Corporation     OH  01/26/88    222,302  13.10     17.60   53.75    67.54      85.14      2.89      8.88
MFBC MFB Corp.                      IN  03/25/94    223,945  22.39      2.20   65.78    74.03      76.23     11.16     15.39
GFCO Glenway Financial Corp.        OH  11/30/90    278,721   6.54      7.29   67.03    82.05      89.33      6.91      9.63


             AVERAGE                                165,896  14.01     11.56   56.01    72.13      83.69     14.90     12.16
             MEDIAN                                 157,607  14.88     12.05   58.33    72.06      82.91     13.76     11.64
             HIGH                                   278,721  23.72     20.78   67.03    86.59      91.79     27.51     17.65
             LOW                                     78,978   6.39      0.57   45.26    53.92      74.58      2.89      7.04


                                   Exhibit 40
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                    MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION
                             FINAL COMPARABLE GROUP

                 OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                            Most Recent Four Quarters



                                                                        OPERATING PERFORMANCE                    ASSET QUALITY(1)
                                                              ----------------------------------------------  ----------------------
                                                                               Net    Operating  Noninterest
                                                      Total   Core    Core   Interest Expenses/    Income/    NPA/   REO/  Reserves/
                                                     Assets   ROAA    ROAE  Margin(2) Assets(3)    Assets    Assets Assets  Assets
                                        IPO Date     ($000)   (%)     (%)      (%)       (%)        (%)       (%)    (%)     (%)
                                        --------     ------   ---     ---      ---       ---        ---       ---    ---     ---
     MONTGOMERY SAVINGS,
        A FEDERAL ASSOCIATION              --        94,623   0.56    5.71     2.83      1.88      0.01       0.40    0.07   0.17

     DEFINED PARAMETERS FOR             Prior to             0.40-   2.00-    2.50-     1.50-
     INCLUSION IN COMPARABLE GROUP      12/31/95   <350,000   1.20   12.00     3.50      2.75     <0.40      <0.80   <0.25  >0.15

SOBI Sobieski Bancorp, Inc.         IN  03/31/95     78,978   0.50    2.79     3.28      2.63      0.23       0.24    0.00   0.25
GFSB GFS Bancorp, Inc.              IA  01/06/94     87,625   1.17    9.87     3.47      1.77      0.13       0.65    0.00   0.81
HFSA Hardin Bancorp, Inc.           MO  09/29/95     97,015   0.82    4.70     3.19      2.11      0.29       0.18    0.00   0.16
MWBI Midwest Bancshares, Inc.       IA  11/12/92    136,425   0.73   10.50     2.95      1.85      0.18       0.73    0.01   0.50
FBSI First Bancshares, Inc.         MO  12/22/93    157,014   1.03    6.46     3.50      1.94      0.26       0.49    0.00   0.28
FFWC FFW Corp.                      IN  04/05/93    158,200   1.08   10.33     3.16      1.80      0.33       0.11    0.03   0.34
SBCN Suburban Bancorporation, Inc.  OH  09/30/93    218,734   0.58    4.62     3.00      2.33      0.22       0.26    0.09   1.43
FFHS First Franklin Corporation     OH  01/26/88    222,302   0.60    6.41     2.83      1.98      0.18       0.54    0.08   0.42
MFBC MFB Corp.                      IN  03/25/94    223,945   0.82    4.58     3.17      1.95      0.17       0.02    0.00   0.16
GFCO Glenway Financial Corp.        OH  11/30/90    278,721   0.63    6.62     3.15      2.21      0.23       0.47    0.15   0.25


             AVERAGE                                165,896   0.80    6.69     3.17      2.06      0.22       0.37    0.04   0.46
             MEDIAN                                 157,607   0.78    6.44     3.17      1.97      0.23       0.37    0.00   0.31
             HIGH                                   278,721   1.17   10.50     3.50      2.63      0.33       0.73    0.15   1.43
             LOW                                     78,978   0.50    2.79     2.83      1.77      0.13       0.02    0.00   0.16

-------------

(1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

(2)  Based on average interest-earning assets.

(3)  Net of non-recurring expense.



                                   EXHIBIT 41
KELLER & COMPANY
Columbus, Ohio
614-766-1426


                    MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION
            COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS


                                                                                                  Most Recent Quarter
                                                                                   -------------------------------------------------
                                                                                             Int.    Total  Goodwill
                                                      Number           Conversion  Total   Earning    Net      and    Total   Total
                                                        of                (IPO)    Assets  Assets    Loans   Intang. Deposits Equity
                                                      Offices Exchange    Date     ($000)  ($000)    ($000)  ($000)   ($000)  ($000)
                                                      ------- -------- ----------  ------  -------   ------ -------- -------- ------
SUBJECT
       MONTGOMERY SAVINGS,
         A FEDERAL ASSOCIATION                           4       NA        NA      94,623   92,353   83,770     0     72,343   9,082

COMPARABLE GROUP
 FFWC  FFW Corporation               Wabash         IN   3     NASDAQ   04/05/93  158,200  152,027  107,413     0     97,886  16,117
 FBSI  First Bancshares, Inc.        Mountain Grove MO   5     NASDAQ   12/22/93  157,014  145,774  125,794    35    112,875  23,160
 FFHS  First Franklin Corporation    Cincinnati     OH   7     NASDAQ   01/26/88  222,302  214,402  150,135   154    194,648  19,730
 GFSB  GFS Bancorp, Inc.             Grinnell       IA   1     NASDAQ   01/06/94   87,625   85,928   75,874     0     58,455  10,052
 GFCO  Glenway Financial Corp.       Cincinnati     OH   6     NASDAQ   11/30/90  278,721  270,482  228,683   472    228,753  26,837
 HFSA  Hardin Bancorp, Inc.          Hardin         MO   3     NASDAQ   09/29/95   97,015   90,820   52,311     0     67,866  14,316
 MFBC  MFB Corp.                     Mishawaka      IN   4     NASDAQ   03/25/94  223,945  217,162  165,789     0    161,577  34,472
 MWBI  Midwest Bancshares, Inc.      Burlington     IA   4     NASDAQ   11/12/92  136,425  132,885   81,225     0    101,918   9,600
 SOBI  Sobieski Bancorp, Inc.        South Bend     IN   3     NASDAQ   03/31/95   78,978   77,332   55,348     0     58,985  13,942
 SBCN  Suburban Bancorporation, Inc. Cincinnati     OH   7     NASDAQ   09/30/93  218,734  211,972  173,966     0    128,872  25,831

       Average                                          4.3                       165,896  159,878  121,654    66    121,184  19,406
       Median                                           4.0                       157,607  148,901  116,604     0    107,397  17,924
       High                                             7.0                       278,721  270,482  228,683   472    228,753  34,472
       Low                                              1.0                        78,978   77,332   52,311     0     58,455   9,600

                                   EXHIBIT 42
KELLER & COMPANY
Columbus, Ohio
614-766-1426


                    MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION
                     COMPARABLE GROUP MARKET AREA COMPARISON



                                                                              1990     1990              1990                  1990
                                                   1990-1996      1990       Median   Median    1990     High       1990      Below
                                                   Population  Per Capita  Household  Housing  Median   School     College   Poverty
                                          1996       Growth      Income      Income    Value    Rent   Graduates  Graduates   Level
                                       Population     (%)          ($)         ($)      ($)     ($)       (%)        (%)       (%)
                                       ----------  ----------  ----------  ---------  -------  ------  ---------  ---------  -------
SUBJECT
       Montgomery Savings            IN   60,420      4.2        11,947      26,774    43,496    306      74.4       11.8      9.6

COMPARABLE GROUP
 FFWC  FFW Corp.                     IN   34,831      0.3        13,428      30,573    43,401    304      75.4       12.7     10.2
 FBSI  First Bancshares, Inc.        MO   66,455      8.9         9,633      19,183    35,705    243      72.4       10.2     15.5
 FFHS  First Franklin Corporation    OH  866,222      1.2        18,004      34,401    72,243    304      75.6       23.7     13.3
 GFSB  GFS Bancorp, Inc              IA  132,292      0.2        13,002      28,618    41,532    236      79.0       15.0      9.5
 GFCO  Glenway Financial Corp.       OH  866,222      1.2        18,004      34,401    72,243    304      75.6       23.7     13.3
 HFSA  Hardin Bancorp, Inc.          MO  182,748      4.2        14,828      33,428    65,236    416      71.7       13.6     14.1
 MFBC  MFB Corp.                     IN  257,533      0.8        16,003      34,165    50,751    325      76.1       19.2      9.7
 MWBI  Midwest Bancshares, Inc.      IA   43,075      1.1        13,959      29,170    41,576    242      78.9       12.7      9.1
 SOBI  Sobieski Bancorp, Inc.        IN  257,533      0.8        16,003      34,165    50,751    325      76.1       19.2      9.7
 SBCN  Suburban Bancorporation, Inc. OH  866,222      1.2        18,004      34,401    72,243    304      75.6       23.7     13.3


       Average                           357,313      2.0        15,087      31,251    54,568    300      75.6       17.4     11.8
       Median                            220,141      1.2        15,416      33,797    50,751    304      75.6       17.1     11.8
       High                              866,222      8.9        18,004      34,401    72,243    416      79.0       23.7     15.5
       Low                                34,831      0.2         9,633      19,183    35,705    236      71.7       10.2      9.1

                                   Exhibit 43
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                  BALANCE SHEET
                     ASSET COMPOSITION - MOST RECENT QUARTER


                                                                                    As a Percent of Total Assets
                                                           ------------------------------------------------------------------------
                                                                                                Loan      Real    Goodwill
                                                 Total       Cash &                  Net        Loss     Estate     &         Other
                                                 Assets      Invest.      MBS       Loans     Reserves   Owned    Intang.     Assets
                                                 ($000)        (%)        (%)        (%)        (%)       (%)      (%)         (%)
                                                 ------        ---        ---        ---        ---       ---      ---         ---
SUBJECT
  MONTGOMERY SAVINGS,
  A FEDERAL ASSOCIATION ....................      94,622       6.41       0.00      88.53      0.17      0.07      0.00      3.73

COMPARABLE GROUP
FFWC  FFW Corp. ............................     158,200      17.98      11.84      67.90      0.34      0.03      0.00      2.26
FBSI  First Bancshares, Inc. ...............     157,014      16.66       0.57      80.12      0.28      0.00      0.02      2.63
FFHS  First Franklin Corp. .................     222,302      13.10      17.60      67.54      0.42      0.08      0.07      1.59
GFSB  GFS Bancorp, Inc. ....................      87,625       8.37       3.70      86.59      0.81      0.00      0.00      1.34
GFCO  Glenway Financial Corp. ..............     278,721       6.54       7.29      82.05      0.25      0.15      0.17      3.82
HFSA  Hardin Bancorp, Inc. .................      97,015      23.72      20.66      53.92      0.16      0.00      0.00      1.70
MFBC  MFB Corp. ............................     223,945      22.39       2.20      74.03      0.16      0.00      0.00      1.38
MWBI  Midwest Bancshares, Inc. .............     136,425      17.01      20.78      59.54      0.50      0.01      0.00      2.66
SOBI  Sobieski Bancorp, Inc. ...............      78,978       7.93      18.71      70.08      0.25      0.00      0.00      3.28
SBCN  Suburban Bancorporation ..............     218,734       6.39      12.26      79.53      1.43      0.09      0.00      1.59

      Average ..............................     165,896      14.01      11.56      72.13      0.46      0.04      0.03      2.22
      Median ...............................     157,607      14.88      12.05      72.06      0.31      0.00      0.00      1.98
      High .................................     278,721      23.72      20.78      86.59      1.43      0.15      0.17      3.82
      Low ..................................      78,978       6.39       0.57      53.92      0.16      0.00      0.00      1.34

ALL THRIFTS (331)
        Average ............................   1,336,835      17.90      12.19      66.58      0.56      0.56      0.21      2.59

MIDWEST THRIFTS (157)
        Average ............................     782,190      17.87       9.52      69.13      0.47      0.47      0.18      2.53

INDIANA THRIFTS (24)
        Average ............................     298,808      16.56       9.86      69.68      0.48      0.07      0.06      3.15



                                         As a Percent of Total Assets
                               -------------------------------------------------
                                High
                                Risk   Non-     Inst.      Inst.     Capitalized
                                R. E.  Perf.   Earning    Bearing       Loan
                                Loans  Assets   Assets  Liabilities  Servicing
                                 (%)     (%)     (%)        (%)         (%)
                                 ---     ---      ---       ---         ---
SUBJECT
  MONTGOMERY SAVINGS,
  A FEDERAL ASSOCIATION .......  8.25    0.40    97.60      89.06        0.00

COMPARABLE GROUP
FFWC  FFW Corp. ...............  5.84    0.11    96.10      88.07        0.00
FBSI  First Bancshares, Inc. .. 12.39    0.49    92.84      80.34        0.00
FFHS  First Franklin Corp. .... 13.24    0.54    96.45      89.55        0.02
GFSB  GFS Bancorp, Inc. ....... 26.47    1.65    98.06      86.13        0.00
GFCO  Glenway Financial Corp... 14.17    0.47    97.04      89.68        0.00
HFSA  Hardin Bancorp, Inc. ....  2.30    0.18    93.61      79.14        0.00
MFBC  MFB Corp. ...............  2.83    0.02    96.97      82.07        0.00
MWBI  Midwest Bancshares, Inc.   7.80    0.83    97.41      92.36        0.00
SOBI  Sobieski Bancorp, Inc. ..  4.19    0.24    97.92      82.53        0.00
SBCN  Suburban Bancorporation . 20.57    0.26    96.91      85.60        0.00

      Average ................. 10.98    0.48    96.33      85.55        0.00
      Median .................. 10.10    0.37    96.94      85.87        0.00
      High .................... 26.47    1.65    98.06      92.36        0.02
      Low .....................  2.30    0.02    92.84      79.14        0.00

ALL THRIFTS (331)
        Average ............... 13.58    0.86    95.42      83.95        0.12

MIDWEST THRIFTS (157)
        Average ............... 12.64    0.60    95.96      83.38        0.10

INDIANA THRIFTS (24)
        Average ............... 10.85    0.64    95.33      84.77        0.05

                                   Exhibit 44
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                            BALANCE SHEET COMPARISON
                  LIABILITIES AND EQUITY - MOST RECENT QUARTER

                                                                                         As a Percent of Assets
                                                                  ------------------------------------------------------------------
                                                                                                                           FASB 115
                                              Total       Total     Total      Total      Other     Preferred    Common   Unrealized
                                            Liabilities  Equity   Deposits   Borrowings  Liabilitie   Equity     Equity  Gain (Loss)
                                             ($000)      ($000)     (%)        (%)        (%)         (%)        (%)        (%)
                                             ------      ------     ---        ---        ---         ---        ---        ---
SUBJECT
      MONTGOMERY SAVINGS,
       A FEDERAL ASSOCIATION ............     85,540      9,082    76.45     12.61        1.34        0.00         9.60        0.00

      COMPARABLE GROUP
FFWC  FFW Corp. .........................    142,083     16,117    61.87     27.37        0.57        0.00        10.19        0.28
FBSI  First Bancshares, Inc. ............    133,854     23,160    71.89     13.09        0.27        0.00        14.75       (0.01)
FFHS  First Franklin Corporation ........    202,572     19,730    87.56      2.89        0.68        0.00         8.88        0.10
GFSB  GFS Bancorp, Inc. .................     77,573     10,052    66.71     20.87        0.94        0.00        11.47        0.01
GFCO  Glenway Financial Corp. ...........    251,884     26,837    82.07      6.91        1.39        0.00         9.63        0.02
HFSA  Hardin Bancorp, Inc. ..............     82,699     14,316    69.95     14.43        0.86        0.00        14.76       (0.18)
MFBC  MFB Corp. .........................    189,473     34,472    72.15     11.16        1.29        0.00        15.39       (0.03)
MWBI  Midwest Bancshares, Inc. ..........    126,825      9,600    74.71     17.59        0.66        0.00         7.04        0.04
SOBI  Sobieski Bancorp, Inc. ............     65,036     13,942    74.69      7.22        0.44        0.00        17.65       (0.01)
SBCN  Suburban Bancorporation, Inc. .....    192,903     25,831    58.92     27.51        1.77        0.00        11.81        0.13
      Average ...........................    146,490     19,406    72.05     14.90        0.89        0.00        12.16        0.03
      Median ............................    137,969     17,924    72.02     13.76        0.77        0.00        11.64        0.02
      High ..............................    251,884     34,472    87.56     27.51        1.77        0.00        17.65        0.28
      Low ...............................     65,036      9,600    58.92      2.89        0.27        0.00         7.04       (0.18)

ALL THRIFTS (331)
      Average ...........................  1,235,483    101,352    70.81     14.83        1.41        0.07        12.88        0.03

MIDWEST THRIFTS (157)
      Average ...........................    713,121     69,070    69.62     14.93        1.23        0.03        14.19        0.03

INDIANA THRIFTS (24)
      Average ...........................    267,938     30,870    70.43     16.08        1.03        0.00        12.46       (0.02)


                                                              As a Percent of Assets
                                       --------------------------------------------------------------
                                                                        Reg.     Reg.        Reg.
                                       Retained    Total   Tangible    Core    Tangible   Risk-Based
                                       Earnings   Equity    Equity    Capital   Capital     Capital
                                          (%)       (%)       (%)       (%)       (%)         (%)
                                          ---       ---       ---       ---       ---         ---
SUBJECT
      MONTGOMERY SAVINGS,
       A FEDERAL ASSOCIATION ......      7.28      9.60      9.60      9.15      9.15       13.47

      COMPARABLE GROUP
FFWC  FFW Corp. ...................      5.11     10.19     10.19      7.94      7.94       14.71
FBSI  First Bancshares, Inc. ......      8.14     14.75     14.73     11.56     11.56       19.45
FFHS  First Franklin Corporation ..      3.70      8.88      8.81      6.34      6.34       14.47
GFSB  GFS Bancorp, Inc. ...........      6.80     11.47     11.47      9.51      9.51       18.86
GFCO  Glenway Financial Corp. .....      4.43      9.63      9.48      8.60        NA          NA
HFSA  Hardin Bancorp, Inc. ........      6.91     14.76     14.76     11.84     11.84       31.22
MFBC  MFB Corp. ...................      9.28     15.39     15.39     14.21     14.21       32.65
MWBI  Midwest Bancshares, Inc. ....      3.32      7.04      7.04      6.41      6.41       15.27
SOBI  Sobieski Bancorp, Inc. ......      6.71     17.65     17.65     11.80     11.80       28.52
SBCN  Suburban Bancorporation, Inc.      7.18     11.81     11.81     10.20     10.20       19.82
      Average .....................      6.16     12.16     12.13      9.84      9.98       21.66
      Median ......................      6.76     11.64     11.64      9.86     10.20       19.45
      High ........................      9.28     17.65     17.65     14.21     14.21       32.65
      Low .........................      3.32      7.04      7.04      6.34      6.34       14.47

ALL THRIFTS (331)
      Average .....................      6.08     12.95     12.70     10.82     15.01       22.79

MIDWEST THRIFTS (157)
      Average .....................      6.73     14.22     13.76     11.58     11.51       24.59

INDIANA THRIFTS (24)
      Average .....................      6.53     12.46     12.40     11.05     11.01       22.08

                                   Exhibit 45
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                             TRAILING FOUR QUARTERS
                                     ($000)

                                                                                       Net                         Gain      Total
                                                        Interest       Interest     Interest     Provision        (Loss)    Non-Int.
                                                         Income        Expense       Income       for Loss       on Sale     Income
                                                         ------        -------       ------       --------       -------     ------
SUBJECT
 MONTGOMERY SAVINGS,
 A FEDERAL ASSOCIATION .........................          6,936         4,354         2,582           20             0         6

COMPARABLE GROUP
 FFWC FFW Corp. ................................         11,670         7,003         4,667          118            76       524
 FBSI First Bancshares, Inc. ...................         10,890         6,024         4,866          133           186       412
 FFHS First Franklin Corporation ...............         15,782         9,785         5,997           92           135       400
 GFSB GFS Bancorp, Inc. ........................          6,802         3,928         2,874          310           (67)      117
 GFCO Glenway Financial Corp. ..................         20,455        11,987         8,468          169           139       646
 HFSA Hardin Bancorp, Inc. .....................          6,345         3,617         2,728           39             2       278
 MFBC MFB Corp. ................................         15,074         8,563         6,511           29             9       385
 MWBI Midwest Bancshares, Inc. .................         10,163         6,243         3,920           48            45       245
 SOBI Sobieski Bancorp, Inc. ...................          5,554         3,066         2,488            0            68       183
 SBCN Suburban Bancorporation, Inc. ............         15,499         9,456         6,043            0           (46)      515

      Average ..................................         11,823         6,967         4,856           94            55       371
      Median ...................................         11,280         6,623         4,767           70            57       393
      High .....................................         20,455        11,987         8,468          310           186       646
      Low ......................................          5,554         3,066         2,488            0           (67)      117

ALL THRIFTS (331)
    Average ....................................        100,406        60,882        39,525        3,082         1,124     7,289

MIDWEST THRIFTS (157)
    Average ....................................         59,083        35,091        23,992          720           237     5,011

INDIANA THRIFTS (24)
    Average ....................................         21,975        12,502         9,474          704           378     1,682


                                                                                                                           Net
                                                                 Goodwill        Net          Total            Non-       Income
                                                                 & Intang.     Real Est.      Non-Int.       Recurring     Before
                                                                   Amtz.       Expense        Expense         Expense      Taxes
                                                                   -----       -------        -------         -------      -----
SUBJECT
 MONTGOMERY SAVINGS,
 A FEDERAL ASSOCIATION ..................................            0           (32)           1,709            428         405

COMPARABLE GROUP
 FFWC FFW Corp. .........................................            0           (12)           2,739            556       1,854
 FBSI First Bancshares, Inc. ............................           16          (113)           2,824            640       1,867
 FFHS First Franklin Corporation ........................           31             2            4,318          1,715         407
 GFSB GFS Bancorp, Inc. .................................            0             0            1,479            288         934
 GFCO Glenway Financial Corp. ...........................          214            (5)           6,168          1,504       1,412
 HFSA Hardin Bancorp, Inc. ..............................            0             0            1,839            441         689
 MFBC MFB Corp. .........................................            0             0            4,094            955       1,827
 MWBI Midwest Bancshares, Inc. ..........................            0           (35)           2,542            675       1,004
 SOBI Sobieski Bancorp, Inc. ............................            0            (3)           2,060            414         266
 SBCN Suburban Bancorporation, Inc. .....................            0             1            4,794          1,348         520

      Average ...........................................           26           (17)           3,286            854       1,078
      Median ............................................            0            (2)           2,782            658         969
      High ..............................................          214             2            6,168          1,715       1,867
      Low ...............................................            0          (113)           1,479            288         266

ALL THRIFTS (331)
    Average .............................................          725           518           27,240          6,332      11,380

MIDWEST THRIFTS (157)
    Average .............................................          373          (105)          16,528          3,585       8,428

INDIANA THRIFTS (24)
    Average .............................................            4            29            6,604          1,245       2,999


                                                                                Net Inc.
                                                                                 Before
                                                                  Income        Extraord.      Extraord.       Net      Core
                                                                   Taxes          Items          Items       Income    Income
                                                                   -----          -----          -----       ------    ------
SUBJECT
 MONTGOMERY SAVINGS,
 A FEDERAL ASSOCIATION .................................            105            300             0           300       512

COMPARABLE GROUP
 FFWC FFW Corp. ........................................            524          1,330             0         1,330     1,642
 FBSI First Bancshares, Inc. ...........................            663          1,204             0         1,204     1,499
 FFHS First Franklin Corporation .......................            133            274             0           274     1,301
 GFSB GFS Bancorp, Inc. ................................            136            798             0           798       973
 GFCO Glenway Financial Corp. ..........................            543            869             0           869     1,756
 HFSA Hardin Bancorp, Inc. .............................            260            429             0           429       715
 MFBC MFB Corp. ........................................            728          1,099             0         1,099     1,714
 MWBI Midwest Bancshares, Inc. .........................            374            630             0           630     1,001
 SOBI Sobieski Bancorp, Inc. ...........................            100            166             0           166       391
 SBCN Suburban Bancorporation, Inc. ....................            132            388             0           388     1,197

      Average ..........................................            359            719             0           719     1,219
      Median ...........................................            317            714             0           714     1,249
      High .............................................            728          1,330             0         1,330     1,756
      Low ..............................................            100            166             0           166       391

ALL THRIFTS (331)
    Average ............................................          3,191          8,189          (821)        7,369    11,509

MIDWEST THRIFTS (157)
    Average ............................................          2,939          5,489          (313)        5,176     7,652

INDIANA THRIFTS (24)
    Average ............................................          1,046          1,953             0         1,953     2,505

-------------
*  For the twelve months ended October 31, 1997.

                                   Exhibit 46
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                        AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS

                                                                                     Net                       Gain      Total
                                                         Interest     Interest    Interest    Provision       (Loss)    Non-Int.
                                                          Income      Expense      Income      for Loss      on Sale     Income
                                                          ------      -------      ------      --------      -------     ------
SUBJECT
 MONTGOMERY SAVINGS,
 A FEDERAL ASSOCIATION ..............................      7.63        4.79        2.84        0.02            0.00     0.01


COMPARABLE GROUP
 FFWC FFW Corp. .....................................      7.67        4.60        3.07        0.08            0.05     0.34
 FBSI First Bancshares, Inc. ........................      7.50        4.15        3.35        0.09            0.13     0.28
 FFHS First Franklin Corporation ....................      7.25        4.50        2.76        0.04            0.06     0.18
 GFSB GFS Bancorp, Inc. .............................      8.15        4.71        3.44        0.37           (0.08)    0.14
 GFCO Glenway Financial Corp. .......................      7.34        4.30        3.04        0.06            0.05     0.23
 HFSA Hardin Bancorp, Inc. ..........................      7.29        4.16        3.14        0.04            0.00     0.32
 MFBC MFB Corp. .....................................      7.19        4.08        3.10        0.01            0.00     0.18
 MWBI Midwest Bancshares, Inc. ......................      7.39        4.54        2.85        0.03            0.03     0.18
 SOBI Sobieski Bancorp, Inc. ........................      7.09        3.91        3.18        0.00            0.09     0.23
 SBCN Suburban Bancorporation, Inc. .................      7.53        4.59        2.94        0.00           (0.02)    0.25

      Average .......................................      7.44        4.35        3.09        0.07            0.03     0.23
      Median ........................................      7.37        4.40        3.08        0.04            0.04     0.23
      High ..........................................      8.15        4.71        3.44        0.37            0.13     0.34
      Low ...........................................      7.09        3.91        2.76        0.00           (0.08)    0.14

ALL THRIFTS (331)
    Average .........................................      7.41        4.13        3.28        0.14            0.10     0.44

MIDWEST THRIFTS (157)
    Average .........................................      7.42        4.16        3.26        0.10            0.09     0.41

INDIANA THRIFTS (24)
    Average .........................................      7.51        4.26        3.25        0.19            0.10     0.48


                                                                                                                           Net
                                                                 Goodwill        Net          Total            Non-       Income
                                                                 & Intang.     Real Est.      Non-Int.       Recurring     Before
                                                                   Amtz.       Expense        Expense         Expense      Taxes
                                                                   -----       -------        -------         -------      -----
SUBJECT
 MONTGOMERY SAVINGS,
 A FEDERAL ASSOCIATION .................................         0.00          (0.04)           1.88           0.47        0.12


COMPARABLE GROUP
 FFWC FFW Corp. ........................................         0.00          (0.01)           1.80           0.37        1.22
 FBSI First Bancshares, Inc. ...........................         0.01          (0.08)           1.94           0.44        1.29
 FFHS First Franklin Corporation .......................         0.01           0.00            1.98           0.79        0.19
 GFSB GFS Bancorp, Inc. ................................         0.00           0.00            1.77           0.35        1.12
 GFCO Glenway Financial Corp. ..........................         0.08          (0.00)           2.21           0.54        0.51
 HFSA Hardin Bancorp, Inc. .............................         0.00           0.00            2.11           0.51        0.79
 MFBC MFB Corp. ........................................         0.00           0.00            1.95           0.46        0.87
 MWBI Midwest Bancshares, Inc. .........................         0.00          (0.03)           1.85           0.49        0.73
 SOBI Sobieski Bancorp, Inc. ...........................         0.00          (0.00)           2.63           0.53        0.34
 SBCN Suburban Bancorporation, Inc. ....................         0.00           0.00            2.33           0.65        0.25

      Average ..........................................         0.01          (0.01)           2.06           0.51        0.73
      Median ...........................................         0.00          (0.00)           1.97           0.50        0.76
      High .............................................         0.08           0.00            2.63           0.79        1.29
      Low ..............................................         0.00          (0.08)           1.77           0.35        0.19

ALL THRIFTS (331)
    Average ............................................         0.03          (0.00)           2.33           0.49        0.87

MIDWEST THRIFTS (157)
    Average ............................................         0.02          (0.01)           2.33           0.50        0.84

INDIANA THRIFTS (24)
    Average ............................................         0.00           0.00            2.33           0.42        0.89


                                                                            Net Inc.
                                                                             Before
                                                               Income       Extraord.      Extraord.           Net           Core
                                                                Taxes         Items          Items           Income         Income
                                                                -----         -----          -----           ------         ------
SUBJECT
 MONTGOMERY SAVINGS,
 A FEDERAL ASSOCIATION .................................        0.33           0.00           0.33            0.56


COMPARABLE GROUP
 FFWC FFW Corp. ........................................        0.34           0.87           0.00            0.87           1.08
 FBSI First Bancshares, Inc. ...........................        0.46           0.83           0.00            0.83           1.03
 FFHS First Franklin Corporation .......................        0.06           0.13           0.00            0.13           0.60
 GFSB GFS Bancorp, Inc. ................................        0.16           0.96           0.00            0.96           1.17
 GFCO Glenway Financial Corp. ..........................        0.19           0.31           0.00            0.31           0.63
 HFSA Hardin Bancorp, Inc. .............................        0.30           0.49           0.00            0.49           0.82
 MFBC MFB Corp. ........................................        0.35           0.52           0.00            0.52           0.82
 MWBI Midwest Bancshares, Inc. .........................        0.27           0.46           0.00            0.46           0.73
 SOBI Sobieski Bancorp, Inc. ...........................        0.13           0.21           0.00            0.21           0.50
 SBCN Suburban Bancorporation, Inc. ....................        0.06           0.19           0.00            0.19           0.58

      Average ..........................................        0.23           0.50           0.00            0.50           0.80
      Median ...........................................        0.23           0.48           0.00            0.48           0.77
      High .............................................        0.46           0.96           0.00            0.96           1.17
      Low ..............................................        0.06           0.13           0.00            0.13           0.50

ALL THRIFTS (331)
    Average ............................................        0.32           0.55          (0.00)           0.54           0.79

MIDWEST THRIFTS (157)
    Average ............................................        0.33           0.51          (0.00)           0.51           0.77

INDIANA THRIFTS (24)
    Average ............................................        0.32           0.57           0.00            0.57           0.78

KELLER & COMPANY                                                      EXHIBIT 47
Columbus, Ohio
614-766-1426

                        YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS

                                          Yield on        Cost of          Net         Net
                                        Int. Earning    Int. Bearing    Interest    Interest            Core            Core
                                           Assets       Liabilities      Spread     Margin *    ROAA    ROAA    ROAE    ROAE
                                            (%)             (%)            (%)         (%)       (%)     (%)     (%)     (%)
                                        ------------    ------------    --------    --------    ----    ----    ----    ----
SUBJECT
           MONTGOMERY SAVINGS,
              A FEDERAL ASSOCIATION         7.73            5.40          2.33        2.79      0.33    0.56    3.34     5.70


   FFWC    FFW Corp.                        7.89            5.23          2.66        3.16      0.87    1.08    8.36    10.33
   FBSI    First Bancshares, Inc.           7.83            5.07          2.76        3.50      0.83    1.03    5.19     6.46
   FFHS    First Franklin Corporation       7.45            5.01          2.44        2.83      0.13    0.60    1.35     6.41
   GFSB    GFS Bancorp, Inc.                8.21            5.41          2.80        3.47      0.96    1.17    8.10     9.87
   GFCO    Glenway Financial Corp.          7.61            4.86          2.75        3.15      0.31    0.63    3.28     6.62
   HFSA    Hardin Bancorp, Inc.             7.41            5.10          2.31        3.19      0.49    0.82    2.82     4.70
   MFBC    MFB Corp.                        7.33            5.04          2.29        3.17      0.52    0.82    2.93     4.58
   MWBI    Midwest Bancshares, Inc.         7.64            4.96          2.68        2.95      0.46    0.73    6.61    10.50
   SOBI    Sobieski Bancorp, Inc.           7.32            4.82          2.50        3.28      0.21    0.50    1.18     2.79
   SBCN    Suburban Bancorporation, Inc.    7.69            5.34          2.35        3.00      0.19    0.58    1.50     4.62

           Average                          7.64            5.08          2.55        3.17      0.50    0.80    4.13     6.69
           Median                           7.63            5.06          2.58        3.17      0.48    0.78    3.11     6.44
           High                             8.21            5.41          2.80        3.50      0.96    1.17    8.36    10.50
           Low                              7.32            4.82          2.29        2.83      0.13    0.50    1.18     2.79

ALL THRIFTS (331)
           Average                          7.71            4.86          2.85        3.41      0.54    0.79    5.12     7.39

MIDWEST THRIFTS (157)
           Average                          7.69            4.95          2.75        3.38      0.51    0.77    4.79     6.87

INDIANA THRIFTS (24)
           Average                          7.82            4.96          2.86        3.39      0.57    0.78    4.85     6.49

           * Based on average interest-earning assets.

KELLER & COMPANY                                                      EXHIBIT 48
Columbus, Ohio
614-766-1426

                    DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA

                                                      DIVIDENDS
                                      ------------------------------------------
                                                  12 Month              12 Month
                                      12 Month     Common    Current    Dividend
                                      Preferred    Div./     Dividend    Payout
                                      Dividends    Share      Yield      Ratio
                                       ($000)       ($)        (%)        (%)
                                      ---------   --------   --------   --------
SUBJECT
         MONTGOMERY SAVINGS,
           A FEDERAL ASSOCIATION          NA        0.35       3.50      100.00

COMPARABLE GROUP
  FFWC   FFW Corp.                         0        0.60       2.37       30.81
  FBSI   First Bancshares, Inc.            0        0.20       1.04       19.42
  FFHS   First Franklin Corporation        0        0.31       1.88      140.91
  GFSB   GFS Bancorp, Inc.                 0        0.38       1.80       24.04
  GFCO   Glenway Financial Corp.           0        0.66       3.02       83.00
  HFSA   Hardin Bancorp, Inc.              0        0.40       2.78       88.89
  MFBC   MFB Corp.                         0        0.22       1.66       24.14
  MWBI   Midwest Bancshares, Inc.          0        0.56       2.24       33.33
  SOBI   Sobieski Bancorp, Inc.            0        0.07       2.00        0.00
  SBCN   Suburban Bancorporation, Inc.     0        0.60       3.38      222.22

         Average                           0        0.40       2.22       66.68
         Median                            0        0.39       2.12       32.07
         High                              0        0.66       3.38      222.22
         Low                               0        0.07       1.04        0.00

ALL THRIFTS  (331)
         Average                         226        0.39       1.26       47.31

MIDWEST THRIFTS  (157)
         Average                          43        0.54       1.71       81.57

INDIANA THRIFTS  (24)
         Average                           0        0.59       1.91       87.33

                                                       RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
                                       ------------------------------------------------------------------------------------
                                                                   Net
                                       Reserves/   Reserves/   Chargeoffs/   Provisions/    1 Year                  Total
                                         Gross     Non-Perf.     Average         Net       Repricing   Effective   Assets/
                                         Loans      Assets        Loans      Chargeoffs       Gap      Tax Rate    Employee
                                          (%)         (%)          (%)           (%)          (%)         (%)       ($000)
                                       ---------   ---------   -----------   -----------   ---------   ---------   --------
SUBJECT
         MONTGOMERY SAVINGS,
           A FEDERAL ASSOCIATION         0.19        41.69         0.02           221           NA       25.93      3,505

COMPARABLE GROUP
  FFWC   FFW Corp.                       0.49       295.56        -0.09            NM           NA       31.90      4,056
  FBSI   First Bancshares, Inc.          0.35        58.38         0.33         17.65           NA       38.28      2,617
  FFHS   First Franklin Corporation      0.61        77.74         0.04        142.86         1.90       40.96      4,730
  GFSB   GFS Bancorp, Inc.               0.93        49.34         0.00            NM           NA       24.92      5,477
  GFCO   Glenway Financial Corp.         0.31        54.49         0.02        864.29           NA       36.39         NA
  HFSA   Hardin Bancorp, Inc.            0.30        89.08         0.00            NM        -1.92       36.95      5,390
  MFBC   MFB Corp.                       0.21       756.52         0.00            NM           NA       39.75      3,929
  MWBI   Midwest Bancshares, Inc.        0.84        60.60         0.00            NM       -14.27       37.97      3,498
  SOBI   Sobieski Bancorp, Inc.          0.36       105.26         0.00            NM           NA       38.50         NA
  SBCN   Suburban Bancorporation, Inc.   1.77       561.65         0.00            NM       -13.56       34.48      3,586

         Average                         0.62       210.86         0.03        341.60        -6.96       36.01      4,160
         Median                          0.43        83.41         0.00        142.86        -7.74       37.46      3,993
         High                            1.77       756.52         0.33        864.29         1.90       40.96      5,477
         Low                             0.21        49.34        -0.09         17.65       -14.27       24.92      2,617

ALL THRIFTS  (331)
         Average                         0.62        90.63         0.12        111.95        -1.93       24.21      4,161

MIDWEST THRIFTS  (157)
         Average                         0.67       143.49         0.06        205.94        -3.93       34.20      3,915

INDIANA THRIFTS  (24)
         Average                         0.65       163.98         0.07         97.87        -5.09       37.06      3,720

KELLER & COMPANY                                                      EXHIBIT 49
Columbus, Ohio
614-766-1426

                       VALUATION ANALYSIS AND CALCULATION

         Montgomery Financial Corp./Montgomery Savings, A Federal Assn.
                        Stock Prices as of March 4, 1997

Valuation assumptions:                                             Comparable Group        All Thrifts
                                                                   -----------------    -----------------
                                        Symbol        Value        Average    Median    Average    Median
                                        ------    -------------    -------    ------    -------    ------
Post conv. price to earnings              P/E            26.89      36.92     30.21      30.70      22.52
Post conv. price to book value            P/B            74.66%     99.24%    99.16%    130.29%    117.98%
Post conv. price to assets                P/A            12.22%     12.09%    12.33%     15.62%     13.76%
Post conv. price to core earnings         P/E            18.47      15.60     14.47      17.62      14.93
Pre conversion earnings ($)                Y      $    300,000   For the twelve months ended December 31, 1996.
Pre conversion book value ($)              B      $  9,082,000   At December 31, 1996.
Pre conversion assets ($)                  A      $ 94,623,000   At December 31, 1996.
Pre conversion core earnings ($)                  $    512,000   For the twelve months ended December 31, 1996.
Conversion expense (%)                     X              5.29%

ESOP stock purchase  (%)                   E              8.00%
ESOP cost of borrowings, net (%)           S              0.00%
ESOP term of borrowings (yrs.)             T                10
RRP amount  (%)                            M              4.00%
RRP term  (yrs.)                           N                 5
Tax rate (%)                              TAX            38.50%
Investment rate of return, net (%)         R              3.34%
Investment rate of return, pretax (%)                     5.43%
Percent sold (%)                                         74.12%

Formulae to indicate value after conversion:
                                              P/E*Y
1. P/E method: Value  =  ------------------------------------------------  =  $12,497,904
                         1-P/E*PCT*((1-X-E-M)*R-(1-TAX)*E/T-(1-TAX)*M/N))

                                PB*B
2. P/B method: Value  =  -------------------                               =  $12,501,551
                         1-P/B*PCT*(1-X-E-M)

                                P/A*A
3. P/A method: Value  =  ------------------                                =  $12,502,342
                         1-PA*PCT*(1-X-E-M)

VALUATION CORRELATION AND CONCLUSIONS:

                                                               Gross Proceeds                Total Number
                                Shares Offered      Price        of Public       Exchange     of Shares         TOTAL
                                  to Public       Per Share       Offering        Ratio         Issued          VALUE
                                --------------    ---------    --------------    --------    ------------    -----------
Appraised value - midrange         926,470          $10.00      $ 9,264,700       1.2941      1,250,000      $12,500,000

Minimum - 85% of midrange          787,500          $10.00      $ 7,874,995       1.1000      1,062,500      $10,625,000
Maximum - 115% of midrange        1,065,441         $10.00      $10,654,405       1.4882      1,437,500      $14,375,000
Superrange - 115% of maximum      1,225,257         $10.00      $12,252,566       1.7115      1,653,125      $16,531,250

KELLER & COMPANY                                                      EXHIBIT 50
Columbus, Ohio
614-766-1426

              COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                        Stock Prices as of March 4, 1997

                                                     Market Data                               Pricing Ratios
                                          ---------------------------------   ------------------------------------------------
                                                                      Book               Price/             Price/     Price/
                                          Market   Price/   12 Mo.   Value/    Price/     Book    Price/    Tang.       Core
                                          Value    Share     EPS     Share    Earnings   Value    Assets   Bk. Val.   Earnings
                                           ($M)    ($)       ($)      ($)       (X)       (%)      (%)       (%)        (%)
                                          ------   ------   ------   ------   --------   ------   ------   --------   --------
MONTGOMERY SAVINGS, A FEDERAL
  ASSOCIATION
          Appraised value - midpoint       12.50    10.00    0.35    13.09      26.89     74.66    12.22     74.66     18.47

          Minimum of range                 10.63    10.00    0.39    14.32      24.24     68.36    10.55     68.36     16.34
          Maximum of range                 14.38    10.00    0.32    12.17      29.27     80.10    13.95     80.10     20.44
          Superrange maximum               16.53    10.00    0.29    11.38      31.69     85.53    15.84     85.53     22.54

ALL THRIFTS (331)
          Average                         167.96    20.60    0.86    16.18      30.70    130.29    15.62    135.35     17.62
          Median                           42.89    18.00    0.82    15.32      22.52    117.98    13.76    119.05     14.93

INDIANA THRIFTS (24)
          Average                          42.66    19.33    0.78    16.16      34.21    124.79    14.85    125.83     18.54
          Median                           26.43    18.37    0.66    16.09      21.86    110.52    15.64    110.52     14.93

COMPARABLE GROUP (10)
          Average                          19.40    19.85    0.86    19.91      36.92     99.24    12.09     99.51     15.60
          Median                           18.74    19.24    0.69    19.41      30.21     99.16    12.33     99.24     14.47

COMPARABLE GROUP
   FFWC   FFW Corp.                        17.81    25.38    1.85    22.96      13.72    110.52    11.26    110.52      9.59
   FBSI   First Bancshares, Inc.           23.01    19.25    1.03    19.38      18.69     99.33    14.65     99.48     12.69
   FFHS   First Franklin Corporation       19.66    17.00    0.22    17.06      77.27     99.65     8.84    100.41     15.87
   GFSB   GFS Bancorp, Inc.                11.07    22.25    1.56    20.12      14.26    110.59    12.69    110.59     11.13
   GFCO   Glenway Financial Corp.          26.72    22.50    0.79    22.60      28.48     99.56     9.59    101.35     13.06
   HFSA   Hardin Bancorp, Inc.             13.73    14.38    0.45    14.99      31.94     95.90    14.15     95.90     16.45
   MFBC   MFB Corp.                        34.12    19.23    0.58    19.43      33.16     98.99    15.24     98.99     18.68
   MWBI   Midwest Bancshares, Inc.          9.35    26.75    1.68    27.48      15.92     97.34     6.85     97.34      9.93
   SOBI   Sobieski Bancorp, Inc.           12.35    14.00    0.20    17.05      70.00     82.11    15.64     82.11     30.21
   SBCN   Suburban Bancorporation, Inc.    26.18    17.75    0.27    18.04      65.74     98.39    11.97     98.39     18.37

                                                     Dividends              Financial Ratios
                                             -------------------------   ----------------------

                                             Div./   Dividend   Payout   Equity/   Core    Core
                                             Share    Yield     Ratio    Assets    ROA     ROE
                                              ($)      (%)       (%)       (%)     (%)     (%)
                                             -----   --------   ------   -------   ----    ----
MONTGOMERY SAVINGS, A FEDERAL
  ASSOCIATION
          Appraised value - midpoint          0.31     3.10      88.75    16.05    0.64    3.97

          Minimum of range                    0.36     3.60      92.30    15.10    0.62    4.12
          Maximum of range                    0.27     2.70      84.59    16.98    0.65    3.83
          Superrange maximum                  0.23     2.30      78.49    18.03    0.67    3.70

ALL THRIFTS (331)
          Average                             0.52     1.69      68.21    12.95    0.79    7.39
          Median                              0.34     1.78      36.64    10.63    0.85    6.97

INDIANA THRIFTS (24)
          Average                             0.59     1.91      87.33    12.46    0.78    6.49
          Median                              0.33     1.87      40.54    10.97    0.86    6.01

COMPARABLE GROUP (10)
          Average                             0.40     2.22      66.68    12.16    0.80    6.69
          Median                              0.39     2.12      32.07    11.64    0.78    6.44

COMPARABLE GROUP
   FFWC   FFW Corp.                           0.60     2.37      30.81    10.19    1.08   10.33
   FBSI   First Bancshares, Inc.              0.20     1.04      19.42    14.75    1.03    6.46
   FFHS   First Franklin Corporation          0.31     1.88     140.91     8.88    0.60    6.41
   GFSB   GFS Bancorp, Inc.                   0.38     1.80      24.04    11.47    1.17    9.87
   GFCO   Glenway Financial Corp.             0.66     3.02      83.00     9.63    0.63    6.62
   HFSA   Hardin Bancorp, Inc.                0.40     2.78      88.89    14.76    0.82    4.70
   MFBC   MFB Corp.                           0.22     1.66      24.14    15.39    0.82    4.58
   MWBI   Midwest Bancshares, Inc.            0.56     2.24      33.33     7.04    0.73   10.50
   SOBI   Sobieski Bancorp, Inc.              0.07     2.00       0.00    17.65    0.50    2.79
   SBCN   Suburban Bancorporation, Inc.       0.60     3.38     222.22    11.81    0.58    4.62

KELLER & COMPANY                                                      EXHIBIT 51
Columbus, Ohio
614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
         Montgomery Financial Corp./Montgomery Savings, A Federal Assn.
                           At the MINIMUM of the Range


1. Gross Offering Proceeds

   Minimum offering proceeds (1)                           $7,874,995
     Less: Estimated conversion expenses                      468,554

   Net conversion proceeds                                 $7,406,441

2. Generation of Additional Income

   Net conversion proceeds                                 $7,406,441
     Less: Proceeds not invested (2)                          850,000
   Total conversion proceeds invested                      $6,556,441

   Investment rate                                               3.34%

   Earnings increase - return on  proceeds invested        $  218,949
     Less: Estimated cost of ESOP borrowings                        0
     Less: Amortization of ESOP borrowings, net of taxes       52,275
     Less: RRP expense, net of taxes                           52,275

   Net earnings increase                                   $  114,399

3. Comparative Earnings
                                                            Regular       Core
                                                           ----------    -------
   Before conversion - 12 months ended 12/31/96            $  300,000    512,000
   Net earnings increase                                      114,399    114,399
   After conversion                                        $  414,399    626,399


4. Comparative Net Worth (3)

   Before conversion - 12/31/96           $  9,082,000
   Net cash conversion proceeds              6,131,441
   After conversion                       $ 15,213,441

5. Comparative Net Assets

   Before conversion - 12/31/96           $ 94,623,000
   Conversion proceeds                       6,131,441
   After conversion                       $100,754,441


   (1) Represents gross proceeds of public offering.
   (2) Represents ESOP.
   (3) ESOP and RRP are omitted from net worth.

KELLER & COMPANY                                                      EXHIBIT 52
Columbus, Ohio
614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
         Montgomery Financial Corp./Montgomery Savings, A Federal Assn.
                          At the MIDPOINT of the Range


1. Gross Conversion Proceeds

   Midpoint offering proceeds (1)                          $9,264,700
     Less: Estimated conversion expenses                      490,263

   Net conversion proceeds                                 $8,774,438


2. Generation of Additional Income

   Net conversion proceeds                                 $8,774,438
     Less: Proceeds not invested (2)                        1,000,000
   Total conversion proceeds invested                      $7,774,438

   Investment rate                                               3.34%

   Earnings increase - return on  proceeds invested        $  259,623
     Less: Estimated cost of ESOP borrowings                        0
     Less: Amortization of ESOP borrowings, net of taxes       61,500
     Less: RRP expense, net of taxes                           61,500

   Net earnings increase                                   $  136,623

3. Comparative Earnings
                                                            Regular       Core
                                                           ----------    -------
   Before conversion - 12 months ended 12/31/96            $  300,000    512,000
   Net earnings increase                                      136,623    136,623
   After conversion                                        $  436,623    648,623

4. Comparative Net Worth (3)

   Before conversion - 12/31/96         $  9,082,000
   Conversion proceeds                     7,274,438
   After conversion                     $ 16,356,438

5. Comparative Net Assets

   Before conversion - 12/31/96         $ 94,623,000
   Conversion proceeds                     7,274,438
   After conversion                     $101,897,438


   (1) Represents gross proceeds of public offering.
   (2) Represents ESOP.
   (3) ESOP and RRP are omitted from net worth.

KELLER & COMPANY                                                      EXHIBIT 53
Columbus, Ohio
614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
         Montgomery Financial Corp./Montgomery Savings, A Federal Assn.
                           At the MAXIMUM of the Range


1. Gross Conversion Proceeds

   Maximum offering proceeds (1)                           $10,654,405
     Less: Estimated conversion expenses                       511,931

   Net conversion proceeds                                 $10,142,474

2. Generation of Additional Income

   Net conversion proceeds                                 $10,142,474
     Less: Proceeds not invested (2)                         1,150,000
   Total conversion proceeds invested                      $ 8,992,474

   Investment rate                                                3.34%

   Earnings increase - return on  proceeds invested        $   300,299
     Less: Estimated cost of ESOP borrowings                         0
     Less: Amortization of ESOP borrowings, net of taxes        70,725
     Less: RRP expense, net of taxes                            70,725

   Net earnings increase                                   $   158,849

3. Comparative Earnings
                                                             Regular      Core
                                                           -----------   -------
   Before conversion - 12 months ended 12/31/96            $   300,000   512,000
   Net earnings increase                                       158,849   158,849
   After conversion                                        $   458,849   670,849

4. Comparative Net Worth (3)

   Before conversion - 12/31/96         $  9,082,000
   Conversion proceeds                     8,417,474
   After conversion                     $ 17,499,474

5. Comparative Net Assets

   Before conversion - 12/31/96         $ 94,623,000
   Conversion proceeds                     8,417,474
   After conversion                     $103,040,474


   (1) Represents gross proceeds of public offering.
   (2) Represents ESOP.
   (3) ESOP and RRP are omitted from net worth.

KELLER & COMPANY                                                      EXHIBIT 54
Columbus, Ohio
614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
         Montgomery Financial Corp./Montgomery Savings, A Federal Assn.
                            At the SUPERRANGE Maximum


1. Gross Conversion Proceeds

   Super-maximum offering proceeds (1)                     $12,252,566
     Less: Estimated conversion expenses                       536,915

   Net conversion proceeds                                 $11,715,651


2. Generation of Additional Income

   Net conversion proceeds                                 $11,715,651
     Less: Proceeds not invested (2)                         1,322,500
   Total conversion proceeds invested                      $10,393,151

   Investment rate                                                3.34%

   Earnings increase - return on  proceeds invested        $   347,074
     Less: Estimated cost of ESOP borrowings                         0
     Less: Amortization of ESOP borrowings, net of taxes        81,334
     Less: RRP expense, net of taxes                            81,334

   Net earnings increase                                   $   184,407

3. Comparative Earnings
                                                             Regular      Core
                                                           -----------   -------
   Before conversion - 12 months ended 12/31/96            $   300,000   512,000
   Net earnings increase                                       184,407   184,407
   After conversion                                        $   484,407   696,407

4. Comparative Net Worth (3)

   Before conversion - 12/31/96         $  9,082,000
   Conversion proceeds                     9,731,901
   After conversion                     $ 18,813,901

5. Comparative Net Assets

   Before conversion - 12/31/96         $ 94,623,000
   Conversion proceeds                     9,731,901
   After conversion                     $104,354,901


   (1) Represents gross proceeds of public offering.
   (2) Represents ESOP.
   (3) ESOP and RRP are omitted from net worth.

KELLER & COMPANY                                                      EXHIBIT 55
Columbus, Ohio
614-766-1426


                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT


                                                   Premium or (discount)
                                                   from comparable group.
                                                   ----------------------

                                 Montgomery        Average        Median
                                 ----------        -------       --------
Midpoint:
   Price/earnings                  26.89x          (27.15)%      (10.97)%
   Price/book value                74.66% *        (24.77)%      (24.71)%
   Price/assets                    12.22%            1.12 %       (0.87)%
   Price/tangible book value       74.66%          (24.98)%      (24.77)%
   Price/core earnings             18.47x           18.43 %       27.71 %


Minimum of range:
   Price/earnings                  24.24x          (34.34)%      (19.75)%
   Price/book value                68.36% *        (31.12)%      (31.06)%
   Price/assets                    10.55%          (12.76)%      (14.47)%
   Price/tangible book value       68.36%          (31.31)%      (31.12)%
   Price/core earnings             16.34x            4.75 %       12.96 %


Maximum of range:
   Price/earnings                  29.27x          (20.72)%       (3.12)%
   Price/book value                80.10% *        (19.28)%      (19.22)%
   Price/assets                    13.95%           15.41 %       13.15 %
   Price/tangible book value       80.10%          (19.50)%      (19.28)%
   Price/core earnings             20.44x           31.06 %       41.33 %


Super maximum of range:
   Price/earnings                  31.69x          (14.15)%        4.92 %
   Price/book value                85.53% *        (13.81)%      (13.74)%
   Price/assets                    15.84%           31.05 %       28.48 %
   Price/tangible book value       85.53%          (14.04)%      (13.81)%
   Price/core earnings             22.54x           44.48 %       55.79 %


      * Represents pricing ratio associated with primary valuation method.

                                  ALPHABETICAL

                                    EXHIBITS

                                   EXHIBIT A


                             KELLER & COMPANY, INC.
                             555 Metro Place North
                                   Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX



                               PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuations and appraisals, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 100 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, Community Bankers Association of Ohio, the Ohio League of Financial Institutions, and the Tri State League of Financial Institutions.

Each of the firm's senior consultants has over eighteen years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                             CONSULTANTS IN THE FIRM


MICHAEL R. KELLER has over twenty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Financial Institutions, working for two years in the northeastern Ohio district as an examiner of financial institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to financial institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took two courses in corporate stock valuations.



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


Consultants in the Firm (cont.)


JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Association of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.



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


                                    EXHIBIT B






                                      RB 20
                                  CERTIFICATION



         I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

         (i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

         (ii)     violation of securities or commodities laws or regulations;

         (iii)    violation of depository institution laws or regulations;

         (iv)     violation of housing authority laws or regulations;

         (v) violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

         (vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.


                                           Conversion Appraiser





   April 4, 1997                           /s/Michael R. Keller
--------------------                       -------------------------------------
       Date                                Michael R. Keller



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



                                   EXHIBIT C


                             KELLER & COMPANY, INC.
                             555 Metro Place North
                                   Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX









                            AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:


         I, Michael R. Keller, being first duly sworn hereby depose and say that:

         The fee which I received directly from the applicant, Montgomery Financial Corporation, Crawfordsville, Indiana in the amount of $15,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

         Further, affiant sayeth naught.




                                               /s/Michael R. Keller
                                               ---------------------------------
                                               MICHAEL R. KELLER


         Sworn to before me and subscribed in my presence this 4th day of April, 1997.




                                               /s/Candace M. Snow
                                               ---------------------------------
                                               NOTARY PUBLIC


                                               CANDACE M. SNOW
                                               Notary Public, State of Ohio
                                               My Commission Expries
                                               August 20, 1999




                                      160